As filed with the Securities and Exchange Commission on September 22, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MONAKER GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	4700	26-3509845
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2690 Weston Road, Suite 200

Weston, Florida 33331
(954) 888-9779
(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

William Kerby
Chief Executive Officer
Monaker Group, Inc.
2690 Weston Road, Suite 200

Weston, Florida 33331

(954) 888-9779

(Name, address, including zip code, and telephone number,

including area code, of agent for service of process)

Copies To:

David M. Loev, Esq.	Joel D. Mayersohn, Esq.
John S. Gillies, Esq.	Dickinson Wright PLLC
The Loev Law Firm, PC	450 East Las Olas Blvd, Suite 730
6300 West Loop South, Suite 280	Ft. Lauderdale, FL 33301
Bellaire, Texas 77401	Telephone: (954) 991-5426
Telephone: (713) 524-4110	Facsimile: (248) 433-7274
Facsimile: (713) 524-4122

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

		CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Amount Being Registered(2)	Proposed Maximum Offering Price per Security(1)(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee(5)
Units, each consisting of one share of common stock, $0.00001 par value per share and one warrant(6)	2,300,000	$4.75	$10,925,000	$1,100.15
Common stock, $0.00001 par value per share, included in the units	2,300,000	—	—	—
Warrants included in the units(3)	2,300,000	—	—	—
Common stock, $0.00001 par value per share, underlying the warrants included in the units	2,300,000	$4.75	10,925,000	$1,100.15
Underwriter Warrants	200,000	$4.75	950,000	95.67
Warrants included in the Underwriter Warrants(3)	200,000	—	—	—
Common stock, $0.00001 par value per share, underlying the Underwriter Warrants (7)	200,000	$4.75	950,000	95.67
Total:		$4.75	$23,750,000	$2,391.63

(1)	This Registration Statement relates to (a) the units, each consisting of one share of common stock and one warrant to purchase one share of common stock; (b) shares of common stock underlying the units; (c) the warrants which form a part of the units; and (d) the shares of common stock underlying the warrants.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock split, stock dividends, recapitalization, or other similar transactions.

(3)	Pursuant to Rule 457(g), no separate registration fee is payable with respect to the warrants being offered hereby because the warrants are being registered on the same registration statement as the securities offered upon exercise of such warrants.

(4)	Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(o) under the Securities Act.

(5)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the registrant.

(6)	Includes the units that the underwriter has the option to purchase to cover over-allotments, if any.

(7)	We have agreed to issue to the underwriter warrants to purchase up to a total of 10% of the units sold in this offering The warrants are exercisable at a per share exercise price equal to 110% of the public offering price.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 22, 2016

2,000,000 units, each consisting of One Share of Common Stock and a Warrant to Purchase a Share of Common Stock

Monaker Group, Inc.

We are offering up to 2,000,000 units, which we refer to as units, each consisting of one share of common stock and a warrant to purchase a share of common stock, with an exercise price of $ per share. Each unit will be sold at a negotiated price of $ per unit. The units will be issued or certificated. The shares of our common stock issuable from time to time upon exercise of the warrants are also being offered pursuant to this prospectus.

Our common stock is quoted on the OTCQB marketplace under the symbol “MKGI.” We have applied to list our common stock, our units and our warrants on The NYSE MKT under the symbols “MKGI,” “         “ and “ ,” respectively. No assurance can be given that our application will be approved. No assurance can be given that our application will be approved. There is a limited public trading market for our common stock and the share prices on an over-the-counter marketplace may not be indicative of the market price of our common stock on the NYSE MKT. On September 21, 2016, the last reported sale price of our common stock on the OTCQB was $2.63 per share.

The shares of our common stock and the warrants to purchase shares of common stock will trade together as units only during the first 90 days following the date of this prospectus, and thereafter, the units will automatically separate and the common stock and warrants will trade separately, unless Viewtrade Securities Inc., as underwriter, determines that an earlier separation date is acceptable based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 17 of this prospectus before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

		Per Unit		Total
Public offering price	$		$
Underwriting discount and commissions(1)	$		$
Proceeds, before expenses, to us	$		$

(1)	See “Underwriting” for a description of compensation payable to the underwriter.

We have granted a 45-day option to the underwriter to purchase up to an additional 300,000 units, solely to cover over-allotments, if any.

The underwriter expects to deliver the units to purchasers in the offering on or about , 2016.

VIEWTRADE SECURITIES INC.

The Date of This Prospectus is            , 2016

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”).

You should read this prospectus, together with additional information described under “Where You Can Find More Information”, beginning on page 89, before making an investment decision.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information”, beginning on page 89.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, or a prospectus supplement. We do not imply or represent by delivering this prospectus that Monaker Group, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct at any time after such date, provided that we will amend or supplement this prospectus to disclose any material events which occur after the date of such prospectus to the extent required by applicable law.

Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus are required to inform themselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus outside the United States.

Our logo and some of our trademarks and tradenames are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” and elsewhere in this prospectus. Some market and other data included herein, as well as the data of competitors as they relate to Monaker Group, Inc., is also based on our good faith estimates.

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” the “Registrant”, the “Company,” “Monaker” and “Monaker Group” refer to Monaker Group, Inc. and its subsidiaries. In addition, unless the context otherwise requires “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; “SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and “Securities Act” refers to the Securities Act of 1933, as amended. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our securities.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, especially the risks of investing in our securities as discussed under “Risk Factors” and the financial statements and notes thereto herein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

Summary

Monaker sells travel services to leisure and corporate customers around the world. The primary focus is on providing Alternative Lodging Residence (ALR) options as well as providing schedule, pricing and availability information for booking reservations for airlines, hotels, rental cars, cruises and other travel products such as sightseeing tours, show and event tickets and theme park passes. The Company sells these travel services both individually and as components of dynamically-assembled packaged travel vacations and trips. In addition, the Company provides content that presents travelers with information about travel destinations, maps and other travel details; this content information is the product of proprietary video-centered technology that allows the Company to create targeted travel videos from its film libraries. In January 2016, the Company introduced a beta of its new Travel Platform under the NextTrip brand. This platform is still under development and continues to be improved with a focus on maximizing the consumer’s experience and assisting them in the decision and purchasing process.

The platform is a combination of proprietary and licensed technology that connects and searches large travel suppliers as well as perishing and alternative lodging inventories to present to consumers comprehensive and optimal alternatives at the most inexpensive rates to choose from.

The Company sells its travel services through various distribution channels. The primary distribution channel is through its own websites at NextTrip.com and Maupintour.com. The second distribution channel is selling travel services to customers through a toll-free telephone number designed to assist customers with complex or high-priced offerings. Additional distribution channels are in the final stages of deployment and include sales on other travel companies’ websites and sales through networks of third-party travel agents and travel portals.

Monaker’s core holdings include NextTrip.com, and Maupintour.com along with platforms for vacation home rentals, timeshare rentals and discount travel. NextTrip.com is the primary website, where travel services are booked. The travel services include, but are not limited to: Alternative Lodging Residences (“ALR”), tours, activities/attractions, air, hotel and car rentals. Maupintour feeds into Nextrip.com by providing high-end tour packages and activities/attractions.

Overview

Monaker Group is a technology driven Travel Company with multiple divisions and brands, leveraging its principals more than 65 years of operation in leisure travel. The Company has structured its travel assets to focus on the burgeoning $100 billion Alternative Lodging Travel space (according to LeisureLink) through its state-of-the-art flagship platform NextTrip.com. Monaker has amassed contracts representing over 1.2 million vacation rental properties for listing and display on the Company’s NextTrip booking platform utilizing rich content, imagery and high-quality video. The platform is designed to maximize the traveler’s experience and assist in the search, decision and purchasing process of alternative lodging and other travel related products. The NextTrip platform is powered by Monaker’s proprietary booking engine which features real-time booking on the entire alternative lodging (vacation home rentals, resort residences, rooms and unused timeshares) inventory, whereas the industry standard and peer company sites mostly require requesting availability directly from the homeowner and waiting for a response or acceptance communication.

Additionally, the NextTrip platform has combined key features and functionality with advanced proprietary and licensed technology, to support vacationers travel needs with a vast array of airlines, hotels, rental cars, tours, activities, restaurants and alternative lodging suggestions thereby empowering consumers to search and create comprehensive vacation packages at one site – “Travel Made Easy!” The Company’s mission is to continue to expand the NextTrip offerings and to become the “one stop” vacation center, which we hope to achieve with key partnerships and established travel brands as cornerstones.

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A January 2016 report by Research and Markets projected the global vacation rental market will reach $169 billion by 2019. In light of this projected remarkable growth, the Company recognized there would be significant opportunities in amassing Alternative Lodging Residences (“ALR”) inventory into a real-time booking platform for supply to large and established OTA’s (“Online Travel Agent’s”) who, for the most part have not achieved access to this type of product and rapidly growing market segment. Monaker’s proprietary booking engine was designed and built to unlock these business-2-business (B2B) partnerships and handle significant transactional volumes. At present, the Company has negotiated contracts with travel channel partners that book over $2 Billion in traditional hotel bookings annually. By providing Monaker’s ALR products with real-time booking capabilities to existing OTA customers, the Company believes it has positioned itself to capture a meaningful percentage of their bookings.

Competitive Advantages

Supplemented by a resourceful team of travel and technology professionals, we believe that Monaker and its NextTrip platform are positioned as a first mover in the ALR vertical with strategic advantages including:

-	ALR Inventory - Over 1.2 million contracted properties (making it one of the largest inventoried companies in the industry behind Airbnb and HomeAway).
-	Real-time bookable properties - All ALR properties are real-time bookable to meet the needs of OTA’s to be able to purchase the ALR product in real time.
-	B2C Comprehensive Travel Platform - Combining search and booking tools for all aspects of travel in one website.
-	B2B Booking Engine - Allows quick entry into the ALR vertical for large OTA’s.
-	Key Channel Partnerships –Allows access to a broad range of Travel products and services.
-	Artificial Intelligence - The Company has signed an agreement to allow it to use artificial intelligence (“AI”) to facilitate the “right product for the right person”.
-	Premiere Service – Allows homeowners to list properties into a real-time booking platform while managing their calendar and pricing to produce higher income.

A more detailed description of the seven key strategic advantages summarized above follows.

Inventory

Monaker acquired the AlwaysOnVacation.com (“AOV”) platform in October 2015 – an alternative lodging company with an eight year history and existing inventory. This acquisition aided in Monaker’s development and launch of the NextTrip.com website. At the time of the acquisition, AOV had approximately 45,000 vacation homes and rooms on its website. Monaker has actively reworked the AOV model to move away from their subscription based model and the standard “request/accept” bookings in favor of a commission based platform (taking a percentage of rentals) as well as moving to real-time booking properties.

As part of this model transition, the Company aggressively sought additional Alternative Lodging Residences in order to amass in excess of 1.2 million properties. This ALR inventory includes vacation homes, resort residences, townhouses, condominiums, individual rooms and unused timeshares. The Company targeted three distinct strategies to accomplish this goal:

1)	Contracting with over 70 Vacation Home Rental groups globally (and growing).

2)	Embracing Vacation Resorts and individuals that have unused timeshares they wish to rent.

3)	Developing a Premier Service (described below) that requires Homeowners to give control of their calendars and pricing to Monaker. By doing so, the Homeowner benefits in timesaving’s and enhanced yield management while Monaker meets its key requirement of having all NextTrip properties bookable in real-time.

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We believe that having sufficient inventory on a global basis is a key requirement to becoming a dominant player in this fast growth sector and we believe we have amassed sufficient inventory to make us one of the largest in the industry with inventory in 120 countries and across eight languages.

Real-time bookable properties

Monaker has positioned the NextTrip.com website to have all ALR properties bookable in real-time. This is a departure from the Airbnb and other competitor models where most properties listed for rental require communications between the renter and the homeowner (via text, email or phone) in order to complete a booking. This manual process can result in a significant loss in completed transactions as many renters are not prepared to wait up to 24 hours before receiving responses from the homeowner. Monaker recognized that this request/accept platform would become a drawback in two ways:

1)	Today’s consumer has been trained to expect instantaneous gratification in multiple areas including UBER for car hire, online banking/instantaneous check deposits, and funds transfers via banks, Venmo, ApplePay and similar services;

And

2)	Large online travel agencies entire retail platforms are set up to deliver real-time travel arrangements for Airlines, Car Rentals, Hotels and Cruises.

Monaker believes that making all NextTrip properties bookable in real-time gives it a significant benefit in both appealing to consumers and making its ALR products a solution for large online travel retailers including well established OTA’s.

B2C Comprehensive Travel Platform

Monaker recognized the early successes of the key ALR leaders – Airbnb and HomeAway/VRBO.com. The ALR space is believed to be the fastest growth segment in travel and the two aforementioned companies have demonstrated remarkable growth rates. Notwithstanding the current growth in the segment, we believe the industry is still largely in its early stages with the main players controlling only a relatively small portion of the total estimated market and that the industry is large enough for more than one competitor. In order to capture a percentage of this lucrative marketplace, Monaker studied the actions of the average ALR user. While it was initially believed that the ALR market was directly competing and taking market share from the hotel industry, a key discovery was that many ALR bookings were outside of the traditional vacation travel planning (i.e., the ALR market was actually increasing the size/spend of the travel budget). Many bookings and trips would not have been taken if it was not for this ALR product. As such the major ALR websites focused on only one key area - renting this unique product to consumers. Monaker believes that as the industry matures over the next five years those consumers will come to see the ALR market as both an enhancement and/or an alternative to traditional vacation lodging and as such we are differentiating ourselves from the competition by focusing on delivering convenience. To that end, the NextTrip.com website has been designed to be a “one stop” travel site differentiating us from our competitors and making NextTrip.com a worthy alternative for the travel consumer. Key differentiators for NextTrip.com are:

1)	Significant number of ALR properties that are bookable in real-time.

Monaker Advantage - saves the consumer significant time when searching and booking ALR lodging.

2)	The site has significant search, video and booking tools. This comprises all key aspects of travel planning in one site (Vacation Homes, Unused Timeshare, Air, Car, Hotel, Tours, Activities, and Restaurants).

Monaker Advantage - a “one stop” travel site vs. having to search multiple sites.

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3)	The incorporation of a “planner” section. The “planner” allows the trip organizer to invite other users into the planning process through email, and services such as Facebook and Twitter, so all travelers can conveniently search and plan all aspects of the trip. Participants can post suggested daily activities, vote on ideas, share comments, and opt in/out of specific activities while the system tracks all costs and allows individuals to transfer payments between themselves via Venmo or PayPal. It is ideal for families and friends traveling together or small to large groups to effectively plan both simple and complex itineraries all in one website.

Monaker Advantage – gives the consumer significant travel tools to more efficiently plan and save time.

4)	The introduction of AI to the trip planning process. The Company has signed an agreement allowing it to use AI to assist consumers’ planning a vacation on the NextTrip.com site. The Company expects the new platform with AI to be implemented by November 2016 which will help facilitate the consumer finding the “right product in a fraction of the time”.

Monaker Advantage – gives the consumer significant travel tools to more efficiently plan and save time.

The average ALR search and booking takes a few hours while the average vacation planning process typically involves the consumer visiting up to seven travel websites and spending over 10 hours to book their vacation (according to Susan Ho, Founder of Journy). Monaker believes the NextTrip.com website using the above features should reduce ALR/Vacation planning time from hours to minutes all with the convenience of one site (truly “Travel Made Easy”).

B2B Booking Engine

Monaker has identified a key requirement to becoming a key player in the burgeoning ALR space as having sufficient inventory on a global basis. Monaker has amassed contracts for inventory of approximately 1.2 million ALR units which compare favorably to the industry’s leaders being: HomeAway with 1.2 million units (per its website) and Airbnb with 2 million units (per its website).

Monaker has also recognized that the rollout of its business to consumer (“B2C”) website would take significant time and advertising to create consumer awareness and thus set its sights on initially capturing major travel distribution channels with its Business2Business (B2B) strategy. The Company expects to participate in the dramatic growth taking place in the ALR space – e.g., Airbnb’s 139% growth in 2015 all from a consumer website with a singular product that required request/accept restrictions. Monaker believes it can more rapidly and cost effectively become a significant player in the ALR space by embracing the large travel distribution companies (including Airlines, Tour Operators, Cruise Lines, and OTA’s) that until now have not included ALR products in their lodging inventory offerings. To position itself, Monaker designed its B2B platform to:

1)	Control sufficient ALR inventory to ensure relevance (i.e., in excess of 1.2 million properties).
2)	Be able to supply ALR inventory to large OTA’s on terms and conditions that fit their industry model (i.e., real-time booking requirement).
3)	Build a system that would make ALR inventory accessible to the Travel Agent as they are still a major force in vacation bookings (i.e., Price parity while allow for agents to earn a commission when booking on behalf of their clients).

To accomplish these goals, Monaker’s booking engine not only supplies the NextTrip.com website, but is capable of distributing its 1.2 million ALR inventory and unused timeshare Resorts inventory to established large travel distributors with the accepted industry terms and conditions.

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Key Channel Partnerships

Monaker has recognized the significant number of travel products, inventory and services needed to amass in the ALR space to be relevant and the requirement to create key distribution channels with both consumers and businesses. Monaker has accumulated and structured access to:

-	Access to over 1.2 million ALR properties (inventory through contracts with 70+ suppliers).
-	Access to significant Airline, Hotel, Car Rental inventory at competitive pricing (through multiple suppliers with the most notable being Trisept Corporation).
-	Access to specialty Tour Product and Concierge Services (through the Company’s wholly owned tour operator – Maupintour and its preferred suppliers).
-	Access to over 100,000 travel agents (primarily through the VAX system, a name provided for internal software of Trisept Corporation).
-	Distribution partnerships to B2B customers that currently book in excess of $2 Billion of Hotel lodging which travel is booked through the business partners’ websites.
-	Access to AI (platform via Trisepts/Wayblazer).

Artificial Intelligence

Monaker plans to use artificial intelligence as a first mover and differentiator in the Alternative Lodging industry. While AI is still in its early stages of use in the travel sector, Monaker expects solutions like the AI platform can be significant tools to aid and expedite consumers in their travel planning and bookings. Traditional vacation planning is complicated. Consumers view vacations as their one time of year to get away from the office, recharge and get centered. The average consumer visits up to seven travel websites, spending over 10 hours researching and booking their vacation (according to Susan Ho, Founder of Journy). Monaker’s goal with its flagship NextTrip.com website and planned use of AI is to take this process from hours to minutes while at the same time providing the right vacation products to the right consumer (i.e., Travel Made Easy). AI has the ability to read and analyze up to eight million pages per second. We plan to allow consumers the option of allowing AI to review their past travel history (including their most frequently used airlines, hotels, cruises, car rentals, meals, credit cards, dining preferences, length of stays, special activities, rewards programs, points collected and past travels) allowing Watson to build a personalized profile. The goal will then be for Watson to do global searches and provide only the products that are relevant to the traveler. Watson is a learning device, and the more information it gathers, the greater its success in making travel planning timely and effective.

In April 2016, Barry Diller (Chairman and senior executive of both Expedia and IAC/InterActiveCorp) was interviewed by Skift about Artificial Intelligence in the Travel space, stated that “artificial intelligence will be transformational.” Additionally, his colleague Expedia CEO Dara Khosrowshahi, has stated that artificial intelligence applications could transform the tours and activities arena — a sector where many operators still rely on paper tickets. Companies that embrace these new technologies “will win,” over the long term, according to Khosrowshahi.

The Company believes that it is well positioned with its agreement to engage AI in its NextTrip.com platform with an expected integration by the end of 2016.

Premiere Service

Monaker developed the Premium Service as a means to deliver homeowners a far more efficient platform to showcase their property with the benefit of gaining greater income than from other competing ALR websites. Cornerstone to the program is the requirement for the homeowner to give control of the property to Monaker. This means that:

1)	The property is only listed with Monaker.
2)	The available rental dates (i.e., the calendar) are controlled by Monaker.
3)	Monaker controls the pricing/rental rates.

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Benefits to the Premium Program

By allowing Monaker to have exclusivity of the property, owners can:

i)	Offer consumers real-time booking vs. the standard accept/request model.
ii)	Provide global distribution across major global booking platforms and markets published with many language conversions and offered in all major currencies worldwide. This expanded distribution and marketing exposes the property to dramatically more eyeballs/rental opportunities.
iii)	Eliminate the day-to-day homeowner management including handling of inquiries and updating calendars, as the program manages all guest communications from booking to checkout including booking inquiries, booking requests, and emergencies, around the clock, potentially saving many hours per week typically required for managing property listings and bookings.
iv)	By professionally controlling the pricing of the unit, the Company can adjust the rates to reflect changes in the market conditions in that area (similar to yield management by airlines, hotels and car rentals, where rates can change by the minute). This kind of yield management can result in higher number of booking days and revenue to the homeowner. Our customized revenue and pricing management tools allow pricing to be updated daily to reflect real-time market conditions.

The Premier Service program provides property owners the opportunity to increase revenues from their unit(s) by expanding distribution across all major channels, language conversions for a worldwide reach, and dynamic pricing and revenue management tools. Pilot marketing for the Premium Service suggests that a property owner could increase bookings and revenues by more than 50% year-over-year, while decreasing the time to manage their property. When Premium Service customers provide the Company the physical address of the rental property, they will receive a timely custom analysis for the property, providing an estimate of expected growth in incremental year-over-year rental revenue by participating and listing their property in the Premium Service.

Property owners already working with other major booking platforms will be encouraged to switch to the Monaker Premium Service by receiving a complete audit of the listing, taking into account the Monaker team’s expertise, with the goal of optimizing the property listing. Monaker’s technology and partnerships when combined with the Premium Service listings, allows the homeowner to position their properties on up to 50 major global booking platforms.

The Premium Service is the next step forward in allowing homeowners to have their properties professionally managed. We believe the program has the potential to become a win-win-win scenario by:

●	Helping the homeowner save time and maximize revenue.
●	Delivering greater choice to travel consumers.
●	Becoming a major source of new inventory for Monaker.

Competition

Monaker’s competitors are extremely well capitalized and have carved out a viable and profitable business model in the ALR marketplace. As such we believe it is essential to position our offerings to be uniquely valuable to consumers. While there are over 100 competitors (and growing) in the ALR space, we believe the list below highlights the industry leaders.

Airbnb is an online marketplace for vacation rentals that connects users with properties to rent with users looking to rent spaces and Airbnb receives a processing fee. It has over 1,500,000 listings in 34,000 cities and 191 countries. Founded in 2008 and headquartered in San Francisco, California, the company is privately owned and operated. Since mid-2011, Airbnb has acquired several of its competitors.

HomeAway was founded in 2004 as CEH Holdings, and acquired several sites and consolidated them into a single vacation marketplace, launching HomeAway.com in June 2006. HomeAway, Inc. is a vacation rental marketplace with more than 1,000,000 vacation rental listings in 190 countries, and has over 1,500 employees. The company offers a comprehensive selection of rentals for families and groups to find accommodations such as cabins, condos, castles, villas, barns and farm houses. The company became publicly traded company in 2011, completed a number of acquisitions for inventory, and was acquired by Expedia, Inc., in 2015 for $3.9 billion.

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Priceline incorporated on July 30, 1998, and is a provider of travel and restaurant reservation and related services. The company, through its online travel companies (OTCs), connects consumers wishing to make travel reservations with providers of travel services across the world. It offers consumers an array of accommodation reservations (including hotels, bed and breakfasts, hostels, apartments, vacation rentals and other properties) through its Booking.com, priceline.com and agoda.com brands. Its priceline.com brand also offers consumers reservations for rental cars, airline tickets, vacation packages and cruises. Booking.com is the brand for booking online accommodation reservations. Booking.com offers accommodation reservation services for over 850,000 properties in approximately 220 countries and territories on its various Websites and in over 40 languages, which includes approximately 390,000 vacation rental properties.

FlipKey founded in 2007 and acquired by TripAdvisor in 2008, is an online vacation rental marketplace that enables users to find and book a place to stay through its web platform. In 2015 it listed more than 300,000 properties in 179 countries worldwide. TripAdvisor is quiet about its vacation rental businesses, at least relative to the noise of its competitors. Last year TripAdvisor revealed in its annual report that it grew its vacation rental listings to 770,000. Trip Advisor’s vacation rental listings are primarily listed on FlipKey, its largest brand (with more than 300,000 listings). TripAdvisor also runs HolidayLettings.co.uk, Niumba.com, TripAdvisor Vacation Rentals, and Vacation Home Rentals.

	Airbnb	HomeAway	Priceline	FlipKey	NextTrip
Alternative Lodging Inventory (proprietary)	✓	✓	—	✓	✓
Search Alternative Lodging (non-proprietary and across platforms)	—	—	—	—	✓
Timeshare and Resort Inventory	—	—	—	—	✓
Real-time Booking	—	—	✓	—	✓
Bidding platform	—	—	✓	—	✓
Artificial Intelligence	—	—	—	—	✓
Video content/Itineraries	—	—	—	—	✓
Search & Book Car, Lodging, Hotel, Airline and Cruise	—	✓	✓	—	✓
Tour & Land Package options	—	—	—	—	✓
Travel Agent / OTA access	—	—	—	—	✓
Alternative Lodging inventory	1.9 Million est.	1.2 Million est.	—	800,000 est.	1.2 Million+ under contract
Company Ownership/Valuation	Privately held. $25 Billion valuation	Acquired by Expedia (EXPE) for $3.9 Billion	Trades PCLN $61 Billion valuation	Acquired by Trip Advisor (TRIP)	Trades (MKGI) $20 Million valuation

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Travel Industry Metrics

✓	Travel and Tourism is one of the world’s largest industries.
✓	Online sales value of air travel, hotels and OTA’s are all expected to grow by at least six percent in 2015. In the same year, online travel sales cumulatively generated $533.52 billion U.S. dollars according to Statista.
✓	In 2015, global international tourism revenue reached approximately $1.26 trillion, having almost doubled since 2005.
✓	According to Phocuswright’s U.S. Consumer Travel Report Seventh Edition (2016), 56% of millennials (those aged 18-34) used alternative lodging compared to 17% of those older than millennials.
✓	We believe that the Alternative Lodging sector is in its infancy with significant room to grow.
✓	Alternative Lodging is the fastest growing travel sector, expected to reach $169 billion by 2019 according to Research and Markets.

Monaker’s mission is to expand inventory, product offerings and transactional business to be a relevant player in the fast growing Alternative Lodging industry, which is planned to be achieved through key partnerships and established travel brands, as cornerstones for growth. Monaker’s revolutionary NextTrip site linking Alternative lodging with Airlines, cars, traditional lodging and ground tour packages is believed to be a first mover and connects with major travel groups and distributors as a B2B and B2C solution.

Risks That We Face

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus. These risks include, but are not limited to, the following:

●	The price of our common stock may fluctuate significantly, and you could lose all or part of your investment;

●	The officers and directors of the Company will have the ability to exercise significant influence over the Company;

●	Our business depends substantially on property owners and managers renewing their listings;

●	Our long-term success depends, in part, on our ability to expand our property owner, manager and traveler bases outside of the United States and, as a result, our business is susceptible to risks associated with international operations;

●	Unfavorable changes in, or interpretations of, government regulations or taxation of the evolving alternative lodging rental (ALR), Internet and e-commerce industries could harm our operating results;

●	The market in which we participate is highly competitive, and we may be unable to compete successfully with our current or future competitors;

●	If we are unable to adapt to changes in technology, our business could be harmed;

●	We may be subject to liability for the activities of our property owners and managers, which could harm our reputation and increase our operating costs;

●	Our business has substantial indebtedness; and

●	We have incurred significant losses to date and require additional capital which may not be available on commercially acceptable terms, if at all.

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Corporate Information

Our principal executive offices are located at 2690 Weston Road, Suite 200, Weston, Florida 33331 and our telephone number is (954) 888-9779.

Our predecessor, Maximus Exploration Corporation was incorporated in the State of Nevada on December 29, 2005, and was a reporting non-operating company (“Maximus”). Extraordinary Vacations Group, Inc. (“EXVG”) was incorporated in the State of Nevada, in June 2004. Extraordinary Vacations USA Inc. (“EVUSA”), EXVG’s wholly-owned subsidiary, is a Delaware corporation, incorporated on June 24, 2002. On October 9, 2008, EXVG agreed to sell 100% of EVUSA to Maximus and consummated a reverse merger with Maximus. Maximus then changed its name to Next 1 Interactive, Inc. On June 24, 2015, our name was changed to Monaker Group, Inc.

Additional information about us is available on our website at www.monakergroup.com. We do not incorporate the information on or accessible through our websites into this prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus.

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THE OFFERING

Issuer	Monaker Group, Inc.

Price Per Unit	$ per unit.

Units Offered	2,000,000 units, each consisting of one share of common stock and a warrant to purchase a share of common stock.

Over-Allotment Option	We have granted the underwriter an option for a period of 45 days to purchase up to an additional 300,000 units, solely to cover over-allotments, if any.

Description of Warrants	Each warrant will have an exercise price of $ per share, will be exercisable upon issuance and will expire five years from the date of issuance. The warrants will be exercisable during the period commencing on the date of original issuance and ending on , 20 .

Separation of Shares and Warrants Included in the Units Offered Hereby	The units will begin trading on, or promptly after, the date of this prospectus. The units will separate at the earlier of (i) 90 days following the date of this prospectus, or (ii) such earlier date as may be determined by the underwriter. If Viewtrade Securities Inc., as underwriter, determines the units should trade separately prior to 90 days following the date of this prospectus, we will issue a press release and file a Current Report on Form 8-K with the Securities and Exchange Commission announcing such separation date of the units.

Common Stock Outstanding Before This Offering	8,582,652 shares

Common Stock to Be Outstanding After This Offering	12,762,652 shares[1]

Use of Proceeds by Us	We estimate that we will receive net proceeds from this offering of approximately $ million, at an assumed public offering price of $ per share, after deducting underwriting discounts and commissions and estimated offering expenses. We expect to use the net proceeds from this offering for marketing, operating working capital and other general corporate purposes. See “Use of Proceeds” on page 43 for additional information.

Risk Factors	An investment in our securities involves a high degree of risk. Before making an investment decision, investors should carefully consider the “Risk Factors” discussed beginning on page 17.

OTCQB Trading Symbol	“MKGI”

Proposed NYSE MKT Symbols	We have applied to list our common stock, our units and our warrants on The NYSE MKT under the symbols “MKGI,” “ “ and “ ,” respectively. No assurance can be given that our application will be accepted.

1 Assumes the sale of all units offered herein and the exercise of all warrants offered herein for cash.

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In this prospectus, unless otherwise indicated, the number of shares of our common stock and other capital stock, and the other information based thereon, is as of September 14, 2016 and excludes:

●	shares issuable upon the exercise of warrants sold in this offering;

●	4,050 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $7.25 per share;

●	3,739,222 shares of common stock issuable upon the conversion of 1,869,611 outstanding shares of Series A Preferred Stock;

●	shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at a weighted-average exercise price of $ per share; and

●	up to 200,000 shares of common stock issuable upon exercise of outstanding warrants by the underwriter (“Underwriter Warrants” not included in the number of outstanding warrants above) to purchase shares of common stock at the weighted-average exercise price of $ per share.

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SELECTED CONSOLIDATED FINANCIAL DATA

The following tables summarize our financial data for the periods presented and should be read together with the financial statements for the three months ended May 31, 2016 and 2015 and years ended February 29, 2016 and February 28, 2015, and related notes thereto which are included herein. The summary financial data in this section are not intended to replace our financial statements and related notes thereto. The following summary consolidated financial data for (a) the three months ended May 31, 2016 and May 31, 2015, and the balance sheet data as May 31, 2016, are derived from our unaudited consolidated financial statements for the quarter ended May 31, 2016, and (b) years ended February 29, 2016 and February 28, 2015, are derived from our audited consolidated financial statements, and for the years ended February 29, 2016 and February 28, 2015, included in this prospectus below. You should read the following selected consolidated financial information in conjunction with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our historical results are not necessarily indicative of our future results.

Monaker Group, Inc. and Subsidiaries

Summary Consolidated Balance Sheets

(Unaudited)

	May 31, 2016	February 29, 2016
Assets
Cash	$95,764	$137,944
Website development costs and intangible assets, net	1,382,150	2,625,086
Notes receivable – long term	750,000	—
Other assets	129,055	135,054
Total assets	$2,356,969	$2,898,084
Liabilities and Stockholders’ Deficit

Convertible promissory notes, net of discount of $-0- and $70,401, respectively	1,658,908	1,658,908
Notes payable - current portion	613,842	711,784
Other liabilities	777,888	665,002
Total liabilities	3,050,638	3,035,694
Shareholders’ equity	93,995,312	92,944,355
Accumulated deficit	(94,688,981)	(93,562,357)
Total Monaker Group, Inc. stockholders’ deficit	(693,669)	(618,002)
Non-controlling interest	—	480,392
Total stockholders’ equity (deficit)	(693,669)	(137,610)
Total liabilities and stockholders’ deficit	$2,356,969	$2,898,084

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Monaker Group, Inc. and Subsidiaries

Summary Consolidated Balance Sheets

	February 29, 2016	(Restated) February 28, 2015
Assets
Cash	$137,944	$226,412
Website development costs and intangible assets, net	2,625,086	189,235
Other assets	135,054	977,952
Total assets	$2,898,084	$1,393,599

Liabilities and Stockholders’ Deficit

Convertible promissory notes, net of discount of $-0- and $70,401, respectively	1,658,908	6,828,386
Convertible promissory notes - related party, net of discount of $-0- and $-0-, respectively	—	1,025,000
Notes payable - current portion	711,784	924,072
Other liabilities	665,002	3,381,732
Total liabilities	3,035,694	12,159,190

Shareholders’ equity	92,944,355	78,246,282
Accumulated deficit	(93,562,357)	(89,011,873)
Total Monaker Group, Inc. stockholders’ deficit	(618,002)	(10,765,591)
Non-controlling interest	480,392	—
Total stockholders’ equity (deficit)	(137,610)	(10,765,591)
Total liabilities and stockholders’ deficit	$2,898,084	$1,393,599

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Monaker Group, Inc. and Subsidiaries

Summary Consolidated Statements of Operations and Comprehensive Income (Loss)

For the three months ended

(Unaudited)

	May 31, 2016	(Restated) May 31, 2015
Revenues
Travel and commission revenues	$95,099	$336,093
Total revenues	95,099	336,093

Operating expenses
Salaries and benefits	509,943	288,478
Other operating expenses	97,114	90,792
General and administrative	951,200	248,049
Total operating expenses	1,558,257	627,319

Operating loss	(1,463,158)	(291,226)

Other income (expense)
Gain on sale of investment	112,150	—
Interest expense including loss on inducement expense on conversion of debt	(59,916)	(2,014,373)
Gain on settlement of debt	284,300	—
Loss on conversion of debt	—	(224,000)
Other expense	—	(34,078)
Total other income (expense)	336,534	(2,272,451)

Net loss	(1,126,624)	(2,563,677)

Net loss attributable to Common Shareholders	$(1,126,624)	$(2,563,677)

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Monaker Group, Inc. and Subsidiaries

Summary Consolidated Statements of Operations and Comprehensive Income (Loss)

For the years ended

	February 29, 2016	(Restated) February 28, 2015
Revenues
Travel and commission revenues	$544,658	$327,492
Real estate media revenue	—	765,964
Total revenues	544,658	1,093,456

Operating expenses
Salaries and benefits	1,807,212	2,458,816
Other operating expenses	294,072	1,034,474
General and administrative	1,972,016	3,712,899
Total operating expenses	4,073,300	7,206,189

Operating loss	(3,528,642)	(6,112,733)

Other income (expense)
Gain on sale of subsidiary	1,082,930	—
Gain on deconsolidation of subsidiary	—	5,569,997
Other expense	(712,106)	(948,270)
Loss on inducement to convert to preferred stock	(1,392,666)	(1,492,736)
Total other income (expense)	(1,021,842)	3,128,991

Net loss	(4,550,484)	(2,983,742)

Net loss attributable to the non-controlling interest	—	1,599,526

Net loss attributable to Monaker Group, Inc.	(4,550,484)	(1,384,216)

Preferred Stock Dividend	—	(2,581)

Net loss attributable to Common Shareholders	$(4,550,484)	$(1,386,797)

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus, including, but not limited to the fact that the officers and directors of the Company will have the ability to exercise significant influence over the Company; our business depends substantially on property owners and managers renewing their listings; our long-term success depends, in part, on our ability to expand our property owner, manager and traveler bases outside of the United States and, as a result, our business is susceptible to risks associated with international operations; unfavorable changes in, or interpretations of, government regulations or taxation of the evolving alternative lodging rental (ALR), Internet and e-commerce industries could harm our operating results; the market in which we participate is highly competitive, and we may be unable to compete successfully with our current or future competitors; if we are unable to adapt to changes in technology, our business could be harmed; we may be subject to liability for the activities of our property owners and managers, which could harm our reputation and increase our operating costs; our business has substantial indebtedness; and we have incurred significant losses to date and require additional capital which may not be available on commercially acceptable terms, if at all. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information contained in this prospectus, including our financial statements and the related notes thereto, before making a decision to invest in our securities. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently believe are not material, also may become important factors that affect us and impair our business operations. The occurrence of any of the events or developments discussed in the risk factors below could have a material and adverse impact on our business, results of operations, financial condition and cash flows, and in such case, our future prospects would likely be materially and adversely affected. If any of such events or developments were to happen, the trading price of our securities could decline, and you could lose part or all of your investment. Further, our actual results could differ materially and adversely from those anticipated in our forward-looking statements as a result of certain factors.

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Risks Related to Our Operations, Business and Industry

We will need additional capital which may not be available on commercially acceptable terms, if at all, which raises questions about our ability to continue as a going concern.

We have very limited financial resources. We will need to raise substantial additional capital to support the on-going operation and increased market penetration of our products and services including the development of national advertising relationships, increases in operating costs resulting from additional staff and office space until such time as we generate revenues sufficient to support our operations, if ever. We believe that in the aggregate, we could require several millions of dollars to support and expand the marketing and development of our travel products and services, repay debt obligations, provide capital expenditures for additional equipment and development costs, payment obligations, office space and systems for managing our business, and cover other operating costs until our planned revenue streams from travel products are fully-implemented and begin to offset our operating costs. Our failure to obtain additional capital to finance our working capital needs on acceptable terms, or at all, will negatively impact our business, financial condition and liquidity. As of May 31, 2016, we had approximately $3.0 million of current liabilities which remained unchanged from the $3.0 million of current liabilities as of February 29, 2016. As of February 29, 2016, we had approximately $3.0 million of current liabilities (a decrease from the $12.2 million of current liabilities as of February 28, 2015). We currently do not have the resources to satisfy these obligations, and our inability to do so could have a material adverse effect on our business, our ability to continue as a going concern, and the value of our securities.

We have experienced liquidity issues due to, among other reasons, our limited ability to raise adequate capital on acceptable terms. We have historically relied upon the issuance of promissory notes and preferred stock that are convertible into shares of our common stock to fund our operations and have devoted significant efforts to reduce that exposure (as previously noted, the liabilities have been reduced from $12.2 million as of February 28, 2015 to $3.0 million as of February 29, 2016 and May 31, 2016). We anticipate that we will need to issue equity to fund our operations and continue to repay our outstanding debt for the foreseeable future. If we are unable to achieve operational profitability or we are not successful in securing other forms of financing, we will have to evaluate alternative actions to reduce our operating expenses and conserve cash.

These conditions raise substantial doubt about our ability to continue as a going concern for the next twelve months. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The financial statements included herein also include a going concern footnote from our auditors.

In the event we are unable to raise adequate funding in the future for our operations and to pay our outstanding debt obligations, we may be forced to scale back our business plan and/or liquidate some or all of our assets (or our creditors may undertake a foreclosure of such assets in order to satisfy amounts we owe to such creditors) or may be forced to seek bankruptcy protection, which could result in the value of our outstanding securities declining in value or becoming worthless.

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If we are unable to attract and maintain a critical mass of alternative lodging rental (ALR) listings and travelers, whether due to competition or other factors, our marketplace will become less valuable to property owners and managers and to travelers, and it could significantly decrease our ability to generate revenue and net income in the future.

We anticipate that moving forward, most of our revenue will be generated when owners or managers of alternative lodging rental (ALR) pay us listing fees, by subscription or a booking commission, to list and market vacation rentals to travelers who visit our online marketplace. Our success primarily depends on our ability to attract owners, managers, travelers and advertisers to NextTrip. If property owners and managers choose not to market their ALRs through our websites, or instead list them with a competitor, we may be unable to offer a sufficient supply and variety of ALRs to attract travelers to our websites. Similarly, our volume of new listings and listing renewals may suffer if we are unable to attract travelers to our websites. As a result of any of these events, the perceived usefulness of our online marketplace may decline, and it could significantly decrease our ability to generate revenue and net income in the future. As a result, the value of our securities may decline in value or become worthless.

Currently pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements.

From time to time, we are involved in lawsuits, regulatory inquiries and may be involved in governmental and other legal proceedings arising out of the ordinary course of our business. Many of these matters raise difficult and complicated factual and legal issues and are subject to uncertainties and complexities. The timing of the final resolutions to these types of matters is often uncertain. Additionally, the possible outcomes or resolutions to these matters could include adverse judgments or settlements, either of which could require substantial payments, adversely affecting our results of operations and liquidity.

Our business depends substantially on property owners and managers renewing their listings.

Our business depends substantially on property owners and managers renewing their listings. Any decline in our listing renewals could harm our operating results. Property owners and managers generally market their vacation rentals on our websites pursuant to prepaid annual listings with no obligation to renew. We may be unable to predict future listing renewal rates accurately, and our renewal rates may decline materially or fluctuate as a result of a number of factors. These factors include property owners’ decisions to sell or to cease renting their properties, their decisions to use the services of our competitors, or their dissatisfaction with our pricing, products, services or websites. Property owners and managers may not establish or renew listings if we cannot generate visits from large numbers of travelers seeking, inquiring about or booking vacation rentals. As a result, our revenue may decline and our results of operations may be negatively affected.

If we are unable to drive visitors to our websites from search engines, this could negatively impact transactions on our websites and therefore cause our revenue to decrease.

Many visitors find our websites by searching for vacation rental information through Internet search engines. A critical factor in attracting visitors to our websites is how prominently we are displayed in response to search queries. Accordingly, we utilize search engine marketing, or SEM, as a means to provide a significant portion of our visitor acquisition. SEM includes both paid visitor acquisition (on a cost-per-click basis) and unpaid visitor acquisition, which is often referred to as organic search.

One method we employ to acquire visitors via organic search is commonly known as search engine optimization, or SEO. SEO involves developing our websites in order to rank highly in relevant search queries. In addition to SEM and SEO, we may also utilize other forms of marketing to drive visitors to our websites, including branded search, display advertising and email marketing.

The various search engine providers, such as Google and Bing, employ proprietary algorithms and other methods for determining which websites are displayed for a given search query and how highly websites rank. Search engine providers may change these methods in a way that may negatively affect the number of visitors to our websites and may do so without public announcement or detailed explanation. Therefore, the success of our SEO and SEM strategy depends, in part, on our ability to anticipate and respond to such changes in a timely and effective manner.

In addition, websites must comply with search engine guidelines and policies. These guidelines and policies are complex and may change at any time. If we fail to follow such guidelines and policies properly, the search engine may cause our content to rank lower in search results or could remove the content altogether. If we fail to understand and comply with these guidelines and policies and ensure our websites’ compliance, our SEO and SEM strategy may not be successful.

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If we are listed less prominently or fail to appear in search result listings for any reason, including as a result of our failure to successfully execute our SEO and SEM strategy, it is likely that we will acquire fewer visitors to our websites. Fewer visitors to our websites could lead to property owners and managers becoming dissatisfied with our websites, as well as fewer travelers inquiring and booking through our websites, either or both of which could adversely impact our revenue. We may not be able to replace this traffic in a cost-effective manner from other channels, such as cost-per-click SEM or display or other advertising, or even at all. Any attempt to replace this traffic through other channels may increase our sales and marketing expenditures, which could adversely affect our operating results.

Unfavorable changes in, or interpretations of, government regulations or taxation of the evolving alternative lodging rental (ALR), Internet and e-commerce industries could harm our operating results.

We operate in markets throughout the world, in jurisdictions which have various regulatory and taxation requirements that can affect our operations or regulate the rental activity of property owners and managers.

Compliance with laws and regulations of different jurisdictions imposing different standards and requirements is very burdensome because each region in which we operate has different regulations with respect to licensing and other requirements for the listing of alternative lodging rental (ALR). Our online marketplace is accessed by property owners, managers and travelers in multiple states and foreign jurisdictions. Our business efficiencies and economies of scale depend on generally uniform treatment of property owners, managers and travelers across all jurisdictions in which we operate. Compliance requirements that vary significantly from jurisdiction to jurisdiction impose an added cost to our business and increased liability for compliance deficiencies. In addition, laws or regulations that may harm our business could be adopted, or reinterpreted in a manner that affects our activities, including but not limited to the regulation of personal and consumer information and real estate licensing requirements. Violations or new interpretations of these laws or regulations may result in penalties, negatively impact our operations and damage our reputation and business.

In addition, regulatory developments may affect the alternative lodging rental (ALR) industry and the ability of companies like us to list those vacation rentals online. For example, some municipalities have adopted ordinances that limit the ability of property owners and managers to rent certain properties for fewer than 30 consecutive days and other cities may introduce similar regulations. Some cities also have fair housing or other laws governing whether and how properties may be rented, which they assert apply to ALR. Many homeowners, condominium and neighborhood associations have adopted rules that prohibit or restrict short-term vacation rentals. In addition, many of the fundamental statutes and regulations that impose taxes or other obligations on travel and lodging companies were established before the growth of the Internet and e-commerce, which creates a risk of these laws being used, in ways not originally intended, that could burden property owners and managers or otherwise harm our business. These and other similar new and newly interpreted regulations could increase costs for, or otherwise discourage, owners and managers from listing on our websites, which could harm our business and operating results.

From time to time, we may become involved in challenges to, or disputes with government agencies regarding, these regulations. For example, some government agencies have asked us directly to comply with their regulations and provide owner and manager data to assist them in their enforcement and audit efforts, which requests we have complied with to date. We may not be successful in defending against the application of these laws and regulations. Further, if we were required to comply with regulations and government requests that negatively impact our relations with property owners, managers and travelers, our business, operations and financial results could be adversely impacted.

Additionally, new, changed, or newly interpreted or applied tax laws, statutes, rules, regulations or ordinances could increase our property owners’ and managers’ and our compliance, operating and other costs. This, in turn, could deter property owners and managers from renting their ALR properties, negatively affect our new listings and renewals, or increase costs of doing business. Any or all of these events could adversely impact our business and financial performance.

Furthermore, as we expand or change the products and services that we offer or the methods by which we offer them, we may become subject to additional legal regulations, tax requirements or other risks. Regulators may seek to impose regulations and requirements on us even if we utilize third parties to offer the products or services. These regulations and requirements may apply to payment processing, insurance products or the various other products and services we may now or in the future offer or facilitate through our marketplace. Whether we comply with or challenge these additional regulations, our costs may increase and our business may otherwise be harmed.

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If we are not able to maintain and enhance our NextTrip brand and the brands associated with each of our websites, our reputation and business may suffer.

It is critical for us to maintain and enhance our brand identity in order to attract and retain property owners, managers and travelers. The successful promotion of our brands will depend largely on our marketing and public relations efforts. We expect that the promotion of our brands will require us to make substantial investments, and, as our market becomes more competitive, these branding initiatives may become increasingly difficult and expensive. In addition, we may not be able to successfully build our NextTrip brand identity in the United States and overseas without losing value associated with, or decreasing the effectiveness of, our other brand identities. If we do not successfully maintain and enhance our brands, we could lose traveler traffic, which could, in turn, cause property owners and managers to terminate or elect not to renew their listings with us. In addition, our brand promotion activities may not be successful or may not yield revenue sufficient to offset their cost, which could adversely affect our reputation and business.

Our long-term success depends, in part, on our ability to expand our property owner, manager and traveler bases outside of the United States and, as a result, our business is susceptible to risks associated with international operations.

We have a limited amount of foreign transactions; therefore, exposure to international operations is minimal. However, we plan to continue our efforts to expand globally, including acquiring international businesses and conducting business in jurisdictions where we do not currently operate. Managing a global organization is difficult, time consuming and expensive and any international expansion efforts that we undertake may not be profitable in the near or long term or otherwise be successful. In addition, conducting international operations subjects us to risks that we generally do not face in the United States. These risks include:

●	the cost and resources required to localize our services, which requires the translation of our websites and their adaptation for local practices and legal and regulatory requirements;

●	adjusting the products and services we provide in foreign jurisdictions, as needed, to better address both the needs of local owners and travelers, and the threats of local competitors;

●	being subject to foreign laws and regulations, including those laws governing Internet activities, email messaging, collection and use of personal information, ownership of intellectual property, taxation and other activities important to our online business practices, which may be less developed, less predictable, more restrictive, and less familiar, and which may adversely affect financial results in certain regions;

●	competition with companies that understand the local market better than we do or who have pre-existing relationships with property owners, managers and travelers in those markets;

●	legal uncertainty regarding our liability for the transactions and content on our websites, including online bookings, property listings and other content provided by property owners and managers, including uncertainty resulting from unique local laws or a lack of clear precedent of applicable law;

●	lack of familiarity with and the burden of complying with a wide variety of other foreign laws, legal standards and foreign regulatory requirements, including invoicing, data collection and storage, financial reporting and tax compliance requirements, which are subject to unexpected changes;

●	laws and business practices that favor local competitors or prohibit or limit foreign ownership of certain businesses;

●	challenges associated with joint venture relationships and minority investments;

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●	adapting to variations in foreign payment forms;

●	difficulties in managing and staffing international operations and establishing or maintaining operational efficiencies;

●	difficulties in establishing and maintaining adequate internal controls and security over our data and systems;

●	currency exchange restrictions and fluctuations in currency exchange rates;

●	potentially adverse tax consequences, which may be difficult to predict, including the complexities of foreign value added tax systems and restrictions on the repatriation of earnings;

●	increased financial accounting and reporting burdens and complexities and difficulties in implementing and maintaining adequate internal controls;

●	political, social and economic instability abroad, war, terrorist attacks and security concerns in general;

●	the potential failure of financial institutions internationally;

●	reduced or varied protection for intellectual property rights in some countries; and

●	higher telecommunications and Internet service provider costs.

Operating in international markets also requires significant management attention and financial resources. We cannot guarantee that our international expansion efforts in any or multiple territories will be successful. The investment and additional resources required to establish operations and manage growth in other countries may not produce desired levels of revenue or profitability and could instead result in increased costs.

The market in which we participate is highly competitive, and we may be unable to compete successfully with our current or future competitors.

The market to provide listing, search and marketing services for the alternative lodging rental (ALR) industry is very competitive and highly fragmented. In addition, the barriers to entry are low and new competitors may enter. All of the services that we provide to property owners, managers and travelers, including listing and search, are provided separately or in combination by current or potential competitors. Our competitors may adopt aspects of our business model, which could reduce our ability to differentiate our services. Additionally, current or new competitors may introduce new business models or services that we may need to adopt or otherwise adapt to in order to compete, which could reduce our ability to differentiate our business or services from those of our competitors. Furthermore, properties in the ALR industry are not typically marketed exclusively through any single channel, and our listing agreements are not typically exclusive. Accordingly, our competitors could aggregate a set of listings similar to ours. Increased competition could result in a reduction in revenue, rate of new listing acquisition, existing listings or market share.

There are thousands of vacation rental listing websites that compete directly with us for listings, travelers, or both, such as HouseTrips.com, Booking.com, HomeAway.com, Airbnb, @Leisure, InterHome, TripAdvisor and Wyndham Worldwide. Many of these competitors offer free or heavily discounted listings or focus on a particular geographic location or a specific type of rental property. Some of them also aggregate property listings obtained through various sources, including the websites of property managers some of whom also market their properties on our websites.

Competitors, with significantly more capital and resources, also operate websites directed at the wider fragmented travel lodging market, such as Airbnb (worldwide), HomeAway (worldwide) and Wimdu (worldwide), by listing either rooms or the owner’s primary home. These properties increase both the number of rental opportunities available to travelers and the competition for the attention of the traveler. Some vacation rental property owners and managers also list on these websites, and consequently these companies currently compete with us to some extent.

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We also compete with online travel agency websites, such as Expedia, Hotels.com, Kayak, Priceline, Booking.com, Orbitz and Travelocity, which have traditionally provided comprehensive travel services and some of whom are now expanding into the vacation rental category. We also compete with large Internet search companies, such as craigslist, eBay, Google, MSN.com and Yahoo!, which provide listing or advertising services in addition to a wide variety of other products or services. In addition, some competitors, such as Perfect Places, Inc. and VacationRoost, Inc. in the United States and Atraveo and eDomizil in Europe, predominately serve the professional property manager marketplace, and therefore have the ability to create more products and features targeted to property managers. Hotels, corporate travel providers, travel metasearch engines, travel content aggregators, mobile platform travel applications, social media websites, and even mobile computing hardware providers all also have the potential to increase their competitive presence in the areas of our business as well.

We believe we will compete primarily on the basis of the quantity and quality of our listings, the quality of the direct relationships we have with property owners and managers, the volume of expected travelers who will visit our websites, the number of inquiries provided to our property owners and managers, the global diversity of the vacation rentals available on our websites, the quality of our websites, the tools provided to our property owners and managers to assist them with their business, customer service, brand identity, the success of our marketing programs, and price. If current or potential property owners, managers or travelers choose to use any of these competitive offerings in lieu of ours, our revenue could decrease and we could be required to make additional expenditures to compete more effectively. Any of these events or results could harm our business, operating results and financial condition.

In addition, most of our current or potential competitors are larger and have more resources than we do. Many of our current and potential competitors enjoy substantial competitive advantages, such as greater name recognition in their markets, longer operating histories and larger marketing budgets, as well as substantially greater financial, technical and other resources. In addition, our current or potential competitors may have access to larger property owner, manager or traveler bases. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or owner, manager or traveler requirements. Furthermore, because of these advantages, existing and potential owners, managers and travelers might accept our competitors’ offerings, even if they may be inferior to ours. For all of these reasons, we may not be able to compete successfully against our current and future competitors.

If the businesses and/or assets that we have acquired or invested in do not perform as expected or we are unable to effectively integrate acquired businesses, our operating results and prospects could be harmed.

As of May 31, 2016, we have acquired six platforms and a library of over 16,000 hours of travel footage and a YouTube Channel. The businesses we have acquired or invested in may not perform as well as we expect. Failure to manage and successfully integrate recently acquired businesses and technologies could harm our operating results and our prospects. If the companies we have invested in do not perform well, our investments could become impaired and our financial results could be negatively impacted.

Our mergers and acquisitions involve numerous risks, including the following:

●	difficulties in integrating and managing the combined operations, technologies, technology platforms and products of the acquired companies and realizing the anticipated economic, operational and other benefits in a timely manner, which could result in substantial costs and delays or other operational, technical or financial problems;

●	legal or regulatory challenges or post-acquisition litigation, which could result in significant costs or require changes to the businesses or unwinding of the transaction;

●	failure of the acquired company or assets to achieve anticipated revenue, earnings or cash flow;

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●	diversion of management’s attention or other resources from our existing business;

●	our inability to maintain the key customers and business relationships, and the reputations of acquired businesses;

●	uncertainty resulting from entering markets in which we have limited or no prior experience or in which competitors have stronger market positions;

●	our dependence on unfamiliar affiliates and partners of acquired businesses;

●	unanticipated costs associated with pursuing acquisitions;

●	liabilities of acquired businesses, which may not be disclosed to us or which may exceed our estimates, including liabilities relating to non-compliance with applicable laws and regulations, such as data protection and privacy controls;

●	difficulties in assigning or transferring to us or our subsidiaries intellectual property licensed to companies we acquired;

●	difficulties in maintaining our internal standards, controls, procedures and policies including financial reporting requirements of the Sarbanes-Oxley Act of 2002 and extending these controls to acquired companies;

●	potential loss of key employees of the acquired companies;

●	difficulties in complying with antitrust and other government regulations;

●	challenges in integrating and auditing the financial statements of acquired companies that have not historically prepared financial statements in accordance with U.S. generally accepted accounting principles; and

●	potential accounting charges to the extent intangibles recorded in connection with an acquisition, such as goodwill, trademarks, customer relationships or intellectual property, are later determined to be impaired and written down in value.

Moreover, we rely heavily on the representations and warranties provided to us by the sellers of acquired companies and assets, including as they relate to creation, ownership and rights in intellectual property, existence of open source software and compliance with laws and contractual requirements. If any of these representations and warranties are inaccurate or breached, such inaccuracy or breach could result in costly litigation and assessment of liability for which there may not be adequate recourse against such sellers, in part due to contractual time limitations and limitations of liability.

If we are unable to introduce new or upgraded products, services or features that travelers or property owners and managers recognize as valuable, we may fail to drive additional travelers to our websites or retain existing and attract new property owners and managers. Our efforts to develop new and upgraded services and products could require us to incur significant costs.

In order to continue to attract travelers to our online marketplace and retain existing and attract new property owners and managers, we will need to continue to invest in the development of new products, services and features that both add value for travelers, property owners and managers and differentiate us from our competitors. The success of new products, services and features depends on several factors, including the timely completion, introduction and market acceptance of the product, service or feature. If travelers, property owners or managers do not recognize the value of our new services or features, they may choose not to utilize or list on our online marketplace.

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Attempting to develop and deliver these new or upgraded products, services or features involves inherent hazards and difficulties, and is costly. Efforts to enhance and improve the ease of use, responsiveness, functionality and features of our existing websites have inherent risks, and we may not be able to manage these product developments and enhancements successfully. We may not succeed in developing new or upgraded products, services or features or new or upgraded products, services or features may not work as intended or provide value. In addition, some new or upgraded products, services or features may be difficult for us to market and may also involve unfavorable pricing. Even if we succeed, we cannot guarantee that our property owners and managers will respond favorably.

In addition to developing our own improvements, we may choose to license or otherwise integrate applications, content and data from third parties. The introduction of these improvements imposes costs on us and creates a risk that we may be unable to continue to access these technologies and content on commercially reasonable terms, or at all. In the event we fail to develop new or upgraded products, services or features, the demand for our services and ultimately our results of operations may be adversely effected.

We have a relatively limited operating history and we operate in a rapidly evolving industry, which makes it difficult to evaluate our current business and future prospects. If we fail to predict the manner in which our business will perform or how the market will develop, our business and prospects may suffer materially.

Our limited operating history, together with our rapidly changing industry, may make it difficult to evaluate our current business and our future prospects. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries. These include challenges in accurate financial planning and forecasting as we develop new products or strategic plans, such as our online booking initiative and value added services like insurance and property damage protection and payment processing capabilities, with little or no historical reference as a basis for such planning and forecasting. Our business and prospects should be considered in light of the risks and difficulties we may encounter as a company operating in a highly competitive environment where changes to our business, plans, and products may be required to respond to such changes.

In addition, the market for online alternative lodging rental (ALR) is relatively new and, in many geographies, is unproven with little data or research available regarding the market and industry. It is uncertain whether the ALR market in many territories where we do business will continue to develop or if our services will achieve and sustain a level of demand and market acceptance sufficient for us to generate revenue, net income and cash flow growth, at anticipated levels or at all. Even in territories where we currently do business, we may need to focus on or offer different types of products and services in order to remain competitive. Our success will depend to a substantial extent on the willingness of property owners and managers to use commercial online rental property listing services. Some property managers have developed and use their own proprietary online listing services and, therefore, may be reluctant or unwilling to use our websites to market their properties. Furthermore, some travelers and property owners and managers may be reluctant or unwilling to use online listing services because of concerns regarding the security of data, the potential for fraudulent activity, including phishing, or the integrity of the online marketplace. If property owners and managers do not perceive the benefits of marketing their properties online, then our market may not develop as we expect, or it may develop more slowly than we expect, either of which could significantly harm our business and operating results. Moreover, our success will depend on travelers’ use of our online marketplace to search, locate and rent vacation rentals, which will depend on their willingness to use the Internet and their belief in the integrity of our websites. In addition, since we operate in unproven and unstudied markets, we have limited insight into trends that may develop in those markets and may affect our business. We may make errors in predicting and reacting to other relevant business trends, which could harm our business.

Changes in our effective tax rate could harm our future operating results.

We are subject to federal and state income taxes in the United States and in various foreign jurisdictions. Our provision for income taxes and our effective tax rate are subject to volatility and could be adversely affected by several circumstances, including:

●	earnings being lower than anticipated in countries that have lower tax rates and higher than anticipated in countries that have higher tax rates;

●	effects of certain non-tax deductible expenses, including those arising from the requirement to expense stock options;

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●	changes in the valuation of our deferred tax assets and liabilities;

●	transfer pricing adjustments, including the effect of acquisitions on our intercompany research and development cost sharing arrangement and legal structure;

●	adverse outcomes resulting from any tax audit;

●	our ability to utilize our net operating losses and other deferred tax assets; and

●	changes in accounting principles or changes in tax laws and regulations, or the application of the tax laws and regulations, including possible U.S. changes to the taxation of earnings of our foreign subsidiaries, the deductibility of expenses attributable to foreign income, or the foreign tax credit rules.

Significant judgment is required in the application of accounting guidance relating to uncertainty in income taxes. If tax authorities challenge our tax positions and any such challenges are settled unfavorably, it could adversely impact our provision for income taxes.

We are exposed to fluctuations in currency exchange rates.

Because we currently do and will continue to conduct a significant portion of our business outside the United States but report our results in U.S. dollars, we face exposure to adverse movements in currency exchange rates, which may cause our revenue and operating results to differ materially from expectations. In addition, fluctuation in our mix of U.S. and foreign currency denominated transactions may contribute to this effect as exchange rates vary. Moreover, as a result of these exchange rate fluctuations, revenue, cost of revenue, operating expenses and other operating results may differ materially from expectations when translated from the local currency into U.S. dollars upon consolidation. For example, if the U.S. dollar strengthens relative to foreign currencies our non-U.S. revenue would be adversely affected when translated into U.S. dollars. Conversely, a decline in the U.S. dollar relative to foreign currencies would increase our non-U.S. revenue when translated into U.S. dollars. We may enter into hedging arrangements in order to manage foreign currency exposure but such activity may not completely eliminate fluctuations in our operating results.

Our business depends on retaining and attracting capable management and operating personnel.

Our success depends in large part on our ability to attract and retain high-quality management and operating personnel, as well as skilled technical and marketing personnel, who are in high demand and are often subject to competing offers. Competition for qualified employees is intense in our industry, and the loss of even a few qualified employees, or an inability to attract, retain and motivate additional highly skilled employees required for the planned expansion of our business could harm our operating results and impair our ability to grow. To attract and retain key personnel, we use various measures, including an equity incentive program and incentive bonuses for executive officers and other key employees. While we attempt to provide additional or different incentive compensation tools to mitigate this impact, the measures we employ to attract and maintain key personnel may not be effective enough to enable us to attract and retain the personnel we require to operate our business effectively.

If we lose the services of our key personnel, including William Kerby, our Chief Executive Officer, our business would be materially and adversely affected. Furthermore, we do not have “key person” life insurance, and we do not presently intend to purchase such insurance, on Mr. Kerby or any of our other key personnel. We believe that our success is substantially dependent upon: (1) our ability to retain and motivate our senior management team and other key employees; and (2) our ability to identify, attract, hire, train, retain and motivate other qualified personnel. The development of our business and operations is dependent upon the efforts and talents of our executive officers, whose extensive experience and contacts within the industries in which we wish to compete are a critical component of our business strategy. We may not be successful in retaining the services of any of the members of our senior management team or other key personnel, or in hiring qualified technical, managerial, marketing and administrative personnel. If we do not succeed in retaining our employees and in attracting new employees, our business could suffer significantly.

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The employment agreements of our officers include limited non-solicitation and non-compete provisions and provide for severance pay upon termination of such agreements for certain reasons.

William Kerby entered into an employment agreement, dated October 15, 2006 with an annual base salary of $300,000. He may also, as determined by the Board of Directors, receive a year-end performance bonus. The agreement has automatic renewal periods of four years each, and is currently in place until October 14, 2018. In the event the agreement is terminated by the Company with notice of non-renewal, the Company is required to pay Mr. Kerby all salary earned up until the date of termination, plus three months’ severance. The Agreement is also terminated upon the death or disability (i.e., he is unable to perform duties for a period of 120 days out of any 180 day period) of Mr. Kerby, and can be terminated by the Company for cause (gross negligence, willful misconduct, willful nonfeasance, material breach, conviction following final disposition of any available appeal of a felony or pleading guilty to or no contest to any felony) or without cause, and by Mr. Kerby for good reason (i.e., in the event the Company breaches any term of the agreement) or for no reason. In the event Mr. Kerby’s employment is terminated due to Mr. Kerby’s death, the Company is required to continue to pay his salary to his estate for a period of six months. In the event Mr. Kerby’s employment is terminated due to Mr. Kerby’s disability, the Company is required to continue to pay Mr. Kerby’s salary for the greater of two years or the period until disability insurance benefits furnished by the Company, if any, begin. In the event Mr. Kerby terminates his employment for good reason or the Company terminates his employment without cause, the Company is required to continue to pay Mr. Kerby’s salary and benefits for the remainder of the then term. In the event the Company terminates his employment for cause, Mr. Kerby is due his salary through the termination date. The agreement includes non-solicitation and non-competition clauses, prohibiting him from soliciting customers and clients of the Company or otherwise interfering with the Company’s employees for a period of six months from the date of termination, and prohibiting him from competing against the Company anywhere in the United States, for a period of three months from the date of termination, respectively, provided that the non-competition provision is voided in the event of the non-renewal of the agreement, in the event Mr. Kerby terminates his employment for good reason, in the event the Company terminates the agreement other than for cause, and certain other reasons described in greater detail in the agreement.

Omar Jimenez our Chief Financial Officer entered into an employment agreement, dated January 21, 2016, pursuant to which he received $175,000 per year until July 2016, when his salary was increased to $250,000 per year, and he is eligible for cash or common stock bonuses at the discretion of the board of directors. If the agreement is terminated by Mr. Jimenez for good reason (as defined in the agreement) or by the Company without cause, and other than due to Mr. Jimenez’s death or disability, Mr. Jimenez is due two calendar months of severance pay; if the agreement is terminated due to Mr. Jimenez’s disability, Mr. Jimenez, is due compensation through the remainder of the month during which he was terminated. The agreement includes a one year non-solicitation and non-competition clause following the date of the termination of the agreement, which non-competition clause prohibits him (without the prior written consent of the Company which consent will not be unreasonably withheld) from directly or through another person or another entity carrying on or being engaged in any business within North America which is competitive with the business of the Company, however the non-compete shall terminate in the event of a termination of employment by Mr. Jimenez for good reason or a termination by the Company other than for cause or disability.

The automatic renewal feature of the agreements may prevent us from terminating the employment of such officers, the non-solicitation and non-compete provisions may not provide us adequate protection from such persons competing with us after their termination, and the severance pay payable to such individuals may make it costly to terminate the employment of such individuals, make us less attractive for potential acquirers or prevent a change of control.

If we fail to protect confidential information against security breaches, or if property owners, managers or travelers are reluctant to use our online marketplace because of privacy or security concerns, we might face additional costs, and activity on our websites could decline.

We collect and use personally identifiable information of property owners, managers and travelers in the operation of our business. Our systems may be vulnerable to computer viruses or physical or electronic break-ins that our security measures may not detect. Anyone that is able to circumvent our security measures could misappropriate confidential or proprietary information, cause interruption in our operations, damage our computers or those of our users, or otherwise damage our reputation and business. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. Security breaches of our systems, or even the systems of third parties we rely upon, such as credit card processors, could damage our reputation and expose us to litigation and possible liability under various laws and regulations. In addition, industry-wide incidents, or incidents specific to us, could deter people from using our online marketplace. Concern among property owners, managers and travelers regarding our use of personal information collected on our websites could keep them from using, or continuing to use, our online marketplace.

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There are risks of security breaches both on our own systems and on third party systems which store our information as we increase the types of technology we use to operate our marketplace, such as mobile applications. New and evolving technology systems and platforms may involve security risks that are difficult to predict and adequately guard against. In addition, third parties that process credit card transactions between us and property owners and managers maintain personal information collected from them. Such information could be stolen or misappropriated, and we could be subject to liability as a result. Further, property owners and managers may develop a lack of confidence in these third parties or in their ability to securely conduct credit card transactions on our websites or the Internet in general, which could adversely impact our business, revenue and operating results. Our property owners, managers and travelers may be harmed by such breaches and we may in turn be subject to costly litigation or regulatory compliance costs, and harm to our reputation and brand. Moreover, some property owners, managers and travelers may cease using our marketplace altogether.

The laws of some states and countries require businesses that maintain personal information about their residents in electronic databases to implement reasonable measures to keep that information secure. Our practice is to encrypt all sensitive information, but we do not know whether our current practice will be challenged under these laws. In addition, under certain of these laws, if there is a breach of our computer systems and we know or suspect that unencrypted personal data has been stolen, we are required to inform any user whose data was stolen, which could harm our reputation and business. Complying with the applicable notice requirements in the event of a security breach could result in significant costs. We may also be subject to contractual claims, investigation and penalties by regulatory authorities, and claims by persons whose information was disclosed.

Compounding these legal risks, many states and countries have enacted different and often contradictory requirements for protecting personal information collected and maintained electronically. Compliance with these numerous and contradictory requirements of is particularly difficult for us because we collect personal information from users in multiple jurisdictions. While we intend to comply fully with these laws, failure to comply could result in legal liability, cause us to suffer adverse publicity and lose business, traffic and revenue. If we were required to pay any significant amount of money in satisfaction of claims under these or similar laws, or if we were forced to cease our business operations for any length of time as a result of our inability to comply fully, our business, operating results and financial condition could be adversely affected.

In addition, third parties may target users of our websites directly with attempts to breach the security of their email accounts or management systems, such as through phishing attacks, which are fraudulent identity theft schemes designed to appear as legitimate emails from us or from our property owners and managers. Criminals may also employ other schemes aimed at defrauding our property owners, managers or travelers in ways that we may not anticipate or be able to adequately guard against. Although phishing attacks and other fraud schemes are generally not carried out through our systems, victims may nevertheless seek recovery from us. As a result, we may be required to defend ourselves in costly litigation and may suffer harm to our reputation, brand and business.

In the event any of the above risks were to occur our reputation could be harmed, we could lose website traffic or users and as a result our results of operations and the value of our securities could be adversely effected.

If we are unable to adapt to changes in technology, our business could be harmed.

Because property owners, managers and travelers can access our websites using a variety of hardware and software platforms, we will need to continuously modify and enhance our service to keep pace with related technological changes. We may not be successful in developing necessary, functional and popular modifications and enhancements. Furthermore, uncertainties about the timing and nature of these necessary changes could result in unplanned research and development expenses. In addition, any failure of our online marketplace to operate effectively with future technologies could result in dissatisfaction from travelers, property owners, managers and advertisers, any of which could harm our business.

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We may be subject to liability for the activities of our property owners and managers, which could harm our reputation and increase our operating costs.

We periodically receive complaints related to certain activities on our websites, including disputes over the authenticity of an alternative lodging rental (ALR) listing, unauthorized use of credit card and bank account information and identity theft, phishing attacks, potential breaches of system security, libel, and infringement of third-party copyrights, trademarks or other intellectual property rights. We have also experienced fraud by purported owners or managers listing properties which either do not exist or are significantly not as described in the listing. The methods used by perpetrators of fraud constantly evolve and are complex. Moreover, our trust and security measures may not detect all fraudulent activity. Consequently, we expect to continue to receive complaints from travelers and requests for reimbursement of their rental fees, as well as actual or threatened related legal action against us in the usual course of business.

We may also be subject to claims of liability based on events that occur during travelers’ stays at ALRs, including those related to robbery, injury, death, and other similar incidents. As our websites become more integral to the rental transaction through our expanded e-commerce tools and offerings, the potential for these types of claims could increase. This in turn could increase our operating costs and adversely affect our business and results of operations, even if these claims do not result in liability, as we incur costs related to investigation and defense. The available terms and conditions of our websites specifically state that we are exempt from any liability to travelers relating to these matters. However, the enforceability of these terms varies from jurisdiction to jurisdiction, and the laws in this area are consistently evolving. If we are subject to liability or claims of liability relating to the acts of our property owners or managers, or due to fraudulent listings, we may be subject to negative publicity, incur additional expenses and be subject to liability, any of which could harm our business and our operating results.

Loss or material modification of our credit card acceptance privileges could have a material adverse effect on our business and operating results. Credit card acceptance privileges involve additional potential costs relating to reimbursements and fraud.

The loss of our credit card acceptance privileges could significantly limit the availability and desirability of our products and services. Moreover, if we fail to fully perform our contractual obligations we could be obligated to reimburse credit card companies for refunded payments that have been contested by the cardholders. In addition, even when we are in compliance with these obligations, we bear other expenses including those related to the acceptance of fraudulent credit cards. As a result of all of these risks, credit card companies may require us to set aside additional cash reserves, may increase the transaction fees they charge us, or may even refuse to renew our acceptance privileges.

In addition, credit card networks, such as Visa, MasterCard and American Express, have adopted rules and regulations that apply to all merchants who process and accept credit cards and include the Payment Card Industry Data Security Standards, or the PCI DSS. Under these rules, we are required to adopt and implement internal controls over the use, storage and security of card data. We assess our compliance with the PCI DSS rules on a periodic basis and make necessary improvements to our internal controls. Failure to comply may subject us to fines, penalties, damages and civil liability and could prevent us from processing or accepting credit cards. However, we cannot guarantee that compliance with these rules will prevent illegal or improper use of our payments systems or the theft, loss or misuse of the credit card data.

The loss of, or the significant modification of, the terms under which we obtain credit card acceptance privileges could have a material adverse effect on our business, revenue and operating results.

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Our revenue, expenses and operating results could be negatively affected by changes in travel, real estate and alternative lodging rental (ALR) markets, as well as general economic conditions.

Our business is particularly sensitive to trends in the travel, real estate and vacation rental markets, which are unpredictable, as well as trends in the general economy. Therefore, our operating results, to the extent they reflect changes in the broader travel, real estate and vacation rental industries, may be subject to significant fluctuations. Changes in the travel industry, such as disruptions caused by war, terrorist attacks, natural disasters, weather bankruptcies or diseases could significantly reduce the willingness of potential travelers to plan vacation and other travel. Such disruptions that harm or destroy vacation homes could cause the property owners and managers of such homes to cancel or fail to renew their listings. Downturns in real estate markets may result in decreased new building rates and increases in foreclosures, which could also result in fewer vacation rentals available for listing. Also, since vacation travel is generally dependent on discretionary spending, negative general economic conditions could significantly reduce the overall amount that travelers spend on vacation travel. Additionally, property owners may choose or be forced to sell their vacation rentals during periods of economic slowdown or recession. Any or all of these factors could reduce the demand for vacation rentals and our services, reducing our revenue. This in turn could increase our need to make significant expenditures to continue to attract property owners, managers and travelers to our websites.

Vacation rentals are often located in popular vacation destinations around the world and utilized on a seasonal basis. Factors influencing the desirability of vacation rentals in a particular region or season could adversely affect our ability to obtain new listings and retain existing listings.

Alternative lodging rentals (ALR) are often located in popular vacation destinations and utilized on a seasonal basis. As a result, our listings involve properties that are often concentrated in particular regions, and our revenue is dependent upon our ability or willingness to list properties in those regions. If we became unable or unwilling to list properties in a particular region, our listings in the region could decline or cease to grow, and revenue and results of operations could be adversely impacted.

In addition, factors influencing the desirability of ALRs in a particular region or during a specific season could adversely affect our ability to obtain new listings and retain existing listings. A significant natural disaster, political turmoil or other regional disturbance could reduce the number of available vacation rentals in that area, reducing our listing base and our revenue. In addition, if we do not have sufficient property listings in a newly popular vacation destination, we could fail to attract travelers to our websites and property owners and managers may opt to list their properties with a competitor having a greater presence in that area.

We could face liability for transactions and information on or accessible through our online marketplace.

A significant portion of the information available through our online marketplace is submitted by property owners and managers and third parties. Property owners and managers could assert that information concerning them on our websites contains errors or omissions and third parties could seek damages from us for losses incurred if they rely upon such incorrect information. We could also be subject to claims that such information is defamatory, libelous, or infringes on third-party copyrights and privacy and publicity rights. We might be subject to claims that by providing links to third party websites, we are liable for wrongful actions by those third parties. Even if these claims do not result in liability to us, we could incur significant costs in investigating and defending against these claims.

In addition, our services feature a property review platform, which allows travelers to post property reviews and other information about properties, property owners and managers. Although this feedback is generated by users and not by us, claims of libel, defamation or other injury have been made against other Internet service providers offering similar forums and may be made against us for content posted in this forum. Our potential liability for this information could require us to expend substantial resources to reduce our liability exposure and may limit the attractiveness of our online marketplace. Moreover, our general liability insurance may not cover all potential claims to which we are exposed and may not be adequate to indemnify us for all liability that may be imposed and as a result we could face significant liability for such claims which could have a material adverse effect on our cash flows.

Property owner, manager or traveler complaints or negative publicity about our company, our services or our business activities could diminish use of our online marketplace and our brand.

Property owner, manager or traveler complaints or negative publicity about our company, our services or our business activities could severely diminish consumer confidence in and use of our online marketplace and negatively affect our brand. Our measures to combat risks of fraud and breaches of privacy and security can damage relations with our property owners and managers, for instance when we remove listings which have repeatedly been reported as misleadingly described. These measures heighten the need for prompt and accurate customer service to resolve irregularities and disputes. Effective customer service requires significant personnel expense, and this expense, if not managed properly, could significantly impact our profitability. Failure to manage or train our customer service representatives properly could compromise our ability to handle property owner, manager and traveler complaints effectively. If we do not handle these complaints effectively, our reputation may suffer, and we may lose the confidence of property owners, managers and travelers. We may also be the subject of blog or forum postings that include inaccurate statements and create negative publicity. As a result of these complaints or negative publicity, property owners and managers may discontinue their listing with us or travelers may discontinue their use of our websites, and our business, brand and results of operations could be adversely impacted.

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If we do not adequately protect our intellectual property, our ability to compete could be impaired.

Our intellectual property includes the content of our websites, our registered domain names, our registered and unregistered trademarks and patent applications. We believe that our intellectual property is an essential asset of our business and that our domain names and our technology infrastructure currently give us a competitive advantage in the online market for alternative lodging rental (ALR) listings. If we do not adequately protect our intellectual property, our brand, reputation and perceived content value could be harmed, resulting in an impaired ability to compete effectively.

To protect our intellectual property we rely on a combination of copyright, trademark, patent and trade secret laws, contractual provisions and our user policy and restrictions on disclosure. Upon discovery of potential infringement of our intellectual property, we promptly take action we deem appropriate to protect our rights. We also enter into confidentiality agreements with our employees and consultants and seek to control access to and distribution of our proprietary information in a commercially prudent manner. The efforts we have taken to protect our intellectual property may not be sufficient or effective, and, despite these precautions, it may be possible for other parties to copy or otherwise obtain and use the content of our websites without authorization. We may be unable to prevent competitors from acquiring domain names or trademarks that are similar to, infringe upon or diminish the value of our domain names, service marks and our other proprietary rights. Even if we do detect violations and decide to enforce our intellectual property rights, litigation may be necessary to enforce our rights, and any enforcement efforts we undertake could be time-consuming, expensive, distracting and result in unfavorable outcomes. A failure to protect our intellectual property in a cost-effective and meaningful manner could have a material adverse effect on our ability to compete.

Effective trademark, copyright and trade secret protection may not be available in every country in which our products are available over the Internet. In addition, the legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain and still evolving.

We may be subject to claims that we violated intellectual property rights of others, which are extremely costly to defend and could require us to pay significant damages and limit our ability to operate.

Companies in the Internet and technology industries, and other patent and trademark holders seeking to profit from royalties in connection with grants of licenses, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. There may be intellectual property rights held by others, including issued or pending patents and trademarks, that cover significant aspects of our technologies, content, branding or business methods. Any intellectual property claim against us, regardless of merit, could be time-consuming and expensive to settle or litigate and could divert our management’s attention and other resources. These claims also could subject us to significant liability for damages and could result in our having to stop using technology, content, branding or business methods found to be in violation of another party’s rights. We might be required or may opt to seek a license for rights to intellectual property held by others, which may not be available on commercially reasonable terms, or at all. If we cannot license or develop technology, content, branding or business methods for any allegedly infringing aspect of our business, we may be unable to compete effectively. Even if a license is available, we could be required to pay significant royalties, which could increase our operating expenses. We may also be required to develop alternative non-infringing technology, content, branding or business methods, which could require significant effort and expense and be inferior. Any of these results could harm our operating results.

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We currently rely on a small number of third-party service providers to host and deliver a significant portion of our services, and any interruptions or delays in services from these third parties could impair the delivery of our services and harm our business.

We rely on third-party service providers for numerous products and services, including payment processing services, data center services, web hosting services, insurance products for customers and travelers and some customer service functions. We rely on these companies to provide uninterrupted services and to provide their services in accordance with all applicable laws, rules and regulations.

We use a combination of third-party data centers distributed globally across multiple regions to host our websites and core services. We do not control the operation of any of the third-party data center facilities we use. These facilities, including our co-location hosting center, may be subject to break-ins, computer viruses, denial-of-service attacks, sabotage, acts of vandalism and other misconduct. They are also vulnerable to damage or interruption from power loss, telecommunications failures, fires, floods, earthquakes, hurricanes, tornadoes and similar events. We currently do not have a comprehensive disaster recovery plan in place nor do our systems provide complete redundancy of data storage or processing. As a result, the occurrence of any of these events, a decision by our third-party service providers to close their data center facilities without adequate notice or other unanticipated problems could result in loss of data as well as a significant interruption in our services and harm to our reputation and brand. Additionally, our third-party data center facility agreements are of limited durations, and our third-party data center facilities have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew our agreements with these facilities on commercially reasonable terms, we may experience delays in the provisioning of our services until an agreement with another data center facility can be arranged. This shift to alternate data centers could take more than 24 hours depending on the nature of the event.

Furthermore, we depend on continuous and uninterrupted access to the Internet through third-party bandwidth providers to operate our business. If we lose the services of one or more of our bandwidth providers for any reason or if their services are disrupted, we could experience disruption in our services or we could be required to retain the services of a replacement bandwidth provider, which could harm our business and reputation.

Our operations are dependent on the availability of electricity, which also comes from third-party providers. If we or the third-party data center facilities that we use to deliver our services were to experience a major power outage, it could result in disruption of our services and harm to our business.

If these companies experience difficulties and are not able to provide services in a reliable and secure manner, if they do not operate in compliance with applicable laws, rules and regulations and, with respect to payment and card processing companies, if they are unable to effectively combat the use of fraudulent payments on our websites, our results of operations and financial positions could be materially and adversely affected. In addition, if such third-party service providers were to cease operations or face other business disruption either temporarily or permanently, or otherwise face serious performance problems, we could suffer increased costs and delays until we found or developed an equivalent replacement, any of which could have an adverse impact on our business and financial performance.

Our processing, storage, use and disclosure of personal data will expose us to risks of internal or external security breaches and could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights.

The security of data when engaging in electronic commerce is essential in maintaining consumer and supplier confidence in our services. Substantial or ongoing security breaches whether instigated internally or externally on our systems or other internet based systems could significantly harm our future business. It is possible that advances in computer circumvention capabilities, new discoveries or other developments, including our own acts or omissions, could result in a compromise or breach of customer transaction data.

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We cannot guarantee that our security measures will prevent security breaches or attacks. A party (whether internal, external, an affiliate or unrelated third party) that is able to circumvent our security systems could steal customer information or transaction data, proprietary information or cause significant interruptions in our operations. For instance, from time to time, companies have experienced “denial-of-service” type attacks that have made portions of websites slow or unavailable for periods of time. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches, and reductions in website availability and response time could cause loss of substantial business volumes during the occurrence of any such incident. Security breaches could result in negative publicity, damage our reputation, expose us to risk of loss or litigation and possible liability and subject us to regulatory penalties and sanctions. Security breaches could also cause customers and potential customers to lose confidence in our security, which would have a negative effect on the value of our brand.

We also face risks associated with security breaches affecting third parties conducting business over the Internet. Consumers generally are concerned with security and privacy on the Internet, and any publicized security problems could inhibit the growth of the Internet and, therefore, our services as a means of conducting commercial transactions. Additionally, security breaches at third parties such as supplier or distributor systems upon which we may rely could result in negative publicity, damage our reputation, expose us to risk of loss or litigation and possible liability and subject us to regulatory penalties and sanctions.

In our processing transactions, we will receive and store a large volume of personally identifiable data. We could be adversely affected if legislation or regulations are expanded to require changes in our business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, results of operations and financial condition.

Our websites may encounter technical problems and service interruptions.

Our websites may in the future experience slower response times or interruptions as a result of increased traffic or other reasons. These delays and interruptions resulting from failure to maintain Internet service connections to our site could frustrate visitors and reduce our future web site traffic, which could have a material adverse effect on our business.

If we do not successfully implement any acquisition strategies, our operating results and prospects could be harmed.

We face competition within our industry for acquisitions of businesses, technologies and assets, and, in the future, such competition may become more intense. As such, even if we are able to identify an acquisition that we would like to consummate, we may not be able to complete the acquisition on commercially reasonable terms or at all because of such competition. Furthermore, if we enter into negotiations that are not ultimately consummated, those negotiations could result in diversion of management time and significant out-of-pocket costs. Even if we are able to complete such acquisitions, we may additionally expend significant amounts of cash or incur substantial debt to finance them, which indebtedness could result in restrictions on our business and use of available cash. In addition, we may finance or otherwise complete acquisitions by issuing equity or convertible debt securities, which could result in dilution of our existing stockholders. If we fail to evaluate and execute acquisitions successfully, we may not be able to realize their benefits. If we are unable to successfully address any of these risks, our business, financial condition or operating results could be harmed.

Our culture emphasizes rapid innovation and prioritizes property owner, manager, and traveler experience over short-term financial results.

We have a culture that encourages rapid development and release of new and improved products and services, and generally prioritizes property owner, manager, and traveler experience over short-term financial results. We have taken actions to make product or other decisions moving forward that have had the effect of reducing our short-term revenue or profitability if we believe that the decisions benefit long term-revenue and profitability through improved property owner, manager, and traveler experience and/or conversion rates (i.e., our ability to convert visitors to our websites into customers) and pricing. The short-term reductions in revenue or profitability could be more severe than we anticipate. These decisions may not produce the long-term benefits that we expect, in which case our growth, website experience, relationships with property owners, managers, and travelers and advertisers, and business and results of operations could be harmed.

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Our failure to maintain effective internal controls could adversely affect our financial position and lower our stock price.

We are subject to reporting and other obligations under the Exchange Act, including the requirements of the Sarbanes-Oxley Act. These provisions require annual management assessments of the effectiveness of our internal controls over financial reporting. We also operate in a complex environment and expect these obligations, together with our rapid growth and expansion through acquisitions, to place significant demands on our management and administrative resources, including accounting and tax resources. Although we have expanded the depth of the finance and accounting staff, we may need to hire additional personnel. If we are unable to conclude that our internal control over financial reporting is effective, our investors could lose confidence in the accuracy and completeness of our financial reports.

We have identified a material weakness in our internal control over financial reporting which could, if not remediated, adversely affect our ability to report our financial condition, cash flows and results of operations in a timely and accurate manner and/or increase the risk of future misstatements, which could have a material adverse effect on our business, financial condition, cash flows and results of operations and could cause the market value of our common shares and/or debt securities to decline.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. Based on reviews conducted by management, we have concluded that a material weakness in the Company’s internal controls over financial report existed that contributed to the errors in accounting that necessitated the restatement of previously issued financial statements for the year ended February 28, 2015. A material weakness is a deficiency, or a combination of deficiencies, in internal controls over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The Company has identified certain remediation actions and is in the process of implementing them, but such efforts are not complete and remain ongoing. If we do not complete our remediation in a timely manner or if our remedial measures are insufficient to address the material weaknesses, or if additional material weaknesses in our internal controls are discovered or occur in the future, it may materially adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner and there will continue to be an increased risk of future misstatements. Although we regularly review and evaluate internal controls systems to allow management to report on the effectiveness of our internal controls over financial reporting, we may discover additional weaknesses in our internal controls over financial reporting or disclosure controls and procedures. The next time we evaluate our internal controls over financial reporting and disclosure controls and procedures, if we identify one or more new material weaknesses or have been unable to timely remediate our existing material weaknesses, we would be unable to conclude that our internal controls over financial reporting or disclosure controls and procedures are effective. If we are unable to conclude that our internal controls over financial reporting or our disclosure controls and procedures are effective, or if our independent registered public accounting firm expresses an opinion that our internal controls over financial reporting is ineffective, we may not be able to report our financial condition and results of operations in a timely and accurate manner, which could have a material adverse effect on our business, financial condition, cash flows and results of operations and could cause the market value of our common shares to decline. In addition, any potential future restatements could subject us to additional adverse consequences, including sanctions by the SEC, shareholder litigation and other adverse actions. Moreover, we may be the subject of further negative publicity focusing on such financial statement adjustments and resulting restatement and negative reactions from our shareholders, creditors or others with whom we do business. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, cash flows and results of operations and could cause the market value of our common shares to decline.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or where shares are to be issued to our officers, directors and applicable consultants. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, which may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

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We have significant indebtedness, which could adversely affect our business and financial condition.

As of May 31, 2016, the aggregate face value of our outstanding convertible senior promissory notes was approximately $1.7 million. Risks relating to our indebtedness include:

●	increasing our vulnerability to general adverse economic and industry conditions;

●	requiring us to dedicate a portion of our cash flow from operations to principal and interest payments on our indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

●	making it more difficult for us to optimally capitalize and manage the cash flow for our businesses;

●	limiting our flexibility in planning for, or reacting to, changes in our businesses and the markets in which we operate;

●	possibly placing us at a competitive disadvantage compared to our competitors that have less debt;

●	applying the accounting method for convertible debt securities that may be settled in cash, which requires the notes’ equity component to be included in the paid-in capital section of stockholders’ equity and the value of the equity component to be treated as a debt discount. The amortization of this discount will result in lower reported net income which in turn could adversely affect our reported financial results;

●	limiting our ability to borrow additional funds or to borrow funds at rates or on other terms that we finds acceptable; and

●	responding to the conditional conversion feature of the notes, which if triggered could adversely affect our liquidity if we elect to satisfy our conversion obligation through the payment of cash.

William Kerby and Don Monaco, our CEO and Chairman and Director, together own approximately 97% of our voting securities which gives them significant influence over the affairs of our Company.

William Kerby (CEO and Chairman) and Don Monaco (Director), collectively control approximately 97% of our voting securities which gives them significant voting control over our Company. Mr. Kerby owns 794,611 shares of Series A Preferred Stock (convertible into 1,589,222 shares of common stock) and 111,134 shares of common stock (100,117 directly and 11,017 beneficially) and Mr. Monaco owns 1,075,000 shares of Series A Preferred Stock (convertible into 2,150,000 shares of common stock) and 1,332,046 beneficially owned shares of common stock. Each share of Series A Preferred Stock provides the holder thereof 100 votes on stockholder matters. As a result, Messrs. Kerby and Monaco collectively control approximately 97% of our voting securities, thereby giving them significant influence in electing our directors and appointing management, possibly approving, delaying or preventing mergers or deals and suppressing the value of our common stock.

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Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act and the Dodd-Frank Act, related rules and regulations of the SEC, with which a private company is not required to comply. Complying with these laws, rules and regulations will occupy a significant amount of time of our sole director and management and will significantly increase our costs and expenses, which we cannot estimate accurately at this time. Among other things, we must:

●	establish and maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our common stock;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

In addition, being a public company subject to these rules and regulations may require us to accept less director and officer liability insurance coverage than we desire or to incur substantial costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors.

Risks Related to Ownership of Our Common Stock

Our stock price may be volatile.

The market price of our common stock is likely to be volatile and could be subject to wide fluctuations in response to, among other things, the risk factors described in this section of this prospectus, and other factors beyond our control. Factors affecting the trading price of our common stock could include:

●	variations in our operating results;

●	variations in operating results of similar companies and competitors;

●	changes in the estimates of our operating results or changes in recommendations by any securities analysts that elect to follow our common stock;

●	changes in our outlook for future operating results which are communicated to investors and analysts;

●	announcements of technological innovations, new products, services or service enhancements, strategic alliances or agreements by us or by our competitors;

●	marketing and advertising initiatives by us or our competitors;

●	the gain or loss of listings;

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●	threatened or actual litigation;

●	changes in our management;

●	recruitment or departures of key personnel;

●	market conditions in our industry, the travel industry and the economy as a whole;

●	the overall performance of the equity markets;

●	sales of shares of our common stock by existing stockholders;

●	the reports of industry research analysts who cover our competitors and us;

●	stock-based compensation expense under applicable accounting standards; and

●	adoption or modification of regulations, policies, procedures or programs applicable to our business.

Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations and general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock regardless of our actual operating performance. Each of these factors, among others, could harm the value of our common stock.

In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us, regardless of the merits or outcome, could result in substantial costs and divert our management’s attention from other business concerns, which could materially harm our business.

An active, liquid and orderly market for our common stock may not develop, and you may not be able to resell your common stock at or above the public offering price.

Prior to this offering, our common stock is traded on the OTCQB quotation system, which is a FINRA-sponsored entity and operated inter-dealer automated quotation system for equity securities not included in a national exchange. Quotation of our securities on the OTCQB limits the liquidity and price of our common stock more than if our common stock were quoted or listed on the NYSE or the NASDAQ, which are national securities exchanges. Prior to this offering, there has been no public market for the units and warrants offered by this prospectus. Although our common stock is quoted on the OTCQB, our common stock trades infrequently and in low volumes on the OTCQB. The initial offering price of our units will be determined through our negotiations with the underwriter and may not be indicative of the prices that will prevail after this offering.

We have applied to list our units, common stock and warrants on the NYSE MKT upon the completion of this offering. Even if our securities are listed on the NYSE MKT, there is no assurance that the securities will trade in the public market at or above the public offering price. Furthermore, there is no assurance that an active trading market for any of our securities will develop or be sustained following this offering. If an active market for our securities does not develop or is not maintained, it may be difficult for you to sell the securities that you purchase in this offering when you wish to sell them or at a price that you consider satisfactory. An inactive trading market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire other companies or technologies by using our securities as consideration.

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Our common stock is a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”

Our common stock is a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). Unless we maintain a per-share price above $5.00, or meet other qualifications, these rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction. Legal remedies available to an investor in “penny stocks” may include the following:

If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

However, investors who have signed arbitration agreements may have to pursue their claims through arbitration.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments. For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. Our common stock continue to be classified as a “penny stock” in the future.

We are applying for listing of our common stock on the NYSE MKT. We can provide no assurance that our common stock will qualify to be listed, and if listed, that our common stock will continue to meet NYSE MKT listing requirements. If we fail to comply with the continuing listing standards of the NYSE MKT, our securities could be delisted.

We expect that our common stock will be eligible to be listed on the NYSE MKT. However, we can provide no assurance that our application will be approved, and that an active trading market for our common stock will develop and continue. If, after listing, we fail to satisfy the continued listing requirements of The NYSE MKT, such as the corporate governance requirements or the minimum closing bid price requirement, the NYSE MKT may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NYSE MKT minimum bid price requirement or prevent future non-compliance with the NYSE MKT’s listing requirements.

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The market price of our common stock may be highly volatile, and you may not be able to resell your shares at or above the price at which you purchase them.

Companies trading in the stock market in general have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

The market price of our common stock may be volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

•	Inability to obtain additional funding;
•	Our ability to attract and maintain customers and visitors to our websites;
•	Our ability to compete in our industry;
•	Failure to maintain our existing strategic collaborations or enter into new collaborations;
•	Failure by us or our licensors, if any, and strategic collaboration partners to prosecute, maintain or enforce our intellectual property rights;
•	Changes in laws or regulations applicable to future products and services;
•	Adverse regulatory decisions;
•	Introduction of new products, services or technologies by our competitors;
•	Failure to meet or exceed financial projections we may provide to the public;
•	Failure to meet or exceed the financial projections of the investment community;
•	The perception of the travel industry by the public, legislatures, regulators and the investment community;
•	Announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;
•	Additions or departures of key management personnel;
•	Significant lawsuits;
•	Changes in the market valuations of similar companies;
•	Sales of our common stock by us or our stockholders in the future; and
•	Trading volume of our common stock.

Our incorporation documents and Nevada law may inhibit a takeover that stockholders consider favorable and could also limit the market price of our common stock, which may inhibit an attempt by our stockholders to change our direction or management.

Nevada law and our articles of incorporation contain provisions that could delay or prevent a change in control of our Company. Some of these provisions include the following:

●	authorize our board of directors to determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the preferred stock and to fix the number of shares constituting any series and the designation of such series without further action by our stockholders; and

●	Prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.

These and other provisions in our articles of incorporation, as amended, and under Nevada law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions. Furthermore, these provisions may inhibit an attempt by our stockholders to change our direction or management.

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We adopted provisions in our amended and restated articles of incorporation limiting the liability of management to stockholders.

We have adopted provisions, and will maintain provisions, to our amended and restated articles of incorporation that limit the liability of our directors, and provide for indemnification by us of our directors and officers to the fullest extent permitted by Nevada law. Our amended and restated articles of incorporation and Nevada law provide that directors have no personal liability to third parties for monetary damages for actions taken as a director, except for breach of duty of loyalty, acts or omissions not in good faith involving intentional misconduct or knowing violation of law, unlawful payment of dividends or unlawful stock repurchases, or transactions from which the director derived improper personal benefit. Such provisions limit the stockholders’ ability to hold directors liable for breaches of fiduciary duty and reduce the likelihood of derivative litigation against directors and officers.

Risks Related to This Offering

A significant portion of our total outstanding shares of common stock are restricted from immediate resale but may be sold into the market in the near future, which could cause our stock price to decline.

A significant number of our outstanding shares are subject to contractual lock-up restrictions on resale that extend for twelve (12) months after the date of this prospectus pursuant to lock-up agreements that our officers, directors and certain stockholders have signed, as more fully described in the section entitled “Underwriting” in this prospectus. If these stockholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market after the expiration of the applicable lock-up period, the trading price of our common stock could decline significantly and could decline below the public offering price.

We will have broad discretion in how we use the net proceeds from this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

We will have considerable discretion in the application of the net proceeds that we receive from this offering. We intend to use the net proceeds from this offering to fund marketing efforts as well as for operating working capital and other general corporate purposes. As a result, investors will be relying on management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Investors in this offering will pay a higher price than the book value of our common stock and will experience immediate and substantial dilution as a result of this offering.

If you purchase common stock in this offering, you will pay more for your shares than the amounts paid by existing stockholders for their shares. You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to $__________ million in units offered in this offering, at an assumed public offering price of $ per share and warrant, and after deducting the underwriter discounts and commissions and other estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $__________ per share, or _____________%, at the assumed public offering price, assuming no exercise of the warrants. In addition, in the past, we issued options and warrants to acquire shares of common stock at prices significantly below the public offering price. To the extent these options are ultimately exercised, you will sustain future dilution. We may also acquire or license other technologies or finance strategic alliances by issuing equity, which may result in additional dilution to our stockholders.

We do not intend to pay cash dividends in the foreseeable future.

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Accordingly, you may have to sell some or all of your shares of our common stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell shares and you may lose the entire amount of the investment.

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If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports, about us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us and our business. We do not currently have and may never obtain research coverage by securities or industry analysts. Securities or industry analysts may elect not to provide coverage of our common stock after the completion of this offering, and such lack of coverage may adversely affect the market price of our common stock. In the event we do have securities or industry analyst coverage, we will not have any control over the analysts or the content and opinions included in their reports. The price of our stock could decline if one or more securities or industry analysts downgrade our stock or issue other unfavorable commentary or research. If one or more securities or industry analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which in turn could cause our stock price or trading volume to decline.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NYSE MKT, with which a private company is not required to comply. Complying with these laws, rules and regulations will occupy a significant amount of time of our Board of Directors and management and will significantly increase our costs and expenses, which we cannot estimate accurately at this time. Among other things, we must:

●	establish and maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the NYSE MKT;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our common stock;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

In addition, being a public company subject to these rules and regulations may require us to accept less director and officer liability insurance coverage than we desire or to incur substantial costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee, and qualified executive officers.

The warrants issued in this offering may not have any value.

The warrants issued in this offering will be exercisable beginning     days after their issuance and will expire on the fifth anniversary of the date of issuance. In the event the trading price of our common stock does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value. There is no assurance that the market price of our common stock will ever equal or exceed the exercise price of the warrants, and there is no assurance as to what the market price of the warrants will be.

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As a holder of warrants, you will have no rights as a stockholder with respect to the shares of common stock underlying the warrants until you acquire our common stock.

Until you acquire our common stock upon exercise of your warrants, you will have no rights with respect to the common stock underlying those warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date for actions to be taken by our common stockholders occurs after the date you exercise your warrants.

We will incur significant costs to ensure compliance with U.S. and NYSE MKT reporting and corporate governance requirements.

We will incur significant costs associated with our public company reporting requirements and with applicable U.S. and NYSE MKT corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC and the NYSE MKT. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

DETERMINATION OF OFFERING PRICE

On September 21, 2016, the last reported sale price of shares of our common stock on the OTCQB Marketplace was $2.63. This price is not indicative of the public offering price for our units or of the market price of our common stock following the offering due to several factors, including the historical low trading volume, a limited amount of news and analyst coverage for our company and historical limited liquidity of our common stock on the OTCQB Marketplace.

The offering price set forth on the cover of this prospectus has been determined by discussions between us and the underwriter. In addition to prevailing market conditions, the following are among the factors that were considered in determining the offering price for our securities:

●	an assessment of our management and the underwriter as to the price at which investors might be willing to participate in this offering;

●	the price and trading history (including trading volume of our common stock on the OTCQB Marketplace);

●	the history of, and prospects for, our company and the industry in which we compete;

●	our past and present financial information;

●	our past and present operations, and the prospects for, and timing of, our future revenues;

●	the present state of our development;

●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours; and

●	other factors as were deemed relevant.

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The offering prices stated on the cover page of this prospectus should not be considered as an indication of the actual value of our units. An active trading market for the units, common stock and/or the warrants offered as part of the units may not develop and the price of our securities is subject to change as a result of market conditions and other factors. It is also possible that after the offering the securities will not trade in the public market at or above the public offering price.

USE OF PROCEEDS

Based on an assumed public offering price of $ per unit, we estimate that the net proceeds to us from the sale of the units that we are offering will be approximately $ million, after deducting underwriting discounts and commissions and estimated offering expenses. In addition, if all of the warrants offered pursuant to this prospectus are exercised in full for cash, we will receive approximately an additional $ million in cash.

A $1.00 increase (decrease) in the assumed public offering price of $ per unit, would increase (decrease) the net proceeds from this offering by approximately $ million, assuming the number offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of one million units offered by us would increase (decrease) the net proceeds from this offering by approximately $ million, assuming the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purpose of this offering is to increase our financial flexibility for the next eighteen (18) months. We currently expect to use the net proceeds from this offering as follows:

•	$ for sales and marketing Staff expansion;
•	$ for completion of the platforms and technology;
•	$ for marketing; and
•	the remainder for working capital and other general corporate purposes.

Notwithstanding the above, the amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use portions of the net proceeds for other purposes, and we will have broad discretion in the application and allocation of the net proceeds from this offering. Pending these uses, we intend to invest the net proceeds in high quality, investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or hold as cash.

PRICE RANGE OF COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock currently trades on the OTCQB market under the ticker symbol “MKGI”. Our fiscal year end is February 28 or 29 depending on the year. The following table sets forth the high and low trading price of our common stock for each quarter during the past two (2) fiscal years, the quarters ended May 31, 2016 and August 31, 2016, and the portion of the current quarter from September 1, 2016 to September 14, 2016:

Period	High Price	Low Price
Fiscal Year Ended February 28, 2015
First Quarter	$14.25	$2.53
Second Quarter	$5.00	$1.10
Third Quarter	$2.00	$1.00
Fourth Quarter	$2.50	$1.03

Fiscal Year Ended February 29, 2016
First Quarter	$4.48	$1.25
Second Quarter	$9.99	$2.85
Third Quarter	$4.10	$2.21
Fourth Quarter	$5.00	$1.10

Fiscal Year Ended February 28, 2017
First Quarter	$3.85	$1.33
Second Quarter	$4.35	$1.71
Third Quarter (through September 14, 2016)	$3.80	$2.84

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These quotations reflect interdealer prices, without retail markup, markdown, or commission and may not represent actual transactions.

Holders

On September 21, 2016, the last reported sales price of our common stock was $2.63 per share and there were 136 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, this number of record stockholders is not indicative of the total number of stockholders of the Company when including securities beneficially owned.

DIVIDEND POLICY

We have neither declared nor paid cash dividends on our common stock and do not expect to pay dividends on our common stock for the foreseeable future. We anticipate all of our earnings will be used for the operation and growth of our business. Any future determination to pay dividends on our common stock would be subject to the discretion of our board of directors and would depend upon various factors, including our results of operations, financial condition and liquidity requirements, restrictions that may be imposed by applicable law and our contracts, and other factors deemed relevant by our board of directors.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and capitalization as of May 31, 2016:

●	on an actual basis; and

●	on a pro forma as adjusted basis to give effect to our sale in this offering of units at an assumed public offering price of $ per unit, after deducting the underwriting discounts and commissions and estimated offering expenses.

You should read the following table together with “Description of Capital Stock” appearing elsewhere in this prospectus, and our financial statements and related notes included under “Financial Statements” herein.

	As of May 31, 2016
	Reviewed	Pro Forma	Pro Forma as adjusted(1)

Net tangible assets	974,819
Current Liabilities	3,050,638
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 12,000,000 shares authorized; 1,869,611 shares of Series A Convertible Preferred Stock, 125,200 shares of Series B Convertible Preferred Stock, 13,100 shares of Series C Convertible Preferred Stock, and 132,156 shares of Series D Convertible Preferred Stock issued and outstanding	18,698
Common Stock, $0.00001 par value; 500,000,000 shares authorized; 7,327,553 shares issued, actual; 9,417,533 shares issued, pro forma	73
Additional paid-in capital	93,976,541
Accumulated deficit	(94,688,981)
Total stockholders’ equity	(693,669)
Total capitalization	(693,669)

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(1)	A $1.00 increase (decrease) in the assumed public offering price of $ per unit, would increase (decrease) the amount of current assets, additional paid-in capital, total stockholders’ equity and total capitalization on a pro forma basis by approximately $ million, assuming the number offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of one million units offered by us would increase (decrease) current assets, total stockholders’ equity and total capitalization on a pro forma basis by approximately $ million, assuming the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual offering price and other terms of this offering determined at pricing.

The actual and pro forma information set forth in the table excludes:

•	shares issuable upon the exercise of warrants sold in this offering;

•	4,050 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $7.25 per share;

•	3,739,222 shares of common stock issuable upon the conversion of 1,869,611 outstanding shares of Series A Preferred Stock;

•	1,804 shares of common stock issuable upon the conversion of 90,200 outstanding shares of Series B Preferred Stock;

•	5,200 shares of common stock issuable upon the conversion of 13,000 outstanding shares of Series C Preferred Stock;

•	46,862 shares of common stock issuable upon the conversion of 117,156 outstanding shares of Series D Preferred Stock;

•	shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at a weighted-average exercise price of $ per share; and

•	up to 200,000 shares of common stock issuable upon exercise of outstanding warrants by the underwriter (“Underwriter Warrants” not included in the number of warrants outstanding above) to purchase shares of common stock at the weighted-average exercise price of $ per share.

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 Subsequent to May 31, 2016, on August 26, 2016, we converted all of our outstanding Series B (10,200 shares), Series C (1,000 shares) and Series D (68,956 shares) Preferred Stock, into an aggregate of 160,312 shares of our common stock, pursuant to certain special conversion terms offered in connection therewith and the mandatory conversion terms thereof. Specifically, we offered the holders of our Series B, C and D Preferred Stock, the option to convert such securities into our common stock prior to August 26, 2016, on more favorable terms than the stated conversion terms of such securities. Our Series B Preferred Stock holders were offered the option to convert such preferred stock (which has a $5.00 per share stated value) into common stock at a special conversion rate of $2.50 per share of the Company’s common stock (based on the stated value) provided accrued dividends were waived (instead of the stated $250.00 per share conversion price). In aggregate shareholders holding 70,200 shares our Series B Preferred Stock agreed to convert their shares into common stock based on the more favorable optional conversion terms and were issued 140,400 shares of common stock in connection with such conversion. Our Series C Preferred Stock holders were offered the option to convert such preferred stock (which has a $5.00 per share stated value) into common stock at a special conversion rate of $2.50 per share of the Company’s common stock (based on the stated value) provided accrued dividends were waived (instead of the stated $12.50 per share conversion price). In aggregate shareholders holding 9,000 shares of our Series C Preferred Stock agreed to convert their shares into common stock based on the more favorable optional conversion terms and were issued 18,000 shares of common stock in connection with such conversion. Our Series D Preferred Stock holders were offered the option to convert such preferred stock (which has a $5.00 per share stated value) into common stock at a special conversion rate of $2.50 per share of the Company’s common stock (based on the stated value) provided accrued dividends were waived (instead of the stated $12.50 per share conversion price). In aggregate shareholders holding 74,156 shares our Series D Preferred Stock agreed to convert their shares into common stock based on the more favorable optional conversion terms and were issued 148,312 shares of common stock in connection with such conversion.

DILUTION

If you invest in units offered by us in this offering, your interest will be diluted to the extent of the difference between the public offering price per unit and the pro forma net tangible book value per share of our common stock immediately after this offering.

The net tangible book value (deficit) of our common stock as of May 31, 2016 was $(2,308,653) or $(0.32) per share of common stock. Net tangible book value per share represents our total tangible assets less our total tangible liabilities, divided by the number of shares of common stock outstanding on such date.

Net tangible book value dilution per share of common stock in each unit to new investors represents the difference between the amount per share of common stock in each unit paid by purchasers of common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after the completion of this offering. After giving effect to our sale of units in this offering at an assumed public offering price of $ per unit, and after deducting underwriting discounts and commissions and estimated offering expenses, our pro forma net tangible book value as of May 31, 2016, would have been $ per share. This represents an immediate increase in net tangible book value of $ per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $ per share to purchasers of units in this offering, as illustrated in the following table:

Initial public offering price per share		(0.32)	$
Historical net tangible book deficit per share as of May 31, 2016		$(0.29)
Increase in net tangible book value per share attributable to investors participating in this offering	$
As adjusted net tangible book deficit per share after this offering			$
As adjusted dilution in net tangible book deficit per share to investors participating in this offering			$

The above discussion and tables are based on 7,327,553 shares of common stock issued and outstanding as of May 31, 2016, and excludes:

•	4,050 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $7.25 per share;

•	3,739,222 shares of common stock issuable upon the conversion of 1,869,611 outstanding shares of Series A Preferred Stock;

•	1,804 shares of common stock issuable upon the conversion of 90,200 outstanding shares of Series B Preferred Stock;

•	5,200 shares of common stock issuable upon the conversion of 13,000 outstanding shares of Series C Preferred Stock;

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•	46,862 shares of common stock issuable upon the conversion of 117,156 outstanding shares of Series D Preferred Stock;

•	shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at a weighted-average exercise price of $ per share; and

•	up to 200,000 shares of common stock issuable upon exercise of outstanding warrants by the underwriter (“Underwriter Warrants” not included in the number of outstanding warrants above) to purchase shares of common stock at the weighted-average exercise price of $ per share.

Subsequent to May 31, 2016, on August 26, 2016, we converted all of our outstanding Series B (10,200 shares), Series C (1,000 shares) and Series D (68,956 shares) Preferred Stock, into an aggregate of 160,312 shares of our common stock, pursuant to certain special conversion terms offered in connection therewith and the mandatory conversion terms thereof. Specifically, we offered the holders of our Series B, C and D Preferred Stock, the option to convert such securities into our common stock prior to August 26, 2016, on more favorable terms than the stated conversion terms of such securities. Our Series B Preferred Stock holders were offered the option to convert such preferred stock (which has a $5.00 per share stated value) into common stock at a special conversion rate of $2.50 per share of the Company’s common stock (based on the stated value) provided accrued dividends were waived (instead of the stated $250.00 per share conversion price). In aggregate shareholders holding 70,200 shares our Series B Preferred Stock agreed to convert their shares into common stock based on the more favorable optional conversion terms and were issued 140,400 shares of common stock in connection with such conversion. Our Series C Preferred Stock holders were offered the option to convert such preferred stock (which has a $5.00 per share stated value) into common stock at a special conversion rate of $2.50 per share of the Company’s common stock (based on the stated value) provided accrued dividends were waived (instead of the stated $12.50 per share conversion price). In aggregate shareholders holding 9,000 shares of our Series C Preferred Stock agreed to convert their shares into common stock based on the more favorable optional conversion terms and were issued 18,000 shares of common stock in connection with such conversion. Our Series D Preferred Stock holders were offered the option to convert such preferred stock (which has a $5.00 per share stated value) into common stock at a special conversion rate of $2.50 per share of the Company’s common stock (based on the stated value) provided accrued dividends were waived (instead of the stated $12.50 per share conversion price). In aggregate shareholders holding 74,156 shares our Series D Preferred Stock agreed to convert their shares into common stock based on the more favorable optional conversion terms and were issued 148,312 shares of common stock in connection with such conversion.

 DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.00001 par value per share and 100,000,000 shares of preferred stock, $0.00001 par value per share (“Preferred Stock”).

As of the date of this prospectus, we have 8,582,652 shares of our common stock outstanding, 3,000,000 designated shares of Series A 10% Cumulative Convertible Preferred Stock (“Series A Preferred” or “Series A Preferred Stock”) and 1,869,611 shares of Series A Preferred outstanding, 3,000,000 designated shares of Series B Convertible Preferred Stock (“Series B Preferred” or “Series B Preferred Stock”), with -0- shares of Series B Preferred Stock issued and outstanding, 3,000,000 designated shares of Series C Convertible Preferred Stock (“Series C Preferred” or “Series C Preferred Stock”), with -0- shares of Series C Preferred Stock issued and outstanding, and 3,000,000 designated shares of Series D Convertible Preferred Stock (“Series D Preferred” or “Series D Preferred Stock”), with -0- shares of Series D Convertible Preferred Stock outstanding.

The following description of our capital stock is a summary only and is subject to and qualified in its entirety by reference to the applicable provisions of the Nevada Revised Statutes, and our charter and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is part. You should refer to, and read this summary together with, our Articles of Incorporation, designations of preferred stock and Bylaws, each as amended and restated to date, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

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Common Stock

Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of the Company, and after payment to our creditors and preferred shareholders, if any, our assets will be divided pro rata on a share-for-share basis among the holders of our common stock. Each share of our common stock is entitled to one vote on all shareholder matters. Shares of our common stock do not possess any cumulative voting rights.

The presence of the persons entitled to vote a majority of the outstanding voting shares on a matter before the stockholders constitute the quorum necessary for the consideration of the matter at a stockholders’ meeting.

The vote of the holders of a majority of the shares cast on each proposal at a meeting at which a quorum is present constitute the act of the stockholders, except for the election of directors, who are appointed by a plurality of the shares entitled to vote at a meeting at which a quorum is present. The common stock does not have cumulative voting rights, which means that the holders of 51% of the common stock voting for election of directors can elect 100% of our directors if they choose to do so.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Series A Preferred Stock

The holders of record of shares of Series A Preferred Stock are entitled to vote on all matters submitted to a vote of the shareholders of the Company and are entitled to one hundred (100) votes for each share of Series A Preferred Stock. Each share of Series A Preferred Stock is redeemable at $1.00 per share. The Series A Preferred Stock is entitled to a 10% annual dividend, payable as, when and if, declared by the Board of Directors, payable on the first day of April, July, October and January.

Per the terms of the Amended and Restated Certificate of Designations relating to the Series A Preferred Stock, subject to the availability of authorized and unissued shares of Series A Preferred Stock, the holders of Series A Preferred Stock may, by written notice to the Company:

●	elect to convert all or any part of such holder’s shares of Series A Preferred Stock into common stock at a conversion rate of the lower of:
(a) $25.00 per share; or
(b) at the lowest price the Company has issued stock as part of a financing.
●	convert all or part of such holder’s shares (excluding any shares issued pursuant to conversion of unpaid dividends) into debt obligations of the Company, secured by a security interest in all of the assets of the Company and its subsidiaries, at a rate of $25.00 of debt for each share of Series A Preferred Stock.
●	elect to convert all or any part of such holder’s shares of Series A Preferred Stock into shares of the Company’s Series C Preferred Stock, at a conversion rate of five (5) shares of Series A Preferred Stock for every one (1) share of Series C Preferred Stock.

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On February 28, 2014, the Company’s Series A Preferred Stock shareholders agreed to authorize a change to the Certificate of Designations of the Series A Preferred Stock in Nevada to lock the conversion price to the lower of (a) a fixed price of $0.50 per share; and (b) the lowest price the Company has issued stock as part of a financing after January 1, 2006.

In the event of any liquidation, dissolution or winding up of this Company, either voluntary or involuntary (any of the foregoing, a “liquidation”), holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of the common Stock or any other series of Preferred Stock by reason of their ownership thereof an amount per share equal to $1.00 for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series A Preferred Stock held by each such holder, plus the amount of accrued and unpaid dividends thereon (whether or not declared) from the beginning of the dividend period in which the liquidation occurred to the date of liquidation. Additionally, each holder of Series A Preferred Stock holds a security interest in substantially all of our assets in order to secure our obligations in connection with such Series A Preferred Stock.

Except for transfers to family members, or trusts for the benefit of Series A Preferred Stock holders, no holder of Series A Preferred Stock is able to transfer his/her/its shares of Series A Preferred Stock. These shares are owned by a) William Kerby, CEO and Chairman of the Company, b) the Monaco Investment Partners II, LP, of which Donald Monaco, a Director of the Company, is the Managing Partner, and c) the Donald P. Monaco Insurance Trust, which Donald Monaco, a Director of the Company, is the Trustee.

Series B Preferred Stock

The holders of Series B Preferred Stock may elect to convert all or any part of such holder’s shares into:

●	the Company’s common stock on a one for fifty basis, or
●	shares of RealBiz’s common stock at $0.05 per share.

The Series B Preferred Stock is entitled to a 10% annual dividend, payable as, when and if, declared by the Board of Directors on May 31st and November 30th of each year. In the option of the Company the dividend can be paid by issuing shares of common stock equal to 120% of the dividend due divided by the average trading price of the prior 10 trading day period.

Additionally, we may, at our sole discretion, cause all outstanding shares of Series B Preferred Stock to be converted into common stock on a one-for-one basis, if the trading price of our common stock exceeds $375 per share for a period of 10 consecutive trading days.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “liquidation”), the holders are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to 100% of the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of then outstanding Series B Preferred Stock before any distribution or payment shall be made to the holders of any junior securities (common stock), and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders shall be ratably distributed among the holders of all preferred stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Series C Preferred Stock

The holders of Series C Preferred Stock may elect to convert all or any part of such holder’s shares into:

●	common stock on a 2.5 for one basis, or
●	shares of RealBiz’s common stock at $0.10 per share.

The Series C Preferred Stock is entitled to a 10% annual dividend, payable as, when and if, declared by the Board of Directors on May 31st and November 30th of each year. In the option of the Company the dividend can be paid by issuing shares of common stock equal to 120% of the dividend due divided by the average trading price of the prior 10 trading day period.

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The Series C Preferred Stock have no voting rights.

Additionally, we may, at our sole discretion, cause all outstanding shares of Series C Preferred Stock to be converted into common stock on a one-for-one basis, if the trading price of our common stock exceeds $375 per share for a period of 10 consecutive trading days.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “liquidation”), the holders are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to 100% of the stated value of $5 per share, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of then outstanding Series C Preferred Stock before any distribution or payment is to be made to the holders of any junior securities (common stock), and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders are to be ratably distributed among the holders of all preferred stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Series D Preferred Stock

The holders of Series D preferred stock may elect to convert all or any part of such holder’s shares into:

●	common stock on a 2.5 for one basis or
●	shares of RealBiz common stock at $0.15 per share.

The Series D Preferred Stock have no voting rights.

Additionally, we may, at our sole discretion, cause all outstanding shares of Series D Preferred Stock to be converted into common stock on a one-for-one basis, if the trading price of our common stock exceeds $375 per share for a period of 10 consecutive trading days.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “liquidation”), the holders are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to 100% of the stated value of $5 per share, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of then outstanding Series D Preferred Stock before any distribution or payment is to be made to the holders of any junior securities (common stock), and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders are to be ratably distributed among the holders of all preferred stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Units

We are offering by this prospectus 2,000,000 units, with each unit consisting of one share of our common stock and one warrant to purchase one share of our common stock at an exercise price of $           per share. The units are being offered at a price of $           per unit. We have granted the underwriter an option to purchase from us up to an additional 300,000 units at the public offering price per unit, less the underwriting discount, within 45 days after the date of this prospectus to cover over-allotments, if any.

This prospectus also relates (1) to the offering and issuance of shares of our common stock upon any exercise of the warrants that we are offering by this prospectus and (2) to the issuance of warrants and common stock upon the exercise of the unit purchase option that we will issue to the representative of the underwriter.

The shares of common stock and warrants are issued and will trade together as units until the earlier of (i) 90 days following the date of this prospectus, or (ii) such earlier date as may be determined by underwriter, at which point they will automatically separate. If Viewtrade Securities Inc., as underwriter, determines the units should trade separately prior to 90 days following the date of this prospectus, we will issue a press release and file a Current Report on Form 8-K with the Securities and Exchange Commission announcing such separation date of the units.

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Common Stock

We are offering up to 2,000,000 units, each consisting of one share of common stock and a warrant to purchase a share of common stock, with an exercise price of $ per share, pursuant to the registration statement of which this prospectus forms a part. Our common stock is described in greater detail below under “Description of Capital Stock” – “Common Stock”. We have also granted the underwriter an option for a period of 45 days to purchase up to an additional 300,000 units, solely to cover over-allotments, if any.

Warrants to Be Issued as Part of This Offering

The warrants offered in this offering will be issued in a form filed as an exhibit to the registration statement of which this prospectus is a part. You should review a copy of the form of warrant for a complete description of the terms and conditions applicable to the warrants. The following is a brief summary of the warrants and is subject in all respects to the provisions contained in the form of warrant.

Each warrant represents the right to purchase one share of common stock at an exercise price equal to $4.00 subject to adjustment as described below. Each warrant may be exercised on or after the closing date of this offering through and including the close of business on the fifth anniversary of the date of issuance. Each warrant will have an exercise right in the event that the shares of common stock underlying such warrants are not covered by an effective registration statement at the time of such exercise.

The exercise price and the number of shares underlying the warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our common stock, stock combinations or similar events affecting our common stock. In addition, in the event we consummate any merger, consolidation, sale or other reorganization event in which our common stock is converted into or exchanged for securities, cash or other property or we consummate a sale of substantially all of our assets, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property which the holders would have received had they exercised the warrants immediately prior to such reorganization event.

No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a share of common stock. A warrant may be transferred by a holder, upon surrender of the warrant, properly endorsed (by the holder executing an assignment in the form attached to the warrant). The warrants will not be listed on any securities exchange or automated quotation system and we do not intend to arrange for any exchange or quotation system to list or quote the warrants.

Amendments and waivers of the terms of the warrants require the written consent of the holder of such warrant and us.

Underwriter’s Warrants

In addition, we have agreed to issue to the underwriter warrants to purchase units in an amount up to an aggregate of 10% of the number of units sold in this offering with a term of five years. The units issuable upon exercise of these warrants are identical to those offered by this prospectus. The underwriter’s warrants are exercisable for cash (or on a cashless basis) at a per unit exercise price equal to 110% of the public offering price of one unit sold pursuant to this offering commencing on a date which is six months from the date of effectiveness of the registration statement of which this prospectus is a part and expiring on a date which is no more than five years from such effective date in compliance with FINRA Rule 5110(f)(2)(G)(i). The underwriter’s warrants do not have anti-dilution protections and are not transferable for 180 days from the date of the commencement of sales of the offering except as allowed by FINRA Rule 5110(i).

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON STOCK WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS AND THE SEPARATION TIMING DESCRIBED ABOVE.

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Exchange Listing

Our common stock is quoted on the OTCQB under the trading symbol “MKGI.” We have applied to have our common stock listed on the NYSE MKT under the symbol “MKGI.” We have applied to list the units and warrants that we are offering pursuant to this prospectus on the NYSE MKT under the symbols “          “ and “          ,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

Lock-up Agreements

In connection with this offering, all of our directors and executive officers and 5% Stockholders, who collectively held approximately 8 million shares of common stock (on an as-converted basis) as of               , 2016, have signed lock-up agreements which prevent them from selling any of our common stock or any securities convertible into or exercisable or exchangeable for common stock for a period of not less than three months from the date of the effectiveness of the registration statement of which this prospectus forms a part without the prior written consent of each of the representatives of the underwriter. The representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the -day period. When determining whether or not to release shares from the lock-up agreements, the representatives will consider, among other factors, the stockholder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

ANTI-TAKEOVER EFFECTS OF OUR ARTICLES OF INCORPORATION,

 BYLAWS AND NEVADA LAW

Certain provisions of Nevada law, and our articles of incorporation and our bylaws that will become effective immediately prior to the consummation of this offering contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

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Anti-Takeover Provisions Under The Nevada Revised Statutes

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statues (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested shareholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its articles of incorporation. We have such a provision in our articles of incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections do not apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other shareholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We have no provision in our articles of incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do apply to us.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a Director from office. As such, it may be more difficult for shareholders to remove Directors due to the fact the NRS requires greater than majority approval of the shareholders for such removal.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock pursuant to our amended and restated certificate of incorporation will make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

BUSINESS

Organizational History

Our predecessor, Maximus Exploration Corporation was incorporated in the State of Nevada on December 29, 2005, and was a reporting non-operating company as defined in Rule 405 of the Securities Act (“Maximus”). Extraordinary Vacations Group, Inc. (“EXVG”) was incorporated in the State of Nevada in June 2004. Extraordinary Vacations USA Inc. (“EVUSA”), EXVG’s wholly-owned subsidiary, is a Delaware corporation, incorporated on June 24, 2002. On October 9, 2008, EXVG agreed to sell 100% of EVUSA to Maximus and consummated a reverse merger with Maximus. Maximus then changed its name to Next 1 Interactive, Inc. On June 24, 2015 we changed our name to Monaker Group, Inc.

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Summary

Monaker sells travel services to leisure and corporate customers around the world. The primary focus is on providing ALR options as well as providing schedule, pricing and availability information for booking reservations for airlines, hotels, rental cars, cruises and other travel products such as sightseeing tours, show and event tickets and theme park passes. The Company sells these travel services both individually and as components of dynamically-assembled packaged travel vacations and trips. In addition, the Company provides content that presents travelers with information about travel destinations, maps and other travel details; this content information is the product of proprietary video-centered technology that allows the Company to create targeted travel videos from its film libraries. In January 2016, the Company introduced a beta of its new Travel Platform under the NextTrip brand. This platform is still under development and continues to be improved with a focus on maximizing the consumer’s experience and assisting them in the decision and purchasing process.

The platform is a combination of proprietary and licensed technology that connects and searches large travel suppliers as well as perishing and alternative lodging inventories to present to consumers comprehensive and optimal alternatives at the most inexpensive rates to choose from.

The Company sells its travel services through various distribution channels. The primary distribution channel is through its own websites at NextTrip.com and Maupintour.com. The second distribution channel is selling travel services to customers through a toll-free telephone number designed to assist customers with complex or high-priced offerings. Additional distribution channels are in the final stages of deployment and include sales on other travel companies’ websites and sales through networks of third-party travel agents and travel portals.

Monaker’s core holdings include NextTrip.com, and Maupintour.com along with platforms for vacation home rentals, timeshare rentals and discount travel. NextTrip.com is the primary website, where travel services are booked. The travel services include, but are not limited to: Alternative Lodging Residences (“ALR”), tours, activities/attractions, air, hotel and car rentals. Maupintour feeds into Nextrip.com by providing high-end tour packages and activities/attractions.

Overview

Monaker Group is a technology driven Travel Company with multiple divisions and brands, leveraging its principals more than 65 years of operation in leisure travel. The Company has structured its travel assets to focus on the burgeoning $100 billion Alternative Lodging Travel space (according to LeisureLink) through its state-of-the-art flagship platform NextTrip.com. Monaker has amassed contracts representing over 1.2 million vacation rental properties for listing and display on the Company’s NextTrip booking platform utilizing rich content, imagery and high-quality video. The platform is designed to maximize the traveler’s experience and assist in the search, decision and purchasing process of alternative lodging and other travel related products. The NextTrip platform is powered by Monaker’s proprietary booking engine which features real-time booking on the entire alternative lodging (vacation home rentals, resort residences, rooms and unused timeshares) inventory, whereas the industry standard and peer company sites mostly require requesting availability directly from the homeowner and waiting for a response or acceptance communication.

Additionally, the NextTrip platform has combined key features and functionality with advanced proprietary and licensed technology, to support vacationers travel needs with a vast array of airlines, hotels, rental cars, tours, activities, restaurants and alternative lodging suggestions thereby empowering consumers to search and create comprehensive vacation packages at one site – “Travel Made Easy!” The Company’s mission is to continue to expand the NextTrip offerings and to become the “one stop” vacation center, which we hope to achieve with key partnerships and established travel brands as cornerstones.

A January 2016 report by Research and Markets projected the global vacation rental market will reach $169 billion by 2019. In light of this projected remarkable growth, the Company recognized there would be significant opportunities in amassing Alternative Lodging Residences (“ALR”) inventory into a real-time booking platform for supply to large and established OTA’s (“Online Travel Agent’s”) who, for the most part have not achieved access to this type of product and rapidly growing market segment. Monaker’s proprietary booking engine was designed and built to unlock these business-2-business (B2B) partnerships and handle significant transactional volumes. At present, the Company has negotiated contracts with travel channel partners that book over $2 Billion in traditional hotel bookings annually. By providing Monaker’s ALR products with real-time booking capabilities to existing OTA customers, the Company believes it has positioned itself to capture a meaningful percentage of their bookings.

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Competitive Advantages

Supplemented by a resourceful team of travel and technology professionals, we believe that Monaker and its NextTrip platform are positioned as a first mover in the ALR vertical with strategic advantages including:

-	ALR Inventory - Over 1.2 million contracted properties (making it one of the largest inventoried companies in the industry behind Airbnb and HomeAway).
-	Real-time bookable properties - All ALR properties are real-time bookable to meet the needs of OTA’s to be able to purchase the ALR product in real time.
-	B2C Comprehensive Travel Platform - Combining search and booking tools for all aspects of travel in one website.
-	B2B Booking Engine - Allows quick entry into the ALR vertical for large OTA’s.
-	Key Channel Partnerships –Allows access to a broad range of Travel products and services.
-	Artificial Intelligence - The Company has signed an agreement to allow it to use AI to facilitate the “right product for the right person”.
-	Premiere Service – Allows homeowners to list properties into a real-time booking platform while managing their calendar and pricing to produce higher income.

A more detailed description of the seven key strategic advantages summarized above follows.

Inventory

Monaker acquired the AlwaysOnVacation.com (“AOV”) platform in October 2015 – an alternative lodging company with an eight year history and existing inventory. This acquisition aided in Monaker’s development and launch of the NextTrip.com website. At the time of the acquisition, AOV had approximately 45,000 vacation homes and rooms on its website. Monaker has actively reworked the AOV model to move away from their subscription based model and the standard “request/accept” bookings in favor of a commission based platform (taking a percentage of rentals) as well as moving to real-time booking properties.

As part of this model transition, the Company aggressively sought additional Alternative Lodging Residences in order to amass in excess of 1.2 million properties. This ALR inventory includes vacation homes, resort residences, townhouses, condominiums, individual rooms and unused timeshares. The Company targeted three distinct strategies to accomplish this goal:

1)	Contracting with over 70 Vacation Home Rental groups globally (and growing).

2)	Embracing Vacation Resorts and individuals that have unused timeshares they wish to rent.

3)	Developing a Premier Service (described below) that requires Homeowners to give control of their calendars and pricing to Monaker. By doing so, the Homeowner benefits in timesaving’s and enhanced yield management while Monaker meets its key requirement of having all NextTrip properties bookable in real-time.

We believe that having sufficient inventory on a global basis is a key requirement to becoming a dominant player in this fast growth sector and we believe we have amassed sufficient inventory to make us one of the largest in the industry with inventory in 120 countries and across eight languages.

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Real-time bookable properties

Monaker has positioned the NextTrip.com website to have all ALR properties bookable in real-time. This is a departure from the Airbnb and other competitor models where most properties listed for rental require communications between the renter and the homeowner (via text, email or phone) in order to complete a booking. This manual process can result in a significant loss in completed transactions as many renters are not prepared to wait up to 24 hours before receiving responses from the homeowner. Monaker recognized that this request/accept platform would become a drawback in two ways:

1)	Today’s consumer has been trained to expect instantaneous gratification in multiple areas including UBER for car hire, online banking/instantaneous check deposits, and funds transfers via banks, Venmo, ApplePay and similar services;

And

2)	Large online travel agencies entire retail platforms are set up to deliver real-time travel arrangements for Airlines, Car Rentals, Hotels and Cruises.

Monaker believes that making all NextTrip properties bookable in real-time give it a significant benefit in both appealing to consumers and making its ALR products a solution for large online travel retailers including well established OTA’s.

B2C Comprehensive Travel Platform

Monaker recognized the early successes of the key ALR leaders – Airbnb and HomeAway/VRBO.com. The ALR space is believed to be the fastest growth segment in travel and the two aforementioned companies have demonstrated remarkable growth rates. Notwithstanding the current growth in the segment, we believe the industry is still largely in its early stages with the main players controlling only a relatively small portion of the total estimated market and that the industry is large enough for more than one competitor. In order to capture a percentage of this lucrative marketplace, Monaker studied the actions of the average ALR user. While it was initially believed that the ALR market was directly competing and taking market share from the hotel industry, a key discovery was that many ALR bookings were outside of the traditional vacation travel planning (i.e., the ALR market was actually increasing the size/spend of the travel budget). Many bookings and trips would not have been taken if it was not for this ALR product. As such the major ALR websites focused on only one key area - renting this unique product to consumers. Monaker believes that as the industry matures over the next five years those consumers will come to see the ALR market as both an enhancement and/or an alternative to traditional vacation lodging and as such we are differentiating ourselves from the competition by focusing on delivering convenience. To that end, the NextTrip.com website has been designed to be a “one stop” travel site differentiating us from our competitors and making NextTrip.com a worthy alternative for the travel consumer. Key differentiators for NextTrip.com are:

1)	Significant number of ALR properties that are bookable in real-time. Monaker Advantage - saves the consumer significant time when searching and booking ALR lodging.

2)	The site has significant search, video and booking tools. This comprises all key aspects of travel planning in one site (Vacation Homes, Unused Timeshare, Air, Car, Hotel, Tours, Activities, and Restaurants).
Monaker Advantage - a “one stop” travel site vs. having to search multiple sites.

3)	The incorporation of a “planner” section. The “planner” allows the trip organizer to invite other users into the planning process through email and services such as Facebook and twitter, so all travelers can conveniently search and plan all aspects of the trip. Participants can post suggested daily activities, vote on ideas, share comments, and opt in/out of specific activities while the system tracks all costs and allows individuals to transfer payments between themselves via Venmo or PayPal. It is ideal for families, friends traveling together or small to large groups to effectively plan both simple and complex itineraries all in one website.
Monaker Advantage – gives the consumer significant travel tools to more efficiently plan and save time.

4)	The introduction of artificial intelligence to the trip planning process. The Company has signed an agreement allowing it to use AI to assist consumers’ planning a vacation on the NextTrip.com site. The Company expects the new platform with AI will help facilitate the consumer finding the “right product in a fraction of the time”.
Monaker Advantage – gives the consumer significant travel tools to more efficiently plan and save time.

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The average ALR search and booking takes a few hours while the average vacation planning process typically involves the consumer visiting up to seven travel websites and spending over 10 hours to book their vacation (according to Susan Ho, Founder of Journy). Monaker believes the NextTrip.com website using the above features should reduce ALR/Vacation planning time from hours to minutes all with the convenience of one site (truly “Travel Made Easy”).

B2B Booking Engine

Monaker has identified a key requirement to becoming a key player in the ALR space as having sufficient inventory on a global basis. Monaker has amassed contracts for inventory of approximately 1.2 million ALR units which compare favorably to the industry’s leaders being: HomeAway with 1.2 million units (per its website) and Airbnb with 2 million units (per its website).

Monaker has also recognized that the rollout of its B2C website would take significant time and advertising to create consumer awareness and thus set its sights on initially capturing major travel distribution channels with its Business2Business (B2B) strategy. The Company expects to participate in the dramatic growth taking place in the ALR space – e.g., Airbnb’s 139% growth in 2015 all from a consumer website with a singular product that required request/accept restrictions. Monaker believes it can more rapidly and cost effectively become a significant player in the ALR space by embracing the large travel distribution companies (including Airlines, Tour Operators, Cruise Lines, and OTA’s) that until now have not included ALR products in their lodging inventory offerings. To position itself, Monaker designed its B2B platform to:

4)	Control sufficient ALR inventory to ensure relevance (i.e., in excess of 1.2 million properties).

5)	Be able to supply ALR inventory to large OTA’s on terms and conditions that fit their industry model (i.e., real-time booking requirement).

6)	Build a system that would make ALR inventory accessible to the Travel Agent as they are still a major force in vacation bookings (i.e., Price parity while allow for agents to earn a commission when booking on behalf of their clients).

To accomplish these goals, Monaker’s booking engine not only supplies the NextTrip.com website, but is capable of distributing its 1.2 million ALR inventory and unused timeshare Resorts inventory to established large travel distributors with the accepted industry terms and conditions.

Key Channel Partnerships

Monaker has recognized the significant number of travel products, inventory and services needed to amass in the ALR space to be relevant and the requirement to create key distribution channels with both consumers and businesses. Monaker has accumulated and structured access to:

-	Access to over 1.2 million ALR properties (inventory through contracts with 70+ suppliers).
-	Access to significant Airline, Hotel, Car Rental inventory at competitive pricing (through multiple suppliers with the most notable being Trisept Corporation).
-	Access to specialty Tour Product and Concierge Services (through the Company’s wholly owned tour operator – Maupintour and its preferred suppliers).
-	Access to over 100,000 travel agents (primarily through the VAX system, a name provided for internal software of Trisept Corporation).
-	Distribution partnerships to B2B customers that currently book in excess of $2 Billion of Hotel lodging which travel is booked through the business partners’ websites.
-	Access to AI (platform via Mark Travel/WayBlazer).

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Artificial Intelligence

Monaker plans to use AI as a first mover and differentiator in the Alternative Lodging industry. While AI is still in its early stages of use in the travel sector, Monaker expects solutions like the AI platform can be significant tools to aid and expedite consumers in their travel planning and bookings. Traditional vacation planning is complicated. Consumers view vacations as their one time of year to get away from the office, recharge and get centered. The average consumer visits up to seven travel websites, spending over 10 hours researching and booking their vacation (according to Susan Ho, the founder of Journy). Monaker’s goal with its flagship NextTrip.com website and planned use of AI is to take this process from hours to minutes while at the same time providing the right vacation products to the right consumer (i.e., Travel Made Easy). AI has the ability to read and analyze up to eight million pages per second. We plan to allow consumers the option of allowing AI to review their past travel history (including their most frequently used airlines, hotels, cruises, car rentals, meals, credit cards, dining preferences, length of stays, special activities, rewards programs, points collected and past travels) allowing Watson to build a personalized profile. The goal will then be for Watson to do global searches and provide only the products that are relevant to the traveler. Watson is a learning device, and the more information it gathers, the greater its success in making travel planning timely and effective.

In April 2016, Barry Diller (Chairman and senior executive of both Expedia and IAC/InterActiveCorp) was interviewed by Skift about Artificial Intelligence in the Travel space, stated that “artificial intelligence will be transformational.” Additionally, his colleague Expedia CEO Dara Khosrowshahi, has stated that artificial intelligence applications could transform the tours and activities arena — a sector where many operators still rely on paper tickets. Companies that embrace these new technologies “will win,” over the long term, according to Khosrowshahi.

Monaker has well positioned the Company with its agreement to engage AI in its NextTrip.com platform with an expected integration by the end of 2016.

Premiere Service

Monaker developed the Premium Service as a means to deliver homeowners a far more efficient platform to showcase their property with the benefit of gaining greater income than from other competing ALR websites. Cornerstone to the program is the requirement for the homeowner to give control of the property to Monaker. This means that:

1)	The property is only listed with Monaker.

2)	The available rental dates (i.e., the calendar) are controlled by Monaker.

3)	Monaker controls the pricing/rental rates.

Benefits to the Premium Program

By allowing Monaker to have exclusivity of the property owners can:

i)	Offer consumers real-time booking vs. the standard accept/request model.
ii)	Provide global distribution across major global booking platforms and markets published with many language conversions and offered in all major currencies worldwide. This expanded distribution and marketing exposes the property to dramatically more eyeballs/rental opportunities.
iii)	Eliminate the day-to-day homeowner management including handling of inquiries and updating calendars, as the program manages all guest communications from booking to checkout including booking inquiries, booking requests, and emergencies, around the clock, potentially saving many hours per week typically required managing property listings and bookings.
iv)	By professionally controlling the pricing of the unit, the Company can adjust the rates to reflect changes in the market conditions in that area (similar to yield management by airlines, hotels and car rentals, where rates can change by the minute). This kind of yield management can result in higher number of booking days and revenue to the homeowner. Our customized revenue and pricing management tools allow pricing to be updated daily to reflect real-time market conditions.

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The Premier Service program provides property owners the opportunity to increase revenues from their unit(s) by expanding distribution across all major channels, language conversions for a worldwide reach, and dynamic pricing and revenue management tools. Pilot marketing for the Premium Service suggests that a property owner could increase bookings and revenues by more than 50% year-over-year, while decreasing the time to manage their property. When Premium Service customers provide the Company the physical address of the rental property, they will receive a timely custom analysis for the property, providing an estimate of expected growth in incremental year-over-year rental revenue by participating and listing their property in the Premium Service.

Property owners already working with other major booking platforms will be encouraged to switch to the Monaker Premium Service by receiving a complete audit of the listing, taking into account the Monaker team’s expertise, with the goal of optimizing the property listing. Monaker’s technology and partnerships when combined with the Premium Service listings, allows the homeowner to position their properties on up to 50 major global booking platforms.

The Premium Service is the next step forward in allowing homeowners to have their properties professionally managed. We believe the program has the potential to become a win-win-win scenario by:

•	Helping the homeowner save time and maximize revenue.
•	Delivering greater choice to travel consumers.
•	Becoming a major source of new inventory for Monaker.

Competition

Monaker’s competitors are extremely well capitalized and have carved out a viable and profitable business model in the ALR marketplace. As such we believe it is essential to position our offerings to be uniquely valuable to consumers. While there are over 100 competitors (and growing) in the ALR space, we believe the list below highlights the industry leaders.

Airbnb is an online marketplace for vacation rentals that connects users with properties to rent with users looking to rent spaces and Airbnb receives a processing fee. It has over 1,500,000 listings in 34,000 cities and 191 countries. Founded in 2008 and headquartered in San Francisco, California, the company is privately owned and operated. Since mid-2011, Airbnb has acquired several of its competitors.

HomeAway was founded in 2004 as CEH Holdings, and acquired several sites and consolidated them into a single vacation marketplace, launching HomeAway.com in June 2006. HomeAway, Inc. is a vacation rental marketplace with more than 1,000,000 vacation rental listings in 190 countries, and has over 1,500 employees. The company offers a comprehensive selection of rentals for families and groups to find accommodations such as cabins, condos, castles, villas, barns and farm houses. The company became publicly traded company in 2011, completed a number of acquisitions for inventory and was acquired by Expedia, Inc., in 2015 for $3.9 billion.

Priceline incorporated on July 30, 1998, and is a provider of travel and restaurant reservation and related services. The company, through its online travel companies (OTCs), connects consumers wishing to make travel reservations with providers of travel services across the world. It offers consumers an array of accommodation reservations (including hotels, bed and breakfasts, hostels, apartments, vacation rentals and other properties) through its Booking.com, priceline.com and agoda.com brands. Its priceline.com brand also offers consumers reservations for rental cars, airline tickets, vacation packages and cruises. Booking.com is the brand for booking online accommodation reservations. Booking.com offers accommodation reservation services for over 850,000 properties in approximately 220 countries and territories on its various Websites and in over 40 languages, which includes approximately 390,000 vacation rental properties.

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FlipKey founded in 2007 and acquired by TripAdvisor in 2008, is an online vacation rental marketplace that enables users to find and book a place to stay through its web platform. In 2015 it listed more than 300,000 properties in 179 countries worldwide. TripAdvisor is quiet about its vacation rental businesses, at least relative to the noise of its competitors. Last year TripAdvisor revealed in its annual report that it grew its vacation rental listings to 770,000. Trip Advisor’s vacation rental listings are primarily listed on FlipKey, its largest brand (with more than 300,000 listings). TripAdvisor also runs HolidayLettings.co.uk, Niumba.com, TripAdvisor Vacation Rentals, and Vacation Home Rentals.

	Airbnb	HomeAway	Priceline	FlipKey	NextTrip
Alternative Lodging Inventory (proprietary)	✓	✓	—	✓	✓
Search Alternative Lodging (non-proprietary and across platforms)	—	—	—	—	✓
Timeshare and Resort Inventory	—	—	—	—	✓
Real-time Booking	—	—	✓	—	✓
Bidding platform	—	—	✓	—	✓
Artificial Intelligence	—	—	—	—	✓
Video content/Itineraries	—	—	—	—	✓
Search & Book Car, Lodging, Hotel, Airline and Cruise	—	✓	✓	—	✓
Tour & Land Package options	—	—	—	—	✓
Travel Agent / OTA access	—	—	—	—	✓
Alternative Lodging inventory	1.9 Million est.	1.2 Million est.	—	800,000 est.	1.2 Million+ under contract
Company Ownership/Valuation	Privately held. $25 Billion valuation	Acquired by Expedia (EXPE) for $3.9 Billion	Trades PCLN $61 Billion valuation	Acquired by Trip Advisor (TRIP)	Trades (MKGI) $20 Million valuation

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Travel Industry Metrics

✓	Travel and Tourism is one of the world’s largest industries.
✓	Online sales value of air travel, hotels and OTA’s cumulatively generated $533.52 billion U.S. dollars in 2015 according to Statista.
✓	In 2015, global international tourism revenue reached approximately $1.26 trillion, having almost doubled since 2005.
✓	According to Phocuswright’s U.S. Consumer Travel Report Seventh Edition (2016), 56% of millennials (those aged 18-34) used alternative lodging compared to 17% of those older than millennials.
✓	We believe that the Alternative Lodging sector is in its infancy with significant room to grow.
✓	Alternative Lodging is the fastest growing travel sector, expected to reach $169 billion by 2019 according to Research and Markets.

Monaker’s mission is to expand inventory, product offerings and transactional business to be a relevant player in the fast growing Alternative Lodging industry, which is planned to be achieved through key partnerships and established travel brands, as cornerstones for growth. Monaker’s revolutionary NextTrip site linking Alternative lodging with Airlines, cars, traditional lodging and ground tour packages is believed to be a first mover and connects with major travel groups and distributors as a B2B and B2C solution.

Products and Services

Monaker’s main focus is marketing alternative lodging rental (ALR) options directly to consumers and to other travel distributors. The Company’s concentration on ALRs is driven by contracts with over a million vacation home unit owners and managers as well as owners, developers and managers of timeshare resort units that are made available to consumers and other travel portals (distributors) for nightly or extended stays. In addition, we augment our product offering to travelers by arranging for activities and tours through our subsidiary website Maupintour. Therefore, not only is a traveler identifying a destination and the lodging at the destination but we can provide options of activities to engage in while at the destination. Lastly, we provide the means for making arrangements for the air tickets and car rentals if desired and, if the traveler does not subscribe to the ALR accommodations, hotel rooms can also be selected. Therefore, Monaker, through NextTrip, offers travelers the complete travel package made easy or… Travel Made EasyTM

We operate a YouTube channel and have over 16,000 hours of raw travel footage to draw from.

The primary web properties are:

•	monakergroup.com
•	nexttrip.com
•	maupintour.com
•	extraordinaryvacations.com
•	voyage.tv

Products and Services For Property Owners And Managers

Paid Listings.

Paid listings are an advertisement for a property paid via subscription or on a performance basis and displayed on one or more websites. Although listings may be displayed on multiple sites, a paid listing is counted only one time on its native language NextTrip brand, the website from which the listing originated.

Subscription-based Listings.

Subscription-based listings account for approximately 10% of our product offerings and are purchased in advance by property owners or managers as a form of advertising to promote their vacation rentals to prospective travelers on one or more of our websites, typically for one year. On our websites that offer tiered pricing to our property owners and managers, we generally offer four pricing levels – bronze, silver, gold or platinum. Property owners and managers can pay for higher search results placement by purchasing a higher subscription level or tier; however, the results may also be sorted by the traveler based on location, type of property, size or other criteria.

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Performance-based listings.

Performance-based listings allow property owners and managers to list a property with no initial upfront fees and instead pay commissions on traveler bookings generated on our websites.

Each listing includes a set of tools for the property owner or manager which enables them to manage an availability calendar, reservations, inquiries and the content of the listing. These tools allow the property owner or manager to create the listing by uploading photographs, text descriptions or lists of amenities, a map showing the location of the property, and property availability, all of which can be updated throughout the term of the listing. Each listing provides travelers the ability to use email or other methods to contact property owners and managers.

The listings include tools and services to help property owners and managers run their vacation rental businesses more efficiently such as to responding to and managing inquiries, preparing and sending rental quotes and payment of invoices, allowing travelers to book online, including being able to enter into rental agreements with travelers online, and processing online payments. Property owners and managers that elect to process online payments are subject to a transaction fee.

Third-Party Services.

Through third parties, we offer property owners and managers several ancillary products and services. These products and services include credit card merchant processing and insurance products which are integrated into our property owner and manager tools.

Redistribution of Listings.

We make selected, online bookable properties available to online travel agencies as well as channel partners. These properties have a paid listing on one of our websites. We are compensated in various ways for these services including receiving a percentage of the transaction value, charging a fee to the property owner or manager for making this inventory available to these partners, or charging a fee to the channel partner.

Products and Services for Travelers

Search Tools and Ability to Compare.

Our online marketplace NextTrip provides travelers with tools to search for and filter vacation rentals based on various criteria, such as location, type of property, number of bedrooms, amenities, price, availability or keywords.

Traveler Login.

Travelers are able to create accounts on certain NextTrip websites that enable them to send inquiries to property owners and managers without having to fill in their information for each inquiry. They can also benefit from other features such as the ability to save lists of favorite properties and send them to family and friends.

Security.

We use a combination of technology and human review to evaluate the content of listings and to screen for inaccuracies or fraud with the goal of providing only accurate and trustworthy information to travelers. Travelers who find and book a property listed on our websites may register their trips to qualify for fraud protection under our Free $1,000 Traveler Protection which provides them with financial protection in certain circumstances up to certain limits. Additionally, we provide a secure method of communication through our websites whereby communication between owners or property managers and the travelers who want to inquire about or book their properties occurs in a secure, authenticated environment on the NextTrip system rather than a third-party email platform.

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Reviews and Ratings.

Travelers are invited to submit online reviews of the vacation rentals they have rented through our websites. These reviews are intended to convey the accuracy of the listing information found on our websites.

Communication.

Travelers who have made at least one inquiry on our websites receive regular communications, including notices about places of interest, special offers, new listings, and an email newsletter. The newsletter is available to any traveler who agrees to receive it and offers introductions to new destinations and vacation rentals, as well as tips and useful information when staying in vacation rentals.

Mobile Websites and Applications.

We provide versions of our websites formatted for web browsers on smartphones and tablets so that property owners, managers and travelers can access our websites and tools from mobile devices.

Segments

We operate as one operating segment consisting of products and services related to our NextTrip online marketplace of travel and logistics services. Our travel and logistics services are composed of the following services:

●	NextTrip.com is a travel portal whose primary focus is alternative lodging rentals (ALR), which includes vacation homes and unused timeshare properties. To reinforce the ALR offering, NextTrip also provides travelers with a vast array of activities available for entertainment while at their destinations which is the focus of Maupintour; and the ability to obtain flights and car and hotel rentals through third party relationships.

●	Maupintour is one of the oldest luxury tour companies in North America serving thousands of travel agents around the world. Maupintour has over 65 years of creating tours and activity-focused trips, from private tours of the Vatican to bicycling in the Alps to wine-tasting in Italy.

●	A vacation home platform for vacation home rentals is being incorporated into NextTrip.com and once incorporated, it will allow travelers to search and book from the over 1 million ALRs. This platform is planned to present properties across many countries, through numerous affiliated partner websites and provide the ability to present the portfolio of properties in several distinct languages.

●	A timeshare resort rental platform is also being incorporated into NextTrip.com by October 2016 with the goal of expanding the traditional “alternative lodging” definition to include higher-end resort units. This will allow consumers to search and book from hundreds of thousands of vacant timeshare units. This vacant inventory is global with a large portion in 4 and 5 star hotels and resorts. Once incorporated into Nextrip.com, consumers will be able to book resort properties, in real-time, at significant discounts and without fear of any timeshare Membership solicitation. Additionally, the platform will provide timeshare Property Managers/Developers/Owners a complete management tool. This will allow them to add and edit their own properties, monitor inventory bookings and rent properties that would have previously been vacant.

●	A library of thousands of hours of travel footage shot in over 30 countries around the world. There are in excess of 15,000 clips of hotels, resorts, cruise and destination activities that are used in the creation of travel videos that are presented on NextTrip.com with search results.

●	A distribution agreement that allows us to position our content, at no cost to Monaker, on our formerly owned network (which was part of Next 1 Network, Inc., which was sold on January 22, 2016). Distribution of content is on Comcast affiliates, Dish Network and Verizon. The distribution agreement provides up to 60 minutes a day of programming and/or advertising time into households in the Caribbean, Canada and the United States.

●	The Travel Club, which is a membership platform that gives members access to existing travel product lines including cruises, hotels and resorts, airfare, and car rental. Membership has a flat fee of $499 plus $19.99 per month and is cancellable for a full refund within the first 30 days. Included in the membership fee, the member receives a one-week stay at designated resorts. The Travel Club also has a comprehensive lineup of lifestyle offerings that include golf, skiing, wine clubs, high-end merchandise, sports, concert and entertainment tickets, cosmetics, spa, and wellness programs. The Company distributes Vacation Club memberships to other organizations such as real estate agents as a means to allow them to benefit their agents and customers and stay in contact with them through promotions.

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Maupintour

The Company is actively working on creating and/or expanding several key relationships with travel suppliers to allow it to distribute its ALR offerings. Currently, travel revenues are principally generated by Maupintour. Maupintour revenue is generated from the sale of high-end escorted tours and Flexible Independent Travel (FIT) tours as well as upscale clientele seeking customized trips. The Company estimates that its target market for Maupintour represents less than 5% of all U.S. domestic leisure travelers. We believe that upscale travelers, primarily discerning “Baby Boomers,” seek travel solutions rather than pre-packaged tours, and the Company has consistently tried to cater to this niche marketplace, rather than compete on the lower end of the market.

The travel video platform is active on Maupintour.com and the number of travel clips available is increasing by incorporating much of our travel destinations footage library as well as through content from tourism boards and key travel suppliers. Our videos platforms have calls-to-action that we plan to push across potentially millions of web and mobile devices and as brand awareness is created through this media platform, we anticipate that revenues should increase as well.

The Company’s target markets are (a) those consumers that prefer a “similar to home” experience when choosing their lodging preference (i.e., vacation homes) and those that want affordable high-end resort accommodations (i.e., timeshare resort units), and (b) established distribution channels and portals that cater to those same consumers.

Essentially, the Company has identified its target products in the alternative lodging and activities / tours niches. All remnants of its historical foray into the television media and real estate sectors have been sold or abandoned to focus exclusively on the travel sector. The Company continues to serve its existing travel clients through Maupintour and NextTrip.com.

Seasonality

Property owners and managers tend to buy subscription listings when travelers are most likely to make vacation plans. The timing primarily depends on whether travelers are taking a winter or summer vacation and tends to vary by country. We typically have the highest level of new and renewed subscription listings in the first quarter of the year, which is typically when travelers are making plans for summer vacations in the United States and Europe. The lowest level of new subscription listings and renewals are expected in the third quarter. By the fourth quarter, we typically see property owners and managers of winter vacation destinations list and renew subscriptions in time to meet the needs of travelers planning those trips. Other vacation areas outside of the United States and Europe also have seasonality, which may not be reflected in the same quarters.

As performance-based listings grow, the seasonality of those commission-based transactions may result in higher revenues in the summer and winter vacation months. We also expect seasonality in the number of visitors to our websites, with the first quarter having the highest number of visitors.

Research and Development

We have developed proprietary systems architecture to create, maintain and operate our websites. This technology consists of internal development by our staff of designers, developers and engineers and software acquired or licensed from outside developers and companies. Our systems are designed to serve property owners, managers and travelers in an automated and scalable fashion. Costs associated with our research and development are included in several expenses including technology and development, salaries and benefits and in general and administrative expenses.

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Technology and Infrastructure

Our websites are hosted using a combination of third-party data centers distributed globally across multiple regions. Our systems architecture has been designed to manage increases in traffic on our websites through the addition of server and network hardware without making software changes. Our third-party data centers provide our online marketplace with scalable and redundant Internet connectivity and redundant power and cooling to our hosting environments. We use security methods to ensure the integrity of our networks and protection of confidential data collected and stored on our servers, and we have developed and use internal policies and procedures to protect the personal information of our property owners, managers and travelers using our websites that we collect and use as part of our normal operations. Access to our networks, and the servers and databases on which confidential data is stored, is protected by industry standard firewall technology. We test for unauthorized external access to the network daily using automated services and conduct periodic audits performed by our internal staff. Physical access to our servers and related equipment is secured by limiting access to the data center to operations personnel only. Costs associated with our web hosting operation are included in general and administrative costs.

Intellectual Property

Our intellectual property includes the content of our websites, our registered domain names, our registered and unregistered trademarks, contracts with third party property managers and distributors. We believe that our intellectual property is an essential asset of our business and that our registered domain names and our technology infrastructure currently give us a competitive advantage in the online market for ALR listings and arrangements with attractions and tour operators. We rely on a combination of trademark, copyright and trade secret laws in the United States as well as contractual provisions, to protect our proprietary technology and our brands. We also rely on copyright laws to protect the appearance and design of our sites and applications, although to date we have not registered for copyright protection on any particular content. We have registered numerous Internet domain names related to our business in order to protect our proprietary interests. We also enter into confidentiality and invention assignment agreements with our employees and consultants and seek to control access to and distribution of our proprietary information in a commercially prudent manner. The efforts we have taken to protect our intellectual property may not be sufficient or effective, and, despite these precautions, it may be possible for other parties to copy or otherwise obtain and use the content of our websites or our brand names without authorization.

Legal Proceedings

The Company is involved, from time to time, in litigation, other legal claims and proceedings involving matters associated with or incidental to our business, including, among other things, matters involving breach of contract claims, intellectual property and other related claims, employment issues, and vendor matters. The Company believes that the resolution of currently pending matters will not individually or in the aggregate have a material adverse effect on our financial condition or results of operations. However, assessment of the current litigation or other legal claims could change in light of the discovery of facts not presently known to the Company or by judges, juries or other finders of fact, which are not in accord with management’s evaluation of the possible liability or outcome of such litigation or claims.

On March 28, 2016, the Company was presented with a Demand for Arbitration, pursuant to Rule 4(a) of the American Arbitration Association Commercial Rules of Arbitration, whereby Acknew Investments, Inc. and Vice Regal Developments Inc. (Claimants) are arguing that $700,000 is due to them, even though they have already been paid said amounts through preferred shares that were issued as a guarantee and which Claimants converted into shares of common stock. In connection with the purchase of the stock of the entity that eventually became RealBiz Media Group, Inc., the Company issued 380,000 shares of Monaker Series D Preferred Stock shares with a value of $1,900,000, which was considered the $1,200,000 value of the stock portion of the purchase price, and was also meant to guaranty the payment of the balance of $700,000. The Company contends that the obligation to pay the $700,000 was extinguished with the conversion of the Monaker Series D Preferred Stock shares into shares of common stock. The date for arbitration has not been set and the Company will vehemently defend its position.

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On May 11, 2016, RealBiz filed a Complaint against us in the United States District Court for the Southern District of Florida (Case Number 1:16-cv-61017-FAM)(the “Complaint”). The Complaint alleges $1,287,517 is due from us to RealBiz, and seeks the recovery of such amount, plus pre-judgment interest from October 31, 2015 and costs. The Complaint alleges causes of action including ‘account stated’ and ‘unjust enrichment’. In June 2016, we filed an Answer and Counterclaim to the Complaint (the “Counterclaim”) denying RealBiz’s allegations and claims and pleading affirmative defenses including ‘failure to state a claim for which relief can be granted’, ‘set-off rights (including that the amount owed by RealBiz to us far exceeds the $1.2 million amount that RealBiz alleges is due to it), ‘mistake or error’, ‘unclean hands’, ‘failure to state a claim’, ‘waiver’, ‘release’, ‘breach of contract’ and ‘rescission of letter addressing partial balance due’ (confirming that a letter upon which RealBiz’s case is predicated was rescinded shortly after its issuance and is of no force or effect). The Counterclaim seeks attorney’s fees and costs. The Counterclaim also alleges counterclaims against RealBiz for causes of action including ‘unjust enrichment’ (we allege that the net amount due to us from RealBiz is between $5.8 million to $11.1 million dollars), ‘money had and received’, ‘business disparagement’, and ‘breach of contract’, and seeks recovery of all actual damages, consequential damages and incidental damages, if any, including but not limited to attorney’s fees and costs, plus-prejudgment and post-judgment interest as well as the full amount owed by RealBiz. On July 7, 2016, RealBiz amended its Complaint to include a cause of action for tortious interference with contract relating to alleged actions undertaken by us in connection with an investor relations firm which RealBiz alleges they intended to retain. We believe the claims asserted in the Complaint, as amended, are without merit and intend to vigorously defend ourselves against the lawsuit while simultaneously seeking to recover amounts we are owed. The Company has no basis for determining whether there is any likelihood of material loss associated with the claims and/or the potential and/or the outcome of the litigation.

The Company is unable to determine the estimate of the probable or reasonably possible loss or range of losses arising from the above legal proceedings.

MANAGEMENT’S DISCUSSION AND

 ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) contains certain forward-looking statements. Historical results may not indicate future performance. Our forward-looking statements reflect our current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. Factors that may cause differences between actual results and those contemplated by forward-looking statements include, but are not limited to, those discussed in “Risk Factors.” We undertake no obligation to publicly update or revise any forward-looking statements, including any changes that might result from any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, we cannot guarantee future results, events, levels of activity, performance, or achievements.

RESULTS OF OPERATIONS

For the Three Months Ended May 31, 2016 Compared to the Three Months Ended May 31, 2015

Revenues

Our total revenues decreased 72% to $95,099 for the three months ended May 31, 2016 compared to $336,093 for the three months ended May 31, 2015, a decrease of $240,994. The decrease in sales is mainly due to a decrease in revenues of $335,313 that were attributable to a non-travel business that was sold in January 2016 which was offset by an increase in revenues of $87,434 for our luxury tour operation which provides escorted and independent tours worldwide to upscale travelers. The Company has focused its efforts and resources on completing its platforms for alternative lodging products and has not budgeted marketing funds for revenue growth until such time as it launches the new NextTrip.com platform.

Operating Expenses

Our operating expenses include costs of revenue, technology and development, salaries and benefits, selling and promotions and general and administrative expenses. Our operating expenses increased 148% to $1,558,257 for the three months ended May 31, 2016, compared to $627,319 for the three months ended May 31, 2015, an increase of $930,938. This increase was mainly attributable to the amortization of website development costs and intangibles and the addition of third party consultants working on the NextTrip.com platform.

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Other Income (Expenses)

Interest expense decreased 97% to $59,916 for the three months ended May 31, 2016, compared to $2,014,373 for three months ended May 31, 2015, a decrease of $1,954,457, which is due primarily to the reduction of notes payables from the sales of non-travel businesses as well as the conversion of promissory notes to equity during the period ended May 31, 2016.

Gain on sales of investment increased to $112,150 for the three months ended May 31, 2016, compared to $0 for three months ended May 31, 2015 due to the sale of Name Your Fee, Inc.

Gain on settlement of debt increased to $284,300 for the three months ended May 31, 2016, compared to $0 for three months ended May 31, 2015 due to the settlement of a disputed note payable.

Net Loss

We had a net loss $1,126,624 for the three months ended May 31, 2016, compared to a loss of $2,563,677 for the three months ended May 31, 2015, a decrease of $1,437,053. The decrease in loss was primarily due to a decrease of $1,954,457 in interest expense.

Contractual Obligations

The following schedule represents obligations under written commitments on the part of the Company that are not included in liabilities:

	Current	Long Term
	February 28, 2017	February 28, 2018	February 28, 2019 and thereafter		Totals
Leases	$70,508	$101,796	$88,159		$260,463
Other	40,640	-0-	-0	-	40,640
Totals	$111,148	$101,796	$88,159		$301,103

For the Fiscal Year Ended February 29, 2016 Compared to the Fiscal Year Ended February 28, 2015

Revenues

Travel revenues increased 66.3% to $544,658 for the fiscal year ended (FYE) February 29, 2016, compared to $327,492 for the FYE February 28, 2015, an increase of $217,166.

Revenues from real estate media revenue decreased to $0 for the fiscal year ended February 29, 2016, compared to $765,964 for the fiscal year ended February 28, 2015, a decrease of $765,964. This decrease is due to the deconsolidation of our previously consolidated real estate subsidiary, RealBiz.

Our total revenues decreased 50.2% to $544,658 for the FYE February 29, 2016, compared to $1,093,456 for the FYE February 28, 2015, a decrease of $548,798. This decrease is mainly due to the deconsolidation of our previously consolidated real estate subsidiary, RealBiz Media Group, Inc. (RealBiz).

Operating Expenses

Our operating expenses, including cost of revenues, technology and development, salaries and benefits, selling and promotion, impairment and amortization of intangibles and general and administrative expenses, decreased 43% to $4,073,300 for the FYE February 29, 2016, compared to $7,206,189 for the fiscal year ended February 28, 2015, a decrease of $3,132,889.

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This decrease was mainly due to decreases in all expense categories but most notably in cost of revenues of $138,693, salaries and benefits of $651,604 as personnel were reduced and we relied more on third party vendors, selling and promotional expenses of $219,514, as these expenses were reduced and deferred until the platform is complete, and general and administrative costs of $1,740,883, as a result of a reduction of general costs and expenses.

Other Expenses

●	Interest expense decreased to $384,899 for the FYE February 29, 2016, compared to $1,054,349 for the FYE February 28, 2015, which was due primarily to conversions of debt into Series D Preferred Stock shares or shares of common stock of RealBiz.
●	Gain on sale of subsidiary increased to $1,082,930 for the FYE February 29, 2016, compared to zero for the fiscal year ended February 28, 2015, in connection with the sale of Next 1 Networks, Inc. and AlwaysOnVacation, Inc. on January 23, 2016.
●	Loss on settlement of debt decreased to $478,956 for the FYE February 29, 2016, compared to a gain on settlement of debt of $48,564 for the FYE February 28, 2015.
●	Gain on the change in fair value of derivatives decreased 62% to $287,149 for the FYE February 29, 2016, compared to a gain of $763,244 for the FYE February 28, 2015, a decrease of $476,095 primarily due to the changes in the deconsolidation of RealBiz, the decrease in the stock price of Monaker and a reduction in the number of convertible promissory notes containing embedded derivatives for valuation.
●	Gain on deconsolidation of subsidiary decreased 100% to $-0- for the FYE February 29, 2016, compared to $5,569,997 for the FYE ended February 28, 2015, due to the deconsolidation of RealBiz that occurred in 2015.
●	Impairment and loss on equity method investee decreased to $-0- for the FYE February 29, 2016, compared to $872,791 for the FYE February 28, 2015 primarily due to loss in value of the investment in RealBiz. Values of shares of common stock in RealBiz were reduced to the realizable value of $0.
●	Loss on inducement to convert preferred stock decreased to $1,392,666 for the FYE February 29, 2016, compared to $1,492,736 for the FYE February 28, 2015, primarily due to loss in value of the investment in RealBiz. The value of Series A Preferred Stock shares in RealBiz held by the Company was reduced to the realizable value of $0.
●	Other expense decreased over 100% to expense of $10,400 for the FYE February 29, 2016, compared to other income of $167,062 for the FYE February 28, 2015, a decrease of $177,462 primarily due to the net grant received during FYE February 28, 2015 from a grant program in Canada to encourage research and development.
●	Loss from legal settlement of $125,000 for FYE February 29, 2016 attributable to a liability owed by AlwaysOnVacation, Inc. (the entity we acquired on October 27, 2015 and sold on January 23, 2016) to Ryanair, Limited. The Company assumed the liability and settled the liability on February 26, 2016 for $125,000 to be paid in installments of $25,000 each quarter through October 30, 2016.

Net Income (Loss)

We had net loss of $4,550,484 for the FYE February 29, 2016, compared to net loss of $1,384,216 for the FYE February 28, 2015, an increase of $3,166,268. The increase in net loss in FYE February 29, 2016 from the net loss in FYE February 28, 2015 was attributable to the deconsolidation with RealBiz which included gains on deconsolidation of $5,569,997 plus net income from non-controlling interest of $1,599,526 from FYE February 28, 2015 that were offset by the gain on sale of subsidiary of $1,082,930 of FYE February 29, 2016.

Liquidity and Capital Resources

At May 31, 2016, we had $95,764 of cash on-hand, a decrease of $42,180 from $137,944 at the start of fiscal 2017. The decrease in cash was due primarily to operating expenses and website development costs.

We had negative working capital of $2,881,819 as of May 31, 2016 and an accumulated deficit of $94,688,981.

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Net cash used in operating activities was $898,700 for the three months ended May 31, 2016, compared to $384,134 for the three months ended May 31, 2015, an increase of $514,566. This increase was primarily due to an increase in the costs for third party consultants working on the NextTrip.com platform.

Net cash provided by (used in) investing activities was ($4,200) and $75,000 for the three months ended May 31, 2016 and 2015, respectively.

Net cash provided by financing activities increased $681,220 to $860,720 for the three months ended May 31, 2016, compared to $179,500, for the three months ended May 31, 2015. This increase was primarily due to the net decrease of proceeds in the issuance of common stock and the exercise of warrants of $840,720 and proceeds received in advances of $20,000.

The growth and development of our business will require a significant amount of additional working capital. We currently have limited financial resources and based on our current operating plan, we will need to raise additional capital in order to continue as a going concern. However, there can be no assurance that we will be able to raise additional capital upon terms that are acceptable to us. We currently do not have adequate cash to meet our short or long-term objectives. In the event additional capital is raised, it may have a dilutive effect on our existing stockholders.

We have very limited financial resources. We will need to raise substantial additional capital to support the on-going operation and increased market penetration of our products and services including the development of national advertising relationships, increases in operating costs resulting from additional staff and office space until such time as we generate revenues sufficient to support our operations, if ever. We believe that in the aggregate, we could require several millions of dollars to support and expand the marketing and development of our travel products and services, repay debt obligations, provide capital expenditures for additional equipment and development costs, payment obligations, office space and systems for managing our business, and cover other operating costs until our planned revenue streams from travel products are fully-implemented and begin to offset our operating costs. Our failure to obtain additional capital to finance our working capital needs on acceptable terms, or at all, will negatively impact our business, financial condition and liquidity. As of May 31, 2016, we had approximately $3.0 million of current liabilities. We currently do not have the resources to satisfy these obligations, and our inability to do so could have a material adverse effect on our business, our ability to continue as a going concern, and the value of our securities.

Since our inception, we have funded our operations with the proceeds from the private equity financings. Currently, revenues provide less than 10% of our cash requirements. The remaining cash needed is derived from raising additional capital.

Recent Significant Funding Transactions

On June 1, 2016, we received $90,000 in proceeds from the Donald P Monaco Insurance Trust (whose trustee is Donald Monaco a director of the Company) and issued 60,000 shares of common stock in connection with a partial warrant exercise for $1.50 per share.

On June 15, 2016, we received $187,500 in proceeds and issued 75,000 shares of common stock and 75,000 cashless common stock warrants expiring June 14, 2017 with an exercise price of $1.50.

On August 8, 2016, we received $225,000 in proceeds and issued 150,000 shares of common stock and 75,000 cashless common stock warrants expiring August 26, 2016, with an exercise price of $1.50.

On August 26, 2016, we received $280,000 in proceeds and issued 112,000 shares of common stock and 112,000 cashless common stock warrants expiring in August 2017 with an exercise price of $1.50.

On September 8, 2016, Charcoal Investments, Ltd., subscribed to purchase 148,000 units, each consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $2.50 per share and an expiration date of September 7, 2017, pursuant to a Subscription and Investment Representation Agreement, for an aggregate of $370,000 or $2.50 per unit.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. On an ongoing basis, we evaluate our estimates and assumptions. To the extent there are material differences between these estimates and our actual results, our consolidated financial statements will be affected.

Our significant accounting policies are described in Note 3 - Summary of Significant Accounting Policies to the accompanying audited consolidated financial statements.

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on our results of operations. We believe that the policies listed below involve the greatest degree of complexity and judgment by our management and are critical for understanding and evaluating our financial condition and results of operations. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted.

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Revenue Recognition

We recognize revenue when the customer has purchased the product, the occurrence of the earlier of date of travel or the date of cancellation has expired, the sales price is fixed or determinable and collectability is reasonably assured.

We generate our revenues from sales to directly to customers as well as through other distribution channels of tours and activities at destinations throughout the world as well as from customers for online advertising services related to the listing of their properties for rent, primarily on a subscription basis, over a fixed-term. We also generate revenue from commissions on bookings or traveler inquiries on our performance-based listings. Additional revenues are derived from the sales of and ancillary products and services.

Payments for tours or activities and term-based subscriptions received in advance of services being rendered are recorded as deferred revenue and recognized ratably on a straight-line basis over the listing period. Revenue for performance-based listings is calculated as a percentage of the traveler booking or a fixed fee-per-inquiry stated in the arrangement and recognized when the service has been performed or as the customers’ refund privileges lapse.

Business Combinations

The purchase prices of acquired businesses or acquired assets have been allocated to the tangible and intangible assets acquired and liabilities assumed, based upon their estimated fair value at the date control is obtained. The difference between the purchase price and the fair value of the net assets acquired is recorded as goodwill.

Most of the businesses we have acquired did not have a significant amount of tangible assets. We typically identified the following identifiable intangible assets in each acquisition: trade name, customer relationships and internal software. In making certain assumptions on valuation and useful lives, we considered the unique nature of each acquired asset.

Determining the estimated fair value of assets involves the use of significant estimates, judgment and assumptions, such as future cash flows and selection of comparable companies. Future changes in our assumptions or the interrelationship of those assumptions may negatively impact future valuations and could result in an impairment of goodwill or intangible assets that may have a material effect on our financial condition and operating results.

Definite-lived intangible assets are recorded at cost and amortized using a method that reflects our best estimate of the pattern in which the economic benefit of the related intangible asset is utilized.

Goodwill and indefinite-lived intangible assets, such as certain trade names, are not amortized and are subject to annual impairment tests during the fourth quarter, or whenever events or circumstances indicate impairment may have occurred. For goodwill and indefinite lived intangible assets, we complete a quantitative analysis that compares the fair value of our reporting unit or indefinite-lived intangible assets to the carrying amounts, and an impairment loss is recognized equivalent to the excess of the carrying amount over the fair value.

Accounts Receivable

We extend credit to our customers in the normal course of business. Further, we regularly reviews outstanding receivables, and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, we make judgments regarding its customers’ ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. We maintain reserves for potential credit losses, and such losses traditionally have been within its expectations. The Company’s allowance for doubtful accounts was $-0- and $-0- at May 31, 2016 and February 29, 2016, respectively.

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Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification 360-10, “Property, Plant and Equipment”, we periodically review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record an impairment charge on its intangible assets during the three months ended May 31, 2016 and 2015, respectively.

Website Development Costs

We account for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized subject to straight-line amortization over a three-year period and costs incurred in the day to day operation of the website are expensed as incurred.

Goodwill and Other Intangible Assets

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets”, we assess the impairment of identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors we consider important, which could trigger an impairment review include the following:

1. Significant underperformance to historical or projected future operating results;

2. Significant changes in the manner or use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When we determine that the carrying value of an intangible asset may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flow, we record an impairment charge. We measure any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. We evaluated the remaining useful life of the intangibles and did not record an impairment of intangible assets during the three months ended May 31, 2016 and May 31, 2015.

Intellectual properties that have finite useful lives are amortized over their useful lives. The Company incurred amortization expense of $150,014 and $18,282 for the three months ended May 31, 2016 and 2015, respectively.

Convertible promissory notes

We have issued and outstanding convertible promissory senior notes in the amount of $1.659 million. Upon issuance, we separated the Notes into liability and equity components. We record debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the FASB Accounting Standards Codification. The carrying amount of the liability component was calculated by measuring the fair value of a similar liability that does not have an associated convertible feature. The carrying amount of the equity component representing the conversion option was determined by deducting the fair value of the liability component from the par value of the Notes as a whole. The excess of the principal amount of the liability component over its carrying amount (“debt discount”) is amortized to interest expense over the term of the Notes using the effective interest rate method. The equity component is not re-measured as long as it continues to qualify for equity classification.

In accounting for the transaction costs related to the Note issuance, we allocated the total amount incurred to the liability and equity components based on their relative values. Transaction costs attributable to the liability component are being amortized to expense over the term of the Notes using the effective interest rate method, and transaction costs attributable to the equity component were netted with the equity component in stockholders’ equity.

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Derivative Instruments

We enter into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. We account for these arrangements in accordance with Accounting Standards Codification topic 815, Accounting for Derivative Instruments and Hedging Activities (“ASC 815”) as well as related interpretation of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. We determine the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering all of the rights and obligations of each instrument.

We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as freestanding warrants, we generally use the Black-Scholes model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of our common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes. Under the terms of the new accounting standard, increases in the trading price of our common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative expense. Conversely, decreases in the trading price of our common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative income.

Based upon ASC 815-25 the Company has adopted a sequencing approach regarding the application of ASC 815-40 to its outstanding convertible debentures. Pursuant to the sequencing approach, the Company evaluates its contracts based upon earliest issuance date.

Stock-Based Compensation

We have stock-based compensation plans which allow for the issuance of stock-based awards, including stock options, restricted stock units and restricted stock awards. We compute share based payments in accordance with Accounting Standards Codification 718-10 “Compensation” (ASC 718-10). ASC 718-10 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services at fair value, focusing primarily on accounting for transactions in which an entity obtains employees services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of an entity’s equity instruments or that may be settled by the issuance of those equity instruments.

SAB No. 107, Share-Based Payment (“SAB 107”) provides guidance regarding the interaction of ASC 718-10 and certain SEC rules and regulations. We have applied the provisions of SAB 107 in its adoption of ASC 718-10. We account for stock-based compensation expense by amortizing the fair value of each stock-based award expected to vest over the requisite service or performance period. The fair value of restricted stock awards is based on the number of shares granted and the closing price of our common stock on the date of grant. The fair value of each stock option award is calculated on the date of grant using the Black-Scholes option-pricing model.

The Black-Scholes model requires various assumptions including fair value of the underlying stock, volatility, expected term, risk-free interest rate and expected dividends. We use our historical experience to estimate the expected forfeiture rate of awards, and only recognize expense for those awards expected to vest. To the extent the actual forfeiture rate is different from the estimate, the stock-based compensation expense is adjusted accordingly. If any of the assumptions we use in estimating the fair value of awards change significantly or the actual forfeiture rate is different than the estimate, stock-based compensation expense may differ materially in the future.

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We have implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. These pronouncements did not have material impact on the financial statements and unless otherwise disclosed, we do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Income Taxes

We account for income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes” in accordance with the liability method, whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. These differences result in deferred tax assets and liabilities, which are included in our consolidated balance sheets. We then assess the likelihood that the deferred tax assets will be recovered from future taxable income and the reversal of temporary taxable differences. A valuation allowance is established against deferred tax assets to the extent we believe that recovery is not likely. Significant judgment is required in determining any valuation allowance to be recorded. In assessing the need for a valuation allowance, we consider all available evidence, including past operating results, estimates of future taxable income, reversals of taxable temporary differences and the feasibility of tax planning over the periods in which the temporary differences are deductible. In the event we change our determination as to the amount of deferred tax assets that can be realized, we will adjust our valuation allowance with a corresponding impact to the provision for income taxes in the period in which the determination is made.

The difference between our effective income tax rate and the federal statutory rate is primarily a function of the mix of uncertain tax positions and permanent differences including non-deductible charges. Our provision for income taxes is subject to volatility and could be adversely impacted if earnings or tax rates differ from our expectations or if new tax laws are enacted.

Significant judgment is required in evaluating any uncertain tax positions, including the timing and amount of deductions and allocations of income among various tax jurisdictions. We are required to identify, evaluate and measure all uncertain tax positions taken or to be taken on tax returns and to record liabilities for the amount of these positions that may not be sustained, or may only partially be sustained, upon examination by the relevant taxing authorities. Although we believe that our estimates and judgments are reasonable, actual results may differ from these estimates. Some or all of these judgments are subject to review by the taxing authorities. We adjust these reserves in light of changing facts and circumstances, such as the closing of an audit or the refinement of an estimate. To the extent that the final outcome of a matter is different than the amount recorded, such differences will impact the provision for income taxes in the period in which the determination is made. The provision for income taxes includes the impact of reserve provisions and changes to reserves that are considered appropriate, as well as any related net interest and penalties.

We have adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. As of August 15, 2016, the Company’s income tax returns for tax years ending February 28, 2015, 2014, 2013, and 2012 remain potentially subject to audit by the taxing authorities.

We follow the guidance of ASC 740, “Income Taxes.” Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No current tax provision has been made in the accompanying statement of income (loss) because no taxes are due currently or were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

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Earnings per Share

Basic earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is not presented because it is anti-dilutive. On June 25, 2015, we effected a 1:50 reverse stock-split of all of our outstanding shares of common stock.

UNDERWRITING

ViewTrade Securities, Inc. is acting as the underwriter of the offering. We have entered into an underwriting agreement with the underwriter pursuant to which, subject to the terms and conditions thereof, we have agreed to sell to the underwriter named below and the underwriter named below has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of units listed opposite of the name below. The underwriter is committed to purchase and pay for all of the units, if any of these units is purchased.

Underwriter	Number of Units
ViewTrade Securities, Inc.
Total

We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions set forth in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts, Commissions and Expenses

The underwriting discount is 9.5% of the public offering price of each unit, provided that the underwriting discount is 2.0% with respect to indebtedness that has been converted into units in the offering. The underwriter has advised us that they propose to offer the units to the public at the price set forth on the cover page of this prospectus. In addition, the underwriter may offer the units to certain dealers at the same price less a concession not in excess of $ per share. After the initial offering, the public offering price and concession to dealers’ amounts may be changed. The underwriter shall also be entitled to a non-accountable expense allowance of one and one-half percent (1.5%) of the gross proceeds of the offering.

The underwriting discount is equal to the public offering price per share of units, less the amount paid by the underwriter to us per share. The following table shows the public offering price, underwriting discount and proceeds before expenses to us, both per share and total, assuming either no exercise or full exercise by the underwriter of their option to purchase additional units.

		Per Unit		No Exercise of Over-Allotment Option		Full Exercise of Over-Allotment Option
Public offering price	$		$		$
Underwriting discount and commissions (1)	$		$		$
Proceeds, before expenses, to us (1)	$		$		$

(1)	The Company shall only pay a cash fee equal to two percent (2%) of the total amount of dollars that convert from Company debt into units in the offering. This table assumes that no indebtedness has been converted into units in this offering.

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We have agreed to reimburse the underwriter their actual, out-of-pocket expenses, including the reasonable fees and disbursements of counsel related to this offering, regardless of whether the offering is completed, but in any event in compliance with the provisions of FINRA Marketplace Rule 5110(f)(2). The Company has paid the underwriter a retainer of $35,000 and an additional $35,000 retainer will be due upon receipt of SEC comments. The amount of the retainers shall be offset against the underwriter’s non-accountable expense allowance.

Option to Purchase Additional Units

We have granted to the underwriter an option to purchase an additional 300,000 units from us at the same price to the public, and with the same underwriting discount, as set forth in the table above. The underwriter may exercise this option any time during the 45-day period after the date of this prospectus, but only to cover over-allotments, if any. To the extent the underwriter exercise the option, the underwriter will become obligated, subject to certain conditions, to purchase the units for which they exercise the option.

Underwriter’s Warrants

We have agreed to issue to the underwriter warrants to purchase up to a total of units (10%) of the units sold in this offering. The warrants will be exercisable at a per share price equal to 110% of the offering price per unit, at any time, and from time to time, in whole or in part, commencing 180 days from the effective date of the offering and will have a term no longer than five years from the effective date of the offering in compliance with FINRA Marketplace Rule 5110(f)(2)(G)(i). The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Marketplace Rule 5110(g)(1). The underwriter (or their respective permitted assignees under FINRA Marketplace Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate the warrants or the securities underlying the warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering.

Indemnification

The underwriting agreement provides for indemnification by and among us and the underwriter against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriter to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriter may engage in transactions that stabilize, maintain, or otherwise affect the price of our units during and after this offering. Specifically, the underwriter may over-allot or otherwise create a short position in our units for its own accounts by selling more units than we have sold to them. The underwriter may close out any short position by either exercising their option to purchase additional units or purchasing units in the open market. In addition, the underwriter may stabilize or maintain the price of our units by bidding for or purchasing units in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if units previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our units at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our units to the extent that it discourages resales of units. The magnitude or effect of any stabilization or other transactions is uncertain.

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In connection with this offering, the underwriter and selling group members may also engage in passive market making transactions in our units. Passive market making consists of displaying bids on a national securities exchange limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our units at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Offer, Sale and Distribution of Units

The underwriter may facilitate the marketing of this offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and place orders online or through their financial advisors. Such websites and the information contained on such websites, or connected to such sites, are not incorporated into and are not a part of this prospectus.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Determination of Offering Price

Our common stock is currently traded on the OTCQB Marketplace under the symbol “MKGI.” On September 21, 2016, the closing price of our common stock was $2.63 per share. We have applied for the listing of our common stock on the NYSE MKT under the ticker symbol MKGI and will use our best efforts to have that listing effective on or before the closing. The warrants are not and will not be listed for trading on the NYSE MKT, or any other securities exchange. There is no established public trading market for our common stock and the share prices on an over-the-counter marketplace may not be indicative of the market price of our common stock on the NYSE MKT.

The public offering price of the securities offered by this prospectus will be determined by negotiation between us and the underwriter. Among the factors considered in determining the public offering price of the shares were:

●	our history and our prospects;
●	the industry in which we operate;
●	our past and present operating results;
●	the previous experience of our executive officers; and
●	the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the units. That price is subject to change as a result of market conditions and other factors, and the units may not be able to be resold at or above the public offering price.

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Lock-up Agreements

Our officers and directors have agreed with the underwriter to be subject to a lock-up period of twelve months following the date that the registration statement, of which this prospectus forms a part, is declared effective. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for three months following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans. The lock-up period is subject to an additional extension to accommodate for our reports of financial results or material news releases. The underwriter may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

MANAGEMENT

The following table and biographical summaries set forth information, including principal occupation and business experience for at least the last five years, about our directors and executive officers. The terms of all the directors, as identified below, will run until their successors are elected and qualified or until their earlier resignation or removal.

Name	Age	Position	Officer and/or Director Since
William Kerby	59	Chief Executive Officer and Chairman	2008

Omar Jimenez	59	Chief Financial Officer & Chief Operating Officer	2016

Pat LaVecchia	49	Director	2011

Don Monaco	69	Director	2012

Doug Checkeris	60	Director	2012

Management and Director Biographies:

William Kerby – Chief Executive Officer and Chairman

William Kerby is the Founder, Chairman and CEO of Monaker Group, Inc. From July 2008 to present, he has been the architect of the Monaker model, overseeing the development and operations of the Company’s Travel, Real Estate and Television Media divisions. In October 2012, Monaker transferred its real estate assets into a public company - RealBiz Media Group, Inc., where Mr. Kerby served as CEO until August 2015 and on the Board until April of 2016. In July 2015 the decision was made to separate the Television and Real Estate operations from Monaker thereby allowing management to focus all efforts on the development of its travel operations. From April 2002 to July 2008, Mr. Kerby served as the CEO of various media and travel entities that ultimately became part of Extraordinary Vacations Group. Operations included Cruise & Vacation Shoppes, Maupintour Extraordinary Vacations, Attaché Travel and the Travel Magazine - a TV series of 160 travel shows. From February 1999 to April 2002 Mr. Kerby founded and managed Travelbyus, a publicly traded company on the TSX and NASD Small Cap. The launch included an intellectually patented travel model that utilized technology-based marketing to promote its travel services and products. Mr. Kerby negotiated the acquisition and financing of 21 companies encompassing multiple tour operators, 2,100 travel agencies, media that included print, television, outdoor billboard and wireless applications and leading edge technology in order to build and complete the Travelbyus model. From June 1989 to January 1999, Mr. Kerby founded and grew Leisure Canada – a company that included the Master Franchise for Thrifty Car Rental British Columbia, TravelPlus (a nationwide Travel Agency), Bluebird Holidays (an international tour company with operations in the U.S., Canada, Great Brittan, France, South Africa and the South Pacific) and Canadian Traveler (a travel magazine). Leisure Canada was acquired in May 1998 by Wilton Properties, a Canadian company developing hotel and resort properties in Cuba. From October 1980 through June 1989 Mr. Kerby worked in the financial industry as an investment advisor. Mr. Kerby graduated from York University in May 1980 with a Specialized Honors Economics degree. We selected Mr. Kerby to serve on our Board because he brings to the board extensive knowledge of the travel industry. Having served in senior corporate positions in many travels related companies he has a vast knowledge of the industry.

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Omar Jimenez - Chief Financial Officer & Chief Operating Officer

In January 2016, the Board of Directors of the Company appointed Omar Jimenez, to the position of Chief Financial Officer and Chief Operating Officer of the Company. Mr. Jimenez, has held a variety of senior financial management positions during his career. From September 2012 to January 2016, he served as the founder of MARMEL International, Inc., a company that provides accounting and consulting services. In addition, from May 2009 to September 2012, he worked as Chief Financial Officer of EpiCenter Development Associates, LLC, a real estate developer, and from June 2004 to May 2009 he served as President & Chief Financial Officer at American Leisure Holdings, Inc., focusing on leisure and business travel, hospitality & hotels, call centers and real estate development. Mr. Jimenez also served from April 2002 to June 2004 as Director of Operations for US Installation Group, Inc., a selling and installation group for The Home Depot, and CFO and VP of Onyx Group, Inc,. Mr. Jimenez is a Certified Public Accountant (CPA), Chartered Global Management Accountant (CGMA), Chartered Property Casualty Underwriter (CPCU), a Member of the AICPA and FICPA. Mr. Jimenez holds a B.B.A in Accounting and a B.B.A in Finance from the University of Miami and an M.B.A from Florida International University.

Pat LaVecchia – Director

Pat LaVecchia has served as a member of the Board of Directors since 2011. Mr. LaVecchia has been a founding principal and Managing Member of LaVecchia Capital LLC (“LaVecchia Capital”), a merchant banking and investment firm, since 2007 and has over 20 years of experience in the financial industry. Mr. LaVecchia has built and run several major Wall Street groups and has extensive expertise in capital markets, including initial public offerings, secondary offerings, raising capital for private companies and PIPEs as well as playing the leading role in numerous mergers, acquisitions, private placements and high yield transactions. Prior to forming LaVecchia Capital, Mr. LaVecchia ran several groups at major firms including: Managing Director and Head of the Private Equity Placement Group at Bear, Stearns & Company (1994 to 1997); Group Head of Global Private Corporate Equity Placements at Credit Suisse First Boston (1997 to 2000); Managing Director and Group Head of the Private Finance and Sponsors Group at Legg Mason Wood Walker, Inc (2001 to 2003); co-founder and Managing Partner of Viant Group (2003-2005) and Managing Director and Head of Capital Markets at FTN Midwest Securities Corp. (2005 to 2007). Mr. LaVecchia received his B.A., magna cum laude (and elected to Phi Beta Kappa), from Clark University and an M.B.A. from The Wharton School of the University of Pennsylvania with a major in Finance and a concentration in Strategic Planning. In the past, Mr. LaVecchia has served on several public company boards, including as Vice Chairman of InfuSystems, Inc. (INFU). Mr. LaVecchia also served on the RealBiz Media Group, Inc. Board of Directors from April 2014 until April 2016. Mr. LaVecchia is also currently a managing partner of Sapphire Capital Management. Mr. LaVecchia also sits on several advisory boards and non-profit boards. The Company believes that Mr. LaVecchia’s investment banking and business experience allows him to contribute business and financing expertise and qualifies him to be a member of the Board.

Don Monaco - Director

Don Monaco has served as a member of the Board of Directors since August 2011. Mr. Monaco served on the RealBiz Media Group, Inc. Board of Directors from October 2012 until April 2016. Mr. Monaco is the principal owner of Monaco Air Duluth, LLC, a full service, fixed-base operator aviation services business at Duluth International Airport serving airline, military and general aviation customers since November 2005; a partner in Lark O’ the Lake, LLC since April 2015; and the principal owner of the Duluth Flying Club, LLC since May 2015. Mr. Monaco also serves as a Commissioner on the Metropolitan Airports Commission in Minneapolis-St. Paul and is a Director at Republic Bank in Duluth, Minnesota. Mr. Monaco is the President and Chairman of the Monaco Air Foundation, Immediate Past Chairman of the Miller-Dwan Foundation, Treasurer of Honor Flight Northland, Treasurer of the Duluth Aviation Institute, Chairman of the Board of Destination Duluth, and a member of the Duluth Chamber of Commerce Military Affairs Committee. Mr. Monaco spent over 18 years as a Partner and Senior Executive and has 28 years as an international information technology and business management consultant with Accenture in Chicago, Illinois. We selected Mr. Monaco to serve on our Board because he brings a strong business background to the Company, and adds significant strategic, business and financial experience. Mr. Monaco’s business background provides him with a broad understanding of the issues facing us, the financial markets and the financing opportunities available to us.

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Doug Checkeris - Director

Doug Checkeris has served as a member of the Board of Directors since September 2012. Mr. Checkeris also served as the Company’s Chief Marketing Officer from February 2012 to February 2014. Mr. Checkeris is a Senior Media and Advertising Executive with nearly three decades of hands-on management in all facets of interactive media. Mr. Checkeris’s work experience includes 14 years of service with Mediacom where he rose through the ranks to become the CEO for Mediacom North America, until recently headquartered in New York. With close to $18 billion in global billings, 4,600 employees, and 116 offices in 89 countries, Mediacom provides and specializes in business-building media solutions for some of the world’s largest, well-known advertisers. Previous to Mediacom, Doug started his career in a media company in Toronto, Canada, and was a partner when the company was acquired by Grey Worldwide and the WPP. Mr. Checkeris served on the RealBiz Media Group, Inc. Board of Directors from October 2012 until April 2016. We selected Mr. Checkeris to serve on our Board because he brings to the board extensive knowledge of the media industry. Having served in senior corporate positions in many media related companies he has a vast knowledge of the industry.

Family Relationships amongst Directors and Officers

There are no family relationships among our directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Involvement in Certain Legal Proceedings

None of our executive officers or directors has been involved in any of the following events during the past ten years: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law; (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

NYSE MKT listing standards require that at least 50% of our board of directors be independent. Our board of directors has determined that Pat LaVecchia and Doug Checkeris are “independent directors” as defined in the NYSE MKT listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

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Committees of the Board of Directors

Prior to the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of the NYSE MKT and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of the NYSE MKT require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Pat LaVecchia and Doug Checkeris will serve as members of our audit committee. Under the NYSE MKT listing standards and applicable SEC rules, we are required to have two members of the audit committee, all of whom must be independent, subject to the exception described below. Pat LaVecchia and Doug Checkeris independent.

will serve as the Chairman of the audit committee. Each member of the audit committee is financially literate and our board of directors has determined that qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The audit committee will have responsibility for, among other things:

●	meeting with our independent auditor regarding, among other issues, audits, and adequacy of our accounting and control systems;
●	monitoring the independence of the independent auditor;
●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
●	inquiring and discussing with management our compliance with applicable laws and regulations;
●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
●	appointing or replacing the independent auditor;
●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;
●	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and
●	reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

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Compensation Committee

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of our board of directors. The members of our compensation committee will be Pat LaVecchia and Doug Checkeris, and will serve as chairman of the compensation committee. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, which will have responsibility for, among other things:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation;
●	reviewing and approving the compensation of all of our other Section 16 executive officers;
●	reviewing our executive compensation policies and plans;
●	implementing and administering our incentive compensation equity-based remuneration plans;
●	assisting management in complying with our proxy statement and annual report disclosure requirements;
●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;
●	producing a report on executive compensation to be included in our annual proxy statement; and
●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE MKT and the SEC.

Director Nominations

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or the NYSE MKT rules. In accordance with Section 804 of the NYSE MKT rules, a majority of the independent directors may recommend a director nominee for selection by our board of directors. Our board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Pat LaVecchia and Doug Checkeris. In accordance with Section 804 of the NYSE MKT rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our amended and restated memorandum and articles of association.

We have not formally established any specific minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom and the ability to represent the best interests of our shareholders.

Board Leadership Structure

Our Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. Our current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer (“CEO”), Mr. Kerby. The Board of Directors believes that this leadership structure is the most effective and efficient for the Company at this time. Mr. Kerby possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company, and is thus best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most critical matters. Combining the Chairman of the Board and CEO roles promotes decisive leadership, fosters clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our stockholders, particularly during periods of turbulent economic and industry conditions. The Board believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

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Code of Ethics

We maintain a Code of Ethics and Code of Business Conduct, which are applicable to all of our directors, officers and employees. These codes set forth ethical standards to which these persons must adhere and other aspects of accounting, auditing and financial compliance, as applicable. We undertake to provide a printed copy of these codes free of charge to any person who requests. Any such request should be sent to our principal executive offices attention: Chief Operating Officer.

We intend to disclose any amendments to our Code of Ethics and Code of Business Conduct and any waivers with respect to our Code of Ethics and Code of Business Conduct granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our website at www.monakergroup.com, within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Ethics and Code of Business Conduct to any such officers or employees to date.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation earned by or paid to certain persons who we refer to as our “Named Executive Officers” for services provided for the fiscal years ended February 29, 2016 and February 28, 2015 (Fiscal 2016 and Fiscal 2015, respectively). Our Named Executive Officers include persons who (i) served as our principal executive officer or acted in a similar capacity during Fiscal 2016 and 2015, (ii) were serving at fiscal year-end as our two most highly compensated executive officers, other than the principal executive officer, whose total compensation exceeded $100,000, and (iii) if applicable, up to two additional individuals for whom disclosure would have been provided as a most highly compensated executive officer, but for the fact that the individual was not serving as an executive officer at fiscal year-end.

Name and Principal Position	Fiscal Year Ended	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Inventive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
William Kerby,	2016	$300,000	$-0-	$-0-	$-0-	$-0-	$-0-	$14,400	$314,400
CEO and Chairman of the Board (3), (5), (6)	2015	$300,000	$-0-	$-0-	$-0-	$-0-	$-0-	$14,400	$314,400
Omar Jimenez, CFO and COO (1), (4)	2016	$29,167	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$29,167
Adam Friedman,	2016	$150,000	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$150,000
Former CFO (2), (5)	2015	$150,000	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$150,000

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(1)	Omar Jimenez was hired as CFO and COO of Monaker Group, Inc. on January 21, 2016.
(2)	Adam Friedman was hired as CFO on August 16, 2010 and resigned on January 20, 2016. He continues to receive semi-monthly payments of his accrued vacation of $45,000 until June 2016.
(3)	William Kerby receives an annual base salary of $300,000.
(4)	Omar Jimenez received a base salary of $175,000 during 2015 and through July 2016, when his salary was increased to $250,000.
(5)	Adam Friedman received an annual base salary of $150,000.
(6)	William Kerby receives additional compensation in the form of a car allowance in the amount of $1,200 per month shown under all other compensation in the table above.

Outstanding Equity Awards at Fiscal Year-End

None.

Employment Agreements

We have the following employment contracts in place with our Named Executive Officers:

William Kerby

William Kerby entered into an employment agreement, dated October 15, 2006, with the Company. Pursuant to this employment agreement, Mr. Kerby is employed as the Company’s Chief Executive Officer at an annual base salary of $300,000 in cash. He may also, as determined by the Board of Directors, receive a year-end performance bonus of up to 60% of his salary. Pursuant to the agreement Mr. Kerby receives a $1,200 per month car allowance. The initial term of the agreement commenced October 15, 2006, and the agreement continues with automatic renewal periods of four years each, unless either party provides at least one year prior notice of their intent not to renew. The agreement automatically renewed on October 15, 2010 and October 15, 2014, and is currently in place until October 14, 2018.

In the event the agreement is terminated by the Company with notice of non-renewal, the Company is required to pay Mr. Kerby all salary earned up until the date of termination, plus three months’ severance. The Agreement is also terminated upon the death or disability (i.e., he is unable to perform duties for a period of 120 days out of any 180 day period) of Mr. Kerby, and can be terminated by the Company for cause (gross negligence, willful misconduct, willful nonfeasance, material breach, conviction following final disposition of any available appeal of a felony or pleading guilty to or no contest to any felony) or without cause, and by Mr. Kerby for good reason (i.e., in the event the Company breaches any term of the agreement) or for no reason. In the event Mr. Kerby’s employment is terminated due to Mr. Kerby’s death, the Company is required to continue to pay his salary to his estate for a period of six months. In the event Mr. Kerby’s employment is terminated due to Mr. Kerby’s disability, the Company is required to continue to pay Mr. Kerby’s salary for the greater of two years or the period until disability insurance benefits furnished by the Company, if any, begin. In the event Mr. Kerby terminates his employment for good reason or the Company terminates his employment without cause, the Company is required to continue to pay Mr. Kerby’s salary and benefits for the remainder of the then term. In the event the Company terminates his employment for cause, Mr. Kerby is due his salary through the termination date. The agreement includes non-solicitation and non-competition clauses, prohibiting him from soliciting customers and clients of the Company or otherwise interfering with the Company’s employees for a period of six months from the date of termination, and prohibiting him from competing against the Company anywhere in the United States, for a period of three months from the date of termination, respectively, provided that the non-competition provision is voided in the event of the non-renewal of the agreement, in the event Mr. Kerby terminates his employment for good reason, in the event the Company terminates the agreement other than for cause, and certain other reasons described in greater detail in the agreement.

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Omar Jimenez

Omar Jimenez has an employment agreement, dated January 21, 2016, with the Company. Mr. Jimenez is employed as the Chief Financial Officer and Chief Operating Officer of the Company. The employment agreement provides that Mr. Jimenez receives a base salary for such services at an annual rate of $175,000 per year, which was increased in July 2016 to $250,000 per year, and is eligible for cash or common stock bonuses at the discretion of the board of directors. If the agreement is terminated by Mr. Jimenez for good reason (as defined in the agreement) or by the Company without cause, and other than due to Mr. Jimenez’s death or disability, Mr. Jimenez is due two calendar months of severance pay; if the agreement is terminated due to Mr. Jimenez’s disability, Mr. Jimenez, is due compensation through the remainder of the month during which he was terminated. The agreement includes a one year non-solicitation and non-competition clause following the date of the termination of the agreement, which non-competition clause prohibits him (without the prior written consent of the Company which consent will not be unreasonably withheld) from directly or through another person or another entity carrying on or being engaged in any business within North America which is competitive with the business of the Company, however that the non-compete shall terminate in the event of a termination of employment by Mr. Jimenez for good reason or a termination by the Company other than for cause or disability.

STOCK OPTION PLAN

None.

Director Compensation Table

The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our non-executive directors during the fiscal year ended February 29, 2016. Our executive directors do not receive compensation for their service on the Board of Directors separate from the compensation they receive as an executive officer of the Company.

Name	Fiscal Year	Fees Earned	Stock Awards	Option Awards	Non Equity Incentive Plan Comp	Non Qualified Deferred Comp	All other Compensation	Total

Pat LaVecchia,	2016	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Director (1)(2)	2015	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

Donald P. Monaco,	2016	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Director	2015	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

Doug Checkeris,	2016	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Director (3)	2015	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

A formalized Director Compensation plan has not been approved as of the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as discussed below or otherwise disclosed above under “Executive and Director Compensation”, which information is incorporated by reference where applicable in this “Certain Relationships and Related Transactions”, the following sets forth a summary of all transactions since the beginning of the fiscal year of 2015, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at the fiscal year-end for 2016 and 2015, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive and Director Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

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On October 1, 2015, Monaco Investment Partners II, LP, of which Donald Monaco is the managing general partner and a Director of the Company, subscribed for $250,000 of units (100,000 total units) in our offering of up to $750,000 of units of the Company, each comprised of 1 share of common stock and 1 cashless warrant to purchase one share of common stock at an exercise price of $1.50 per share.

On November 11, 2015, Monaco Investment Partners II, LP, of which Donald Monaco is the managing general partner and a Director of the Company, subscribed for $250,000 of units (100,000 total units) in our offering of up to $750,000 of units of the Company, each comprised of 1 share of common stock and 1 cashless warrant to purchase one share of common stock at an exercise price of $1.50 per share.

On November 13, 2015, Mark Wilton, a greater than 5% shareholder of the Company, converted 30,000 shares, at $5.00 per share, of Series B Preferred Stock and was issued 60,000 shares of restricted common stock.

On November 13, 2015, Adam Friedman, our former CFO of the Company, converted 26,200 shares, at $5.00 per share, of Series C Preferred Stock and was issued 52,400 shares of restricted common stock.

On November 13, 2015, Doug Checkris, Director of the Company, converted 50,000 shares, at $5.00 per share, of Series C Preferred Stock and was issued 100,000 shares of restricted common stock.

On November 13, 2015, Adam Friedman, former CFO of the Company, converted 15,000 shares, at $5.00 per share, of Series D Preferred Stock and was issued 30,000 shares of restricted common stock.

On November 13, 2015, Pat LaVecchia, Director of the Company, converted 61,800 shares, at $5.00 per share, of Series C Preferred Stock and was issued 123,600 shares of restricted common stock.

On November 17, 2015, 30,000 shares of common stock were issued to William Kerby, CEO and Chairman of the Company, upon conversion of 15,000 shares of Series A Preferred Stock at $5.00 per share.

On November 25, 2015, Monaco Investment Partners II, LP, of which Donald Monaco is the managing general partner and a Director of the Company, subscribed for $250,000 of units (100,000 total units) in our offering of up to $750,000 of units of the Company, each comprised of 1 share of common stock and 1 cashless warrant to purchase one share of common stock at an exercise price of $1.50 per share.

On November 25, 2015, Monaco Investment Partners II, LP, of which Donald Monaco is the managing general partner and a Director of the Company, converted outstanding convertible promissory notes of $75,000 and Donald P Monaco Insurance Trust, of which Donald Monaco is the trustee and a Director of the Company, converted outstanding convertible promissory notes of $325,000 for a combined, total of $400,000 in principal and $165,731 of accrued interest, into 226,292 shares of the Company’s common stock.

On November 25, 2015, Monaco Investment Partners II, LP, of which Donald Monaco is the managing general partner and a Director of the Company converted outstanding convertible promissory notes totaling $575,000 in principal and $189,384 of accrued interest into 305,754 shares of the Company’s common stock.

On December 17, 2015, William Kerby, CEO and Chairman of the Company, converted 35,000 shares, at $5.00 per share, of Series C Preferred Stock and was issued 70,000 shares of restricted common stock.

On January 22, 2016, Donald P Monaco Insurance Trust, of which Donald Monaco is the trustee and a Director of the Company, subscribed for $600,000 of units (240,000 total units) in our offering of up to $600,000 of units of the Company, each comprised of 1 share of common stock and 1 cashless warrant to purchase one share of common stock at an exercise price of $1.50 per share.

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On March 17, 2016, Mark Wilton, a greater than 5% shareholder of the Company, was issued 24,000 shares of restricted common stock pursuant to subscription agreements for $60,000 in proceeds.

On June 1, 2016 Monaker received $90,000 in proceeds from Donald P Monaco Insurance Trust (whose trustee is Donald Monaco a director of Monaker) and issued 60,000 common shares in connection with a partial warrant exercise for $1.50 per share.

On June 2, 2016, the Company borrowed three hundred thousand dollars ($300,000) from the Donald P. Monaco Insurance Trust (“Trust”), which was evidenced by a Promissory Note (“Note”) in the principal amount of three hundred thousand dollars ($300,000), which accrues interest at the rate of 6% per annum (12% upon the occurrence of an event of default). All principal, interest and other sums due under the Note is due and payable on the earlier of (a) the date the operations of NextTrip.com generate net revenues equal to $300,000; (b) the date the Company enters into an alternate financing in excess of $300,000; or (c) August 1, 2016. The Note contains standard and customary events of default. Donald P. Monaco, a member of our Board of Directors, is the trustee of the Trust. This Note may be prepaid in whole or in part at any time, without penalty or premium. On June 24, 2016, we repaid this Note.

Messrs. Don Monaco, Pat LaVecchia, Douglas Checkeris and William Kerby who represent all of the members of the Board of Directors of Monaker resigned as directors of RealBiz effective Monday April 11, 2016.

Through October 2015, the Company received and/or made advances to/from its unconsolidated affiliated Company, RealBiz Media Group, Inc. resulting in a net receivable due from RealBiz in excess of $5.8 million. At February 29, 2016, Monaker owned 44,470,101 shares of RealBiz Series A Preferred Stock and 10,359,890 shares of RealBiz common stock, representing 28% ownership of RealBiz. The equity interest, along with a net receivable balance due from the above-mentioned transactions, has been written down to zero ($0) to reflect the realizable value of this investment and asset.

On November 20, 2015, the Company entered into two exchange agreements (the “Exchange”) in which it exchanged an aggregate of $1,330,115 of the Company’s convertible promissory notes and accrued interest (the “Notes”) for an aggregate of 532,046 shares of the Company’s common stock (calculated at $2.50 per share of common stock for the Notes). The exchanged Notes consisted of the following: (i) $764,384 of Notes were exchanged by Monaco Investment Partners II, LP (“Monaco Investments”) for 305,754 shares of common stock; and (ii) $565,731 of Notes were exchanged by the Trust for 226,292 shares of common stock. Donald P. Monaco, a member of our Board of Directors, is the managing general partner of Monaco Investments and the trustee of the Trust.

During the year ended February 29, 2016, the Company granted warrants to purchase 30,000 shares of common stock for the settlement of the Company’s note payable with Mark Wilton (greater than 5% shareholder), of which warrants to purchase 89,300 shares of common stock were exercised; warrants to purchase 120,000 shares of common stock were cancelled; and warrants to purchase 176,743 shares of common stock expired.

On June 15, 2016, we entered into a revolving line of credit agreement with Republic Bank, Inc. of Duluth, Minnesota, in the maximum amount of $1,000,000. Amounts borrowed under the line of credit accrue interest at the Wall Street Journal U.S. Prime Rate plus 1% (updated daily until maturity), payable monthly in arrears beginning on July 15, 2016. Any amounts borrowed under the line of credit are due on June 15, 2017. Amounts borrowed under the line of credit are planned to be used for marketing initiatives, working capital and to repay $300,000 previously borrowed from the Donald P. Monaco Insurance Trust, of which Donald Monaco, a Director of the Company, is the Trustee. The loan contains standard and customary events of default. On June 16, 2016, we borrowed $450,000 under the line of credit.

On August 23, 2016, Pat Lavecchia, our director, converted 1,000 shares of Series D Preferred Stock into shares of common stock in connection with a special exchange conversion whereby Series D Preferred Stock shareholders were offered a special conversion rate of $2.50 per share of the Company’s common stock provided accrued dividends were waived (instead of the stated $12.50 conversion price), into 2,000 shares of common stock at $2.50 per share, valued at $5,000.

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Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant stockholders. However, all of the transactions described above were approved and ratified by the Board of Directors and one or more officers of the Company. In connection with the approval of the transactions described above, the Board of Directors took into account several factors, including its fiduciary duty to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock and preferred stock as of September 14, 2016 by (i) each Named Executive Officer, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of our capital stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person. The address of each person is deemed to be the address of the Company unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of September 14, 2016 , are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, (a) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and (b) no person owns more than 5% of our common stock. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 2690 Weston Road, Suite 200, Weston, FL 33331.

Name	Number of Common Stock Shares (a)		Percent of Common Stock (1)	Number of Series A Preferred Stock Shares (b)	Percent of Series A Preferred Stock (1)	Total Voting Shares	Percent of Total Voting Shares (2)

Executive Officers and Directors

William Kerby	1,690,069	(3)	16.6%	794,611	42.5%	79,561,947	40.7%

Omar Jimenez	—		0.0%	—	0.0%	—	—

Donald P. Monaco	3,762,046	(4)	34.2%	1,075,000	57.5%	108,832,046	55.6%

Pat LaVecchia	126,100		1.65%	—	0.0%	126,100	*

Doug Checkeris	100,000		1.2%	—	0.0%	100,000	*

All Named Executive Officers and Directors as Group (5 persons)	5,678,215		45.0%	1,869,611	100.0%	188,920,093	96.5%

5% Stockholders

Common Stock

Mark Wilton	1,494,048	(5)	17.4%	—	—	1,494,048	*

Stephen Romsdahl	739,048	(6)	8.5%	—	—	739,048	*

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* Less than 1%

Does not include greater than 5% holders of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock unless such holders are officers or directors of the Company, or unless the voting or beneficial ownership of such holders totals more than 5% of the Company’s total common stock shares or more than 5% of the Company’s total voting shares.

(a) Includes (i) options, warrants and convertible securities exercisable or convertible for common stock, and (ii) shares of common stock issuable upon conversion of preferred stock, which shares are also provided separately in the table above where applicable, each within 60 days of September 14, 2016.

(b) Each share of Series A Preferred Stock votes on a 100-for-1 basis with the common stock on all stockholder matters and is convertible at the option of the holder thereof on a 2-for-1 basis into common stock

(1) Based on 8,582,652 shares of common stock outstanding and 1,869,611 shares of Series A Preferred Stock outstanding as of September 14, 2016.

(2) Based on 195,543,752 total voting shares, which includes 8,582,652 shares voted by the common stock and 186,961,100 shares voted by the Series A Preferred Stock.

(3) William Kerby holds 100,847 shares of common stock individually. Mr. Kerby owns 694,611 shares of Series A Preferred Stock individually and 100,000 shares of Series A Preferred Stock as the owner of In-Room Retail Systems, LLC, which owns 100,000 shares of Series A Preferred Stock.

(4) Donald P. Monaco beneficially owns 1,075,000 shares of Series A Preferred Stock, of which (i) 626,292 shares are beneficially owned by the Donald P. Monaco Insurance Trust (the “Trust”), and (ii) 705,754 shares are beneficially owned by Monaco Investment Partners II, LP (“MI Partners”). Mr. Monaco also beneficially owns 1,272,046 shares of common stock of the Company and warrants to purchase 280,000 shares of common stock of the Company owned by the Trust. Mr. Monaco is the managing general partner of MI Partners and trustee of Trust. Mr. Monaco disclaims beneficial ownership of all shares held by the Trust and MI Partners in excess of his pecuniary interest, if any.

(5) Address: 1314 E. Las Olas Blvd Apt #45, Fort Lauderdale, FL 33301. Includes 20,000 shares of common stock issuable upon exercise of outstanding and vested warrants.

(6) Address: 40739 690th Ave, Saint James, MN 56081. Includes 142,444 shares of common stock issuable upon exercise of outstanding and vested warrants.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We changed our independent registered public accounting firm from D’Arelli Pruzansky, P.A. to LBB & Associates Ltd., LLP on March 8, 2016. There have been no disagreements with LBB & Associates Ltd., LLP or with D’Arelli Pruzansky, P.A., within the meaning of Rule 304(b) of Regulation S-K, either in connection with the change in accountants described above, or otherwise, during the years ended February 29, 2016 and February 28, 2015, or the period from February 29, 2016 to March 8, 2016.

LEGAL MATTERS

The Loev Law Firm, PC, Bellaire, Texas, will issue an opinion with respect to the validity of the shares of common stock offered hereby. Dickinson Wright PLLC, Fort Lauderdale, Florida, is acting as counsel for the underwriter in connection with certain legal matters related to this offering.

88

EXPERTS

The consolidated balance sheets of the Company as of February 29, 2016 and February 28, 2015, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended February 29, 2016, have been audited by LBB & Associates Ltd., LLP, as set forth in their report thereon, included herein. Such consolidated financial statements are included herein in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Financial Information,” page of our website at www.monakergroup.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The securities offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus, or any sale of the securities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

89

F-1

Monaker Group, Inc. and Subsidiaries
Consolidated Balance Sheet
(Unaudited)

	May 31,	February 29,
	2016	2016

Assets
Current Assets
Cash	$95,764	$137,944
Notes receivable - short term	—	15,000
Prepaid expenses and other current assets	63,055	50,848
Security deposits	10,000	13,206
Total current assets	168,819	216,998
Notes receivable - long term	750,000	—

Investment in unconsolidated affiliate	56,000	56,000
Website Development costs and intangible assets, net	1,382,150	2,625,086
Total assets	$2,356,969	$2,898,084

Liabilities and Stockholders' Deficit
Current Liabilities
Accounts payable and accrued expenses	$603,286	$588,513
Other current liabilities	138,683	60,570
Convertible promissory notes, net of discount of $-0- and $-0-, respectively	1,658,908	1,658,908
Other notes payable	35,919	15,919
Notes payable - current portion	613,842	711,784
Total current liabilities	3,050,638	3,035,694

Total liabilities	3,050,638	3,035,694

Stockholders' deficit
Series A Preferred stock, $.01 par value; 3,000,000 authorized; 1,869,611 and 1,869,611 shares issued and outstanding at May 31, 2016 and February 29, 2016, respectively	18,696	18,696
Series B Preferred stock, $.00001 par value; 3,000,000 authorized; 90,200 and 125,200 shares issued and outstanding at May 31, 2016 and February 29, 2016, respectively	1	1
Series C Preferred stock, $.00001 par value; 3,000,000 authorized; 13,100 and 13,100 shares issued and outstanding at May 31, 2016 and February 29, 2016, respectively	—	—
Series D Preferred stock, $.00001 par value; 3,000,000 authorized; 117,156 and 132,156 shares issued and outstanding at May 31, 2016 and February 29, 2016, respectively	1	2
Common stock, $.00001 par value; 500,000,000 shares authorized; 7,327,553 and 6,686,540 shares issued and outstanding at May 31, 2016 and February 29, 2016, respectively	73	67
Additional paid-in-capital	93,976,541	92,925,589
	93,995,312	92,944,355
Accumulated deficit	(94,688,981)	(93,562,357)
Total Monaker Group, Inc. stockholders' deficit	(693,669)	(618,002)
Noncontrolling interest	—	480,392
Total stockholders' deficit	(693,669)	(137,610)

Total liabilities and stockholders' deficit	$2,356,969	$2,898,084

The accompanying notes are an integral part of these consolidated financial statements.

F-2

Monaker Group, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
For the three months ended
		(Restated)
	May 31,	May 31,
	2016	2015

Revenues
Travel and commission revenues	$95,099	$336,093
Total revenues	95,099	336,093

Operating expenses
Cost of revenues	67,688	72,394
Technology and development	—	18,282
Salaries and benefits	509,943	288,478
Selling and promotions expense	29,426	116
General and administrative	951,200	248,049
Total operating expenses	1,558,257	627,319

Operating loss	(1,463,158)	(291,226)

Other income (expense)
Interest expense including loss on inducement expense on conversion of debt	(59,916)	(2,014,373)
Loss on conversion of debt	—	(224,000)
Loss on change in fair value of derivatives		(33,261)
Gain on sales of investment	112,150	—
Gain on settlement of debt	284,300	—
Other expense	—	(817)
Total other income (expense)	336,534	(2,272,451)

Net loss	$(1,126,624)	$(2,563,677)

Net loss attributable to Monaker Group, Inc.	$(1,126,624)	$(2,563,677)

Net loss attributable to common shareholders	$(1,126,624)	$(2,563,677)

Weighted average number of common shares outstanding	7,033,606	583,330

Basic and diluted net loss per share	$(0.16)	$(4.39)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Monaker Group, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
For the three months ended
		(Restated)
	May 31,	May 31,
	2016	2015
Cash flows from operating activities:
Net loss applicable to Monaker Group, Inc.	$(1,126,624)	$(2,563,677)

Adjustments to reconcile net loss to net cash from operating activities:
Gain on settlement of debt	(284,300)	—
Gain on sale of consolidated affiliate	(112,150)	—
Amortization of intangibles and depreciation	150,014	18,282
Stock based compensation and consulting fees	196,237	75,913
Loss on inducements to convert included in interest expense	—	1,656,418
Loss on debt conversion	—	224,000
Loss on change in fair value of derivatives	—	33,261
Changes in operating assets and liabilities:
Increase in prepaid expenses and other current assets	(12,207)	(50,665)
Decrease in security deposits	3,206	—
Increase in accounts payable and accrued expenses	209,011	229,706
Decrease (increase) in other current liabilities	78,113	(7,372)
Net cash used in operating activities	(898,700)	(384,134)

Cash flows from investing activities:
Investment in majority owned subsidiary	—	75,000
Purchase of intangibles	(4,200)	—
Net cash provided by (used in) investing activities	(4,200)	75,000

Cash flows from financing activities:
Principal payments against convertible promissory notes	—	(20,000)
Proceeds from advances	20,000	57,000
Proceeds from issuance of series C preferred shares	—	10,000
Proceeds from issuance of common stock and warrants	840,720	132,500
Net cash provided by financing activities	860,720	179,500

Net decrease in cash	(42,180)	(129,634)

Cash at beginning of period	137,944	226,412

Cash at end of period	$95,764	$96,778

Supplemental disclosure:
Cash paid for interest	$53,608	$255,802

Non-cash transactions:
Settlement of accrued interest in common stock	$14,000	$—
Shares/warrants issued for conversions of debt to equity	$—	$3,115,000
Common stock for investment	$—	$56,000
Series D Preferred for assets	$—	$400,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Note 1 - Summary of Business Operations and Significant Accounting Policies

Nature of Operations and Business Organization

Monaker Group, Inc. and its subsidiaries (“Monaker“, “we“, “our“, “us“, or “Company“) operate an online marketplace for the alternative lodging rental industry. Alternative lodging rentals (ALRs) are whole unit vacation homes or timeshare resort units that are fully furnished, privately owned residential properties, including homes, condominiums, villas and cabins, that property owners and managers rent to the public on a nightly, weekly or monthly basis. Our marketplace, NextTrip.com, unites millions of travelers seeking ALR online with property owners and managers of over one million vacation rental properties located in over 120 countries around the world. As of May 31, 2016, we operated our online marketplace through 115 websites in 16 languages, with leading websites in Europe, Asia, South America and the United States. As of May 31, 2016, our global marketplace included approximately 100,000 paid listings on subscriptions and contracted with over 1.1 million listings under the performance based listing arrangement ALRs (described in greater detail below). As an added feature to our ALR offering, we also provide activities and tours at the destinations that are catered to the traveler through our Maupintour products.

Our vacation rental platform includes auxiliary services so travelers can purchase vacations through one site; NextTrip.com (or through other online distributors sourced by NextTrip.com), and provides qualified inquiries and bookings to property owners and managers. NextTrip serves three major constituents: property owners and managers, travelers and other distributors. Property owners and managers pay to provide detailed listings of their properties on our websites with the goal of reaching a broad audience of travelers seeking ALRs. Listing fees paid by property owners and managers are paid either in the form of subscriptions that are generally for an annual period, or in the form of performance-based fees that allow for owners and managers to list their properties for free and pay us a commission for successful bookings; this allows owners and managers to list their property on NextTrip and pay a commission per booking in lieu of a pre-paid subscription fee. Currently we are working to convert owners and managers away from the subscription format into the performance-based format. This is transparent to the traveler yet more beneficial to the owners and managers as they accept a larger performance-based fee in return for relief from the up-front subscription fee and lower booking fee. Travelers visit NextTrip and are able to search and compare our large and detailed inventory of listings to find ALRs meeting their needs.

Monaker is a technology driven travel and logistics company with ALR inventory. Monaker’s inventory consists of ALRs owned and leased by third parties which are available to rent through Monaker’s websites. Core to the Company’s services are key elements including technology, an extensive film library, media distribution, trusted brands and established partnerships that enhance product offerings and reach. We believe that consumers are quickly adopting video for researching and educating themselves prior to purchases, and Monaker has carefully amassed video content, media distribution, key industry relationships and a prestigious Travel Brand as cornerstones for the development and planned deployment of core-technology on both proprietary and partnership platforms.

Monaker sells travel services to leisure and corporate customers around the world. The primary focus is on providing ALR options as well as providing schedule, pricing and availability information for booking reservations for airlines, hotels, rental cars, cruises and other travel products such as sightseeing tours, show and event tickets and theme park passes. The Company sells these travel services both individually and as components of dynamically-assembled packaged travel vacations and trips. In addition, the Company provides content that presents travelers with information about travel destinations, maps and other travel details; this content information is the product of proprietary video-centered technology that allows the Company to create targeted travel videos from its film libraries. In January 2016, the Company introduced a beta of its new Travel Platform under the NextTrip brand. This platform is still under development and continues to be improved with a focus on maximizing the consumer’s experience and assisting them in the decision and purchasing process.

The platform is a combination of proprietary and licensed technology that connects and searches large travel suppliers as well as perishing and alternative lodging inventories to present to consumers comprehensive and optimal alternatives at the most inexpensive rates to choose from.

The Company sells its travel services through various distribution channels. The primary distribution channel is through its own websites at NextTrip.com and Maupintour.com. The second distribution channel is selling travel services to customers through a toll-free telephone number designed to assist customers with complex or high-priced offerings. The remaining distribution channels are in the final stages of deployment and include sales on other travel companies’ websites and sales through networks of third-party travel agents and travel portals.

Monaker’s core holdings include NextTrip.com, and Maupintour.com along with platforms for vacation home rentals, timeshare rentals and discount travel. NextTrip.com is the primary website, where travel services are booked. The travel services include, but are not limited to: ALR, tours, activities/attractions, air, hotel and car rentals. Maupintour feeds into Nextrip.com by providing high-end tour packages and activities/attractions.

F-5

Interim Financial Statements

These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP“) for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, the consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the financial statements for the fiscal year ended February 29, 2016 and notes thereto and other pertinent information contained in our Form 10-K the Company has filed with the Securities and Exchange Commission (the “SEC“).

The results of operations for the three months ended May 31, 2016, are not necessarily indicative of the results to be expected for the full fiscal year ending February 28, 2017.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material inter-company transactions and accounts have been eliminated in consolidation.

Noncontrolling Interest and Investment in Unconsolidated Affiliates

The Company accounts for its less than 100% interest in consolidated subsidiaries in accordance with ASC Topic 810, Consolidation, and accordingly the Company presents noncontrolling interests as a component of equity on its consolidated balance sheets and reports noncontrolling interest net loss under the heading “Net loss attributable to noncontrolling interest“ in the consolidated statements of operations.. Investments in unconsolidated affiliates are accounted for by either the equity or cost methods, generally depending upon ownership levels. The equity method of accounting is used when the Company’s investment in voting stock of an entity gives it the ability to exercise significant influence over the operating and financial policies of the investee, which is presumed to be the case when the Company holds 20% to 50% of the voting stock of, or can otherwise demonstrate significant influence over, the investee. Unconsolidated affiliate companies in which the Company does not have significant influence and owns less than 20% of the voting stock are accounted for using the cost method. These investments in unconsolidated affiliates are assessed periodically for impairment and are written down if and when the carrying amount is considered to be permanently impaired.

Use of Estimates

The Company’s significant estimates include allowance for doubtful accounts, valuation of intangible assets, stock based compensation, accrued expenses and derivative liabilities. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While the Company believes that such estimates are fair when considered in conjunction with the consolidated financial statements taken as a whole, the actual amounts of such estimates, when known, will vary from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. The Company had no cash equivalents at May 31, 2016 and February 29, 2016.

Accounts Receivable

The Company extends credit to its customers in the normal course of business. Further, the Company regularly reviews outstanding receivables, and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses, and such losses traditionally have been within its expectations. The Company’s allowance for doubtful accounts was $-0- and $-0- at May 31, 2016 and February 29, 2016, respectively.

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs“. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day to day operation of the website are expensed as incurred. All costs associated with the websites are subject to straight-line amortization over a three-year period. For the three months ended May 31, 2016 and the year ended February 29, 2016, the Company has capitalized costs associated with website development of $89,269 and $1,817,945, respectively, and accumulated amortization of $9,452 and $780,860, respectively.

F-6

Software Development Costs

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application in accordance with guidelines established by “ASC 985-20-25“ Accounting for the Costs of Software to Be Sold, Leased, or Otherwise Marketed, requiring certain software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Amortization of the capitalized software development costs begins when the product is available for general release to customers. Capitalized costs are amortized based on the greater of (a) the ratio of current gross revenues to the total current and anticipated future gross revenues, or (b) the straight-line method over the remaining estimated economic life of the product. For the three months ended May 31, 2016 and the year ended February 29, 2016, all software has been placed in service and all costs associated with the software development have been expensed.

Impairment of Intangible Assets

The Company acquired contracts, website platforms and domains during the three months ended May 31, 2016 and the year ended February 29, 2016 in the amount of $0 and $1,588,000, respectively.

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets“, the Company assesses the impairment of identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important, which could trigger an impairment review include the following:

1.	Significant underperformance compared to historical or projected future operating results;
2.	Significant changes in the manner or use of the acquired assets or the strategy for the overall business; and
3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of an intangible asset may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company did not record an impairment charge on its intangible assets during the three months ended May 31, 2016 and 2015, respectively. Intellectual properties that have finite useful lives are amortized over their useful lives. The Company incurred amortization expense of $150,014 and $18,282 for the three months ended May 31, 2016 and 2015, respectively.

Convertible Debt Instruments

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the FASB Accounting Standards Codification. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt.

Derivative Instruments

The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with Accounting Standards Codification topic 815, Accounting for Derivative Instruments and Hedging Activities (“ASC 815“) as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering all of the rights and obligations of each instrument.

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as freestanding warrants, the Company generally uses the Black-Scholes model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black- Scholes model) are highly volatile and sensitive to changes in the trading market price of our common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes. Under the terms of this accounting standard, increases in the trading price of the Company’s common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative expense. Conversely, decreases in the trading price of the Company’s common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative income.

F-7

Based upon ASC 815-25 the Company has adopted a sequencing approach regarding the application of ASC 815-40 to its outstanding convertible debentures. Pursuant to the sequencing approach, the Company evaluates its contracts based upon earliest issuance date.

Earnings per Share

Basic earnings per share are computed by dividing net income or loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. On June 25, 2015, we effected a 1:50 reverse stock-split of all of our outstanding shares of common stock.

Fair Value of Financial Instruments

The Company has adopted the provisions of ASC Topic 820, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. ASC 820 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, accounts receivable, prepaid expenses, accounts payable, accrued liabilities and other current liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amounts approximate fair value. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Going Concern

As of May 31, 2016, and February 29, 2016, the Company had an accumulated deficit of $94,688,981 and $93,562,357, respectively. The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As of May 31, 2016, the Company had a working capital deficit of $2,881,819, and for the three months ended May 31, 2015, a net loss of $1,126,624 and cash used in operations of $898,700.

We have very limited financial resources. We currently have a monthly cash requirement of approximately $300,000, exclusive of capital expenditures. We will need to raise substantial additional capital to support the on-going operation and increased market penetration of our products including the development of national advertising relationships, increases in operating costs resulting from additional staff and office space until such time as we generate revenues sufficient to support our operations. We believe that in the aggregate, we could require several millions of dollars to support and expand the marketing and development of our travel products, repay debt obligations, provide capital expenditures for additional equipment and development costs, payment obligations, office space and systems for managing the business, and cover other operating costs until our planned revenue streams from travel products are fully-implemented and begin to offset our operating costs. Our failure to obtain additional capital to finance our working capital needs on acceptable terms, or at all, will negatively impact our business, financial condition and liquidity. As of May 31, 2016 and February 29, 2016, we had $3,050,638 and $3,035,694, respectively, of current liabilities. These conditions raise substantial doubt of our ability to continue as a going concern. We currently do not have the resources to satisfy these obligations, and our inability to do so could have a material adverse effect on our business and ability to continue as a going concern.

Management’s plans with regard to this going concern are as follows: the Company will continue to raise funds with third parties by way of a public or private offering; and management and members of the Board are working aggressively to increase the viewership of our products by promoting it across other mediums which will result in higher revenues. The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan and generate greater revenues. Management believes that the actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern.

F-8

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard is effective for fiscal years, and interim reporting periods within those years, beginning after December 15, 2016. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on its consolidated financial statements and related disclosures.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this Update simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, related to the disclosures on going concern. The new standard provides guidance around management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial statements.

We have implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements.

Note 2 – Note Receivable

On December 22, 2014, the Company advanced $15,000 to a non-related third party debtor and signed a one year, six percent (6%) promissory note in the amount of $15,000. The entire principal balance of this note, together with all accrued and unpaid interest, is due and payable on December 31, 2016. This note receivable was part of the consideration for the purchase of the Company’s 51% membership interest in Name Your Fee, LLC, including approximately $1,000,000 in intangible assets which was sold on May 16, 2016, to the same non-related third party for cancellation of $45,000 in notes and a promissory note in the amount of $750,000.

Note 3 – Investment in Equity Instruments and Deconsolidation

On February 2, 2015, the Company entered into a joint venture agreement with Jasper Group Holdings, Inc. (“Jasper“) and created a Florida limited liability company named Name Your Fee, LLC. On April 20, 2015, the Company entered into a Joint Venture Agreement with Jasper to leverage its existing technology and develop www.NameYourFee.com which provides tools for employment agencies to market their services. The Company’s ownership in the Joint Venture was 51% and Jasper’s was 49%. The Company and Jasper shared in capital contributions as well as participated in the net profits of Name Your Fee, LLC while Jasper operated and ran the NameYourFee.com website. On May 15, 2015, the Company issued 100,000 shares of Series D Preferred Stock to Jasper at a stated value of $5 per share for a total value of $500,000. As stated in the agreement, Monaker received a 51% capital interest and Jasper received a 49% capital interest of the outstanding equity of Name Your Fee, LLC. Additionally, Jasper contributed $75,000 in proceeds as part of the agreement. For the year ended February 29, 2016, the Company properly eliminated the value of the investment in accordance with ASC Topic 810, Consolidation. On May 16, 2016, the Company sold its 51% membership interest in Name Your Fee, LLC to a non-related third party for cancellation of $45,000 in notes due to the Company and a promissory note in the amount of $750,000. The Promissory Note does not accrue interest, is secured by the 51% membership interest in Name Your Fee, LLC and will be repaid through 20% of the net earnings received in NameYourFee.com through maturity. The Note contains standard and customary events of default. The principal amount of the note is due on June 15, 2018, provided that it will not be an event of default under the note unless the note is not repaid within 60 days after such maturity date (i.e., by August 14, 2018).

On October 31, 2014 (the “Deconsolidation Date“), Monaker and RealBiz deconsolidated their financial statements since Monaker’s investment in RealBiz went below 50% majority ownership and Monaker was deemed to no longer have control over RealBiz. Monaker’s proportional financial interest in RealBiz is reduced when shares of Monaker Dual convertible preferred stock and Monaker convertible debt are exchanged for RealBiz shares of common stock. Since July 14, 2014, the holders of Series D Preferred Stock shares of the Company may elect to convert all or any part of such holder’s shares into common stock of the Company at the stated value of $12.50 per share on a one-for-one basis, or they may elect to convert the Series D Preferred Stock shares into shares of common stock of RealBiz stock at $0.15 per share. To honor the conversion of the Company’s Series D Preferred Stock shares into RealBiz shares of common stock, the Company identifies, one-for-one, shares of RealBiz Series A Preferred Stock shares held as investment and presents them to RealBiz for conversion into RealBiz common stock (on a one-for-one basis). When the converted RealBiz common stock shares are received by the Company, they are forwarded to the individual/entity requesting the conversion into shares of RealBiz restricted common stock.

Monaker continues to own RealBiz Preferred Series A and common stock and although the two Companies shared similar Board of Directors until April 2016, as discussed in the following sentence, the companies are operating independently. As of April 11, 2016, the Monaker Directors that were on the RealBiz Board, resigned as Board of Directors of RealBiz.

F-9

After November 1, 2014, we use the equity method to account for our investment in this entity because we do not control it, but have the ability to exercise significant influence over it. Equity method investments are recorded at original cost and adjusted periodically to recognize (1) our proportionate share of the investees’ net income or losses after the date of investment, (2) additional contributions made and dividends or distributions received, and (3) impairment losses resulting from permanent adjustments to net estimated realizable value. Accordingly, we recorded our proportionate share of the investee’s net income or loss as “Loss on equity method investment“ on the consolidated statements of operations.

At February 29, 2016, Monaker owned 44,470,101 shares of RealBiz Series A Preferred Stock and 10,359,890 shares of RealBiz common stock, representing 28% ownership of RealBiz. This interest, along with a net receivable balance due, has been written down to zero ($0) as of May 31, 2016 and February 29, 2016, to reflect the realizable value of this investment and asset.

F-10

Note 4 – Acquisitions and Dispositions

On October 26, 2015, the Company entered into a Plan of Merger Agreement with Always on Vacation, Inc. involving a merger of the Company’s then wholly-owned subsidiary AOV Holding, Inc. (“AOV“) and Always On Vacation, Inc. which involved issuing 383,230 shares of AOV common stock to the stockholders of Always On Vacation, Inc., effectively cancelling each share of capital stock of Always On Vacation, Inc. As part of the sale of businesses and assets unrelated to the core travel sector, on January 22, 2016, the intellectual property related to the travel sector (i.e. contracts, domains, trademark and platform) owned by Always On Vacation, Inc. were assigned to Monaker. On January 23, 2016, the interest in Always On Vacation, Inc. (a media company) was sold through a Stock Purchase Agreement to an unrelated third party for $10 plus their assumption of liabilities of Always On Vacation, Inc.

On November 25, 2015, the Company entered into an Intellectual Property License to Corporation by Licensor Agreement with CJ Software, Inc. for an internet-based, real-time specialty booking engine developed to consolidate unused timeshare, fractional, and other specialty lodging rooms to be booked for nightly stays. Once this software/platform is fully operational, the Company will pay CJ Software, Inc. the sum of $180,000 by way of the issuance of 45,000 shares of the Company’s common stock valued at $4.00 per share as a one-time lease payment for a perpetual, unrestricted, non-exclusive, worldwide, royalty free license to use the software. In addition, the Company will employ both Curtis Krauskopf as an employee and James Marmorstone as a consultant.

As part of the sale of businesses and assets unrelated to the core travel sector, on January 22, 2016, the intellectual property related to the travel sector (i.e., the NextTrip.com platform, Maupintour.com platform and Home & Away Club portal) owned by the Company’s television media entity (Next 1 Network, Inc.) were assigned to Monaker. The television media entity (Next 1 Network, Inc.) was sold pursuant to a Stock Purchase Agreement dated January 23, 2016, to an unrelated third party for $10 plus their assumption of liabilities of Next 1 Network, Inc.

On May 16, 2016, the Company entered in to a Membership Interest Purchase Agreement for the sale of its 51% membership interest in Name Your Fee, LLC in exchange for a Promissory Note, maturing on June 15, 2018, in the amount of $750,000 plus the cancellation of $45,000 in existing promissory notes due from the purchaser. The Promissory Note does not accrue interest, is secured by the 51% membership interest in Name Your Fee, LLC and will be repaid through 20% of the net earnings received in NameYourFee.com through maturity. The Note contains standard and customary events of default. The principal amount of the note is due on June 15, 2018, provided that it will not be an event of default under the note unless the note is not repaid within 60 days after such maturity date (i.e., by August 14, 2018).

F-11

Note 5 – Notes Payable

The following table sets forth the notes payable as of May 31, 2016 and February 29, 2016:

	Principal
	May 31, 2016	February 29, 2016
On September 6, 2011, the Company extended a note in the amount of $785,000, then in default, until February 1, 2013. Beginning on October 1, 2011, the Company was obligated to make payments of $50,000 due on the first day of each month. The first $185,000 in payments was to be in cash and the remaining $600,000 was to be made in cash or common stock. On February 15, 2012, the note-holder assigned $225,000 of its $785,000 outstanding promissory note to a non-related third party investor and the Company issued a new convertible promissory note for the same value. As part of the sale of businesses and assets unrelated to the core travel sector, the television media entity (Next 1 Network, Inc.) was sold and this promissory note was not assumed by the purchaser as part of the Stock Purchase Agreement dated January 23, 2016. The Company has assumed this note related to the sold entity and is attempting to negotiate a settlement of the assumed above-noted notes.	$573,842	$573,842

On August 16, 2004, the Company entered into a promissory note with an unrelated third party in the amount of $500,000. The note bears interest at 7% per year, matured in March 2011 and was payable in quarterly installments of $25,000. As part of the sale of businesses and assets unrelated to the core travel sector, the television media entity (Next 1 Network, Inc.) was sold and this promissory note was not assumed by purchaser as part of the Stock Purchase Agreement dated January 23, 2016. The Company assumed this note related to the sold entity on June 24, 2016 and this promissory note was settled with full release for the amount of $40,000.	40,000	137,942
	$613,842	711,784

Note 6 – Other Notes Payable

The Company has a demand loan with a stated interest rate of 6% per annum, due for funds received from In Room Retail, Inc. which is owned by William Kerby, CEO and Chairman of the Company.	$35,919	$15,919
	$$35,919	$15,919

F-12

Interest charged to operations relating to the above notes was $11,396 and $2,550, respectively, for the three months ended May 31, 2016 and 2015 and $14,242 for the year ended February 29, 2016.

Accrued interest as of May 31, 2016 and February 29, 2016 is $163,591 and $163,257, respectively.

Note 7 – Convertible Promissory Notes

The Company has convertible promissory notes with interest rates ranging from 6% to 12% per annum, maturity dates ranging from September 30, 2012 to December 1, 2016, and with a range of fixed and variable conversion features. Fixed conversion rates range from $5.00 to $5,000 per share. Variable conversion rates range from 50% of two (2) to ten (10) days of the average closing price of our common stock and all have been settled as of May 31, 2016. During the three months ended May 31, 2016 and 2015, the Company recognized interest expense of $48,520 and $437,607, respectively. The table below summarizes the convertible promissory notes as of May 31, 2016.

	May 31, 2016
	Non Related Party	Related Party	Total
Principal
Beginning balance February 29, 2016	$1,658,908	$-0-	$1,658,908
Additions:	-0-	-0-	-0-
	$1,658,908	$-0-	$1,658,908
Subtractions:	-0-	-0-	-0-
Ending balance	$1,658,908	$-0-	$1,658,908

Debt Discount
Beginning balance	$-0-	$-0-	$-0-
Additions:	-0-	-0-	-0-
Incurred during the year	$-0-	$-0-	$-0-
Subtractions:
Amortized during the year	-0-	-0-	-0-
Ending balance	$-0-	$-0-	$-0-

Carrying Value
Total convertible promissory notes	$1,658,908	$-0-	$1,658,908
Adjustments	-0-	-0-	-0-
Carrying value	$1,658,908	$-0-	$1,658,908
Principal past due and in default	$249,582	$-0-	$249,582

During the three months ended May 31, 2016 and 2015, the Company recorded debt amortization expense in the amount of $-0- and $-0-, respectively.

F-13

Note 8 – Stockholders’ Deficit

Preferred stock

The aggregate number of shares of preferred stock that the Company is authorized to issue is up to One Hundred Million (100,000,000), with a par value of $0.00001 per share (“the Preferred Stock“) with the exception of Series A Preferred Stock shares having a $0.01 par value. The Preferred Stock may be divided into and issued in series. The Board of Directors of the Company is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Company is authorized, within any limitations prescribed by law and the articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock.

Series A Preferred Stock

The Company has authorized and designated 3,000,000 shares of Preferred Stock as Series A 10% Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock“). The holders of record of shares of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Company and shall be entitled to one hundred (100) votes for each share of Series A Preferred Stock.

Per the terms of the Amended and Restated Certificate of Designations, subject to the availability of authorized and unissued shares of Series A Preferred Stock, the holders of Series A Preferred Stock may, by written notice to the Company:

•	elect to convert all or any part of such holder’s shares of Series A Preferred Stock into common stock at a conversion rate of the lower of:
(a) $25.00 per share; or
(b) at the lowest price the Company has issued stock as part of a financing.

•	convert all or part of such holder’s shares (excluding any shares issued pursuant to conversion of unpaid dividends) into debt obligations of the Company, secured by a security interest in all of the assets of the Company and its subsidiaries, at a rate of $25.00 of debt for each share of Series A Preferred Stock.

On July 9, 2013, the Company amended the Certificate of Designations for the Company’s Series A Preferred Stock to grant to a holder of the Series A Preferred Stock the option to:

•	elect to convert all or any part of such holder’s shares of Series A Preferred Stock into shares of the Company’s Series C Convertible Preferred Stock, par value $0.00001 per share (“Series C Preferred Stock“), at a conversion rate of five (5) shares of Series A Preferred Stock for every one (1) share of Series C Preferred Stock; or to allow

•	conversion into common stock at the lowest price the Company has issued stock as part of a financing to include all financings such as new debt and equity financing and stock issuances as well as existing debt conversions into stock.

On February 28, 2014, the Company’s Series A Preferred Stock shareholders agreed to authorize a change to the Certificate of Designations of the Series A Preferred Stock in Nevada to lock the conversion price into common stock at a fixed price of $0.50.

Accounting Standards Codification subtopic 815-40, Derivatives and Hedging; Contracts in Entity’s own Equity (“ASC 815-40“) became effective for us on March 1, 2010. The Company’s Series A (convertible) Preferred Stock had certain reset provisions that require the Company to reduce the conversion price of the Series A (convertible) Preferred Stock if we issue equity at a price less than the conversion price. Upon the effective date, the provisions of ASC 815-40 required a reclassification to liability based on the reset feature of the agreements if the Company sells equity at a price below the conversion price of the Series A Preferred Stock. However, the reset provision was removed thereby eliminating the derivative liability as of February 28, 2014. In accordance with ASC 815-40, the Company records the changes in the fair value of the derivative liability as non-operating, non-cash income or expense. The change in fair value of the Series A Preferred Stock derivative liability as of February 29, 2016 and February 28, 2015 resulted in non-operating income of $-0- and $-0-, respectively.

F-14

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (any of the foregoing, a “liquidation“), holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of the common Stock or any other series of Preferred Stock by reason of their ownership thereof an amount per share equal to $1.00 for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series A Preferred Stock held by each such holder, plus the amount of accrued and unpaid dividends thereon (whether or not declared) from the beginning of the dividend period in which the liquidation occurred to the date of liquidation.

During the three months ended May 31, 2016, there were no transactions with regards to Series A Preferred Stock shares.

Dividends in arrears on the outstanding Series A Preferred Stock shares total $799,644 and $838,275 as of May 31, 2016 and February 29, 2016, respectively. The Company had 1,869,611 shares of Series A Preferred Stock issued and outstanding as of May 31, 2016 and February 29, 2016.

Series B Preferred Stock

The Company has authorized and designated 3,000,000 shares of Preferred Stock as Non-Voting Series B 10% Cumulative Convertible Preferred Stock with a par value of $0.00001 per share (the “Series B Preferred Stock“). The holders of Series B Preferred Stock may elect to convert all or any part of such holder’s shares into:

•	the Company’s common stock at the stated value of $250.00 per share on a one for one basis, or
•	shares of RealBiz’s common stock at $0.05 per share.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “liquidation“), the holders are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to 100% of the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of then outstanding Preferred Stock before any distribution or payment shall be made to the holders of any junior securities (common stock), and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders shall be ratably distributed among the holders of all preferred stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

During the three months ended May 31, 2016:

•	35,000 shares of Series B Preferred Stock were converted into 70,000 shares of common stock of Monaker at $2.50 per share, based on the $5 per share stated value of the Series B Preferred Stock.

Dividends in arrears on the outstanding Series B Preferred Stock total $144,946 and $182,782 as of May 31, 2016 and February 29, 2016, respectively. The Company had 90,200 and 125,200 shares of Series B Preferred Stock issued and outstanding as of May 31, 2016 and February 29, 2016, respectively.

Series C Preferred Stock

The Company has authorized and designated 3,000,000 shares of Preferred Stock as Non-Voting Series C 10% Cumulative Convertible Preferred Stock with a par value of $0.00001 per share (the “Series C Preferred Stock“). The holders of Series C preferred stock may elect to convert all or any part of such holder’s shares into:

•	common stock at the stated value of $250.00 per share on a one for one basis, or
•	shares of RealBiz’s common stock at $0.10 per share.

On July 9, 2014, the Company filed an Amendment to its Series C Certificate of Designation with the Secretary of State of the State of Nevada to change the conversion price from $250 to a new conversion price for Company common stock of $12.50 on the Company’s common stock.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “liquidation“), the holders are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to 100% of the stated value of $5 per share, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of then outstanding Preferred Stock before any distribution or payment is to be made to the holders of any junior securities (common stock), and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders are to be ratably distributed among the holders of all preferred stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

F-15

During the year ended May 31, 2016, there were no transactions of Series C Preferred Stock shares.

Dividends in arrears on the outstanding Series C Preferred Stock shares total $10,554 and $8,915 as of May 31, 2016 and February 29, 2016, respectively. The Company had 13,100 and 13,100 Series C Preferred Stock shares issued and outstanding as of May 31, 2016 and February 29, 2016, respectively.

Series D Preferred Stock

The Company has authorized and designated 3,000,000 shares of Preferred Stock as Non-Voting Series D 10% Cumulative Convertible Preferred Stock with a par value of $0.00001 per share (the “Series D Preferred Stock“). The holders of Series D preferred stock may elect to convert all or any part of such holder’s shares into:

•	common stock at the stated value of $250.00 per share on a one for one basis, or

•	shares of RealBiz common stock at $0.15 per share.

On July 9, 2014, the Company filed an Amendment to its Series D Certificate of Designation with the Secretary of State of the State of Nevada to change the conversion price from $250.00 to a new conversion price of $12.50.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “liquidation“), the holders are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to 100% of the stated value of $5 per share, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of then outstanding Preferred Stock before any distribution or payment is to be made to the holders of any junior securities (common stock), and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders are to be ratably distributed among the holders of all preferred stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

On October 2, 2012, the Company issued 380,000 shares of Series D Preferred stock as part of the October 2, 2012 exchange of securities agreement between the Company and Acknew Investments, Inc. (“Acknew“), for the acquisition of the entity that eventually became RealBiz Media Group, Inc. (RealBiz) and then and now constitutes significant operations of RealBiz, a holder of Class A common shares of RealBiz Holdings, Inc., which contained a “ratchet provision“: If, at any time while Acknew is a holder of Series D Preferred Stock and the Retirement Obligation (requiring the Company to pay out of 50% of all net profits from the Company or 50% of any new funding received by the Company from September 21, 2012, until such time as the $700,000 of the Company’s Series D Preferred Stock shares owned by Acknew are redeemed by the Company) remains not fully satisfied, the Company sells or issues any common stock of the Company at an effective price per share that is lower than the then-effective conversion price (any such issuance being referred to as a “Dilutive Issuance“), then the conversion prices for the Series D Preferred Stock held by Acknew is reduced to equal the product obtained by multiplying (1) the then effective conversion price by (2) a fraction, the numerator of which is the sum of the number of total shares of common stock outstanding immediately prior to the Dilutive Issuance plus the number of shares of common stock which the aggregate consideration received by the Company in the Dilutive Issuance would purchase at the then-effective conversion price; and the denominator of which is the number of shares of common stock outstanding immediately after the Dilutive Issuance.

During the three months ended May 31, 2016:

•	15,000 shares of Series D Preferred Stock were converted into 30,000 shares of common stock of Monaker at $2.50 per share, based on the $5 per share stated value of the Series D Preferred Stock.

Dividends in arrears on the outstanding Series D Preferred Stock shares total $147,094 and $138,188 as of May 31, 2016 and February 29, 2016, respectively. The Company had 117,146 and 132,156 Series D Preferred Stock shares issued and outstanding as of May 31, 2016 and February 29, 2016, respectively.

F-16

Common Stock

On October 28, 2011, the Board and the holders of a majority of the voting power of our shareholders approved an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 200,000,000 to 500,000,000. On February 13, 2012, the Board and the holders of a majority of the voting power of our shareholders approved an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 500,000,000 to 2,500,000,000. The increase in our authorized shares of common stock became effective upon the filing of the amendment(s) to our Articles of Incorporation with the Secretary of State of the State of Nevada.

On May 2, 2012, the Board consented to (i) effect a 1-to-500 reverse split of the Company’s common stock and (ii) reduce the number of authorized shares from 2,500,000,000 to 5,000,000. Such actions became effective upon the filing of the amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. The consolidated financial statements have been retroactively adjusted to reflect this reverse stock split.

On June 26, 2012, the Board and the holders of a majority of the voting power of our shareholders approved an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 5,000,000 shares to 500,000,000 shares.

On June 25, 2015, the Board consented to (i) effect a 1-to-50 reverse split of the Company’s common stock and (ii) change the name of the Company from Next 1Interactive, Inc. to Monaker Group, Inc. Such actions became effective upon the filing of the amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. The unaudited consolidated financial statements have been retroactively adjusted to reflect this reverse stock split.

During the three months ended May 31, 2016, the Company:

•	Sold 509,000 shares of common stock for $840,720 in proceeds in private transactions.
•	Issued 116,755 shares values at $196,239 for stock compensation.
•	Issued 30,000 shares for conversion of accrued interest of $14,000.

The Company had 7,327,553 and 6,686,540 shares of common stock issued and outstanding as of May 31, 2016 and February 29, 2016, respectively.

Common Stock Warrants

The following table sets forth common stock purchase warrants outstanding as of May 31, 2016 and February 29, 2016, and changes in such warrants outstanding for the three months ended May 31, 2016:

	Warrants	Weighted Average Exercise
Outstanding, February 29, 2016	1,456,052	$1.56
Warrants granted	427,616	$0.18
Warrants exercised/forfeited/expired	(696,293)	$(0.53)
Outstanding, May 31, 2016	1,187,375	$1.67

Common stock issuable upon exercise of warrants	1,187,375	$1.67

At May 31, 2016, there were 1,187,375 warrants outstanding with a weighted average exercise price of $1.67 and weighted average life of 3.31 years. During the three months ended May 31, 2016, the Company granted 427,616 warrants – 12,416 warrants for consulting fees and 415,200 warrants with common stock subscriptions.

As of February 29, 2016 and February 28, 2015, the warrants have an intrinsic value of $-0-.

Common Stock Options

On October 28, 2009, the shareholders approved the Monaker Group, Inc. (formerly known as Next 1 Interactive, Inc.) 2009 Long-Term Incentive Plan (the “2009 Plan“) at the annual shareholders meeting. Under the 2009 Plan, 9,000 shares of common stock are reserved for issuance on the effective date of the 2009 Plan. In the fiscal year ending February 29, 2016 this plan was eliminated and the 4,050 ten (10) year stock options previously issued were cancelled. The options had an exercise price of $7.25 per share and an intrinsic value of $-0-.

F-17

Compensation expense relating to stock options granted during the three months ended May 31, 2016 and 2015, was $-0- .

Note 9 - Commitments and Contingencies

The Company leases its office space and certain office equipment under non-cancellable operating leases. In accordance with the terms of the office space lease agreement, the Company is renting the commercial office space, for a term of three years from January 1, 2016 through December 31, 2018. The rent for the three months ended May 31, 2016 and 2015 was $19,500 and $36,341, respectively.

Our future minimum rental payments through February 28, 2017 amount to $52,390.

The following schedule represents obligations under written commitments on the part of the Company that are not included in liabilities:

	Current	Long Term
	February 28, 2017	February 28, 2018	February 28, 2019 and thereafter	Totals
Leases	$54,451	$101,796	$88,159	$244,406
Other	40,640	-0-	-0-	40,640
Totals	$95,091	$101,796	$88,159	$285,046

Legal Matters

The Company is involved, from time to time, in litigation, other legal claims and proceedings involving matters associated with or incidental to our business, including, among other things, matters involving breach of contract claims, intellectual property and other related claims employment issues, and vendor matters. The Company believes that the resolution of currently pending matters will not individually or in the aggregate have a material adverse effect on our financial condition or results of operations. However, assessment of the current litigation or other legal claims could change in light of the discovery of facts not presently known to the Company or by judges, juries or other finders of fact, which are not in accord with management’s evaluation of the possible liability or outcome of such litigation or claims.

On March 28, 2016, the Company was presented with a Demand for Arbitration, pursuant to Rule 4(a) of the American Arbitration Association Commercial Rules of Arbitration, whereby Acknew Investments, Inc. and Vice Regal Developments Inc. (Claimants) are arguing that $700,000 is due to them, even though they have already been paid said amounts through preferred shares that were issued as a guarantee and which Claimants converted into shares of common stock. In connection with the purchase of the stock of the entity that eventually became RealBiz Media Group, Inc. (RealBiz) that then and now constitutes significant operations of RealBiz, the Company issued 380,000 shares of Monaker Series D Preferred Stock shares with a value of $1,900,000, which was considered the $1,200,000 value of the stock portion of the purchase price, and was also meant to guaranty the payment of the balance of $700,000. The Company contends that the obligation to pay the $700,000 was extinguished with the conversion of the Monaker Series D Preferred Stock shares into shares of common stock. The date for arbitration has not been set and the Company will vehemently defend its position.

F-18

On May 11, 2016, RealBiz filed a Complaint against us in the United States District Court for the Southern District of Florida (Case Number 1:16-cv-61017-FAM)(the “Complaint“). The Complaint alleges $1,287,517 is due from us to RealBiz, and seeks the recovery of such amount, plus pre-judgment interest from October 31, 2015 and costs. The Complaint alleges causes of action including ‘account stated’ and ‘unjust enrichment’. In June 2016, we filed an Answer and Counterclaim to the Complaint (the “Counterclaim“) denying RealBiz’s allegations and claims and pleading affirmative defenses including ‘failure to state a claim for which relief can be granted’, ‘set-off’ rights (including that the amount owed by RealBiz to us far exceeds the $1.2 million amount that RealBiz alleges is due to it), ‘mistake or error’, ‘unclean hands’, ‘failure to state a claim’, ‘waiver’, ‘release’, ‘breach of contract’ and ‘rescission of letter addressing partial balance due’ (confirming that a letter upon which RealBiz’s case is predicated was rescinded shortly after its issuance and is of no force or effect). The Counterclaim seeks attorney’s fees and costs. The Counterclaim also alleges counterclaims against RealBiz for causes of action including ‘unjust enrichment’ (we allege that the net amount due to us from RealBiz is in excess of $9.5 million dollars), ‘money had and received’, ‘business disparagement’, and ‘breach of contract’, and seeks recovery of all actual damages, consequential damages and incidental damages, if any, including but not limited to attorney’s fees and costs, plus-prejudgment and post-judgment interest as well as the full amount owed by RealBiz. On July 7, 2016, RealBiz amended its Complaint to include a cause of action for tortious interference with contract relating to alleged actions undertaken by us in connection with an investor relations firm which RealBiz alleges they intended to retain. We believe the claims asserted in the Complaint, as amended, are without merit and intend to vigorously defend ourselves against the lawsuit while simultaneously seeking to recover amounts we are owed. The Company has no basis for determining whether there is any likelihood of material loss associated with the claims and/or the potential and/or the outcome of the litigation.

On June 2, 2016, the Company paid an arbitration award of $81,572 ($73,959 plus interest of $7,613) to Twelfth Child Entertainment, LLC for a License Agreement settlement for rights to air programs regarding “Foreclosure to Fabulous“ television programming on the Company’s previously owned media business that was sold on January 21, 2016. The Company absorbed this settlement as part of its partnership commitment with Launch Media 360 which is an investment of the Company.

The Company is unable to determine the estimate of the probable or reasonably possible loss or range of losses arising from the above legal proceedings.

Note 10 – Business Segment Reporting

Accounting Standards Codification 280-16 “Segment Reporting“, established standards for reporting information about operating segments in annual consolidated financial statements and required selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products, services, and geographic areas. Operating segments are defined as components of the enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance.

The Company has one operating segment consisting of various products and services related to its online marketplace of travel and related logistics including destination tours / activities, accommodation rental listings, hotel listings, air and car rental. The Company’s chief operating decision maker is considered to be the Chief Executive Officer. The chief operating decision maker allocates resources and assesses performance of the business and other activities at the single operating segment level.

Note 11 – Subsequent Events

The Company has evaluated subsequent events occurring after the balance sheet date and has identified the following:

On June 1, 2016, Monaker converted 5,000 shares of Series B Preferred Stock and 4,000 Series C Preferred Stock into common stock in connection with a special exchange conversion whereby Series B Preferred Stock shareholders and Series D Preferred Stock shareholders were offered a special conversion rate of $2.50 per share of the Company’s common stock provided accrued dividends were waived (instead of the Series B Preferred stock stated $250.00 conversion price and the Series D Preferred stock stated $12.50 conversion price), into 18,000 shares of common stock at $2.50 per share, valued at $45,000.

F-19

On June 2, 2016, the Company paid an arbitration award of $81,572 ($73,959 plus interest of $7,613) to Twelfth Child Entertainment, LLC for a License Agreement.

On June 2, 2016, we borrowed three hundred thousand dollars ($300,000) from the Donald P. Monaco Insurance Trust (“Trust“), which was evidenced by a Promissory Note (“Note“) in the principal amount of three hundred thousand dollars ($300,000), which accrues interest at the rate of 6% per annum (12% upon the occurrence of an event of default). All principal, interest and other sums due under the Note is due and payable on the earlier of (a) the date the operations of NextTrip.com generate net revenues equal to $300,000; (b) the date the Company enters into an alternate financing in excess of $300,000; or (c) August 1, 2016. The Note contains standard and customary events of default. Donald P. Monaco, a member of our Board of Directors, is the trustee of the Trust. This Note may be prepaid in whole or in part at any time, without penalty or premium. On June 24, 2016, we repaid this note.

On June 7, 2016, the Company repaid $20,000 owed under a Promissory Note dated April 27, 2017 with In Room Retail, Inc. William Kerby, (CEO and Chairman of the Company), is the managing member of In Room Retail, Inc.

On June 15, 2016, we entered into a revolving line of credit agreement with Republic Bank, Inc. of Duluth, Minnesota, in the maximum amount of $1,000,000. Amounts borrowed under the line of credit accrue interest at the Wall Street Journal U.S. Prime Rate plus 1% (updated daily until maturity), payable monthly in arrears beginning on July 15, 2016. Any amounts borrowed under the line of credit are due on June 15, 2017. Amounts borrowed under the line of credit are planned to be used for marketing initiatives, working capital and to repay $300,000 previously borrowed from the Donald P. Monaco Insurance Trust, of which Donald Monaco, a Director of the Company, is the Trustee. The loan contains standard and customary events of default. On June 16, 2016, we borrowed $450,000 under the line of credit.

On June 24, 2016, the Company entered into a Settlement And Mutual Release Agreement to settle an August 16, 2004 promissory note with an unrelated party with a principal balance of $137,942 for $40,000.

Other transactions

•	On June 1, 2016, we received $90,000 in proceeds from the Donald P Monaco Insurance Trust (whose trustee is Donald Monaco a director of the Company) and issued 60,000 shares of common stock in connection with a partial warrant exercise for $1.50 per share.
•	On June 1, 2016, we issued 30,374 shares of common stock in connection with the acquisition of a platform asset valued at $65,000.
•

On June 1, 2016, a shareholder converted 5,000 shares of Series B Preferred Stock and 4,000 shares of Series C Preferred Stock into shares of common stock in connection with a special exchange conversion whereby Series B Preferred shareholders and Series C Preferred Stock shareholders were offered a special conversion rate of $2.50 per share of the Company’s common stock provided accrued dividends were waived (instead of the Series B Preferred stock stated $250.00 conversion price and the Series C Preferred stock stated $12.50 conversion price), into 18,000 shares of common stock at $2.50 per share, valued at $45,000.

•	On June 2, 2016, we issued 2,667 shares of common stock and warrants to purchase 3,200 shares of common stock with cashless exercise rights, expiring July 1, 2016, with an exercise price of $0.01 per share.
•	On June 3, 2016, we received $10,000 in proceeds and issued 4,000 shares of common stock and 8,000 cashless common stock warrants expiring July 2, 2016, with an exercise price of $0.25.
•	On June 7, 2016, we issued 4,305 shares of common stock in connection with a cashless warrant exercise.
•	On June 8, 2016, we received $120 in proceeds and issued 12,000 shares of common stock in connection with a warrant exercise for $.01 per share.
•	On June 10, 2016, we received $7,500 in proceeds and issued 6,000 shares of common stock in connection with a warrant exercise for $1.25 per share.
•	On June 13, 2016, a shareholder converted $75,000 owed on a promissory note into 30,000 shares of common stock at $2.50 per share.
•	On June 15, 2016, we received $187,500 in proceeds and issued 75,000 shares of common stock and 75,000 cashless common stock warrants expiring June 14, 2017 with an exercise price of $1.50.
•	On June 23, 2016, we received $2,000 in proceeds and issued 8,000 common shares in connection with a warrant exercise for $0.25 per share.
•	On July 8, 2016, Monaker received $24,000 in proceeds and issued 96,000 shares of common stock in connection with a warrant exercise at an exercise price of $0.25 per share.
•	On July 15, 2016, Monaker issued 3,810 shares of common stock in connection with a cashless warrant exercise.
•	On July 1, 2016, Monaker issued 10,000 shares of common stock in connection with an agreement for Investor Relation Services valued at $20,000.

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Monaker Group, Inc.

We have audited the accompanying consolidated balance sheets of Monaker Group, Inc. (formerly known as Next I Interactive, Inc.) and its subsidiaries (the “Company”) as of February 29, 2016 and February 28, 2015 and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ deficit, and cash flows for the years ended February 29, 2016 and February 28, 2015. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Monaker Group, Inc. (formerly known as Next 1 Interactive, Inc.) and subsidiaries at February 29, 2016 and February 28, 2015 and the results of their operations and their cash flows for the years ended February 29, 2016 and February 28, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 under the caption “Restatement of Previously Issued Financial Statements,” these consolidated financial statements have been restated to correct certain errors.

/s/ LBB & Associates Ltd., LLP
Certified Public Accountants

Houston, TX

June 21, 2016

F-21

Monaker Group, Inc. and Subsidiaries

Consolidated Balance Sheets

	February 29, 2016	(Restated) February 28, 2015
Assets
Current Assets
Cash	$137,944	$226,412
Notes receivable	15,000	15,000
Prepaid expenses and other current assets	50,848	68,159
Security deposits	13,206	13,206
Total current assets	216,998	322,777

Investment in unconsolidated affiliate	56,000	—
Dividends receivable	—	881,587
Website development costs and intangible assets, net	2,625,086	189,235
Total assets	$2,898,084	$1,393,599

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued expenses	$588,513	$2,387,833
Other current liabilities	60,570	139,750
Derivative liabilities - convertible promissory notes	—	287,149
Convertible promissory notes, net of discount of $-0- and $70,401, respectively	1,658,908	6,828,386
Convertible promissory notes - related party, net of discount of $-0- and $-0-, respectively	—	1,025,000
Other advances	—	68,000
Other notes payable	15,919	120,000
Shareholder loans	—	379,000
Notes payable - current portion	711,784	924,072
Total current liabilities	3,035,694	12,159,190

Total liabilities	3,035,694	12,159,190

Commitments and Contingencies (Note 16)

Stockholders’ Deficit
Series A Convertible Preferred stock, $.01 par value; 3,000,000 authorized; and 1,869,611 and 2,216,014 shares issued and outstanding at February 29, 2016 and February 28, 2015, respectively	18,696	22,160
Series B Convertible Preferred stock, $.00001 par value; 3,000,000 authorized; 125,200 and 262,200 shares issued and outstanding at February 29, 2016 and February 28, 2015, respectively	1	3
Series C Convertible Preferred stock, $.00001 par value; 3,000,000 authorized; 13,100 and 217,600 shares issued and outstanding at February 29, 2016 and February 28, 2015, respectively	—	2
Series D Convertible Preferred stock, $.00001 par value; 3,000,000 authorized; 132,156 and 838,800 shares issued and outstanding at February 29, 2016 and February 28, 2015, respectively	2	8
Common stock, $.00001 par value; 500,000,000 shares authorized; 6,686,540 and 21,108,347 shares issued and outstanding at February 29, 2016 and February 28, 2015, respectively	67	211
Additional paid-in-capital	92,925,589	78,228,898
Stock subscription receivable	—	(5,000)
	92,944,355	78,246,282
Accumulated other comprehensive income	—	—
Accumulated deficit	(93,562,357)	(89,011,873)
Total Monaker Group, Inc. stockholders’ deficit	(618,002)	(10,765,591)
Non-controlling interest	480,392	—
Total stockholders’ equity (deficit)	(137,610)	(10,765,591)
Total liabilities and stockholders’ deficit	$2,898,084	$1,393,599

The accompanying notes are an integral part of these consolidated financial statements.

F-22

Monaker Group, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the years ended

	February 29, 2016	(Restated) February 28, 2015

Revenues
Travel and commission revenues	$544,658	$327,492
Real estate media revenue	—	765,964
Total revenues	544,658	1,093,456

Operating expenses
Cost of revenues (exclusive of amortization)	217,302	355,995
Technology and development	54,846	294,839
Salaries and benefits	1,807,212	2,458,816
Selling and promotions expense	21,924	241,438
Impairment of ReachFactor intangible assets	—	125,000
Warrant modification expense	—	17,202
General and administrative	1,972,016	3,712,899
Total operating expenses	4,073,300	7,206,189

Operating loss	(3,528,642)	(6,112,733)

Other income (expense)
Interest expense	(384,899)	(1,054,349)
Gain on sale of subsidiary	1,082,930	—
Gain (loss) on settlement of debt	(478,956)	48,564
Gain on change in fair value of derivatives	287,149	763,244
Gain on deconsolidation of subsidiary	—	5,569,997
Impairment and loss on equity method investment	—	(872,791)
Loss on inducement to convert to preferred stock	(1,392,666)	(1,492,736)
Loss from legal settlement	(125,000)	—
Other income (expense)	(10,400)	167,062
Total other income (expense)	(1,021,842)	3,128,991

Net loss	(4,550,484)	(2,983,742)

Net income (loss) attributable to the non-controlling interest	—	1,599,526

Net income (loss) attributable to Monaker Group, Inc.	(4,550,484)	(1,384,216)

Preferred Stock Dividend	—	(2,581)

Net income (loss) attributable to Common Shareholders	$(4,550,484)	$(1,386,797)

Weighted average number of common shares outstanding
Basic	2,913,266	410,708
Diluted	2,913,266	410,708

Basic net income (loss) per share attributable to Common Shareholders	$(1.56)	$(3.36)

Diluted net income (loss) per share attributable to Common Shareholders	$(1.56)	$(3.36)

Comprehensive income (loss):
Unrealized gain (loss) gain on currency translation adjustment	—	(120,151)
Comprehensive income (loss)	$(4,550,484)	$(1,506,948)

The accompanying notes are an integral part of these consolidated financial statements.

F-23

Monaker Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the years ended

	February 29, 2016	(Restated) February 28, 2015
Cash flows from operating activities:
Net income (loss) applicable to Monaker Group, Inc.	$(4,550,484)	$(1,384,216)
Adjustments to reconcile net loss to net cash from operating activities:
Non-controlling interest in loss of consolidated subsidiaries	—	(1,599,526)
Gain on deconsolidation of subsidiary	—	(5,569,997)
Impairment and loss on equity method investment	—	872,791
Loss on inducement to convert preferred stock	1,392,666	1,492,736
Impairment of intangible assets	—	125,000
(Gain) loss on settlement of debt	478,956	(48,564)
Warrant modification expense	—	17,202
Amortization and depreciation	164,615	1,268,601
Amortization of discount on convertible notes payable	—	445,401
Stock based compensation and consulting fees	1,019,384	513,878
Gain on sale of subsidiaries	(1,082,930)	—
Director fees	—	300,000
Gain on change in fair value of derivatives	(287,149)	(763,244)
Changes in operating assets and liabilities:
Increase in accounts receivable	—	(52,896)
Decrease in prepaid expenses and other current assets	17,311	81,355
Dividends receivable RBIZ Preferred Series A	881,587	—
Decrease in security deposits	—	13,456
(Decrease) increase in accounts payable and accrued expenses	(8,131)	1,416,979
(Decrease) increase in other current liabilities	(147,180)	83,647
Net cash used in operating activities	(2,121,355)	(2,787,397)

Cash flows from investing activities:
Investment in majority owned subsidiary	80,392	—
Payments related to website development costs	(112,466)	(590,532)
Payments for computer equipment	—	(2,514)
Advances related to notes receivable	—	(15,000)
Decrease in cash from deconsolidation of RealBiz	—	(20,066)
Net cash used in investing activities	(32,074)	(628,112)

Cash flows from financing activities:
Proceeds from convertible promissory notes	—	470,000
Payments on convertible promissory notes	(128,000)	—
Principal payments of other notes payable	—	(37,829)
Proceeds from shareholder loans	15,919	—
Proceeds from sales of subsidiaries	20	—
Proceeds from issuance of series B preferred shares	—	320,000
Proceeds from issuance of series C preferred shares	27,500	1,015,000
Proceeds from the collection of stock subscription receivable	5,000	48,380
Proceeds from exercise of common stock warrants	—	165,180
Proceeds received in advance for stock subscriptions	—	222,500
Stock split	(200)	—
Proceeds from issuance of common stock and warrants	2,144,722	1,319,956
Net cash provided by financing activities	2,064,961	3,523,187

Effect of exchange rate changes on cash	—	916

Net (decrease) increase in cash	(88,468)	108,594

Cash at beginning of period	226,412	117,818

Cash at end of period	$137,944	$226,412

Supplemental disclosure:
Cash paid for interest	$215,823	$255,802
Cash paid for taxes	$—	$—

Supplemental disclosure of non-cash investing and financing activity:

Dividends receivable	$—	881,587
Shares/Warrants issued for conversion of debt to equity:	$5,768,494	$7,000
Preferred stock converted into common stock:	$150	$—
Convertible promissory note assignments	$—	$30,000
Common stock for assets	$1,188,001	$600,000
Common stock for investment	$56,000	$—
Series D Preferred for assets	$400,000	$—
Common stock for settlement of debt	$—	$65,000
Convertible promissory notes converted into RealBiz Media Group, Inc. common stock:	$—	$305,000
Embedded beneficial conversion feature in convertible promissory notes	$—	$375,000
Increase in investment in RBIZ Series A Preferred shares based upon the “top up” provision in the certificate of designation:	$—	$5,196,720

The accompanying notes are an integral part of these consolidated financial statements.

F-24

Monaker Group, Inc. and Subsidiaries

Consolidated Statement of Stockholders’ Deficit

	Series A Preferred		Series B Preferred		Series C Preferred		Series D Preferred				Additional	Other			Non-	Stockholders’
	Stock		Stock		Stock		Stock		Common Stock		Paid-in	Comprehensive	Stock	Accumulated	Controlling	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income	Subscribed	Deficit	Interest	(Deficit)
Balances, February 28, 2014	2,216,014	$22,160	285,900	$3	42,000	$—	860,520	$9	17,579,280	$176	$73,877,065	$119,235	$(5,000)	$(87,625,076)	$4,198,344	$(9,413,084)

Shares issued for cash:
Common	—	—	—	—	—	—	—	—	1,338,067	13	249,155	—	—	—	—	249,168
Series B Preferred	—	—	64,000	1	—	—	—	—	—	—	319,999	—	—	—	—	320,000
Series C Preferred	—	—	—	—	205,000	2	—	—	—	—	1,014,995	—	—	—	—	1,014,997
Common stock warrants exercised and common shares issued for cash	—	—	—	—	—	—	—	—	1,441,000	15	51,766	—	—	—	—	51,781
Shares issued for consulting:
Common	—	—	—	—	—	—	—	—	50,000	—	3,000	—	—	—	—	3,000
Preferred Series C	—	—	—	—	38,000	—	—	—	—	—	190,000	—	—	—	—	190,000
Common shares issued for conversion of debt to equity common stock	—	—	—	—	—	—	—	—	700,000	7	381,993	—	—	—	—	382,000
Common shares issued for settlement of accounts payable debt	—	—	—	—	—	—	13,000	—	—	—	65,000	—	—	—	—	65,000
Shares converted to RealBiz Media Group, Inc. common stock:
Preferred Series B	—	—	(87,700)	(1)	—	—	—	—	—	—	(438,499)	—	—	—	—	(438,500)
Preferred Series C	—	—	—	—	(67,400)	—	—	—	—	—	(337,000)	—	—	—	—	(337,000)
Preferred Series D	—	—	—	—	—	—	(94,720)	(1)	—	—	(250,843)	—	—	—	—	(250,844)
Warrant modification expense	—	—	—	—	—	—	—	—	—	—	17,202	—	—	—	—	17,202
Beneficial conversion feature on convertible promissory notes	—	—	—	—	—	—	—	—	—	—	375,000	—	—	—	—	375,000
Shares issued for director fees	—	—	—	—	—	—	60,000	—	—	—	300,000	—	—	—	—	300,000
RealBiz Media Group, Inc.
Issued for cash											1,184,187					1,184,187
Common stock and warrants of RealBiz Media Group, Inc.
Issued for Services											320, 878					320,878
RealBiz Media Group, Inc.
Common stock issued for assets											600,000					600,000
RealBiz Media Group, Inc.
Common stock issued for conversion of debt											305,000					305,000
Net loss attributable to Monaker Group, Inc.														(1,384,216)		(1,384,216)
Net loss attributable to the non-controlling interest	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,599,526)	(1,599,526)
Preferred stock dividend(s)	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,581)	—	(2,581)
Other comprehensive income												916				916
Effect of deconsolidation of subsidiary	—	—	—	—	—	—	—	—	—	—	—	(120,151)	—	—	(2,598,818)	(2,718,969)
Balances, February 28, 2015 (Restated)	2,216,014	$22,160	262,200	$3	217,600	$2	838,800	$8	21,108,347	$211	$78,228,898	$—	$(5,000)	(89,011,873)	$—	(10,765,591)
Shares issued for cash:
Preferred Common Stock issued for cash	—	—	—	—	—	—	—	—	1,102,000	11	2,144,711	—	—	—	—	2,144,722
Series C Issued for Cash	—	—	—	—	48,500	—	—	—	—	—	27,500	—	—	—	—	27,500
Proceeds - Series D Subscribed				—	—		35,000					—				—
Series D Preferred issued for investment in Name Your Fee, Inc.							100,000	1			499,999				480,392	980,392
Series D Preferred issued for assets							60,000	1			399,999					400,000
Common stock issued for acquisitions									455,000	5	1,187,996					1,188,001
Stock based compensation			30,000						189,000	2	1,019,382					1,019,384
Common stock issued for assets									100,000	1	55,999					56,000
Shares converted to common stock - inducement
Series A	(15,000)	(150)							30,000	—	150					—
Series B			(147,000)	(2)					18,000	—	108,602					108,600
Series C					(203,000)	(2)			406,000	4	281,214					281,216
Series D							(731,944)	(7)	1,355,000	14	829,673					829,680
Shares issued for conversion of Debt to common stock including inducement									2,700,000	27	8,138,151					8,138,178
Preferred Shares converted to RealBiz Media Group, Inc. common stock:
Series A	(331,403)	(3,314)									3,314					—
Series B			(20,000)	—							—					—
Series C					(23,000)	—					—					—
Series D							(112,100)	(1)			1					—
Preferred Series retirement/cancel	—	—
Preferred Series C					(27,000)	—										—
Preferred Series D							(58,600)									—

Shares issued from current year subscriptions							1,000	—					5,000			5,000
Effect of stock split	—	—	—	—	—	—	—	—	(20,776,808)	(208)			—			(208)
Net loss attributable to Monaker Group, Inc.	—	—	—	—	—	—	—	—	—	—	—	—	—	(4,550,484)	—	(4,550,484)
Net attributable to non-controlling interest	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Balances, February 29, 2016	1,869,611	$18,696	125,200	$1	13,100	$—	132,156	$2	6,686,540	$67	$92,925,589	$—	$—	(93,562,357)	$480,392	$(137,610)

The accompanying notes are an integral part of these consolidated financial statements.

F-25

Note 1 – Description of Business

Nature of Operations and Business Organization

Monaker Group, Inc. and its subsidiaries (“Monaker”, “we”, “our”, “us”, or “Company”) operates an online marketplace for the alternative lodging rental industry. Alternative lodging rentals (ALRs) are whole unit vacation homes or timeshare resort units that are fully furnished, privately owned residential properties, including homes, condominiums, villas and cabins, that property owners and managers rent to the public on a nightly, weekly or monthly basis. As an added feature to our ALR offering, we also provide activities and tours at the destinations that are catered to the traveler through our Maupintour products.

We provide a vacation rental platform with auxiliary services so travelers can purchase vacations through one site; our NextTrip.com (or through other online distributors sourced by NextTrip.com) while providing inquiries and bookings to property owners and managers. NextTrip serves three major constituents: property owners and managers, travelers and other distributors. Property owners and managers either pay to provide detailed listings of their properties on our websites while reaching a broad audience of travelers seeking ALRs. Listing fees paid by property owners and managers are either in the form of subscriptions that are generally for an annual period, or in the form of performance-based fees that allow for owners and managers to list their properties for free and pay us a commission for successful bookings; this allows owners and managers to list their property on NextTrip and pay a commission per booking in lieu of a pre-paid subscription fee. A listing includes published detailed property listings, including photographs, descriptions, location, pricing, availability and contact information. The Company also sells, directly or through third parties, complementary products, including travel guarantees, insurance products and property management software and services. Travelers use the network of websites to search for vacation rentals that meet their desired criteria, including location, size and price. Travelers that find properties that meet their requirements through the Company’s marketplace are able to make reservations online or contact property owners and managers directly by phone or through form-based communication tools on the Company’s websites.

In addition to the inventory of ALRs, Monaker is a technology driven travel and logistics company. Core to the Company’s services are key elements including technology, an extensive film library, media distribution, trusted brands and established partnerships that enhance product offerings and reach. Monaker has video content, media distribution, key industry relationships and a prestigious Travel Brand as cornerstones for the development and deployment of core-technology on both proprietary and partnership platforms.

Summary

Monaker sells travel services to leisure and corporate customers around the world. The primary focus is on providing alternative lodging rental (ALR) options as well as providing schedule, pricing and availability information for booking reservations for airlines, hotels, rental cars, cruises and other travel products such as sightseeing tours, show and event tickets and theme park passes. The Company sells these travel services both individually and as components of dynamically-assembled packaged travel vacations and trips. In addition, the Company provides content that presents travelers with information about travel destinations, maps and other travel details; this content information is the product of proprietary video-centered technology that allows the Company to create targeted travel videos from its film libraries. In January 2016, the Company introduced a beta of its new Travel Platform under the NextTrip brand. This platform is still under development and continues to be improved with a focus on maximizing the consumer’s experience and assisting them in the decision and purchasing process.

The platform is a combination of proprietary and licensed technology that connects and searches large travel suppliers as well as perishing and alternative lodging inventories to present to consumers comprehensive and optimal alternatives at the most inexpensive rates to choose from.

The Company sells its travel services through various distribution channels. The primary distribution channel is through its own websites at NextTrip.com and Maupintour.com. The second distribution channel is selling travel services to customers through a toll-free telephone number designed to assist customers with complex or high-priced offerings. The remaining distribution channels are in the final stages of deployment and include sales on other travel companies’ websites and sales through networks of third-party travel agents and travel portals.

F-26

Monaker’s core holdings include NextTrip.com, and Maupintour along with platforms for vacation home rentals, timeshare rentals and discount travel. NextTrip.com is the primary website, where travel services are booked. The travel services include, but are not limited to: alternative lodging, tours, activities/attractions, air, hotel and car rentals. Maupintour feeds into Nextrip.com by providing high-end tour packages and activities/attractions.

Additional holdings include a social media/discount travel platform, a 51% interest in NameYourFee.com (which interest was sold in May 2016) and a 28% interest in RealBiz Media Group, Inc. (“RealBiz”) which was deconsolidated on October 31, 2014 and written off as of February 29, 2016 as an unrealizable investment.

As to RealBiz, at October 31, 2014, RealBiz Media Group, Inc. (RealBiz) was deconsolidated from the Company as the interest in RealBiz had fallen from 61% to 43% and as of February 29, 2016 the interest in RealBiz was at approximately 28%. This interest (approximately 28%) in RealBiz as of February 29, 2016 which is represented by 44,470,101 RealBiz Preferred Series A Shares and 10,359,890 shares of RealBiz common stock, along with a net receivable balance due from RealBiz of over $5.8 million for amounts paid for the benefit of or on behalf of RealBiz, have been written down to zero ($0) as of February 29, 2016 and February 28, 2015 to reflect the realizable value of this investment and asset. These entities’ accounts are no longer consolidated in the accompanying financial statements because we no longer have a controlling financial interest. All inter-company balances and transactions have been eliminated.

The Company is a Nevada corporation headquartered in Weston, Florida.

Products and Services

Monaker’s main focus is marketing alternative lodging rental (ALR) options directly to consumers and to other travel distributors. The Company’s concentration on ALRs is driven by contracts with over a million vacation home unit owners and managers as well as owners, developers and managers of timeshare resort units that are being made available to consumers and other travel portals (distributors) for nightly or extended stays. In addition, we augment our product offering to travelers by arranging for activities and tours through our subsidiary website Maupintour.com. Therefore, not only is a traveler identifying a destination and the lodging at the destination but we can provide options of activities to engage in while at the destination. Lastly, we provide the means for making arrangements for the air tickets and car rentals if desired and, if the traveler does not subscribe to the ALR accommodations, hotel rooms can also be selected. Therefore, Monaker, through NextTrip, offers travelers the complete travel package made easy or… Travel Made EasyTM.

Products and Services For Property Owners And Managers

Paid Listings are an advertisement for a property paid via subscription or on a performance basis and displayed on one or more websites. Although listings may be displayed on multiple sites, a paid listing is counted only one time on its native language NextTrip brand, the website from which the listing originated.

Subscription-based listings account for approximately 10% of our product offering and are purchased in advance by property owners or managers as a form of advertising to promote their vacation rentals to prospective travelers on one or more of our websites, typically for one year. On our websites that offer tiered pricing to our property owners and managers, we generally offer four pricing levels – bronze, silver, gold or platinum. Property owners and managers can pay for higher search results placement by purchasing a higher subscription level or tier; however, the results may also be sorted by the traveler based on location, type of property, size or other criteria.

Performance-based listings allow property owners and managers to list a property with no initial upfront fees and instead pay commissions on traveler bookings generated on our websites.

Each listing includes a set of tools for the property owner or manager which enables them to manage an availability calendar, reservations, inquiries and the content of the listing. These tools allow the property owner or manager to create the listing by uploading photographs, text descriptions or lists of amenities, a map showing the location of the property, and property availability, all of which can be updated throughout the term of the listing. Each listing provides travelers the ability to use email or other methods to contact property owners and managers.

The listings include tools and services to help property owners and managers run their vacation rental businesses more efficiently such as to responding to and manage inquiries, prepare and send rental quotes and payment invoices, allow travelers to book online, including being able to enter into rental agreements with travelers online, and process online payments. Property owners and managers that elect to process online payments are subject to a transaction fee.

F-27

Third-Party Services.

Through third parties, we offer property owners and managers several ancillary products and services. These products and services include credit card merchant processing and insurance products which are integrated into the property owner and manager tools.

Redistribution of Listings

We make selected, online bookable properties available to online travel agencies as well as channel partners. These properties have a paid listing on one of our websites. We are compensated in various ways for these services including receiving a percentage of the transaction value, charging a fee to the property owner or manager for making this inventory available to these partners, or charging a fee to the channel partner.

Products and Services for Travelers

Search Tools and Ability to Compare. Our online marketplace NextTrip provides travelers with tools to search for and filter vacation rentals based on various criteria, such as location, type of property, number of bedrooms, amenities, price, availability or keywords.

Traveler Login. Travelers are able to create accounts on certain NextTrip websites that enable them to send inquiries to property owners and managers without having to fill in their information for each inquiry. They can also benefit from other features such as the ability to save lists of favorite properties and send them to family and friends.

Security. We use a combination of technology and human review to evaluate the content of listings and to screen for inaccuracies or fraud with the goal of providing only accurate and trustworthy information to travelers. Travelers who find and book a property listed on our websites may register their trips to qualify for fraud protection under our Free $1,000 Traveler Protection which provides them with financial protection in certain circumstances up to certain limits. Additionally, we provide a secure method of communication through our secure system whereby communication between owners or property managers and the travelers who want to inquire about or book their properties occurs in a secure, authenticated environment on the NextTrip system rather than a third-party email platform.

Reviews and Ratings. Travelers are invited to submit online reviews of the vacation rentals they have rented through our websites. These reviews are intended to convey the accuracy of the listing information found on our websites.

Communication. Travelers who have made at least one inquiry on our websites receive regular communications, including notices about places of interest, special offers, new listings, and an email newsletter. The newsletter is available to any traveler who agrees to receive it and offers introductions to new destinations and vacation rentals, as well as tips and useful information when staying in vacation rentals.

NOTE 2 – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Background

In June of 2016, in connection with the preparation of the Company’s consolidated annual financial statements for the fiscal year ended February 29, 2016, certain errors related to the Company’s accounting treatment with its deconsolidated affiliate relating to amounts due to affiliates were identified.

Due to these errors, as further described below, and based upon the recommendation of management, the Company’s Board of Directors determined on June 15, 2016 that the Company’s previously issued audited financial statements should no longer be relied upon. As a result of the foregoing the Company has restated its consolidated financial statements for the fiscal year ended February 28, 2015, and will be restating its consolidated financial statements for the quarterly periods for the first three quarters of the fiscal year ended February 29, 2016.

F-28

Accounting Adjustments

The following is a discussion of the significant accounting adjustments that were made to the Company’s historical consolidated financial statements.

Monaker Group, Inc., formerly Next 1 Interactive, Inc. and Subsidiaries

Consolidated Balance Sheet

	As Previously Reported February 28, 2015	Restatement / Adjustment	As Restated February 28, 2015

Assets
Current Assets
Cash	$226,412		$226,412
Notes receivable	15,000		15,000
Prepaid expenses and other current assets	68,159		68,159
Security deposits	13,206		13,206
Total current assets	322,777		322,777
Investment in unconsolidated affiliate	5,705,734	(5,705,734)	—
Dividends receivable	881,587		881,587
Property and equipment, net	—		—
Website development costs and intangible assets, net	189,235		189,235
Total assets	$7,099,333	(5,705,734)	$1,393,599

Liabilities and Stockholders' Deficit
Current Liabilities
Accounts payable and accrued expenses	$2,387,833		$2,387,833
Other current liabilities	139,750		139,750
Derivative liabilities - convertible promissory notes	287,149		287,149
Convertible promissory notes, net of discount of $-0- and $70,401, respectively	6,828,386		6,828,386
Convertible promissory notes - related party, net of discount of $-0- and $-0-, respectively	1,025,000		1,025,000
Other advances	68,000		68,000
Other notes payable	120,000		120,000
Shareholder loans	379,000		379,000
Due to affiliates	974,889	(974,889)	—
Notes payable - current portion	924,072		924,072
Total current liabilities	13,134,079	(974,889)	12,159,190

Total liabilities	13,134,079	(974,889)	12,159,190

Commitments and Contingencies (Note 16)

Stockholders' Deficit
Series A Convertible Preferred stock, $.01 par value; 3,000,000 authorized; and 2,216,014 shares issued and outstanding at February 28, 2015 and 2014, respectively	22,160		22,160
Series B Convertible Preferred stock, $.00001 par value; 3,000,000 authorized; 262,200 and 285,900 shares issued and outstanding at February 28, 2015 and 2014, respectively	3		3
Series C Convertible Preferred stock, $.00001 par value; 3,000,000 authorized; 217,600 and 42,000 shares issued and outstanding at February 28, 2015 and 2014, respectively	2		2
Series D Convertible Preferred stock, $.00001 par value; 3,000,000 authorized; 838,800 and 860,520 shares issued and outstanding at February 28, 2015 and 2014, respectively	8		8
Common stock, $.00001 par value; 500,000,000 shares authorized; 21,108,347 and 17,579,280 shares issued and outstanding at February 28, 2015 and 2014, respectively	211		211
Additional paid-in-capital	80,026,487	(1,797,589)	78,228,898
Stock subscription receivable	(5,000)		(5,000)
	80,043,871	(1,797,589)	78,246,282
Accumulated other comprehensive income	—		—
Accumulated deficit	(86,078,617)	(2,933,256)	(89,011,873)
Total Next 1 Interactive, Inc. stockholders' deficit	(6,034,746)	(4,730,845)	(10,765,591)
Noncontrolling interest	—		—
Total stockholders' deficit	(6,034,746)	(5,705,734)	(10,765,591)
Total liabilities and stockholders' deficit	$7,099,333	(5,705,734)	$1,393,599

F-29

Monaker Group, Inc., formerly Next 1 Interactive, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the years ended

	As Previously Reported February 28, 2015	Restatement / Adjustment	As Restated February 28, 2015
Revenues
Travel and commission revenues	$327,492		$327,492
Real estate media revenue	765,964		765,964
Total revenues	1,093,456		1,093,456

Operating expenses
Cost of revenues (exclusive of amortization)	355,995		355,995
Technology and development	342,539	(47,700)	294,839
Salaries and benefits	2,045,183	413,633	2,458,816
Selling and promotions expense	241,438		241,438
Impairment of ReachFactor intangible assets	125,000		125,000
Warrant modfication expense	17,202		17,202
General and administrative	3,403,334	309,565	3,712,899
Total operating expenses	6,530,691	675,498	7,206,189

Operating loss	(5,437,235)	(675,498)	(6,112,733)

Other income (expense)
Interest expense	(1,054,758)	409	(1,054,349)
Gain (loss) on settlement of debt	48,564		48,564
Derivative liability expense	(234,303)	234,303	—
Gain (loss) on change in fair value of derivatives	1,077,787	(314,543)	763,244
Gain on deconsolidation of subsidiary	6,255,188	(685,191)	5,569,997
Loss from proportionate share of investment in unconsolidated affiliate	(872,791)		(872,791)
Loss on inducement to convert to preferred stock	—	(1,492,736)	(1,492,736)
Other income	167,062		167,062
Total other income (expense)	5,386,749	(2,257,758)	3,128,991

Net loss	(50,486)	(2,933,256)	(2,983,742)
Net income (loss) attributable to the noncontrolling interest	1,599,526		1,599,526

Net income (loss) attributable to Next 1 Interactive, Inc.	1,549,040	(2,933,256)	(1,384,216)

Preferred Stock Dividend	(2,581)		(2,581)

Net income (loss) attributable to Common Shareholders	1,546,459	(2,933,256)	(1,386,797)

Weighted average number of common shares outstanding
Basic	410,708		410,708
Diluted	6,905,345		410,708

Basic net income (loss) per share attributable to Common Shareholders	$3.77	(7.13)	$(3.36)

Diluted net income (loss) per share attributable to Common Shareholders	$0.22	(3.58)	$(3.36)

Comprehensive income (loss):
Unrealized gain (loss) gain on currency translation adjustment	(120,151)		(120,151)
Comprehensive income (loss)	$1,426,308	(2,933,256)	(1,506,948)

F-30

Monaker Group, Inc., formerly Next 1 Interactive, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the years ended

	As Previously Reported February 28, 2015	Restatement / Adjustment	As Restated February 28, 2015
Cash flows from operating activities:
Net income (loss) applicable to Next 1 Interactive, Inc.	$1,549,040	(2,933,256)	$(1,384,216)
Adjustments to reconcile net loss to net cash from operating activities:
Noncontrolling interest in loss of consolidated subsidiaries	(1,599,526)		(1,599,526)
Gain on deconsolidation of subsidiary	(6,255,188)	685,191	(5,569,997)
Loss on proportionate share of investment in unconsolidated affiliate	872,791		872,791
Loss on extinguishment of preferred stock	—	1,492,736	1,492,736
Impairment of intangible assets	125,000		125,000
Gain (loss) on settlement of debt	(48,564)		(48,564)
Gain on legal settlement	—		—
Loss on debt modification	—		—
Warrant modification expense	17,202		17,202
Derivative liability expense	234,303	(234,303)	—
Bad debt expense	—		—
Amortization and depreciation	1,268,601		1,268,601
Amortization of discount on convertible notes payable	445,401		445,401
Stock based compensation and consulting fees	513,877	1	513,878
Directors fees	300,000		300,000
(Gain) loss on change in fair value of derivatives	(1,077,787)	314,543	(763,244)
Changes in operating assets and liabilities:
Increase in accounts receivable	(56,773)	3,877	(52,896)
Increase in subscription receivable	—		—
Decrease (increase) in prepaid expenses and other current assets	33,532	47,823	81,355
Decrease in security deposits	10,156	3,300	13,456
Increase in intercompany payable	272,894	(272,894)	—
Increase in accounts payable and accrued expenses	729,007	687,972	1,416,979
Increase (decrease) in other current liabilities	41,212	42,435	83,647
Net cash used in operating activities	(2,624,822)	(162,575)	(2,787,397)

Cash flows from investing activities:
Payments related to website development costs	(587,927)	(2,605)	(590,532)
Payments for computer equipment	(2,514)		(2,514)
Retirement of Series D shares	—		—
Advances related to notes receivable	(15,000)		(15,000)
Proceeds received related to notes receivable	—		—
Decrease in cash from deconsolidation of RealBiz	(20,066)		(20,066)
Net cash used in investing activities	(625,507)	(2,605)	(628,112)

Cash flows from financing activities:
Proceeds from convertible promissory notes	470,000		470,000
Payments on convertible promissory notes	—		—
Proceeds from other notes payable	—		—
Principal payments of other notes payable	(37,829)		(37,829)
Principal payments of settlement agreements	—		—
Proceeds from shareholder loans	—		—
Proceeds from notes payable	—		—
Principal payments on notes payable	—		—
Proceeds from issuance of series B preferred shares	320,000		320,000
Proceeds from issuance of series C preferred shares	1,015,000		1,015,000
Proceeds from issuance of series D preferred shares	—		—
Proceeds from the collection of stock subscription receivable	48,380		48,380
Proceeds from exercise of common stock warrants	165,180		165,180
Proceeds received in advance for stock subscriptions	222,500		222,500
Proceeds from issuance of common stock and warrants	1,154,776	165,180	1,319,956
Net cash provided by financing activities	3,358,007	165,180	3,523,187

Effect of exchange rate changes on cash	916		916

Net (decrease) increase in cash	108,594		108,594

Cash at beginning of period	117,818		117,818

Cash at end of period	$226,412		$226,412

F-31

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Monaker Group, Inc. and all of its wholly and majority-owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States. All significant intercompany transactions and balances have been eliminated in consolidation.

Business Segment

The Company has one operating segment consisting of various products and services related to its online marketplace of travel and accommodation rental listings.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. These differences could have a material effect on the Company’s future results of operations and financial position. Significant items subject to estimates and assumptions include certain revenues, the allowance for doubtful accounts, the fair value of short-term investments, the carrying amounts of goodwill and other indefinite-lived intangible assets, depreciation and amortization, the valuation of stock options, deferred income taxes and the fair value of non-controlling interests.

Non-controlling Interest and Investment in Unconsolidated Affiliates

The Company accounts for its less than 100% interest in consolidated subsidiaries in accordance with ASC Topic 810, Consolidation, and accordingly the Company presents non-controlling interests as a component of equity on its consolidated balance sheets and reports non-controlling interest net loss under the heading “Net loss attributable to non-controlling interest” in the consolidated statements of operations.

Investments in unconsolidated affiliates are accounted for by either the equity or cost methods, generally depending upon ownership levels. The equity method of accounting is used when the Company’s investment in voting stock of an entity gives it the ability to exercise significant influence over the operating and financial policies of the investee, which is presumed to be the case when the Company holds 20% to 50% of the voting stock of, or can otherwise demonstrate significant influence over, the investee. Unconsolidated affiliate companies in which the Company does not have significant influence and owns less than 20% of the voting stock are accounted for using the cost method. These investments in unconsolidated affiliates are assessed periodically for impairment and are written down if and when the carrying amount is considered to be permanently impaired.

Monaker prepares its consolidated financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America (“GAAP”). In accordance with accounting guidance for consolidation, prior to the “Deconsolidation Date” of October 31, 2014, the consolidated financial statements presented the consolidated results of the Company including its investment in RealBiz Media Group, Inc. On the deconsolidation date, in accordance with ASC 810-10-50-1B and the voting interest model (which requires that an entity consolidate another entity if it owns a majority (greater than 50%) of that other entity), Monaker commenced accounting for its investments in RealBiz in accordance with the equity method of accounting as of the Deconsolidation Date.

On October 31, 2014, RealBiz Media Group, Inc. (RealBiz) was deconsolidated from the Company as the interest in RealBiz had fallen from 61% to 43% and as of February 29, 2016 the interest in RealBiz was at approximately 28%. This interest (approximately 28%) in RealBiz as of February 29, 2016 which is represented by 44,470,101 shares of RealBiz Series A Preferred Stock and 10,359,890 shares of RealBiz common stock, along with a net receivable balance due, have been written down to zero ($0) as of February 29, 2016 and February 28, 2015 to reflect the realizable value of this investment and asset. These entities’ accounts are no longer consolidated in the accompanying financial statements because we no longer have a controlling financial interest. All inter-company balances and transactions have been eliminated.

Use of Estimates

The Company’s significant estimates include allowance for doubtful accounts, valuation of intangible assets, stock based compensation, accrued expenses and derivative liabilities. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While the Company believes that such estimates are fair when considered in conjunction with the consolidated financial statements taken as a whole, the actual amounts of such estimates, when known, will vary from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted.

F-32

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. The Company had no cash equivalents at February 29, 2016 and February, 28, 2015.

Accounts Receivable

The Company extends credit to its customers in the normal course of business. Further, the Company regularly reviews outstanding receivables, and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses, and such losses traditionally have been within its expectations. The Company did not have an allowance for doubtful accounts for the years ended February 29, 2016 and February 28, 2015.

Property and Equipment

All expenditures on the acquisition for property and equipment are recorded at cost and capitalized as incurred, provided the asset benefits the Company for a period of more than one year. Expenditures on routine repairs and maintenance of property and equipment are charged directly to operating expense. The property and equipment is depreciated using the straight-line method based upon its estimated useful life after being placed in service. The estimated useful life of computer equipment is 3 years. When equipment is retired, sold or impaired, the resulting gain or loss is reflected in earnings. After the deconsolidation with RealBiz, the Company does not own property and equipment. The Company incurred depreciation expense of $ -0- and $12,121 for the years ended February 29, 2016 and February 28, 2015, respectively.

In accordance with Accounting Standards Codification 360-10, “Property, Plant and Equipment”, the Company periodically reviews its long- lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. For the years ended February 29, 2016 and February 28, 2015, the Company did not record impairment losses on any of its property and equipment.

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day to day operation of the website are expensed as incurred. All costs associated with the websites are subject to straight-line amortization over a three-year period. For the year ended February 29, 2016 and February 28, 2015, the Company has capitalized costs associated with website development of $1,817,945 and $938,710, respectively, and accumulated amortization of $780,860 and $749,475, respectively.

Software Development Costs

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application in accordance with guidelines established by “ASC 985-20-25” Accounting for the Costs of Software to Be Sold, Leased, or Otherwise Marketed, requiring certain software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Amortization of the capitalized software development costs begins when the product is available for general release to customers. Capitalized costs are amortized based on the greater of (a) the ratio of current gross revenues to the total current and anticipated future gross revenues, or (b) the straight-line method over the remaining estimated economic life of the product. For the year ended February 29, 2016, all software has been placed in service and all costs associated with the software development have been expensed.

F-33

Impairment of Intangible Assets

The Company acquired contracts, website platforms and domains during the fiscal year February 29, 2016 in the amount of $1,588,000 and did not have intangible assets as of February 28, 2015.

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets”, the Company assesses the impairment of identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important, which could trigger an impairment review include the following:

1.	Significant underperformance compared to historical or projected future operating results;
2.	Significant changes in the manner or use of the acquired assets or the strategy for the overall business; and
3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of an intangible asset may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company did not record an impairment charge on its intangible assets during the years ended February 29, 2016 and February 28, 2015. Intangible assets that have finite useful lives are amortized over their useful lives. The Company incurred amortization expense of $164,615 and $1,256,480 during the years ended February 29, 2016 and February 28, 2015, respectively.

Convertible Debt Instruments

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the FASB Accounting Standards Codification. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt.

Derivative Instruments

The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with Accounting Standards Codification topic 815, Accounting for Derivative Instruments and Hedging Activities (“ASC 815”) as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering all of the rights and obligations of each instrument.

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as freestanding warrants, the Company generally uses the Black-Scholes model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of our common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes. Under the terms of this accounting standard, increases in the trading price of the Company’s common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative expense. Conversely, decreases in the trading price of the Company’s common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative income.

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Based upon ASC 815-25 the Company has adopted a sequencing approach regarding the application of ASC 815-40 to its outstanding convertible debentures. Pursuant to the sequencing approach, the Company evaluates its contracts based upon earliest issuance date.

Earnings per Share

Basic earnings per share are computed by dividing net income or loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. On June 25, 2015, we effected a 1:50 reverse stock-split of all of our outstanding shares of common stock.

Revenue recognition

We recognize revenue when the customer has purchased the product, the occurrence of the earlier of date of travel or the date of cancellation has expired, the sales price is fixed or determinable and collectability is reasonably assured. We account for sales incentives to customers as a reduction of revenue at the time the revenue is recognized from the related product sale.

We generate our revenues from sales to directly to customers as well as through other distribution channels of tours and activities at destinations throughout the world as well as from customers for online advertising services related to the listing of their properties for rent, primarily on a subscription basis, over a fixed-term. We also generate revenue from commissions on bookings or traveler inquiries on our performance-based listings. Additional revenues are derived from the sales of and ancillary products and services.

Payments for tours or activities and term-based paid subscriptions received in advance of services being rendered are recorded as deferred revenue and recognized ratably on a straight-line basis over the listing period. Revenue for performance-based listings is calculated as a percentage of the traveler booking or a fixed fee-per-inquiry stated in the arrangement and recognized when the service has been performed or as the customers’ refund privileges lapse.

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Cost of Revenue

Cost of revenue consists of cost of the tours and activities, salaries, benefits and related expenses and stock-based compensation of the Company’s customer service and web hosting personnel, merchant fees charged by credit card processors, costs associated with the hosting of the Company’s websites, costs associated with payments under the rental guarantee and allocated facility expenses.

Selling and Promotions Expense

Selling and promotions expenses consist primarily of advertising and promotional expenses, salary expenses associated with sales and marketing staff, expenses related to our participation in industry conferences, and public relations expenses.

Advertising Expense

Advertising costs are charged to expense as incurred and are included in selling and promotions expense in the accompanying consolidated financial statements. Advertising expense for the years ended February 29, 2016 and February 28, 2015, was $21,924 and $241,438, respectively.

Share Based Compensation

The Company computes share based payments to employees in accordance with Accounting Standards Codification 718-10 “Compensation” (ASC 718-10). ASC 718-10 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services at fair value, focusing primarily on accounting for transactions in which an entity obtains employees services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of an entity’s equity instruments or that may be settled by the issuance of those equity instruments. Equity instruments issued to non-employees for goods or services are accounted for at fair value and marked to market until service is complete or a performance commitment date is reached, whichever is earlier, in accordance with ASC 505-50.

In March 2005, the SEC issued SAB No. 107, Share-Based Payment (“SAB 107”) which provides guidance regarding the interaction of ASC 718-10 and certain SEC rules and regulations. The Company has applied the provisions of SAB 107 in its adoption of ASC 718-10.

Warrant Modifications

The Company treats a modification of the terms or conditions of an equity award in accordance with ASC Topic 718-20-35-3 by treating the modification as an exchange of the original award for a new award. In substance, the entity repurchases the original instrument by issuing a new instrument of equal or greater value, incurring additional compensation cost for any incremental value. Incremental compensation cost shall be measured as the excess, if any, of the fair value of the modified award determined in accordance with the provisions of this Topic over the fair value of the original award immediately before its terms are modified, measured based on the share price and other pertinent factors at that date.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

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The Company follows the provisions of the ASC 740 -10 related to, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. As of February 29, 2016, the Company’s income tax returns for tax years ending February 28, 2015, 2014, 2013, and 2012 remain potentially subject to audit by the taxing authorities.

Monaker Group, Inc. follows the guidance of ASC 740, “Income Taxes.” Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No current tax provision has been made in the accompanying statement of income (loss) because no taxes are due currently or were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

Fair Value of Financial Instruments

The Company has adopted the provisions of ASC Topic 820, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. ASC 820 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, accounts receivable, prepaid expenses, accounts payable, accrued liabilities and other current liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amounts approximate fair value. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments (see Note 18– Fair Value Measurements).

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Foreign Currency and Other Comprehensive Income (Loss)

The translation from the respective foreign currencies to United States Dollars (U.S. Dollar) is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for income statement accounts using a weighted average exchange rate during the period. Gains or losses resulting from such translation are included as a separate component of accumulated other comprehensive income. Gains or losses resulting from foreign currency transactions are included in foreign currency income or loss except for the effect of exchange rates on long-term inter-company transactions considered to be a long-term investment, which are accumulated and credited or charged to other comprehensive income.

Transaction gains and losses are recognized in our results of operations based on the difference between the foreign exchange rates on the transaction date and on the reporting date. The Company recognized a net foreign exchange gain (loss) of $-0- and ($120,151) for the years ended February 29, 2016 and February 28, 2015, respectively. The foreign currency exchange gains and losses are included as a component of comprehensive income in the accompanying Consolidated Statements of Operations.

The exchange rates adopted for the foreign exchange transactions are the rates of exchange as quoted on an internet website.

Going Concern

As of February 29, 2016, and February 28, 2015, the Company had an accumulated deficit of $93,562,357 and $89,011,873, respectively. The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.

We have very limited financial resources. We currently have a monthly cash requirement of approximately $300,000, exclusive of capital expenditures. We will need to raise substantial additional capital to support the on-going operation and increased market penetration of our products including the development of national advertising relationships, increases in operating costs resulting from additional staff and office space until such time as we generate revenues sufficient to support itself. We believe that in the aggregate, we could require several millions of dollars to support and expand the marketing and development of our travel products, repay debt obligations, provide capital expenditures for additional equipment and development costs, payment obligations, office space and systems for managing the business, and cover other operating costs until our planned revenue streams from travel products are fully-implemented and begin to offset our operating costs. Our failure to obtain additional capital to finance our working capital needs on acceptable terms, or at all, will negatively impact our business, financial condition and liquidity. As of February 29, 2016, we had $3,035,694 of current liabilities. These conditions raise substantial doubt of our ability to continue as a going concern. We currently do not have the resources to satisfy these obligations, and our inability to do so could have a material adverse effect on our business and ability to continue as a going concern.

Management’s plans with regard to this going concern are as follows: The Company will continue to raise funds with third parties by way of a public or private offering. Management and members of the Board are working aggressively to increase the viewership of our products by promoting it across other mediums which will result in higher and revenues. The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan and generate greater revenues. Management believes that the actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern.

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Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard is effective for fiscal years, and interim reporting periods within those years, beginning after December 15, 2016. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on its consolidated financial statements and related disclosures.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this Update simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, related to the disclosures on going concern. The new standard provides guidance around management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial statements.

We have implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements.

Note 4 – Notes Receivable

On December 22, 2014, the Company advanced $15,000 to a non-related third party debtor and signed a one year, six (6%) percent promissory note. The entire principal balance of this note, together with all accrued and unpaid interest, is due and payable on December 31, 2016.

Note 5 – Investment in Equity Instruments and Deconsolidation

On February 2, 2015, the Company entered into a joint venture agreement with Jasper Group Holdings, Inc. (“Jasper”) and created a Florida limited liability company named Name Your Fee, LLC. On April 20, 2015, the Company entered into a Joint Venture Agreement with Jasper to leverage its existing technology and develop www.NameYourFee.com which provides tools for employment agencies to market their services. The Company’s ownership in the Joint Venture is 51% and Jasper’s is 49%. The Company and Jasper share in capital contributions and well as participate in the net profits of Name Your Fee, LLC while Jasper operates and runs the NameYourFee.com website. On May 15, 2015, the Company issued 100,000 shares of Series D Preferred Stock to Jasper at a stated value of $5 per share for a total value of $500,000. As stated in the agreement, Monaker received a 51% capital interest and Jasper received a 49% capital interest of the outstanding equity of Name Your Fee, LLC. Additionally, Jasper contributed $75,000 in proceeds as part of the agreement. The Company properly eliminated the value of the investment in accordance with ASC Topic 810, Consolidation.

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On October 31, 2014 (the “Deconsolidation Date”), Monaker and RealBiz deconsolidated their financial statements since Monaker’s investment in RealBiz went below 50% majority ownership and Monaker was deemed to no longer have control over RealBiz. Monaker’s proportional financial interest in RealBiz is reduced when shares of Monaker Dual convertible preferred stock and Monaker convertible debt are exchanged for RealBiz shares of common stock. Since July 14, 2014, the holders of Series D Preferred Stock shares of the Company may elect to convert all or any part of such holder’s shares into common stock of the Company at the stated value of $12.50 per share on a one-for-one basis, or they may elect to convert the Series D Preferred Stock shares into shares of common stock of RealBiz stock at $0.15 per share. To honor the conversion of the Company’s Series D Preferred Stock shares into RealBiz shares of common stock, the Company identifies, one-for-one, shares of RealBiz Series A Preferred Stock shares held as investment and presents them to RealBiz for conversion into RealBiz common stock (on a one-for-one basis). When the converted RealBiz common stock shares are received by the Company, they are forwarded to the individual/entity requesting the conversion into shares of RealBiz restricted common stock.

The financial statements as of February 28, 2015 include consolidated numbers including RealBiz through October 31, 2014. During the four months ended February 28, 2015, we recorded our allocated portions totaling $872,791 of RealBiz’s net loss of $2,017,039. Monaker continues to own RealBiz Preferred Series A and common stock and although the two Companies shared similar Board Directors, until April 2016, as discussed in the following sentence, the companies are operating independently. As of April 11, 2016, the Monaker Directors that were on the RealBiz Board, resigned as Board of Directors of RealBiz.

After November 1, 2014, we use the equity method to account for our investment in this entity because we do not control it, but have the ability to exercise significant influence over it. Equity method investments are recorded at original cost and adjusted periodically to recognize (1) our proportionate share of the investees’ net income or losses after the date of investment, (2) additional contributions made and dividends or distributions received, and (3) impairment losses resulting from permanent adjustments to net estimated realizable value. Accordingly, we recorded our proportionate share of the investee’s net income or loss as “Loss on equity method investment” on the consolidated statements of operations.

We assess the potential impairment of our equity method investments when indicators such as a history of operating losses, negative earnings and cash flow outlook, and the financial condition and prospects for the investee’s business segment might indicate a loss in value. We have recognized an impairment loss on investment in unconsolidated affiliate. At February 29, 2016, Monaker owned 44,470,101 shares of RealBiz Series A Preferred Stock and 10,359,890 shares of RealBiz common stock, representing 28% ownership of RealBiz. This interest, along with a net receivable balance due, has been written down to zero ($0) as of February 29, 2016 and February 28, 2015 to reflect the realizable value of this investment and asset.

The following table represents the consolidated balance sheet of RealBiz Media Group, Inc. immediately prior to the Deconsolidation Date:

October 31, 2014

Cash	$20,066
Prepaid expenses, other current assets and security deposits	121,708
Property and equipment, net	45,778
Website development costs and intangible assets, net	3,701,144
Due from affiliates	131,086
Total Assets	$4,019,782

Accounts payable, accrued expenses and deferred revenue	$1,925,859
Derivative liabilities	305,220
Convertible promissory notes	60,000
Loans payable	170,000
Total current liabilities	2,461,079
Convertible notes payable, long term	2,605
Total Liabilities	2,463,684
Preferred stock	66,802
Subscription advances and stock subscription receivable	130,000
Common stock	84,980
Additional paid in capital	16,610,912
Accumulated other comprehensive income (loss)	40,042
Accumulated deficit	(15,376,638)
Total stockholders’ equity	1,556,098
Total Liabilities and Stockholders’ Equity	$4,019,782

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For the year ended February 28, 2015, unaudited RealBiz Media Group, Inc. had current assets of approximately $1,100,000, total assets of approximately $4,100,000, current liabilities of approximately $2,800,000 and total liabilities of approximately $2,800,000. For the year ended February 28, 2015, unaudited RealBiz Media Group, Inc. had gross sales of approximately $1,100,000 and a net loss of approximately $5,000,000.

The following represents the calculation of the Gain on deconsolidation of RealBiz Media Group, Inc. from the consolidated financial statements of the Company:

October 31, 2014

RealBiz Series A preferred shares retained by Monaker at October 31, 2014 (convertible into RealBiz common shares on a 1 for 1 basis)	65,785,253
Quoted closing price of RealBiz Common Shares at October 31, 2014	$0.0896
Fair value of equity method investment retained by Monaker	$5,893,334
Carrying value of Non-controlling interest at October 31, 2014 – 71.5% of 1,556,098 (RealBiz stockholder’s equity at October 31, 2014)	1,112,610
Accumulated other comprehensive income of Monaker based upon foreign currency transaction	120,151
Subtotal	7,126,095
Less carrying value of RealBiz equity at October 31, 2014	(1,556,098)
Gain on Deconsolidation	$5,569,997

Note 6 – Acquisitions and Dispositions

On October 26, 2015, the Company entered into a Plan of Merger Agreement with Always on Vacation, Inc. involving a merger of the Company’s then wholly-owned subsidiary AOV Holding, Inc. (“AOV”) and Always On Vacation, Inc. which involved issuing 383,230 shares of AOV common stock to the stockholders of Always On Vacation, Inc., effectively cancelling each share of capital stock of Always on Vacation, Inc. As part of the sale of businesses and assets unrelated to the core travel sector, on January 22, 2016, the intellectual property related to the travel sector (i.e. contracts, domains, trademark and platform) owned by Always On Vacation, Inc. were assigned to Monaker. On January 23, 2016, the interest in Always On Vacation, Inc. (a media company) was sold through a Stock Purchase Agreement to an unrelated third party for $10 plus their assumption of liabilities of Always On Vacation, Inc.

On November 25, 2015, the Company entered into an Intellectual Property License to Corporation by Licensor Agreement with CJ Software, Inc. for an internet-based, real-time specialty booking engine developed to consolidate unused timeshare, fractional, and other specialty lodging rooms to be booked for nightly stays. Once this software/platform is fully operational, the Company will pay CJ Software, Inc. the sum of $180,000 by way of the issuance of 45,000 shares of the Company’s common stock valued at $4.00 per share as a one-time lease payment for a perpetual, unrestricted, non-exclusive, worldwide, royalty free license to use the software. In addition, the Company will employ, both Curtis Krauskopf as an employee and James Marmorstone as a consultant.

As part of the sale of businesses and assets unrelated to the core travel sector, on January 22, 2016, the intellectual property related to the travel sector (i.e., the NextTrip.com platform, Maupintour.com platform and Home & Away Club portal) owned by the Company’s television media entity (Next 1 Network, Inc.) were assigned to Monaker. The television media entity (Next 1 Network, Inc.) was sold pursuant to a Stock Purchase Agreement dated January 23, 2016 to an unrelated third party for $10 plus their assumption of liabilities of Next 1 Network, Inc.

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Note 7 – Property and Equipment

At February 29, 2016 and February 28, 2015, the Company’s property and equipment are as follows:

	February 29, 2016 and February 28, 2015
	Remaining Useful Life	Cost	Accumulated Depreciation	Net Carrying Value

Computer equipment - office	1.7 Years	$22,881	$11,062	$11,819
Computer equipment - Nestbuilder website	2.4 Years	42,149	8,190	33,959
		65,030	19,252	45,778
Less: effects of deconsolidation of subsidiary		65,030	19,252	45,778
		$-0-	$-0-	$-0-

The Company has recorded $-0- and $12,121 of depreciation expense for the years ended February 29, 2016 and February 28, 2015, respectively. There was no asset impairment recorded for the years ended February 29, 2016 and February 28, 2015.

Note 8 – Website Development Costs and Intangible Assets

The following table sets forth the intangible assets, both acquired and developed, including accumulated amortization as of February 29, 2016 and February 28, 2015:

	February 29, 2016
	Remaining Useful Life	Cost	Accumulated Amortization	Net Carrying Value

Website platform	3.0 years	400,000	—	400,000
Contracts, domains, customer lists	1.6 years	1,188,000	—	1,188,000
Website platform	0 years	37,657	37,657	—
Website development costs	1.6 years	181,730	65,624	116,106
Website development costs	3.0 years	85,068	2,363	82,705
Web platform	0 years	598,099	598,099	—
Software development	3.0 years	915,392	77,117	838,275
		$3,405,946	$780,860	$2,625,086

During the year ended February 29, 2016, the Company acquired the contracts, domains and customers of Always On Vacation, Inc. as well as the website platform form StingyTravel.com. These assets were placed in service on October 27, 2015 and are being amortized over a three year period.

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	February 28, 2015
	Remaining Useful Life	Cost	Accumulated Amortization	Net Carrying Value

Sales/Marketing agreement	1.3 years	$4,796,178	$2,754,696	$2,041,482
Website development costs	1.6 years	2,284,287	1,044,314	1,239,973
Website development costs (not placed in service)	3.0 years	181,730	-0-	181,730
Web platform/customer list - ReachFactor Acquisition	2.3 years	600,000	224,996	375,004
Software development (not placed in service)	3.0 years	52,190	-0-	52,190
		7,914,385	4,024,006	3,890,379
Less: effects of deconsolidation of subsidiary		6,975,675	3,274,531	3,701,144
		$938,710	$749,475	$189,235

Website development costs	1.0 years	$756,980	$744,427	$12,553
H & A Club Portal	2.9 years	181,730	5,048	176,682
		$938,710	$749,475	$189,235

This capitalization of these costs fall with the scope of ASC 350-50-25-15 wherein costs of upgrades and enhancements should be capitalized as they will result in added functionality of the website.

Intangible assets are amortized on a straight-line basis over their expected useful lives, estimated to be 4 years, except for the website(s), which is 3 years. Amortization expense related to website development costs and intangible assets was $164,615 and $1,256,480 for the years ended February 29, 2016 and February 28, 2015, respectively.

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Note 9 – Notes Payable

The following table sets forth the notes payable as of February 29, 2016 and February 28, 2015:

	Principal
	February 29, 2016	February 28, 2015

On September 6, 2011, the Company renegotiated a note, due to default, until February 1, 2013 for $785,000. Beginning on October 1, 2011, the Company was obligated to make payments of $50,000 due on the first day of each month. The first $185,000 in payments was to be in cash and the remaining $600,000 was to be made in cash or common stock. On February 15, 2012, the note-holder assigned $225,000 of its $785,000 outstanding promissory note to a non-related third party investor and the Company issued a new convertible promissory note for the same value. As part of the sale of businesses and assets unrelated to the core travel sector, the television media entity (Next 1 Network, Inc.) was sold and this promissory note was not assumed by the purchaser as part of the Stock Purchase Agreement dated January 23, 2016. The Company has assumed this note related to the sold entity and is attempting to negotiate a settlement of the assumed above-noted notes.	$573,842	$510,000

On August 16, 2004, the Company entered into a promissory note with an unrelated third party for $500,000. The note bears interest at 7% per year, matured in March 2011 and was payable in quarterly installments of $25,000. As part of the sale of businesses and assets unrelated to the core travel sector, the television media entity (Next 1 Network, Inc.) was sold and this promissory note was not assumed by purchaser as part of the Stock Purchase Agreement dated January 23, 2016. The Company has assumed this note related to the sold entity and is attempting to negotiate a settlement of the assumed above-noted notes.	137,942	137,942

In February 2009, the Company restructured note agreements with three existing noteholders. The collective balance at the time of the restructuring was $250,000 plus accrued interest payable of $158,000 which was consolidated into three new notes payable totaling $408,000. The notes bear interest at 10% per year and matured on May 31, 2010, at which time the total amount of principle and accrued interest was due. In connection with the restructure of these notes the Company issued 6 detachable 3 year warrants to purchase common stock at an exercise price of $75,000 per share. The warrant issuance was recorded as a discount and amortized monthly over the terms of the note. On July 30, 2010, the Company issued 214 shares of common stock to settle all of these note agreements except for $25,000. As part of the sale of businesses and assets unrelated to the core travel sector, the television media entity (Next 1 Network, Inc.) was sold and this promissory note was assumed by purchaser as part of the Stock Purchase Agreement dated January 23, 2016.	—	25,000

In connection with the acquisition of Brands on Demand, a five year lease agreement was entered into by an officer of the Company. Subsequent to terminating the officer, the Company entered into an early termination agreement with the lessor in the amount of $30,000 secured by a promissory note to be paid in monthly installments of $2,500, beginning June 1, 2009 and matured June 1, 2010. As part of the sale of businesses and assets unrelated to the core travel sector, the television media entity (Next 1 Network, Inc.) was sold and this promissory note was assumed by purchaser as part of the Stock Purchase Agreement dated January 23, 2016.	—	30,000

On December 5, 2011, the Company converted $252,833 of accounts payable and executed an 8% promissory note to same vendor. Commencing on December 5, 2011 and continuing on the 1st day of each calendar month thereafter, the Company shall pay $12,000 per month. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this note, including, without limitation, reasonable attorney’s fee, then to payment in full of accrued and unpaid interest and finally to the reduction of the outstanding principal balance of the note. As part of the sale of businesses and assets unrelated to the core travel sector, the television media entity (Next 1 Network, Inc.) was sold and this promissory note was assumed by purchaser as part of the Stock Purchase Agreement dated January 23, 2016.	—	221,130
	$711,784	$924,072

F-44

Interest charged to operations relating to the above notes was $2,407 and $40,950, respectively for the years ended February 29, 2016 and February 28, 2015. The Company has accrued interest as of February 29, 2016 and February 28, 2015 of $197,439 and $239,623, respectively.

As part of the sale of businesses and assets unrelated to the core travel sector, the television media entity (Next 1 Network, Inc.) was sold and these promissory notes (amounting to $711,784) were not assumed by purchaser as part of the Stock Purchase Agreement dated January 23, 2016. The Company has assumed these notes that are in default with a balance of $711,784 related to the sold entity as of February 29, 2016 and is attempting to negotiate a settlement of the assumed above-noted notes.

Note 10 – Other Notes Payable

The following table sets forth the other notes payable as of February 29, 2016 and February 28, 2015:

	Principal
	February 29, 2016	February 28, 2015
Related parties:

On August 21, 2012, the Company received $50,000 in proceeds from a Donald P. Monaco Insurance Trust, whose Trustee is Donald Monaco, a Director of the Company (related investor), and issued a bridge loan agreement with no maturity date. In lieu of interest, the Company issued 2,000 two (2) year warrants with an exercise price of $2.50 per share valued at $1,500 and charged this to operations. The fair value of the warrants was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate of 0.29%, dividend yield of -0-%, volatility factor of 384.11% and expected life of three months. On July 15, 2013, the Company received $90,000 from the same related-party investor and converted the remaining balance of $30,000 into a new convertible promissory note valued at $120,000. The new note bears interest at 12% per annum until the maturity date of December 15, 2014 of which the annual interest rate is 18% per annum. Until such time of repayment of principal and interest, the holder of the new note may convert, in whole or part, into Series A or Series B Preferred stock. The Company has made the following principal payments: $20,000 on August 15, 2013, $25,000 on October 1, 2013 and $25,000 on October 23, 2014, leaving a remaining principal balance of $50,000 has been converted to common shares on November 20, 2015.	$—	$50,000

The Company has a demand loan with a stated interest of 6% per annum, due for funds received from In Room Retail, Inc. which is owned by William Kerby, CEO and Chairman of the Company.	$15,919	—

Non-related parties:

The Company has an existing promissory note, dated July 23, 2010, with a shareholder in the amount of $100,000. The note is due and payable on July 23, 2012 and bears interest at a rate of 6% per annum. As consideration for the loan, the Company issued 200 warrants to the holder with a nine year life and a fair value of approximately $33,000 to purchase shares of the Company’s common stock, $0.00001 par value, per share, at an exercise price of $500 per share. The fair value of the warrants were estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate of .984%, dividend yield of -0-%, volatility factor of 115.05% and an expected life of 1.5 years and has been fully amortized. On September 26, 2012, the noteholder assigned $30,000 of its principal to a non-related third party investor and the Company issued a convertible promissory note for same value. As part of the sale of businesses and assets unrelated to the core travel sector, the television media entity (Next 1 Network, Inc.) was sold and this promissory note was assumed by purchaser as part of the Stock Purchase Agreement dated January 23, 2016.	—	70,000
	$15,919	$120,000

Interest charged to operations relating to these notes was $14,242 and $12,641, respectively for the years ended February 29, 2016 and February 28, 2015. The Company has accrued interest as of February 29, 2016 and February 28, 2015 of $-0- and $42,561, respectively.

F-45

Note 11 – Other Advances

Related Party

On April 13, 2011, the Company, as part of a shareholder loan conversion agreement with Cardar Investments, Inc, whose President, Warren Kettlewell was a director of the previously consolidated reporting entity that included RealBiz, included $98,000 of related party advances and issued 1,407,016 shares of common stock and 2,814,032 three (3) year warrants with an exercise price of $6,250 per share. On April 13, 2011, the Company converted $70,000 of related party advances into a convertible promissory note. This conversion was applied against a principal balance of $186,000 leaving a balance due of $18,000. The balance of this convertible note of $18,000 was converted into RealBiz shares of common stock as at March 1, 2015.

Non Related Party

Prior to the fiscal year ended February 28, 2011, a non-related party made $50,000 in payments to a vendor on behalf of the Company. The remaining principal balance as of February 28, 2015 totaled $50,000. As part of the sale of businesses and assets unrelated to the core travel sector, the television media entity (Next 1 Network, Inc.) was sold and this promissory note was assumed by purchaser as part of the Stock Purchase Agreement dated January 23, 2016.

Note 12 – Shareholder Loans

As part of the sale of businesses and assets unrelated to the core travel sector, on January 23, 2016, the television media entity (Next 1 Network, Inc.) was sold pursuant to a Stock Purchase Agreement dated January 23, 2016 to an unrelated third party and these shareholder loans in the amount of $379,000 were assumed by purchaser as part of the Stock Purchase Agreement dated January 23, 2016.

F-46

The remaining balance of Shareholder Loans as of February 29, 2016 was $-0-.

During the year ended February 28, 2015, the Company received no advances, made no conversions or payments against the principal balance.

The remaining balance as of February 28, 2015 totaled $379,000.

Note 13 - Due to/from affiliates

Through October 2015, the Company received and/or made advances to/from its unconsolidated affiliated Company, RealBiz Media Group, Inc. resulting in a net receivable due from RealBiz in excess of $5.8 million. At February 29, 2016, Monaker owned 44,470,101 shares of RealBiz Series A Preferred Stock and 10,359,890 shares of RealBiz common stock, representing 28% ownership of RealBiz. The equity interest, along with a net receivable balance due from the above-mentioned transactions, has been written down to zero ($0) as of February 29, 2016 and February 28, 2015 to reflect the realizable value of this investment and asset.

Note 14 – Convertible Promissory Notes

The Company has convertible promissory notes with interest rates ranging from 6% to 12% per annum, maturity dates ranging from September 30, 2012 to October 19, 2016 and with a range of fixed and variable conversion features. Fixed conversion rates range from $5.00 to $5,000 per share. Variable conversion rates range at 50% of two (2) to ten (10) days of the average closing price all have been settled as of February 29, 2016. During the years ended February 29, 2016 and February 28, 2015, the Company recognized interest expense of $349,964 and $86,433, respectively.

The table below summarizes the convertible promissory notes as of February 29, 2016.

	February 29, 2016
	Non Related Party	Related Party	Total
Principal
Beginning balance	$6,828,386	$1,025,000	$7,853,386
Additions:
	6,828,386	1,025,000	7,853,386
Subtractions:
Conversion to common shares	4,856,961	925,000	5,781,961
Payments to note holder	28,000	100,000	128,000
Entity sold	284,517	—	284,517
	5,169,478	1,025,000	6,194,478
Ending balance	$1,658,908	$—	$1,658,908

Debt Discount
Beginning balance	$—	$—	$—
Additions:
Incurred during the year	—	—	—
Subtractions:
Amortized during the year	—	—	—
Ending balance	$—	$—	$—

Carrying Value
Total convertible promissory notes	$1,658,908	$—	$1,658,908
Adjustments	—	—	—
Carrying value	$1,658,908	$—	$1,658,908
Principal past due and in default	$249,582	$-0-	$249,582

F-47

The discount is amortized on a straight line basis from the dates of issuance until the stated redemption date of the debts. During the years ended February 29, 2016 and February 28, 2015, the Company recorded debt discount amortization expense as interest expense in the amount of $-0- and $444,316, respectively.

During the year ended February 29, 2016, the Company:

●	Issued 276,747 shares of common stock upon conversion of $194,584 of principal held by a note holder.

●	Issued 305,754 shares of common stock upon conversion of $1,025,000 of principal held by a related party officer/director.

●	On January 23, 2016, the Company sold its subsidiary Next 1 Network, Inc. and $284,517 of promissory notes were included in this sale.

●	The Company paid $28,000 towards the principal of a noteholder and $100,000 towards the principal held by a related party officer/director.

The table below summarizes the convertible promissory notes as of February 28, 2015.

	February 28, 2015
	Non Related Party	Related Party	Total
Principal
Beginning balance	$7,450,386	$650,000	$8,100,386
Additions:
Proceeds received from note issuances	95,000	375,000	470,000
Fees	55,000	-0-	55,000
	150,000	375,000	525,000

Subtractions:
Conversion to common shares	7,000	-0-	7,000
Conversion to RealBiz common shares	525,000	-0-	525,000
Assigned to related party officer	30,000	-0-	30,000
	562,000	-0-	562,000
	7,038,386	1,025,000	8,063,386
Less: effects of deconsolidation of subsidiary	210,000	-0-	210,000
Ending balance	$6,828,386	$1,025,000	$7,853,686

Debt Discount
Beginning balance	$70,401	$-0-	$70,401
Additions:
Incurred during the year	150,000	375,000	525,000
Subtractions:
Amortized during the year	73,006	375,000	448,006
	147,395	-0-	147,395
Less: effects of deconsolidation of subsidiary	147,395	-0-	147,395
Ending balance	$-0-	$-0-	$-0-

Carrying Value
Total convertible promissory notes	$6,890,991	$1,025,000	$7,915,991
Less: effects of deconsolidation of subsidiary	62,605	-0-	62,605
Carrying value	$6,828,386	$1,025,000	$7,853,386
Principal past due and in default	$464,101	$-0-	$464,101

F-48

During the year ended February 28, 2015, the Company:

●	Received $25,000 on July 31, 2014 from Donald P Monaco Insurance Trust and $350,000 on October 31, 2014 from Monaco Investment Partners, LLC entities which Donald Monaco, Director of the Company, is Trustee and Managing General Partner, respectively, and issued convertible promissory notes amounting to $375,000. In addition, the Company recognized and measured the embedded beneficial conversion feature present in the convertible debts by allocating a portion of the proceeds equal to the intrinsic value of the feature to additional paid-in-capital. The intrinsic value of the feature was calculated on the commitment date(s) using the effective conversion price of the convertible debt. This intrinsic value is limited to the portion of the proceeds allocated to the convertible debt. The aforementioned accounting treatment resulted in a total debt discount equal to $375,000 during the year ended February 28, 2015. The discount is amortized on a straight line basis from the dates of issuance until the stated redemption date of the debts. During the year ended February 28, 2015, the Company recorded debt discount amortization expense as interest expense in the amount of $444,316.

●	Issued 14,000 shares of common stock upon conversion of $7,000 of principal held by a note holder.

●	Converted $305,000 of principal into 6,100,000 shares of RealBiz’s common stock.

Note 15 – Stockholders’ Equity

Preferred stock

The aggregate number of shares of preferred stock that the Company is authorized to issue is up to One Hundred Million (100,000,000), with a par value of $0.00001 per share (the “Preferred Stock”) with the exception of Series A Preferred Stock shares having a $0.01 par value. The Preferred Stock may be divided into and issued in series. The Board of Directors of the Company is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Company is authorized, within any limitations prescribed by law and the articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock.

Series A Preferred Stock

The Company has authorized and designated 3,000,000 shares of Preferred Stock as Series A 10% Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). The holders of record of shares of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Company and shall be entitled to one hundred (100) votes for each share of Series A Preferred Stock.

Per the terms of the Amended and Restated Certificate of Designations, subject to the availability of authorized and unissued shares of Series A Preferred Stock, the holders of Series A Preferred Stock may, by written notice to the Company:

●	elect to convert all or any part of such holder’s shares of Series A Preferred Stock into common stock at a conversion rate of the lower of:
(a) $25.00 per share; or
(b) at the lowest price the Company has issued stock as part of a financing.
●	convert all or part of such holder’s shares (excluding any shares issued pursuant to conversion of unpaid dividends) into debt obligations of the Company, secured by a security interest in all of the assets of the Company and its subsidiaries, at a rate of $25.00 of debt for each share of Series A Preferred Stock.

F-49

On July 9, 2013, the Company amended the Certificate of Designations for the Company’s Series A Preferred Stock to allow for conversion into Series C Preferred stock to grant to a holder of the Series A Preferred Stock the option to:

●	elect to convert all or any part of such holder’s shares of Series A Preferred Stock into shares of the Company’s Series C Convertible Preferred Stock, par value $0.00001 per share (“Series C Preferred Stock”), at a conversion rate of five (5) shares of Series A Preferred Stock for every one (1) share of Series C Preferred Stock; or to allow
●	conversion into common stock at the lowest price the Company has issued stock as part of a financing to include all financings such as new debt and equity financing and stock issuances as well as existing debt conversions into stock.

On February 28, 2014, the Company’s Series A Preferred Stock shareholders agreed to authorize a change to the Certificate of Designations of the Series A Preferred Stock in Nevada to lock the conversion price into common stock at a fixed price of $0.50.

Accounting Standards Codification subtopic 815-40, Derivatives and Hedging; Contracts in Entity’s own Equity (“ASC 815-40”) became effective for us on March 1, 2010. The Company’s Series A (convertible) Preferred Stock had certain reset provisions that require the Company to reduce the conversion price of the Series A (convertible) Preferred Stock if we issue equity at a price less than the conversion price. Upon the effective date, the provisions of ASC 815-40 required a reclassification to liability based on the reset feature of the agreements if the Company sells equity at a price below the conversion price of the Series A Preferred Stock. However, the reset provision was removed thereby eliminating the derivative liability as of February 28, 2014. In accordance with ASC 815-40, the Company records the changes in the fair value of the derivative liability as non-operating, non-cash income or expense. The change in fair value of the Series A Preferred Stock derivative liability as of February 29, 2016 and February 28, 2015 resulted in non-operating income of $-0- and $-0-, respectively.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (any of the foregoing, a “liquidation”), holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of the common Stock or any other series of Preferred Stock by reason of their ownership thereof an amount per share equal to $1.00 for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series A Preferred Stock held by each such holder, plus the amount of accrued and unpaid dividends thereon (whether or not declared) from the beginning of the dividend period in which the liquidation occurred to the date of liquidation.

During the year ended February 29, 2016:

●	15,000 shares of Series A Preferred Stock converted into 30,000 shares of common stock of Monaker.

●	331,403 shares of Series A Preferred Stock were retired.

During the year ended February 28, 2015, the Company incurred no activity for Series A Preferred Stock.

Dividends in arrears on the outstanding Series A Preferred Stock shares total $838,275 and $659,811 as of February 29, 2016 and February 28, 2015, respectively. The Company had 1,869,611 and 2,216,014 shares of Series A Preferred Stock issued and outstanding as of February 29, 2016 and February 28, 2015.

Series B Preferred Stock

The Company has authorized and designated 3,000,000 shares of Preferred Stock as Non-Voting Series B 10% Cumulative Convertible Preferred Stock with a par value of $0.00001 per share (the “Series B Preferred Stock”). The holders of Series B Preferred Stock may elect to convert all or any part of such holder’s shares into:

●	the Company’s common stock at the stated value of $250.00 per share on a one for one basis, or
●	shares of RealBiz’s common stock at $0.05 per share.

F-50

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “liquidation”), the holders are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to 100% of the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of then outstanding Preferred Stock before any distribution or payment shall be made to the holders of any junior securities (common stock), and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders shall be ratably distributed among the holders of all preferred stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

During the year ended February 29, 2016:

●	147,000 shares of Series B Preferred Stock were converted into 18,000 shares of common stock of Monaker.

●	20,000 shares of Series B Preferred Stock were converted into 2,000,000 shares of common stock of RealBiz Media Group, Inc.

During the year ended February 28, 2015:

●	The Company received $320,000 in cash proceeds and issued 64,000 shares of Series B Preferred Stock.

●	87,700 shares of Series B Preferred Stock were converted into 8,770,000 shares of common stock of RealBiz at the agreed upon conversion terms.

Dividends in arrears on the outstanding Series B Preferred Stock total $182,782 and $469,852 as of February 29, 2016 and February 28, 2015, respectively. The Company had 125,200 and 262,200 shares of Series B Preferred Stock issued and outstanding as of February 29, 2016 and February 28, 2015, respectively.

Series C Preferred Stock

The Company has authorized and designated 3,000,000 shares of Preferred Stock as Non-Voting Series C 10% Cumulative Convertible Preferred Stock with a par value of $0.00001 per share (the “Series C Preferred Stock”). The holders of Series C preferred stock may elect to convert all or any part of such holder’s shares into:

●	common stock at the stated value of $250.00 per share on a one for one basis, or
●	shares of RealBiz’s common stock at $0.10 per share.

On July 9, 2014, the Company filed an Amendment to its Series C Certificate of Designation with the Secretary of State of the State of Nevada to change the conversion price from $250 to a new conversion price for Company common stock of $12.50 on the Company’s common stock.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “liquidation”), the holders are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to 100% of the stated value of $5 per share, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of then outstanding Preferred Stock before any distribution or payment is to be made to the holders of any junior securities (common stock), and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders are to be ratably distributed among the holders of all preferred stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

F-51

During the year ended February 29, 2016:

●	The Company sold 48,500 shares of Series C Preferred Stock for $27,500 in a private transaction.

●	203,000 shares of Series C Preferred Stock were converted into 406,000 shares of common stock of Monaker.

●	23,000 shares of Series C Preferred Stock were converted into 1,155,000 shares of common stock of RealBiz Media Group, Inc.

●	27,000 shares of Series C Preferred Stock were retired.

During the year ended February 28, 2015:

●	The Company sold 205,000 shares of Series C Preferred Stock for $1,014,997 in a private transaction.

●	38,000 shares of Series C Preferred Stock were issued for consulting services rendered, valued at $190,000.

●	67,400 shares of Series C Preferred stock were converted into 3,370,000 shares of common stock of RealBiz Media Group, Inc. at the agreed upon conversion terms.

Dividends in arrears on the outstanding Series C Preferred Stock shares total $8,915 and $70,873 as of February 29, 2016 and February 28, 2015, respectively. The Company had 13,100 and 217,600 Series C Preferred Stock shares issued and outstanding as of February 29, 2016 and February 28, 2015, respectively.

Series D Preferred Stock

The Company has authorized and designated 3,000,000 shares of Preferred Stock as Non-Voting Series D 10% Cumulative Convertible Preferred Stock with a par value of $0.00001 per share (the “Series D Preferred Stock”). The holders of Series D preferred stock may elect to convert all or any part of such holder’s shares into:

●	common stock at the stated value of $250.00 per share on a one for one basis, or

●	shares of RealBiz common stock at $0.15 per share.

On July 9, 2014, the Company filed an Amendment to its Series D Certificate of Designation with the Secretary of State of the State of Nevada to change the conversion price from $250.00 to a new conversion price of $12.50.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “liquidation”), the holders are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to 100% of the stated value of $5 per share, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of then outstanding Preferred Stock before any distribution or payment is to be made to the holders of any junior securities (common stock), and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders are to be ratably distributed among the holders of all preferred stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

On October 2, 2012, the Company issued 380,000 shares of Series D Preferred stock as part of the October 2, 2012 exchange of securities agreement between the Company and Acknew Investments, Inc. (“Acknew”), for the acquisition of the entity that eventually became RealBiz Media Group, Inc. (RealBiz) and then and now constitutes significant operations of RealBiz, a holder of Class A common shares of RealBiz Holdings, Inc., which contained a “ratchet provision”: If, at any time while Acknew is a holder of Series D Preferred Stock and the Retirement Obligation (requiring the Company to pay out of 50% of all net profits from the Company or 50% of any new funding received by the Company from September 21, 2012, until such time as the $700,000 of the Company’s Series D Preferred Stock shares owned by Acknew are redeemed by the Company) remains not fully satisfied, the Company sells or issues any common stock of the Company at an effective price per share that is lower than the then-effective conversion price (any such issuance being referred to as a “Dilutive Issuance”), then the conversion prices for the Series D Preferred Stock held by Acknew is reduced to equal the product obtained by multiplying (1) the the-effective conversion price by (2) a fraction, the numerator of which is the sum of the number of total shares of common stock outstanding immediately prior to the Dilutive Issuance plus the number of shares of common stock which the aggregate consideration received by the Company in the Dilutive Issuance would purchase at the then-effective conversion price; and the denominator of which is the number of shares of common stock outstanding immediately after the Dilutive Issuance.

F-52

During the year ended February 29, 2016:

●	731,944 shares of Series D Preferred Stock were converted into 1,355,000 shares of common stock of Monaker.

●	112,100 shares of Series D Preferred Stock were converted into 3,069,793 shares of common stock of RealBiz Media Group, Inc.

●	The Company issued 35,000 shares of Series D Preferred Stock for subscription.

●	The Company issued 60,000 shares of Series D Preferred Stock for assets valued at $400,000.

●	The Company issued 100,000 shares of Series D Preferred Stock for investment in NameYourFee.com valued at $980,392.

●	58,600 shares of Series D Preferred Stock were retired.

●	1,000 shares of Series D Preferred Stock were issued from prior year receivable.

During the years ended February 28, 2015:

●	The Company entered a settlement agreement on January 16, 2015, with an accounts payable vendor by issuing 13,000 shares of Series D Preferred stock.

●	The Company issued 60,000 shares of Series D Preferred Stock to Pat LeVecchia, a Director of the Company.

●	94,720 shares of Series D Preferred Stock were converted into 1,320,535 shares of common stock of RealBiz Media Group, Inc. at the agreed upon conversion terms.

Dividends in arrears on the outstanding Series D Preferred Stock shares total $138,188 and $1,200,820 as of February 29, 2016 and February 28, 2015, respectively. The Company had 132,156 and 838,800 Series D Preferred Stock shares issued and outstanding as of February 29, 2016 and February 28, 2015, respectively.

Common Stock

On October 28, 2011, the Board and the holders of a majority of the voting power of our shareholders approved an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 200,000,000 to 500,000,000. On February 13, 2012, the Board and the holders of a majority of the voting power of our shareholders approved an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 500,000,000 to 2,500,000,000. The increase in our authorized shares of common stock became effective upon the filing of the amendment(s) to our Articles of Incorporation with the Secretary of State of the State of Nevada.

On May 2, 2012, the Board consented to (i) effect a 500-to-1 reverse split of the Company’s common stock and (ii) reduce the number of authorized shares from 2,500,000,000 to 5,000,000. Such actions became effective upon the filing of the amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. The consolidated financial statements have been retroactively adjusted to reflect this reverse stock split.

On June 26, 2012, the Board and the holders of a majority of the voting power of our shareholders approved an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 5,000,000 shares to 500,000,000 shares.

On June 25, 2015, the Board consented to (i) effect a 1-to-50 reverse split of the Company’s common stock and (ii) change the name of the Company from Next 1 Interactive, Inc. to Monaker Group, Inc. Such actions became effective upon the filing of the amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. The unaudited consolidated financial statements have been retroactively adjusted to reflect this reverse stock split.

During the year ended February 29, 2016, the Company:

●	Sold 1,102,000 shares of common stock for $2,276,722 in proceeds in private transactions.

●	455,000 shares of common stock were issued for acquisitions valued at $1,188,001.

●	189,000 shares of common stock were issued as compensation for services valued at $1,019,384.

●	1,000,000 shares of common stock were issued for assets valued at $56,000.

●	1,096, 994 shares of preferred stock were converted in to 1,809,000 shares of common stock.

●	1,950,000 shares of common stock were issued for the conversion of debt valued at $8,138,169.

●	The Company filed an Amendment to its Articles of Incorporation and effected a 1-for-50 reverse stock split, reducing shares of common stock outstanding by 20,776,808.

F-53

During the year ended February 28, 2015, the Company:

●	Received cash proceeds of $249,168 in consideration for the sale of 1,338,067 shares of common stock.

●	Received $51,781 in cash proceeds in connection with the exercise of common stock warrants to purchase 1,441,000 shares of common stock and issued 1,441,000 shares of common stock.

●	Issued 50,000 shares of common stock valued at $3,000 for consulting fees rendered. The value of the common stock issued was based on the fair value of the stock determined by actual trading price quotes at the time of issuance.

●	Issued 700,000 shares of common stock in a partial conversion of a convertible promissory note valued at $382,000.

●	Recognized and measured the embedded beneficial conversion feature present in various convertible promissory notes by allocating a portion of the proceeds equal to the intrinsic value of the feature to additional paid-in-capital in the amount of $375,000. The intrinsic value of the feature was calculated on the commitment date using the effective conversion price of the convertible debt. This intrinsic value is limited to the portion of the proceeds allocated to the convertible debt.

●	Modified certain warrants by renewing warrants that expired or extending their due dates. The effects of these modifications were analyzed according to ASC Topic 718-20-35-3 and the Company recorded a warrant modification expense of $17,202.

The Company had 6,686,540 and 422,167 shares issued and outstanding as of February 29, 2016 and February 28, 2015, respectively. As reported as of February 28, 2015, there were 21,108,347 shares of common stock issued and outstanding. The amount of 422,167 considers the 1-to-50 reverse split effected on June 25, 2015 of the 21,108,347 shares previously reported.

Common Stock Warrants

The following table sets forth common stock purchase warrants outstanding as of February 29, 2016, and February 28, 2015, and changes in such warrants outstanding for the years ending February 29, 2016 and February 28, 2015:

	Warrants	Weighted Average Exercise
Outstanding, February 28, 2014	163,564	$1.23
Warrants granted	456,451	$0.03
Warrants exercised/forfeited/expired	(128,050)	$(1.02)
Outstanding, February 28, 2015	491,965	$1.26
Warrants granted	1,350,130	$1.02
Warrants exercised/forfeited/expired	(386,043)	$(0.90)
Outstanding, February 29, 2016	1,456,052	$1.56

Common stock issuable upon exercise of warrants	1,456,052	$1.56

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	Common Stock Issuable Upon Exercise of Warrants Outstanding			Common Stock Issuable Upon Warrants Exercisable
Range of Exercise Prices	Number Outstanding at February 29, 2016	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at February 29, 2016	Weighted Average Exercise Price
$0.01	88,000	0.04	$0.01	88,000	$0.01
$0.50	355,900	1.68	$0.50	355,900	$0.05
$1.25	138,686	0.23	$1.25	138,686	$1.25
$1.50	540,000	0.77	$1.50	540,000	$1.50
$2.46	57,444	0.36	$2.46	57,444	$2.46
$2.50	76,000	0.98	$2.50	76,000	$2.50
$4.00	50,000	2.66	$4.00	50,000	$4.00
$5.00	150,000	0.65	$5.00	150,000	$5.00
$1,000.00	22	0.82	$1,000.00	22	$1,000.00
	1,456,052	0.94	$2.10	1,456,052	$2.10

At February 29, 2016, there were 1,456,052 warrants outstanding with a weighted average exercise price of $1.56 and weighted average life of 0.94 years.

As of February 29, 2016 and February 28, 2015, the warrants have an intrinsic value of $-0-.

Common Stock Options

On October 28, 2009, the shareholders approved the Monaker Group, Inc. (formerly known as Next 1Interactive, Inc.) 2009 Long-Term Incentive Plan (the “2009 Plan”) at the annual shareholders meeting. Under the 2009 Plan, 9,000 shares of common stock are reserved for issuance on the effective date of the 2009 Plan. In the fiscal year ending February 29, 2016 this plan was eliminated and the 4,050 ten (10) year stock options previously issued were cancelled. The options had an exercise price of $7.25 per share and an intrinsic value of $-0-.

Compensation expense relating to stock options granted during the years ended February 29, 2016 and February 28, 2015, was $-0-.

Our former subsidiary, RealBiz Media Group, Inc.

During the eight month period covering March 1, 2014 to October 31, 2014, the date of deconsolidation of our subsidiary (there was a significant increase in the non-controlling interest due to the following stock issuances in our subsidiary), RealBiz:

●	issued 6,115,490 shares and one (1) year warrants to purchase 2,614,611 shares of common stock with an exercise price between $0.10 and $1.25 and received $1,070,788 in proceeds.

●	issued 630,000 shares of common stock upon exercise of 630,000 common stock warrants and received $113,400 in proceeds.

●	issued 1,896,459 shares and one (1) year warrants to purchase 9,600 shares of common stock with an exercise price of $0.01 per share, in exchange for services rendered, consisting of financing and consulting fees incurred in raising capital valued at $320,878. The value of the common stock was based on the fair value of the stock at the time of issuance. The value of the warrants was estimated at date of grant using Black Scholes option pricing model with the following assumptions: risk free interest rate 0.13%, dividend yield of -0-%, volatility factor of 326.14% and expected life of one (1) year.

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●	issued 6,870,000 shares of its common stock valued at $738,250 upon the conversion of the holders of Monaker dual convertible Series B Preferred Stock shares. These shares of common stock were valued at the carrying value of the converted parent company Series B preferred shares.

●	issued 1,300,000 shares of its common stock valued at $738,250 upon the conversion of the holders of Monaker dual convertible Series C Preferred Stock shares. These shares of common stock were valued at the carrying value of the converted Monaker Series C Preferred Stock shares.

●	issued 1,120,555 shares of its common stock valued at $290,725 upon the conversion of the holders of Monaker dual convertible Series D Preferred Stock shares. These shares of common stock were valued at the carrying value of the converted Monaker Series D Preferred Stock shares.

●	issued 3,100,000 shares of common stock upon conversion of Monaker convertible promissory notes valued at $155,000.

●	issued 1,466,666 shares of common stock upon conversion of convertible promissory notes valued at $220,000.

●	issued on May 24, 2014, 2,000,000 shares of common stock as part of employment agreements in place with executives valued at $300,000. This was part of the ReachFactor Asset Purchase Agreement. The value of the common stock was based on the fair value of the stock at the time of issuance.

●	issued on May 24, 2014, 2,000,000 shares of common stock upon execution of an Asset Purchase Agreement with ReachFactor, Inc. pursuant to which RealBiz acquired substantially all of the assets of ReachFactor and RealBiz assumed certain liabilities of ReachFactor not to exceed $25,000. The value of the common stock was based on the fair value of the stock at the time of issuance and totaled $300,000.

●	authorized on May 5, 2014, by RealBiz’s board of directors, special warrant exercise pricing available to warrant holders of record as of May 5, 2014. The Board agreed to reduce the pricing on the warrants to $0.18 from their then current level of $1.00 to $1.25 for the month of May 2014 only. RealBiz evaluated the incremental value of the modified warrants, as compared to the original warrant value and concluding that modification expense incurred was immaterial and the modification expense not recorded.

●	issued 25,990,238 RealBiz Series A Preferred Stock shares to Monaker, based upon the “top up” provision in the certificates of designations of the RealBiz Series A Preferred Stock, valued at $5,196,720 and approved by RealBiz Board of Directors on May 15, 2014. The value was calculated based upon the closing price of the RealBiz’s common stock on May 15, 2014 of $0.20 per common share.

●	retired 53,198,347 shares of Series A Preferred Stock, at the cost of $1,287,082, based upon the original October 2, 2012 securities and purchase agreement between RealBiz and the Company for selling the Company’s real estate assets (i.e. RealBiz Media Group, Inc.) to RealBiz, which retirement was approved by the Board of Directors on May 15, 2014. This was based upon the issuances of RealBiz shares of common stock issued for conversion from Monaker preferred stock and convertible promissory notes.

●	issued on October 20, 2014, a two (2) year, 7.5% convertible promissory note maturing on October 19, 2014 to a non-related third party investor, valued at $150,000 and received $95,000 in cash proceeds net of $55,000 in loan origination fees included in the calculation of the debt discount. As an incentive, RealBiz issued warrants to purchase 300,000 shares of common stock to the holder with a two-year life and a relative fair value of approximately $14,760, at an exercise price of $0.17 per share included as part of the debt discount and included in stockholders’ equity. The fair value of the warrants was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate between 0.94% and 1.51%, dividend yield of -0-%, volatility factor between 115.05% and 124.65% and an expected life of 1.5 years.

All of the conversions of Monaker securities described above were accounted for as contributed capital.

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Note 16 - Commitments and Contingencies

The Company leases its office space and certain office equipment under non-cancellable operating leases. In accordance with the terms of the office space lease agreement, the Company is renting the commercial office space, for a term of three years from January 1, 2016 through December 31, 2018. The rent for the years ended February 29, 2016 and February 28, 2015 was $227,694 and $139,623, respectively.

Our future minimum rental payments through February 28, 2017 amount to $78,390.

The following schedule represents obligations under written commitments on the part of the Company that are not included in liabilities:

	Current	Long Term
	February 28, 2017	February 28, 2018	February 28, 2019 and thereafter	Totals
Leases	$90,008	$101,796	$88,159	$279,963
Other	40,640	—	—	40,640
Totals	$130,648	$101,796	$88,159	$320,603

Legal Matters

The Company is involved, from time to time, in litigation, other legal claims and proceedings involving matters associated with or incidental to our business, including, among other things, matters involving breach of contract claims, intellectual property and other related claims employment issues, and vendor matters. The Company believes that the resolution of currently pending matters will not individually or in the aggregate have a material adverse effect on our financial condition or results of operations. However, assessment of the current litigation or other legal claims could change in light of the discovery of facts not presently known to the Company or by judges, juries or other finders of fact, which are not in accord with management’s evaluation of the possible liability or outcome of such litigation or claims.

On March 28, 2016, the Company was presented with a Demand for Arbitration, pursuant to Rule 4(a) of the American Arbitration Association Commercial Rules of Arbitration, whereby Acknew Investments, Inc. and Vice Regal Developments Inc. (Claimants) are arguing that $700,000 is due to them, even though they have already been paid said amounts through preferred shares that were issued as a guarantee and which Claimants converted into shares of common stock. In connection with the purchase of the stock of the entity that eventually became RealBiz Media Group, Inc. (RealBiz) that then and now constitutes significant operations of RealBiz, the Company issued 380,000 shares of Monaker Series D Preferred Stock shares with a value of $1,900,000, which was considered the $1,200,000 value of the stock portion of the purchase price, and was also meant to guaranty the payment of the balance of $700,000. The Company contends that the obligation to pay the $700,000 was extinguished with the conversion of the Monaker Series D Preferred Stock shares into shares of common stock. The date for arbitration has not been set and the Company will vehemently defend its position.

On May 11, 2016, RealBiz filed a Complaint against us in the United States District Court for the Southern District of Florida (Case Number 1:16-cv-61017-FAM)(the "Complaint"). The Complaint alleges $1,287,517 is due from us to RealBiz, and seeks the recovery of such amount, plus pre-judgment interest from October 31, 2015 and costs. The Complaint alleges causes of action including 'account stated' and 'unjust enrichment'. In June 2016, we filed an Answer and Counterclaim to the Complaint (the "Counterclaim") denying RealBiz's allegations and claims and pleading affirmative defenses including 'failure to state a claim for which relief can be granted', 'set-off' rights (including that the amount owed by RealBiz to us far exceeds the $1.2 million amount that RealBiz alleges is due to it), 'mistake or error', 'unclean hands', 'failure to state a claim', 'waiver', 'release', 'breach of contract' and 'rescission of letter addressing partial balance due' (confirming that a letter upon which RealBiz's case is predicated was rescinded shortly after its issuance and is of no force or effect). The Counterclaim seeks attorney's fees and costs. The Counterclaim also alleges counterclaims against RealBiz for causes of action including 'unjust enrichment' (we allege that the net amount due to us from RealBiz is between $5.8 million to $11.1 million dollars), 'money had and received', 'business disparagement', and 'breach of contract', and seeks recovery of all actual damages, consequential damages and incidental damages, if any, including but not limited to attorney's fees and costs, plus-prejudgment and post-judgment interest as well as the full amount owed by RealBiz. RealBiz has not yet answered or otherwise responded to the Counterclaim. We believe the claims asserted in the Complaint are without merit and intend to vigorously defend ourselves against the lawsuit while simultaneously seeking to recover amounts we are owed.

The Company is unable to determine the estimate of the probable or reasonably possible loss or range of losses arising from the above legal proceedings.

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Note 17 – Business Segment Reporting

Accounting Standards Codification 280-16 “Segment Reporting”, established standards for reporting information about operating segments in annual consolidated financial statements and required selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products, services, and geographic areas. Operating segments are defined as components of the enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance.

The Company has one operating segment consisting of various products and services related to its online marketplace of travel and related logistics including destination tours / activities, accommodation rental listings, hotel listings, air and car rental. The Company’s chief operating decision maker is considered to be the Chief Executive Officer. The chief operating decision maker allocates resources and assesses performance of the business and other activities at the single operating segment level.

Note 18 – Fair Value Measurements

The Company has adopted the provisions of ASC Topic 820, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. ASC 820 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs).

The hierarchy consists of three levels:

●	Level 1 - Quoted prices in active markets for identical assets or liabilities.

●	Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets of liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives. The effects of interactions between embedded derivatives are calculated and accounted for in arriving at the overall fair value of the financial instruments. In addition, the fair values of freestanding derivative instruments such as warrant and option derivatives are valued using the Black-Scholes model.

The Company uses Level 3 inputs for its valuation methodology for the warrant derivative liabilities and embedded conversion option liabilities as their fair values were determined by using the Black-Scholes option-pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

The Company did not have exposure to derivative liabilities or embedded conversion options as those instruments were repaid to the note-holder, converted to equity positions by the note-holder, or relinquished as part of the sale of Next 1 Network, Inc. (see Note 6 – Acquisitions and Disposals). The following table sets forth the liabilities as of February 29, 2016 and February 28, 2015, which were recorded on the balance sheet at fair value on a recurring basis by level within the fair value hierarchy.

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As required, they are classified based on the lowest level of input that is significant to the fair value measurement:

Fair Value Measurements at Reporting Date Using
Description	February 29, 2016	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Embedded conversion option in convertible promissory note	$—	$—	$—	$—
Total	$—	$—	$—	$—

		Fair Value Measurements at Reporting Date Using
Description	February 28, 2015	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Embedded conversion option in convertible promissory note	$287,149	$-0-	$-0-	$287,149
Total	$287,149	$-0-	$-0-	$287,149

The following table sets forth a summary of changes in fair value of our derivative liabilities for the years ended February 29, 2016 and February 28, 2015:

	February 29, 2016	February 28, 2015
Beginning balance	$287,149	$1,355,613
Fair value of embedded conversion feature of:
Fair value above debt discount at issue date		80,240
Derivative liability expense at issue date	—	234,303
Change in fair value of embedded conversion feature of:

Preferred Series securities included in earnings	-0-	-0-
Retirement of securities	(287,149)
Gain on change in fair value of derivatives	—	(1,077,787)
	—	592,369
Less: effect of deconsolidation of subsidiary	—	305,220

Ending balance	$—	$287,149

The Company has -0- convertible promissory notes that include embedded conversion options at February 29, 2016 and the Company had six (6) convertible promissory notes out of eighteen (18) that include embedded conversion options, creating a derivative liability of $287,149, at February 28, 2015.

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Note 19 – Income Taxes

Monaker follows the guidance of ASC 740, “Income Taxes.” Deferred income taxes reflect the net effect of (a) temporary differences between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

The provision for income taxes consists of the following components for the years ended February 29, 2016 and February 28, 2015:

	2016	2015
Current	$—	$—
Deferred	—	—
	$—	$—

The components of deferred income tax assets and liabilities for the years ended February 29, 2016 and February 28, 2015, are as follows:

	2016	2015
Net operating loss carry-forwards	$22,261,904	$20,665,167
Equity based compensation	4,329,000	4,329,000
Total deferred assets	26,590,904	24,994,167
Amortization and impairment of intangibles	64,770	(796,000)
Valuation allowance	(26,655,674)	(24,198,167)
	$—	$—

The income tax provision differs from the expense that would result from applying statutory rates to income before income taxes principally because of the valuation allowance on net deferred tax assets for which realization is uncertain.

The effective tax rates for years ended February 29, 2016 and February 28, 2015 were computed by applying the federal and state statutory corporate tax rates as follows:

	2016	2015
Statutory Federal income tax rate	-35%	-35%
State taxes, net of Federal	-4%	-4%
Permanent difference	13%	-995%
Change in valuation allowance	26%	1,034%
	0%	0%

The valuation allowance has increased by approximately $2.5 million for fiscal year end 2016 primarily as a result of a current year operating loss.

The net operating loss (“NOL”) carry-forward balance as of February 29, 2016 is approximately $57 million expiring between 2025 and 2036. Management has reviewed the provisions of ASC 740 regarding assessment of their valuation allowance on deferred tax assets and based on that criteria determined that it does not have sufficient taxable income to offset those assets. Therefore, Management has assessed the realization of the deferred tax assets and has determined that it is more likely than not that they will not be realized and has provided a full valuation allowance against these assets net of deferred tax liabilities of $1,888,000. The utilization of the NOL’s may be limited by Internal Revenue Code Section 382 which restricts annual utilization following a greater than 50% change in ownership.

F-60

At the adoption date the Company applied ASC 740 to all tax positions for which the statute of limitations remained open. As a result of the implementation of ASC 740, the Company did not recognize a material increase in the liability for uncertain tax positions as of February 29, 2016.

Note 20 – Earnings Per Share

The following table provides a reconciliation of the numerators and denominators of the basic and diluted earnings per-share computations for each of the past two fiscal years:

	Income (Numerator)	Weighted Average Shares (Denominator)	Per Share Amount
For the year ended February 29, 2016:
Basic earnings (losses)	$(8,412,127)	6,766,701	$(1.24)
Effect of dilutive securities	—	5,637,538	—
Dilutive earnings	$(8,412,127)	12,404,239	$(0.68)
For the year ended February 28, 2015:
Basic earnings	$1,546,459	20,535,379	$0.08
Interest expense from convertible debt	574,046	324,731,862	—
Effect of dilutive securities	—	345,267,241	—

Basic earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is not presented because it is anti-dilutive.

Note 21 – Subsequent Events

The Company has evaluated subsequent events occurring after the balance sheet date and has identified the following:

On March 28, 2016, the Company was presented with a Demand for Arbitration whereby Acknew Investments, Inc. and Vice Regal Developments Inc. (Claimants) are arguing that $700,000 is due to them, even though they have already been paid said amounts through preferred shares that were issued as a guarantee and which Claimants converted into shares of common stock. In connection with the purchase of the stock of the entity that eventually became RealBiz Media Group, Inc., (RealBiz) that then and now constitutes significant operations of RealBiz, the Company issued 380,000 shares of Monaker Series D Preferred Stock shares with a value of $1,900,000, which was considered the $1,200,000 value of the stock portion of the purchase price, and was also meant to guaranty the payment of the balance of $700,000. The Company contends that the obligation to pay the $700,000 was extinguished with the conversion of the Monaker Series D Preferred Stock shares into shares of common stock. The date for arbitration has not been set and the Company will vehemently defend its position.

Messrs. Don Monaco, Pat LaVecchia, Douglas Checkeris and William Kerby who represent all of the members of the Board of Directors of Monaker resigned as directors of RealBiz effective Monday April 11, 2016.

On May 11, 2016, RealBiz filed a Complaint against us in the United States District Court for the Southern District of Florida (Case Number 1:16-cv-61017-FAM)(the "Complaint"). The Complaint alleges $1,287,517 is due from us to RealBiz, and seeks the recovery of such amount, plus pre-judgment interest from October 31, 2015 and costs. The Complaint alleges causes of action including 'account stated' and 'unjust enrichment'. In June 2016, we filed an Answer and Counterclaim to the Complaint (the "Counterclaim") denying RealBiz's allegations and claims and pleading affirmative defenses including 'failure to state a claim for which relief can be granted', 'set-off' rights (including that the amount owed by RealBiz to us far exceeds the $1.2 million amount that RealBiz alleges is due to it), 'mistake or error', 'unclean hands', 'failure to state a claim', 'waiver', 'release', 'breach of contract' and 'rescission of letter addressing partial balance due' (confirming that a letter upon which RealBiz's case is predicated was rescinded shortly after its issuance and is of no force or effect). The Counterclaim seeks attorney's fees and costs. The Counterclaim also alleges counterclaims against RealBiz for causes of action including 'unjust enrichment' (we allege that the net amount due to us from RealBiz is between $5.8 million to $11.1 million dollars), 'money had and received', 'business disparagement', and 'breach of contract', and seeks recovery of all actual damages, consequential damages and incidental damages, if any, including but not limited to attorney's fees and costs, plus-prejudgment and post-judgment interest as well as the full amount owed by RealBiz. RealBiz has not yet answered or otherwise responded to the Counterclaim. We believe the claims asserted in the Complaint are without merit and intend to vigorously defend ourselves against the lawsuit while simultaneously seeking to recover amounts we are owed.

On May 16, 2016, the Company entered into a Membership Interest Purchase Agreement for the sale of its 51% membership interest in Name Your Fee, LLC in exchange for a Promissory Note, maturing on June 15, 2018, in the amount of $750,000 plus the cancellation of $45,000 in existing promissory notes due from the purchaser. The Promissory Note does not accrue interest, is secured by the 51% membership interest in Name Your Fee, LLC and will be repaid through 20% of the net earnings received in NameYourFee.com through maturity. The Note contains standard and customary events of default. The principal amount of note is due on June 15, 2018, provided that it will not be an event of default under the note unless the note is not repaid within 60 days after such maturity date (i.e., by August 14, 2018).

On June 15, 2016, we entered into a revolving line of credit agreement with Republic Bank, Inc. of Duluth, Minnesota, in the maximum amount of $1,000,000. Amounts borrowed under the line of credit accrue interest at the Wall Street Journal U.S. Prime Rate plus 1% (updated daily until maturity), payable monthly in arrears beginning on July 15, 2016. Any amounts borrowed under the line of credit are due on June 15, 2017. Amounts borrowed under the line of credit are planned to be used for marketing initiatives, working capital and to repay $300,000 previously borrowed from the Donald P. Monaco Insurance Trust, of which Donald Monaco, a Director of the Company, is the Trustee. The loan contains standard and customary events of default. On June 16, 2016, we borrowed $450,000 under the line of credit.

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Additionally, Monaker:

●	On March 7, 2016, Monaker sold 4,000 shares of common stock and warrants to purchase 8,000 shares of common stock, with cashless exercise rights, expiring March 1, 2017 with an exercise price of $1.50, for $10,000. Additionally, Monaker granted a special exchange common stock warrant to purchase 8,000 shares of common stock expiring April 10, 2016, with an exercise price of $0.25 per share.
●	On March 8, 2016, Monaker sold 10,000 shares of common stock and a special exchange common stock warrant expiring April 10, 2016, exercisable for 20,000 shares of the Company’s common stock, with an exercise price of $0.25 per share, for $25,000.
●	On March 9, 2016, sold 24,000 shares of common stock and warrants to purchase 24,000 shares of common stock, with cashless exercise rights, expiring March 1, 2017 with an exercise price of $1.50, for $60,000. Additionally, Monaker granted a special exchange warrant to purchase 24,000 shares of the Company’s common stock expiring April 10, 2016, with an exercise price of $0.25 per share.
●	On March 15, 2016, Monaker sold 48,000 shares of common stock and special exchange common stock warrants to purchase 96,000 shares of common stock, expiring April 10, 2016, with an exercise price of $0.25 of the Company common stock, for $120,000.
●	On March 21, 2016, Monaker sold 24,000 shares of common stock and a special exchange common stock warrant expiring April 10, 2016, exercisable for 48,000 shares of common stock, with an exercise price of $0.25 per share , for $60,000.
●	On March 23, 2016, Monaker sold 10,000 shares of common stock and a special exchange common stock warrant expiring April 10, 2016, exercisable for 20,000 shares of common stock, with an exercise price of $0.25 of the Company common stock, for $25,000.
●	On March 23, 2016, Monaker sold 20,000 shares of common stock and a special exchange common stock warrant expiring April 10, 2016, exercisable for 40,000 shares of common stock, with an exercise price of $0.25 of the Company common stock, for $50,000.
●	On March 30, 2016, Monaker issued 15,000 shares of common stock, valued at $30,000, for consulting services.
●	On March 31, 2016, Monaker received $5,000 in proceeds and issued 20,000 shares of common stock in connection with a warrant exercise for $.25 per share.
●	On April 5, 2016, Monaker received $2,000 in proceeds and issued 8,000 shares of common stock in connection with a warrant exercise for $.25 per share.
●	On April 11, 2016, Monaker sold 10,000 shares of common stock and a special exchange common stock warrant expiring April 10, 2016, exercisable for 20,000 shares of common stock, with an exercise price of $0.25 of the Company common stock, for $25,000.
●	On April 12, 2016, converted 35,000 shares of Series B Preferred Stock into common stock in connection with a special exchange conversion whereby Series B Preferred Stock shareholders were offered a special conversion rate of $2.50 per share of the Company’s common stock provided accrued dividends were waived (instead of the stated $250 conversion price), into 70,000 shares of common stock at $2.50/share, valued at $175,000.
●	On April 12, 2016, Monaker converted $10,000 owed on a promissory note into 20,000 shares of common stock at $0.50 per share, the contractual rate.
●	On April 15, 2016, Monaker converted 5,000 shares of Series D Preferred Stock into common stock in connection with a special exchange conversion whereby Series D Preferred Stock shareholders were offered a special conversion rate of $2.50 per share of the Company’s common stock provided accrued dividends were waived (instead of the stated $12.50 conversion price), into 10,000 shares of common stock at $2.50/share, valued at $25,000.
●	On April 20, 2016, Monaker issued 10,000 shares of common stock, valued at $25,000, for payment due in 90 days per consulting agreement terms.
●	On April 20, 2016, Monaker converted $4,000 owed on a promissory note into 10,000 shares of common stock at $0.40 per share, at the contractual rate.
●	On April 20, 2016, Monaker received $20,000 in proceeds and issued 8,000 shares of common stock and 16,000 cashless common stock warrants expiring May 19, 2016 with an exercise price of $0.01 per share.
●	On April 25, 2016, Monaker converted 10,000 shares of Series D Preferred Stock shares into 20,000 shares of common stock at $2.50/share, valued at $50,000.
●	On April 25, 2016, Monaker received $15,000 in proceeds and issued 6,000 shares of common stock and 12,000 cashless common stock warrants expiring May 24, 2016 with an exercise price of $0.01 per share.

F-62

●	On April 27, 2016, Monaker received $12,500 in proceeds and issued 5,000 shares of common stock and 10,000 cashless common stock warrants expiring May 26, 2016 with an exercise price of $0.01 per share.
●	On April 27, 2016, Monaker received $300,000 from Monaco Investment Partners II, LP, whose managing general partner is Donald Monaco, a Director of the Company, and issued 200,000 shares of common stock via a warrant exercise for $1.50 per share.
●	On April 27, 2016, Monaker received $120 in proceeds and issued 12,000 shares of common stock via a warrant exercise for $.01 per share.
●	On May 3, 2016, Monaker issued 7,328 shares of common stock, valued at $18,320, and warrants to purchase 6,208 shares of common stock with cashless exercise rights, expiring March 1, 2017, with an exercise price of $1.50 per share. Additionally special exchange common stock warrants to purchase 3,008 shares of common stock were granted, expiring April 10, 2016, with an exercise price of $0.25 per share, for payment due per consulting agreement.
●	On May 3, 2016, Monaker issued 9,600 shares of common stock and warrants to purchase 9,600 shares of common stock with cashless exercise rights, expiring March 1, 2017, with an exercise price of $1.50 per share. Additionally special exchange common stock warrants to purchase 9,600 shares of common stock were issued, expiring April 10, 2016, with an exercise price of $0.25 per share, for consulting services valued at $24,000.
●	On May 3, 2016, Monaker issued 14,453 common stock, in connection with a warrant exercise for consulting services valued at $3,920.
●	On May 3, 2016, Monaker received $6,000 in proceeds and issued 24,000 shares of common stock in connection with a warrant exercise for $.25 per share.
●	On May 5, 2016, Monaker received $5,000 in proceeds and issued 20,000 shares of common stock in connection with a warrant exercise for $.25 per share.
●	On May 9, 2016, Monaker received $100 in proceeds and issued 10,000 shares of common stock in connection with a warrant exercise for $.01 per share.
●	On May 17, 2016, Monaker received $25,000 in proceeds and issued 10,000 shares of common stock and warrants to purchase 20,000 shares of common stock with cashless exercise rights, expiring June 10, 2016, with an exercise price of $0.01 per share.

•	On June 1, 2016 Monaker converted 5,000 shares of Series B Preferred Stock and 4,000 Series C Preferred Stock into common stock in connection with a special exchange conversion whereby Series B Preferred shareholders and Series D Preferred Stock shareholders were offered a special conversion rate of $2.50 per share of the Company’s common stock provided accrued dividends were waived (instead of the Series B Preferred stock stated $250.00 conversion price and the Series D Preferred stock stated $12.50 conversion price), into 18,000 shares of common stock at $2.50/share, valued at $45,000.
•	On April 27, 2016 Monaker received $15,000 in proceeds and issued 6,000 shares of common stock and 12,000 cashless common stock exercise rights, expiring May 26, 2016 with an exercise price of $0.01 per share.
•	On June 1, 2016 Monaker issued 30,374 common stock in connection with the acquisition of a platform asset valued at $65,000.
•	On June 2, 2016 Monaker issued 2,667 shares of common stock and warrants to purchase 3,200 shares of common stock with cashless exercise rights, expiring July 1, 2016, with an exercise price of $0.01 per share.
•	On June 3, 2016 Monaker received $10,000 in proceeds and issued 4,000 shares of common stock and 8,000 cashless common stock warrants expiring July 2, 2016 with an exercise price of $0.25.
•	On June 1, 2016 Monaker received $90,000 in proceeds from Donald P Monaco Insurance Trust (whose trustee is Donald Monaco a director of Monaker) and issued 60,000 common shares in connection with a partial warrant exercise for $1.50 per share.
•	On May 21, 2016 Monaker received $160 in proceeds and issued 16,000 common shares in connection with a warrant exercise for $0.01 per share.
•	On June 7, 2016 Monaker issued 4,305 common shares in connection with a cashless warrant exercise.
•	On June 13, 2016 Monaker converted $75,000 owed on a promissory note into 30,000 shares of common stock at $2.50 per share.
•	On June 2, 2016, Monaker Group, Inc. (the “Company”) borrowed three hundred thousand dollars ($300,000) from the Donald P. Monaco Insurance Trust (“Trust”), which was evidenced by a Promissory Note (“Note”) in the principal amount of three hundred thousand dollars ($300,000), which accrues interest at the rate of 6% per annum (12% upon the occurrence of an event of default). All principal, interest and other sums due under the Note is due and payable on the earlier of (a) the date the operations of NextTrip.com generate net revenues equal to $300,000; (b) the date the Company enters into an alternate financing in excess of $300,000; or (c) August 1, 2016. The Note contains standard and customary events of default. Donald P. Monaco, a member of our Board of Directors, is the trustee of the Trust. This Note may be prepaid in whole or in part at any time, without penalty or premium.

F-63

2,000,000 of units, each consisting of One Share of Common Stock and

One Warrant to Purchase a Share of Common Stock

Monaker Group, Inc.

PROSPECTUS

VIEWTRADE SECURITIES INC.

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable in connection with the registration of the common stock hereunder. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$2,392
FINRA Filing Fee	3,500
The NYSE MKT Listing Fee	55,000
Blue Sky Fees and Expenses		(1)
Printing and Engraving Expenses		(1)
Legal Fees and Expenses		(1)
Accounting fees and expenses		(1)
Transfer Agent and Registrar Fees and Expenses		(1)
Miscellaneous		(1)
Total:		$(1)

(1)	To be provided by amendment.

Item 14. Indemnification of Directors and Officers

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Additionally, our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former director, trustee, officer, employee or agent of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all expenses (including attorney’s fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to us unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

II-1

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

Year ended February 28, 2014

Common Stock

During the year ended February 28, 2014, the Company:

●	issued 23,994 shares of common stock and warrants to purchase 21,204 shares of common stock which had a term of between one half year (1/2) and two years (2) and exercise prices of $1.50 to $5.00 in exchange for services rendered, consisting of financing and consulting fees, valued at $102,092.

●	issued 12,000 shares of common stock as employee compensation with a total value of $19,800.

●	issued 6,690 shares of common stock upon the exercise of 6,690 warrants exercised receiving $15,950 in proceeds.

●	issued 27,235 shares of common stock for subscriptions receiving $129,050 in proceeds.

●	issued 7,248 shares of common stock and warrant to purchase 2,400 shares of common stock with a one (1) year term and an exercise price of $5.00 in exchange for services rendered, consisting of financing and consulting fees incurred in raising capital, valued at $6,153.

●	issued 12,360 shares of common stock in a partial conversion of a convertible promissory note valued at $6,335.

●	issued 12,000 shares of common stock valued at $23,100 and 6,000 shares of Series C Preferred stock valued at $30,000 to an employee during December 2013.

Preferred Series B

During the year ended February 28, 2014, the Company:

●	issued 46,000 shares of Preferred Series B Stock in exchange for services rendered, consisting of financing and consulting fees incurred in raising capital, valued at $250,000.

●	converted 54,850 shares of Series B Preferred stock valued at $274,250 during December 2013 at the request of the investor, into 5,485,000 shares of RealBiz Media Group, Inc.

Preferred Series C

During the year ended February 28, 2014, the Company:

●	issued 6,000 shares of Preferred Series C Stock to an executive of the Company as part of their employment agreement valued at $30,000.

II-2

Preferred Series D

During the three months ended February 28, 2014, the Company:

●	issued 18,400 shares of Preferred Series D Stock in exchange for services rendered, consisting of financing and consulting fees incurred in raising capital, valued at $92,000.

●	converted 8,125 shares of Series D Preferred stock valued at $40,625 during December 2013 and January 2014, at the request of the investor, into 270,806 shares of RealBiz Media Group, Inc.

Year Ended February 28, 2015

During the fiscal year ended February 28, 2015, we issued the following securities which were not registered under the Securities Act.

Common Stock

During the year ended February 28, 2015, the Company:

●	issued 11,000 shares of common stock for subscriptions receiving $27,500 in proceeds.

●	issued 189,067 common shares and received proceeds of $6,000.

●	issued 3,781 shares of common stock upon the exercise of common stock warrants in settlement of consulting fees valued at $12,758.

●	received $375,000 in proceeds and issued new convertible promissory notes to related party investors.

●	issued 14,980 common shares and received proceeds of $57,988.

●	issued 23,820 common shares upon the exercise of 23,820 outstanding warrants and received $41,280 in proceeds.

●	issued 14,000 shares of common stock in a partial conversion of a convertible promissory note valued at $7,000.

●	received $25,000 in proceeds and issued a new convertible promissory note.

Preferred Series B

During the year ended February 28, 2015, the Company:

●	issued 24,000 shares of Preferred Series B Stock for subscriptions receiving $120,000 in proceeds.

Preferred Series C

During the year ended February 28, 2015, the Company:

●	issued 95,600 shares of Preferred Series C Stock for subscriptions receiving $468,000 in proceeds.

Preferred Series D

During the year ended February 28, 2015, the Company:

●	issued 9,000 shares of Preferred Series D Stock in exchange for services rendered, consisting of debt settlement, valued at $65,000.

●	issued 20,000 shares of Preferred Series D Stock in exchange for directors fees, valued at $100,000.

II-3

Fiscal Year Ended February 29, 2016

During the fiscal year ended February 29, 2016, we issued the following securities which were not registered under the Securities Act.

Common Stock

●	1,088,908 shares of restricted common stock were sold to 25 purchasers pursuant to subscription agreements at $2.50 per share for $2,071,765.15 in proceeds. Included in the 1,088,908 shares issued were shares issued to: Monaco Investment Partners II, LP, of which Donald Monaco is the managing general partner and a Director of the Company ($750,000 of units at $2.50 per unit (300,000 total units)) in our offering of up to $750,000 of units of the Company, each comprised of 1 share of common stock and 1 cashless warrant to purchase one share of common stock at an exercise price of $1.50 per share.

●	Donald P Monaco Insurance Trust, of which Donald Monaco is the trustee and a Director of the Company ($600,000 of units at $2.50 per unit (240,000 total units) in our offering of up to $600,000 of units of the Company, each comprised of 1 share of common stock and 1 cashless warrant to purchase one share of common stock at an exercise price of $1.50 per share.

●	Mark Wilton, a greater than 5% shareholder of the Company (20,000 shares of restricted common stock pursuant to subscription agreements for $50,000 in proceeds).

●	30,000 shares of common stock were issued to William Kerby, CEO and Chairman of the Company, upon conversion of 15,000 shares of Series A Preferred Stock at $5.00 per share.

●	276,000 shares of common stock were issued to four shareholders upon conversion of 138,000 shares of Series B Preferred Stock at $5.00 per share. Included in the 276,000 shares issued were shares issued to:

● Mark Wilton, a greater than 5% shareholder of the Company, who converted 30,000 shares of Series B Preferred Stock, at $5.00 per share, into 60,000 shares of restricted common stock.

●	476,000 shares of common stock were issued to 12 shareholders upon conversion of 238,000 shares of Series C Preferred Stock at $5.00 per share. Included in the 476,000 shares issued were shares issued to:

● Adam Friedman, former CFO of the Company, who converted 26,200 shares, at $5.00 per share, of Series C Preferred Stock into 52,400 shares of restricted common stock.

● Doug Checkris, Director of the Company, who converted 50,000 shares, at $5.00 per share, of Series C Preferred Stock into 100,000 shares of restricted common stock.

● William Kerby, CEO and Chairman of the Company, who converted 35,000 shares, at $5.00 per share, of Series C Preferred Stock into 70,000 shares of restricted common stock.

●	1,363,640 shares of common stock were issued to 34 shareholders upon conversion of 705,900 shares of Series D Preferred Stock at $5.00 per share. Included in the 1,363,640 shares issued were shares issued to:

● Adam Friedman, former CFO of the Company, who converted 15,000 shares, at $5.00 per share, of Series D Preferred Stock into 30,000 shares of restricted common stock.

● Pat LaVecchia, Director of the Company, who converted 61,800 shares, at $5.00 per share, of Series C Preferred Stock into 123,600 shares of restricted common stock.

II-4

Preferred Series A

●	331,403 shares of Series A Preferred Stock issued to one shareholder were retired.

Realbiz Conversions

●	20,000 shares of Series B Preferred Stock issued to one shareholder were converted into 2,000,000 shares of Realbiz common stock.

Preferred Series C

●	11,500 shares of Series C Preferred Stock were sold to seven investors pursuant to subscription agreements for $57,500.

●	36,100 shares of Series C Preferred Stock were converted by 13 shareholders into 1,805,000 shares of Realbiz common stock.

Preferred Series D

●	100,200 shares of Series D Preferred Stock were converted by seven shareholders into 3,339,793 shares of Realbiz common stock.

During the three months ended May 31, 2016, the Company issued the following unregistered securities:

Common Stock

●	On March 7, 2016, we sold 4,000 shares of common stock and warrants to purchase 8,000 shares of common stock, with cashless exercise rights, expiring March 1, 2017, with an exercise price of $1.50, for $10,000. Additionally, we granted a special exchange common stock warrant to purchase 8,000 shares of common stock expiring April 10, 2016, with an exercise price of $0.25 per share.
●	On March 8, 2016, we sold 10,000 shares of common stock and a special exchange common stock warrant expiring April 10, 2016, exercisable for 20,000 shares of the Company’s common stock, with an exercise price of $0.25 per share, for $25,000.
●	On March 9, 2016, sold 24,000 shares of common stock and warrants to purchase 24,000 shares of common stock, with cashless exercise rights, expiring March 1, 2017 with an exercise price of $1.50, for $60,000. Additionally, we granted a special exchange warrant to purchase 24,000 shares of the Company’s common stock expiring April 10, 2016, with an exercise price of $0.25 per share.
●	On March 15, 2016, we sold 48,000 shares of common stock and special exchange common stock warrants to purchase 96,000 shares of common stock, expiring April 10, 2016, with an exercise price of $0.25 of the Company’s common stock, for $120,000.
●	On March 21, 2016, we sold 24,000 shares of common stock and a special exchange common stock warrant expiring April 10, 2016, exercisable for 48,000 shares of common stock, with an exercise price of $0.25 per share, for $60,000.
●	On March 23, 2016, we sold 10,000 shares of common stock and a special exchange common stock warrant expiring April 10, 2016, exercisable for 20,000 shares of common stock, with an exercise price of $0.25 per share, for $25,000.
●	On March 23, 2016, we sold 20,000 shares of common stock and a special exchange common stock warrant expiring April 10, 2016, exercisable for 40,000 shares of common stock, with an exercise price of $0.25 per share, for $50,000.
●	On March 30, 2016, we issued 15,000 shares of common stock, valued at $30,000, for consulting services.
●	On March 31, 2016, we received $5,000 in proceeds and issued 20,000 shares of common stock in connection with a warrant exercise for $0.25 per share.
●	On April 5, 2016, we received $2,000 in proceeds and issued 8,000 shares of common stock in connection with a warrant exercise for $0.25 per share.

II-5

●	On April 11, 2016, we sold 10,000 shares of common stock and a special exchange common stock warrant expiring April 10, 2016, exercisable for 20,000 shares of common stock, with an exercise price of $0.25 per share, for $25,000.
●	On April 12, 2016, a shareholder converted $10,000 owed on a promissory note into 20,000 shares of common stock at $0.50 per share, the contractual rate.
●	On April 20, 2016, we issued 10,000 shares of common stock, valued at $25,000, for payment due in 90 days per consulting agreement terms.
●	On April 20, 2016, a shareholder converted $4,000 owed on a promissory note into 10,000 shares of common stock at $0.40 per share, at the contractual rate.
●	On April 20, 2016, we received $20,000 in proceeds and issued 8,000 shares of common stock and 16,000 cashless common stock warrants expiring May 19, 2016 with an exercise price of $0.01 per share.
●	On April 25, 2016, we received $15,000 in proceeds and issued 6,000 shares of common stock and 12,000 cashless common stock warrants expiring May 24, 2016 with an exercise price of $0.01 per share.
●	On April 27, 2016, we borrowed twenty thousand dollars ($20,000) from In Room Retail, which was evidence by a Promissory Note (“Note”) in the principal amount of twenty thousand dollars (20,000), which accrued interest at the rate of 6% per annum. William Kerby, a member of the Board of Directors and Executive of the Company, is the managing member of In Room Retail.
●	On April 27, 2016, we received $12,500 in proceeds and issued 5,000 shares of common stock and 10,000 cashless common stock warrants expiring May 26, 2016 with an exercise price of $0.01 per share.
●	On April 27, 2016, we received $300,000 from Monaco Investment Partners II, LP, whose managing general partner is Donald Monaco, a Director of the Company, and issued 200,000 shares of common stock via a warrant exercise for $1.50 per share.
●	On April 27, 2016, we received $120 in proceeds and issued 12,000 shares of common stock via a warrant exercise for $.01 per share.
●	On April 27, 2016 we received $15,000 in proceeds and issued 6,000 shares of common stock and 12,000 cashless common stock exercise rights, expiring May 26, 2016 with an exercise price of $0.01 per share.
●	On May 3, 2016, we issued 7,328 shares of common stock, valued at $18,320, and warrants to purchase 6,208 shares of common stock with cashless exercise rights, expiring March 1, 2017, with an exercise price of $1.50 per share. Additionally special exchange common stock warrants to purchase 3,008 shares of common stock were granted, expiring April 10, 2016, with an exercise price of $0.25 per share, for payment due per consulting agreement.
●	On May 3, 2016, we issued 9,600 shares of common stock and warrants to purchase 9,600 shares of common stock with cashless exercise rights, expiring March 1, 2017, with an exercise price of $1.50 per share. Additionally special exchange common stock warrants to purchase 9,600 shares of common stock were issued, expiring April 10, 2016, with an exercise price of $0.25 per share, for consulting services valued at $24,000.
●	On May 3, 2016, we issued 14,453 common stock, in connection with a warrant exercise for consulting services valued at $3,920.
●	On May 3, 2016, we received $6,000 in proceeds and issued 24,000 shares of common stock in connection with a warrant exercise for $0.25 per share.
●	On May 5, 2016, we received $5,000 in proceeds and issued 20,000 shares of common stock in connection with a warrant exercise for $0.25 per share.
●	On May 9, 2016, we received $100 in proceeds and issued 10,000 shares of common stock in connection with a warrant exercise for $0.01 per share.
●	On May 17, 2016, we received $25,000 in proceeds and issued 10,000 shares of common stock and warrants to purchase 20,000 shares of common stock with cashless exercise rights, expiring June 10, 2016, with an exercise price of $0.01 per share.
●	On May 21, 2016, we received $160 in proceeds and issued 16,000 common shares in connection with a warrant exercise for $0.01 per share.

Series B Preferred Stock

●	On April 12, 2016, a shareholder converted 35,000 shares of Series B Preferred Stock into common stock in connection with a special exchange conversion whereby Series B Preferred Stock shareholders were offered a special conversion rate of $2.50 per share of the Company’s common stock provided accrued dividends were waived (instead of the stated $250 conversion price), into 70,000 shares of common stock at $2.50 per share, valued at $175,000.

II-6

Series D Preferred Stock

●	On April 15, 2016, a shareholder converted 5,000 shares of Series D Preferred Stock into common stock in connection with a special exchange conversion whereby Series D Preferred Stock shareholders were offered a special conversion rate of $2.50 per share of the Company’s common stock provided accrued dividends were waived (instead of the stated $12.50 conversion price), into 10,000 shares of common stock at $2.50 per share, valued at $25,000.
●	On April 25, 2016, a shareholder converted 10,000 shares of Series D Preferred Stock shares into 20,000 shares of common stock at $2.50 per share, valued at $50,000.

Subsequent to May 31, 2016, the Company issued the following unregistered securities:

●	On June 1, 2016, Monaker converted 5,000 shares of Series B Preferred Stock and 4,000 Series C Preferred Stock into common stock in connection with a special exchange conversion whereby Series B Preferred Stock shareholders and Series D Preferred Stock shareholders were offered a special conversion rate of $2.50 per share of the Company’s common stock provided accrued dividends were waived (instead of the Series B Preferred stock stated $250.00 conversion price and the Series D Preferred stock stated $12.50 conversion price), into 18,000 shares of common stock at $2.50 per share, valued at $45,000.
●	On June 1, 2016, we received $90,000 in proceeds from the Donald P Monaco Insurance Trust (whose trustee is Donald Monaco a director of the Company) and issued 60,000 shares of common stock in connection with a partial warrant exercise for $1.50 per share.
●	On June 1, 2016, we issued 30,374 shares of common stock in connection with the acquisition of a platform asset valued at $65,000.
●	On June 1, 2016, a shareholder converted 5,000 shares of Series B Preferred Stock and 4,000 shares of Series C Preferred Stock into shares of common stock in connection with a special exchange conversion whereby Series B Preferred shareholders and Series C Preferred Stock shareholders were offered a special conversion rate of $2.50 per share of the Company’s common stock provided accrued dividends were waived (instead of the Series B Preferred stock stated $250.00 conversion price and the Series C Preferred stock stated $12.50 conversion price), into 18,000 shares of common stock at $2.50 per share, valued at $45,000.
●	On June 2, 2016, we issued 2,667 shares of common stock and warrants to purchase 3,200 shares of common stock with cashless exercise rights, expiring July 1, 2016, with an exercise price of $0.01 per share.
●	On June 3, 2016, we received $10,000 in proceeds and issued 4,000 shares of common stock and 8,000 cashless common stock warrants expiring July 2, 2016, with an exercise price of $0.25.
●	On June 7, 2016, we issued 4,305 shares of common stock in connection with a cashless warrant exercise.
●	On June 8, 2016, we received $120 in proceeds and issued 12,000 shares of common stock in connection with a warrant exercise for $.01 per share.
●	On June 10, 2016, we received $7,500 in proceeds and issued 6,000 shares of common stock in connection with a warrant exercise for $1.25 per share.
●	On June 13, 2016, a shareholder converted $75,000 owed on a promissory note into 30,000 shares of common stock at $2.50 per share.
●	On June 15, 2016, we received $187,500 in proceeds and issued 75,000 shares of common stock and 75,000 cashless common stock warrants expiring June 14, 2017 with an exercise price of $1.50.
●	On June 23, 2016, we received $2,000 in proceeds and issued 8,000 common shares in connection with a warrant exercise for $0.25 per share.
●	On July 1, 2016, Monaker issued 10,000 shares of common stock in connection with an agreement for Investor Relation Services valued at $20,000.
●	On July 8, 2016, Monaker received $24,000 in proceeds and issued 96,000 shares of common stock in connection with a warrant exercise at an exercise price of $0.25 per share.
●	On July 15, 2016, Monaker issued 3,810 shares of common stock in connection with a cashless warrant exercise.

II-7

●	On July 28, 2016, a shareholder converted 10,000 shares of Series D Preferred Stock into common stock in connection with a special exchange conversion whereby Series D Preferred Stock shareholders were offered a special conversion rate of $2.50 per share of the Company’s common stock provided accrued dividends were waived (instead of the stated $12.50 conversion price), into 20,000 shares of common stock at $2.50 per share, valued at $50,000.
●	On July 28, 2016, we issued 59,747 shares of common stock in connection with a cashless warrant exercise.
●	On August 8, 2016, we received $225,000 in proceeds and issued 150,000 shares of common stock and 75,000 cashless common stock warrants expiring August 26, 2016, with an exercise price of $1.50.
●	On August 8, 2016, we issued 10,000 shares of common stock in connection with an agreement for Investor Relation Services valued at $25,000.
●	On August 18, 2016, a shareholder converted 1,680 shares of Series D Preferred Stock into common stock in connection with a special exchange conversion whereby Series D Preferred Stock shareholders were offered a special conversion rate of $2.50 per share of the Company’s common stock provided accrued dividends were waived (instead of the stated $12.50 conversion price), into 8,400 shares of common stock at $2.50 per share, valued at $21,000.
●	On August 18, 2016, a shareholder converted 800 shares of Series B Preferred Stock into shares of common stock in connection with a special exchange conversion whereby Series B Preferred shareholders were offered a special conversion rate of $2.50 per share of the Company’s common stock provided accrued dividends were waived (instead of the stated $250.00 conversion price), into 80,000 shares of common stock at $2.50 per share, valued at $200,000.
●	On August 18, 2016, a shareholder converted 1,600 shares of Series C Preferred Stock into shares of common stock in connection with a special exchange conversion whereby Series C Preferred Stock shareholders were offered a special conversion rate of $2.50 per share of the Company’s common stock provided accrued dividends were waived (instead of the stated $12.50 conversion price), into 8,000 shares of common stock at $2.50 per share, valued at $20,000.
●	On August 23, 2016, Pat Lavecchia, our director, converted 1,000 shares of Series D Preferred Stock into shares of common stock in connection with a special exchange conversion whereby Series D Preferred Stock shareholders were offered a special conversion rate of $2.50 per share of the Company’s common stock provided accrued dividends were waived (instead of the stated $12.50 conversion price), into 2,000 shares of common stock at $2.50 per share, valued at $5,000.
●	On August 23, 2016, a shareholder converted 400 shares of Series B Preferred Stock into shares of common stock in connection with a special exchange conversion whereby Series B Preferred shareholders were offered a special conversion rate of $2.50 per share of the Company’s common stock provided accrued dividends were waived (instead of the stated $250.00 conversion price), into 40,000 shares of common stock at $2.50 per share, valued at $100,000.
●	On August 25, 2016, a shareholder converted 1,600 shares of Series C Preferred Stock into shares of common stock in connection with a special exchange conversion whereby Series C Preferred Stock shareholders were offered a special conversion rate of $2.50 per share of the Company’s common stock provided accrued dividends were waived (instead of the stated $12.50 conversion price), into 8,000 shares of common stock at $2.50 per share, valued at $20,000.
●	On or around August 25, 2016, we issued 60,000 shares of common stock in consideration for $35,000.
●	On August 26, 2016, we affected the mandatory conversion of all of our outstanding Series B, C and D Preferred Stock as discussed below.
●	On August 26, 2016, we received $280,000 in proceeds and issued 112,000 shares of common stock and 112,000 cashless common stock warrants expiring in August 2017 with an exercise price of $1.50.
●	On August 26, 2016, we issued 4,000 shares of common stock in connection with a cashless warrant exercise.
●	On August 26, 2016, we issued 20,000 shares of common stock in connection with the exercise of warrants to purchase 20,000 shares of common stock and received $30,000 as the exercise price of such warrants.
●	On September 8, 2016, we received $25,000 in proceeds and issued 10,000 shares of common stock and 10,000 cashless common stock warrants expiring August 25, 2017 with an exercise price of $1.50.
●	On September 8, 2016, we issued 10,000 shares of common stock in connection with an agreement for Investor Relation Services valued at $20,000.

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●	On September 8, 2016 we issued 20,000 shares of common stock in connecting with an agreement for IR Services valued at $40,000.
●	On September 8, 2016, we received $480 in proceeds and issued 48,000 shares of common stock in connection with a warrant exercised with an exercise price of $0.01 per share that formed part of a bonus for financial services.
●	On September 8, 2016, we issued 2,084 shares of common stock in connection with a cashless warrant exercise.
●	On September 8, 2016, Charcoal Investments, Ltd., subscribed to purchase 148,000 units, each consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $2.50 per share and an expiration date of September 7, 2017, pursuant to a Subscription and Investment Representation Agreement, for an aggregate of $370,000 or $2.50 per unit.
●	On September 12, 2016 we issued 10,080 shares of common stock (at $2.50 per share) and warrants to purchase 10,080 shares of common stock expiring August 22, 2017, with an exercise price of $1.50 per share, for consulting services valued at $25,200.
●	On September 12, 2016 we issued 9,926 shares of common stock, valued at $24,815, and warrants to purchase 9,606 shares of common stock expiring August 22, 2017, with an exercise price of $1.50 per share. We also issued special exchange common stock warrants to purchase 640 shares of common stock, expiring September 23, 2016, with an exercise price of $0.25 per share, for payment due pursuant to a consulting agreement.
●	On September 12, 2016, we issued 1,877 shares of common stock in connection with a warrant exercise for consulting services valued at $2,016.
●	On September 14, 2016, we made a payment of $50,000 for services in connection to an IR agreement and issued 20,000 shares of common stock and common stock warrants to purchase 20,000 shares of common stock, expiring September 7, 2017, with an exercise price of $2.50 per share.

Subsequent to May 31, 2016, on August 26, 2016, we converted all of our outstanding Series B (10,200 shares), Series C (1,000 shares) and Series D (68,956 shares) Preferred Stock, into an aggregate of 160,312 shares of our common stock, pursuant to certain special conversion terms offered in connection therewith and the mandatory conversion terms thereof. Specifically, we offered the holders of our Series B, C and D Preferred Stock, the option to convert such securities into our common stock prior to August 26, 2016, on more favorable terms than the stated conversion terms of such securities. Our Series B Preferred Stock holders were offered the option to convert such preferred stock (which has a $5.00 per share stated value) into common stock at a special conversion rate of $2.50 per share of the Company's common stock (based on the stated value) provided accrued dividends were waived (instead of the stated $250.00 per share conversion price). In aggregate shareholders holding 70,200 shares our Series B Preferred Stock agreed to convert their shares into common stock based on the more favorable optional conversion terms and were issued 140,400 shares of common stock in connection with such conversion. Our Series C Preferred Stock holders were offered the option to convert such preferred stock (which has a $5.00 per share stated value) into common stock at a special conversion rate of $2.50 per share of the Company's common stock (based on the stated value) provided accrued dividends were waived (instead of the stated $12.50 per share conversion price). In aggregate shareholders holding 9,000 shares of our Series C Preferred Stock agreed to convert their shares into common stock based on the more favorable optional conversion terms and were issued 18,000 shares of common stock in connection with such conversion. Our Series D Preferred Stock holders were offered the option to convert such preferred stock (which has a $5.00 per share stated value) into common stock at a special conversion rate of $2.50 per share of the Company's common stock (based on the stated value) provided accrued dividends were waived (instead of the stated $12.50 per share conversion price). In aggregate shareholders holding 74,156 shares our Series D Preferred Stock agreed to convert their shares into common stock based on the more favorable optional conversion terms and were issued 148,312 shares of common stock in connection with such conversion.

We claim an exemption from registration for the issuances and sales described above pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuances did not involve a public offering, the recipients were (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and grant and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

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To honor the conversion of the Company’s Preferred Stock shares into RealBiz common stock shares, the Company identifies, one-for-one, shares of RealBiz Series A Preferred Stock shares held as investment and presents them to RealBiz for conversion into RealBiz common stock in connection with conversion of the Company’s Preferred Stock by the holders thereof. When the converted RealBiz common stock shares are received by the Company, they are forwarded to the individual/entity requesting the conversion into RealBiz common stock with a restrictive legend.

We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act for the conversions of preferred stock and convertible notes described above, as the securities were exchanged by us with our existing security holders in transactions where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The exhibits to the registration statement are listed in the Exhibit Index to this registration statement.

(b)	Financial Statements Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

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A.          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weston, Florida, on September 22, 2016.

MONAKER GROUP, INC.

/s/ William Kerby
William Kerby
Chief Executive Officer and Chairman
(Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Kerby and Omar Jimenez, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ William Kerby	Chief Executive Officer and Chairman	September 22, 2016
William Kerby	(Principal Executive Officer)

/s/ Omar Jimenez	Chief Financial Officer and Chief Operating Officer	September 22, 2016
Omar Jimenez	(Principal Financial and Accounting Officer)

/s/ Pat LaVecchia	Director	September 22, 2016
Pat LaVecchia

/s/ Don Monaco	Director	September 22, 2016
Don Monaco

/s/ Doug Checkeris	Director	September 22, 2016
Doug Checkeris

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EXHIBIT INDEX

			Incorporated By Reference
Exhibit No.	Description	Filed or Furnished Herewith	Form	Exhibit	Filing Date	File No.
1.1*	Form of Underwriting Agreement
3.1	Articles of Incorporation		SB-2	3.1	8/14/2006	333-136630
3.2	Certificate of Amendment to Articles of Incorporation (changing name to Next 1 Interactive, Inc. and increasing authorized shares)		S-1/A	3.1.2	3/12/2009	333-154177
3.3	Certificate of Change Filed Pursuant to NRS 78.209		8-K	3.1	5/21/2012	000-52669
3.4	Amendment to the Articles of Incorporation of Next 1 Interactive, Inc. changing its name to Monaker Group, Inc. and affect a 1-for-50 reverse stock split		8-K	3.1	6/26/2015	000-52669
3.5	Amended and Restated Certificate of Designations of Series A 10% Cumulative Convertible Preferred Stock of Next 1 Interactive, Inc.		8-K	3.1	7/9/2013	000-52669
3.6	Amendment to Certificate of Designation of Series A 10% Cumulative Convertible Preferred Stock, filed with the Secretary of State of Nevada on October 22, 2009	X
3.7	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Next 1 Interactive, Inc.		10-K	3.6	6/13/2013	000-52669
3.8	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock of Next 1 Interactive, Inc.		10-K	3.7	6/13/2013	000-52669
3.9	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock of Next 1 Interactive, Inc.		10-K	3.8	6/13/2013	000-52669
3.10	Amendment to Certificate of Designation of Series C Convertible Preferred Stock of Next 1 Interactive, Inc.		8-K	3.1	7/9/2014	000-52669
3.11	Amendment to Certificate of Designation of Series D Convertible Preferred Stock of Next 1 Interactive, Inc.		8-K	3.2	7/9/2014	000-52669
3.12	Bylaws		SB-2	3.2	8/14/2006	333-136630
4.1	Common Stock Purchase Warrant, issued October 26, 2010, in favor of Lincoln Park Capital Fund, LLC		8-K	4.1	9/2/2010	000-52669
4.2*	Form of Common Stock Certificate of the Registrant
4.3*	Form of Common Stock Purchase Warrant
4.4*	Form of Underwriter Warrant Agreement
5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the securities being registered

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10.1***	Employment Agreement between the Company and William Kerby dated October 15, 2006	S-1/A	10.2	3/12/2012	333-154177
10.2	$500,000 Promissory Note, dated August 26, 2010, issued in favor of The Mark Travel Corporation	8-K	4.1	9/2/2010	000-52669
10.3	$3,500,000 Promissory Note, dated March 5, 2010, issued in favor of Mark A. Wilton	8-K	10.1	3/10/2010	000-52669
10.4	Note Amendment between the Company and Mark Wilton dated February 24, 2014	8-K	4.1	2/27/2014	000-52669
10.5	Note Amendment between the Company and Mark Wilton dated May 15, 2015	8-K	4.1	5/21/2015	000-52669
10.6	Form of Cashless Warrant to Purchase Common Stock	8-K	4.1	10/13/2015	000-52669
10.7	Exchange Agreement by and between Monaker Group, Inc. and Monaco Investment Partners II, LP dated November 20, 2015	8-K	10.1	11/24/2015	000-52669
10.8	Exchange Agreement by and between Monaker Group, Inc. and Donald P. Monaco Insurance Trust dated November 20, 2015	8-K	10.2	11/24/2015	000-52669
10.9	License Agreement, dated April 28, 2015, by and between Next 1 Interactive, Inc. and RealBiz 360 Inc.	10-K	10.10	6/16/2015	000-52669
10.10	Code Purchase Agreement, dated April 28, 2015, by and between Next 1 Interactive, Inc. and RealBiz Media Group, Inc.	10-K	10.11	6/16/2015	000-52669
10.11	Services Agreement, dated April 28, 2015, by and between Next 1 Interactive, Inc. and RealBiz Media Group, Inc.	10-K	10.12	6/16/2015	000-52669
10.12**	Employment Agreement dated January 21, 2016, by and between Monaker Group, Inc. and Omar Jimenez	8-K	10.1	1/26/2016	000-52699
10.13	$300,000 Promissory Note dated June 2, 2016, representing amounts borrowed by Monaker Group, Inc. from the Donald P. Monaco Insurance Trust	8-K	10.1	6/6/2016	000-52699
10.14	Agreement and Plan of Merger, dated October 26, 2015 by and between Monaker Group Inc., AOV Holdings, Inc. and AlwaysOnVacation, Inc.	10-K	10.1	6/23/2016	000-52669
10.15	Intellectual Property License to Corporation by Licensor, dated November 25, 2015 by and among Monaker Group, Inc. and CJ Software, Inc.	10-K	10.2	6/23/2016	000-52669
10.16	Assignment of IP and Other Assets dated January 22, 2016 by and between Monaker Group, Inc. and AlwaysOnVacation, Inc.	10-K	10.3	6/23/2016	000-52669
10.17	Assignment of IP and Other Assets dated January 22, 2016 by and between Monaker Group, Inc. and Next 1 Networks, Inc.	10-K	10.4	6/23/2016	000-52669
10.18	Stock Purchase Agreement dated January 23, 2016 by and between Monaker Group, Inc. and BC 1062800 Ltd. for the sale of Next 1 Networks, Inc.	10-K	10.5	6/23/2016	000-52669
10.19	Stock Purchase Agreement dated January 23, 2016 by and between Monaker Group, Inc. and BC 1062800 Ltd. for the sale of AlwaysOnVacation, Inc.	10-K	10.6	6/23/2016	000-52669

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10.20	Deed of Settlement, dated February 26, 2016, by and between Ryanair Limited and AlwaysOnVacation, Inc.		10-K	10.7	6/23/2016	000-52669
10.21	Settlement Agreement Televisual Media Holdings, LLC and Monaker Group, Inc. dated May 24, 2015		10-K	10.8	6/23/2016	000-52669
10.22	Membership Interest Purchase Agreement dated May 16, 2016, by and between Jasper Group Holdings, Inc. and Monaker Group, Inc.		10-K	10.9	6/23/2016	000-52669
10.23	Promissory Note ($750,000) dated June 16, 2016, by Monaker Group, Inc. in favor of Crystall Falls Investments, LLC		10-K	10.10	6/23/2016	000-52669
10.24	Line of Credit Agreement dated June 15, 2016 by and between Monaker Group, Inc. and Republic Bank, Inc.		10-K	10.11	6/23/2016	000-52669
10.25	Note Amendment between the Company and Mark Wilton dated February 29, 2016		10-Q	4.1	7/20/2016	000-52669
10.26	Subscription and Investment Representation Agreement dated September 8, 2016, between Monaker Group, Inc. and Charcoal Investments Ltd.	X
14.1	Code of Ethics		S-1/A	14.1	3/12/2009	333-154177
14.2	Code of Business Conduct		S-1/A	14.2	3/12/2009	333-154177
23.1	Consent of LBB & Associates Ltd., LLP	X
23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)	X

*	To be filed by amendment
**	Indicates a management contract or any compensatory plan, contract or arrangement.

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